Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Agreement”), dated as of October 19, 2022, is made by and among COMMSCOPE, INC., a Delaware corporation (the “Parent Borrower”), COMMSCOPE HOLDING COMPANY, INC., a Delaware corporation (“Holdings”), the other Credit Parties, the Lenders (as defined below) party hereto, the Issuing Banks party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Parent Borrower has entered into that certain Revolving Credit Agreement, dated as of April 4, 2019 (as amended by Amendment Agreement as of August 11, 2021 and as further amended, restated, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein shall have the respective meaning assigned to such terms in the Credit Agreement), by and among the Parent Borrower, the other co-borrowers party thereto, Holdings, the Administrative Agent and the lenders party thereto from time to time (the “Lenders”);

WHEREAS, the Parent Borrower has requested that the Credit Agreement be amended as set forth herein (the Credit Agreement, as amended by this Agreement, the “Amended Credit Agreement”) so as to, among other things, (i) incur new Revolving Commitments (the “Revolving Commitments”) to replace the entire amount of existing Revolving Commitments (the “Existing Revolving Commitments”) under the Revolving Credit Facility existing immediately prior to the Amendment No. 2 Effective Date (as defined below) (such existing Revolving Credit Facility, the “Existing Revolving Facility”) with a new Revolving Credit Facility, (ii) refinance in full all Revolving Loans, together with accrued and unpaid interest and fees thereon, outstanding on the Amendment No. 2 Effective Date immediately prior to the effectiveness of this Agreement (the “Existing Revolving Loans”) and (iii) make certain other amendments to the Credit Agreement, in each case on the terms set forth herein;

WHEREAS, (i) each Person party hereto as a Lender has agreed, on the terms and conditions set forth herein, to (A) provide a Revolving Commitment in the principal amount set forth next to such Lender’s name on Appendix A to the Amended Credit Agreement and (B) issue Letters of Credit in an amount equal to its Letter of Credit Sublimit set forth next to such Lender’s name on Appendix C to the Amended Credit Agreement, in each case effective as of the Amendment No. 2 Effective Date and (ii) upon the establishment of such Revolving Commitments, the Existing Revolving Commitments shall be terminated;

WHEREAS, the Lenders party hereto, constituting all of the Lenders and the Requisite Lenders under the Credit Agreement on the date hereof, have agreed to amend the Credit Agreement as provided in this Agreement; and

WHEREAS, each Credit Party party hereto (collectively, the “Reaffirming Parties,” and each, a “Reaffirming Party”) expects to realize substantial direct and indirect benefits as a result of this Agreement becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations under the Amended Credit Agreement, the Collateral Documents, and the other Credit Documents to which it is a party;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Amendments to Credit Agreement. The Credit Agreement (including the Appendices and Schedules thereto, but excluding the Exhibits thereto other than Exhibits D-2 and H)

is, effective as of the Amendment No. 2 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Exhibit A hereto.

SECTION 2. Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Agreement, each Credit Party hereby represents and warrants to the Lenders and the Administrative Agent that:

(a) On and as of the Amendment No. 2 Effective Date, each of the representations and warranties made by any Credit Party set forth in Section 4 of the Credit Agreement or in any other Credit Document shall be true and correct in all material respects (provided that, any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the Amendment No. 2 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date); provided that all references in the representations set forth in Sections 4.2, 4.3, and 4.4 of the Credit Agreement to “Credit Documents” shall be deemed to be references to this Agreement and the other Credit Documents (including the Credit Agreement) as amended by this Agreement.

(b) No Default or Event of Default has occurred or is continuing or would occur immediately after giving effect to this Agreement.

SECTION 3. Effectiveness. This Agreement shall become effective on the date (the “Amendment No. 2 Effective Date”) when each of the conditions set forth in this Section 3 shall have been satisfied or waived:

(a) The Administrative Agent shall have received all of the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(i) an executed counterpart of this Agreement from Holdings, each Borrower, each other Credit Party and each Lender and Issuing Bank party hereto;

(ii) a Note executed by each Borrower in favor of each Lender requesting a Note reasonably in advance of the Amendment No. 2 Effective Date;

(iii) a Funding Notice relating to the Borrowings on the Amendment No. 2 Effective Date;

(iv) a Solvency Certificate;

(v) such documents and certifications (including Organizational Documents and, if applicable, good standing certificates) as the Administrative Agent may reasonably require to evidence (A) the identity, authority and capacity of each Responsible Officer of the Credit Parties acting as such in connection with this Agreement and the other Credit Documents and (B) that Holdings, the Borrowers and each Subsidiary Guarantor is duly organized or formed, and that each of them is validly existing and, to the extent applicable, in good standing, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(vi) (A) an opinion of Latham & Watkins LLP, special New York counsel to Holdings, the Borrowers and the Subsidiary Guarantors, addressed to each Secured Party, (B) an opinion of Robinson, Bradshaw & Hinson, P.A., special North Carolina counsel to Holdings, the Borrowers and the Subsidiary Guarantors, addressed to each Secured Party and (C) an opinion of Robins Kaplan LLP, special Minnesota counsel to Holdings, the Borrowers and the Subsidiary Guarantors, addressed to each Secured Party, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(vii) copies of recent, UCC, tax and judgment lien searches in each jurisdiction reasonably requested by the Administrative Agent, and searches of the United States Patent and Trademark Office and the United States Copyright Office with respect to the Credit Parties;

(viii) a certificate of a Responsible Officer of the Parent Borrower certifying satisfaction of the conditions set forth in clauses (b) and (c) below; and

(ix) a Perfection Certificate, in form and substance reasonably satisfactory to the Administrative Agent.

(b) On and as of the Amendment No. 2 Effective Date, each of the representations and warranties made by any Credit Party set forth in Section 4 of the Credit Agreement or in any other Credit Document shall be true and correct in all material respects (provided that, any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the Amendment No. 2 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date.

(c) No Default or Event of Default has occurred or is continuing or would occur immediately after giving effect to this Agreement.

(d) The Administrative Agent shall have received from the Parent Borrower a non-refundable upfront fee for the account of each Lender equal to 0.50% the aggregate principal amount of each Lender’s Revolving Commitment on the Amendment No. 2 Effective Date.

(e) All fees required to be paid on the Amendment No. 2 Effective Date pursuant to this Agreement and any engagement or fee letter and reasonable, documented out-of-pocket expenses required to be paid on the Amendment No. 2 Effective Date pursuant to this Agreement and any engagement or fee letter, to the extent invoiced at least three (3) Business Days prior to the Amendment No. 2 Effective Date (or such later date as the Parent Borrower may reasonably agree), shall have been paid (which amounts may be offset against the proceeds of any Loans hereunder).

(f) The Lenders shall have received at least three Business Days prior to the Amendment No. 2 Effective Date all documentation and other information about Holdings, the Borrowers and each Subsidiary Guarantor as has been reasonably requested in writing at least ten Business Days prior to the Amendment No. 2 Effective Date by such Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, including, to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification.

(g) The Parent Borrower shall have (i) repaid (or caused to be repaid) all Existing Revolving Loans and (ii) paid to all Lenders (as defined in the Credit Agreement) (A) holding Existing Revolving Loans all accrued and unpaid interest on their Existing Revolving Loans and (B) all accrued and unpaid unused commitment fees contemplated by Section 2.10(a)(i) of the Credit Agreement, in each case to, but not including, the Amendment No .2 Effective Date.

(h) The Administrative Agent shall have received from the Parent Borrower, for the account of each Lender (as defined in the Credit Agreement) with respect to its participations in Letters of Credit, all accrued and unpaid letter of credit fees required by Section 2.10(a)(ii) of the Credit Agreement.

(i) The Administrative Agent shall have received a Borrowing Base Certificate, calculated as of September 30, 2022, which meets the requirements of Section 5.1(m)(i) of the Amended Credit Agreement.

SECTION 4. Reference to and Effect on the Credit Agreement.

(a) On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement.

(b) Each Credit Document, on and after the Amendment No. 2 Effective Date, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the Amendment No. 2 Effective Date, each reference in each of the Credit Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by and after giving effect to, this Agreement. Nothing in this Agreement can or may be construed as a novation of the Credit Agreement or any other Credit Document.

(c) This Agreement is a “Credit Document” for purposes of the Credit Agreement and the other Credit Documents.

SECTION 5. Reaffirmation.

(a) To induce the Lenders and the Administrative Agent to enter into this Agreement, each of the Credit Parties hereby acknowledges and reaffirms its obligations under each Credit Document to which it is a party, including, without limitation, any grant, pledge or collateral assignment of a lien or security interest, as applicable, contained therein, in each case as amended, restated, amended and restated, supplemented or otherwise modified prior to or as of the date hereof (including as amended pursuant to this Agreement) (collectively, the “Reaffirmed Documents”). Each Credit Party acknowledges and agrees that each of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Agreement.

(b) In furtherance of the foregoing Section 5(a), each Guarantor, in its capacity as a Guarantor under the respective Guaranty (in such capacity, each a “Reaffirming Loan Guarantor”), reaffirms its guarantee of the Obligations under the terms and conditions of the applicable Guaranty and agrees that the applicable Guaranty remains in full force and effect to the extent set forth in such Guaranty and after giving effect to this Agreement, and is hereby ratified, reaffirmed and confirmed. Each Reaffirming Loan Guarantor hereby confirms that it consents to the terms of this Agreement and the Amended Credit Agreement. Each Reaffirming Loan Guarantor hereby (i) acknowledges and agrees that its guarantee of the Obligations and each of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Agreement, (ii) acknowledges and agrees that it will continue to guarantee to the fullest extent possible in accordance with the Credit Documents the payment and performance of all Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Agreement) and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent, the Collateral Agent and each other Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Reaffirming Loan Guarantor to avoid or delay timely performance of its obligations under the Credit Documents.

(c) In furtherance of the foregoing Section 5(a), each of the Credit Parties that is party to any Collateral Document, in its capacity as a “grantor,” “pledgor” or other similar capacity under such Collateral Document (in such capacity, each a “Reaffirming Grantor”), hereby acknowledges that it has reviewed and consents to the terms and conditions of this Agreement and the transactions contemplated hereby. In addition, each Reaffirming Grantor reaffirms the security interests granted by such Reaffirming Grantor under the terms and conditions of the Collateral Documents (in each case, to the extent a party thereto) to secure the Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Agreement) and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Reaffirming Grantor hereby (i) confirms that each Collateral Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to secure, to the fullest extent possible in accordance with the Collateral Documents, the payment and performance of the Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Agreement), as the case may be, including without limitation the payment and performance of all such applicable Obligations that are joint and several obligations of each Guarantor and each Reaffirming Grantor now or hereafter existing, (ii) confirms its respective grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Reaffirming Grantor’s right, title and interest in, to and under all Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Agreement), subject to the terms contained in the applicable Credit Documents, and (iii) confirms its respective pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Collateral Documents to which it is a party.

(d) Each Guarantor (other than the Borrowers) acknowledges and agrees that (i) such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to this Agreement and (ii) nothing in the Credit Agreement, this Agreement or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendment, consent or waiver of the terms of the Credit Agreement.

SECTION 6. Waiver. In accordance with the terms of the Credit Agreement, each Lender, in its capacity as a Lender under the Credit Agreement, hereby waives any notice delivery requirement of the Parent Borrower under Section 2.12 of the Credit Agreement in connection with the termination of the Existing Revolving Commitments.

SECTION 7. Settlement. Each Lender party hereto with an Existing Revolving Loan hereby agrees that the outstanding principal amount of its Existing Revolving Loans may on the Amendment No. 2 Effective Date be converted on a “cashless roll” basis into a like principal amount of Revolving Loans outstanding under the Amended Credit Agreement.

SECTION 8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. This Agreement may be in the form of an Electronic Record (as defined below) and may be executed using Electronic Signatures (as defined below) (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. The parties party hereto may, at their respective option, create one or more copies of this Agreement in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the parties’ business, and destroy the original paper document. This Agreement in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any other party without further verification and (b) upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 9. WAIVER OF JURY TRIAL; GOVERNING LAW; JURISDICTION, ETC. The provisions set forth in Sections 10.14 and 10.16 of the Credit Agreement are hereby incorporated herein mutatis mutandis with all references to “this Agreement” therein being deemed references to this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date and year first written above.

COMMSCOPE, INC., as Parent Borrower

By: /s/ Charles A. Gilstrap
Name: Charles A. Gilstrap
Title: Senior Vice President

COMMSCOPE Holding Company, Inc., as Holdings and a Guarantor

By: /s/ Charles A. Gilstrap
Name: Charles A. Gilstrap
Title: Senior Vice President

ARRIS GLOBAL SERVICES, INC.

ARRIS SOLUTIONS, INC.

ARRIS TECHNOLOGY, INC.

CABLE DEVICES INCORPORATED

COMMSCOPE CONNECTIVITY LLC

COMMSCOPE TECHNOLOGIES LLC

COMMSCOPE, INC. OF NORTH CAROLINA

RUCKUS WIRELESS, INC., as Borrowers

By: /s/ Charles A. Gilstrap
Name: Charles A. Gilstrap
Title: Senior Vice President

ARRIS US HOLDINGS, INC.

ARRIS ENTERPRISES LLC

ARRIS GLOBAL HOLDINGS INC.

COMMSCOPE BROADBAND LLC, as Guarantors

By: /s/ Charles A. Gilstrap
Name: Charles A. Gilstrap
Title: Senior Vice President

CS SPINCO INC., as Guarantor

By: /s/ Michael D. Coppin
Name: Michael D. Coppin
Title: Vice President and Assistant Secretary

[SIGNATURE PAGE — AMENDMENT AGREEMENT]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: /s/ Inderjeet Aneja
Name: Inderjeet Aneja
Title: Executive Director

[SIGNATURE PAGE — AMENDMENT AGREEMENT]

Exhibit A

REVOLVING CREDIT AGREEMENT

dated as of April 4, 2019,

as amended by the Amendment Agreement dated August 11, 2021

and as amended by Amendment No. 2 on October 19, 2022,

among

COMMSCOPE Holding Company, Inc.,

commscope, inc.,

the OTHER borrowers named herein,

VARIOUS LENDERS,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent,

The Other Lenders Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,
BANK OF AMERICA, N.A.
DEUTSCHE BANK SECURITIES INC.,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
U.S. BANK NATIONAL ASSOCIATION,
MIZUHO SECURITIES USA LLC,
CITIBANK, N.A.,
GOLDMAN SACHS BANK USA, and

BNP PARIBAS SECURITIES CORP.

as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents,

and

REGIONS BANK,

as Documentation Agent

$1,000,000,000 Senior Secured Revolving Credit Facility

CONTENTS

Page

Section 1.	DEFINITIONS AND INTERPRETATION	1
1.1	Definitions	1
1.2	Interpretation, Etc.	101
1.3	Accounting Terms	104
1.4	Currency Equivalents Generally	104
1.5	Excluded Swap Obligations	105
1.6	Pro Forma Calculations	106
1.7	Calculation of Baskets	106
1.8	Interest Rates; Benchmark Notification.	106
Section 2.	LOANS AND LETTERS OF CREDIT	106
2.1	Revolving Loans	106
2.2	Swing Line Loans	108
2.3	Issuance of Letters of Credit and Purchase of Participations Therein	110
2.4	Pro Rata Shares	116
2.5	Resignation of Issuing Bank	116
2.6	Evidence of Debt; Register; Lenders’ Books and Records; Notes	116
2.7	Interest on Loans	117
2.8	Conversion/Continuation of Revolving Loans Denominated in Dollars	120
2.9	Default Interest	120
2.10	Fees	121
2.11	Voluntary Prepayments	122
2.12	Voluntary Revolving Commitment Reductions	122
2.13	Mandatory Prepayments	122
2.14	Application of Prepayments	123
2.15	General Provisions Regarding Payments	124
2.16	Ratable Sharing	126
2.17	Making or Maintaining Loans	127
2.18	Increased Costs; Capital Adequacy	131
2.19	Taxes; Withholding, Etc.	132
2.20	Obligation to Mitigate	138
2.21	Defaulting Lenders	139
2.22	Removal or Replacement of a Lender	140
2.23	Incremental Facilities	141
2.24	Protective Advances	143
2.25	Specified Refinancing Revolving Loans.	144
Section 3.	CONDITIONS PRECEDENT	146
3.1	Closing Date	146
3.2	Conditions Precedent to Each Credit Extension After the Closing Date	149
Section 4.	REPRESENTATIONS AND WARRANTIES	150

i

4.1	Existence, Qualification and Power; Compliance with Laws	150
4.2	Authorization; No Contravention	150
4.3	Governmental Authorization; Other Consents	151
4.4	Binding Effect	151
4.5	Financial Statements; No Material Adverse Effect	151
4.6	Litigation	152
4.7	Use of Proceeds	152
4.8	Ownership of Property; Liens	152
4.9	Environmental Compliance	152
4.10	Taxes	153
4.11	ERISA Compliance; Non-US Pension Plans	153
4.12	Subsidiaries; Capital Stock	155
4.13	Margin Regulations; Investment Company Act	155
4.14	Disclosure	155
4.15	Compliance with Laws	155
4.16	Intellectual Property; Licenses, Etc.	155
4.17	Solvency	156
4.18	EEA Financial Institutions	156
4.19	Labor Matters	156
4.20	Perfection, Etc.	156
4.21	PATRIOT Act	157
4.22	Anti-Corruption Laws and Sanctions	157
4.23	Borrowing Base Certificate	157
4.24	Centre of Main Interests and Establishments.	157
Section 5.	AFFIRMATIVE COVENANTS	158
5.1	Financial Statements and Other Reports	158
5.2	Existence	162
5.3	Payment of Taxes	162
5.4	Maintenance of Properties	162
5.5	Insurance	162
5.6	Inspections	162
5.7	[Reserved]	163
5.8	Compliance with Laws	163
5.9	Field Examinations; Collateral Appraisals	163
5.10	Environmental Matters	164
5.11	Subsidiaries; Additional Borrowers	164
5.12	[Reserved]	166
5.13	Further Assurances	166
5.14	Information Regarding Collateral and Credit Documents	166
5.15	Books and Records	167
5.16	Control Accounts; Approved Deposit Accounts	167
5.17	Landlord Waivers and Bailee’s Letters	168
5.18	[reserved]	169
5.19	Use of Proceeds	169
5.20	Post-Closing Undertakings	169
5.21	No Change in Line of Business	169
5.22	Transactions with Affiliates	169
5.23	Lender Conference Calls	173
5.24	Financial Assistance.	173

5.25	Compliance with Swiss Twenty Non-Bank Rule.	173
5.26	Centre of Main Interests and Establishments.	173
Section 6.	NEGATIVE COVENANTS	173
6.1	Liens	173
6.2	[Reserved]	174
6.3	Indebtedness	174
6.4	Fundamental Changes	182
6.5	Asset Sales	184
6.6	Restricted Payments	185
6.7	Financial Covenant	192
6.8	[Reserved]	192
6.9	Dividend and Other Payment Restrictions Affecting Subsidiaries	192
6.10	Accounting Changes	194
6.11	UK Pensions.	195
Section 7.	[RESERVED]	195
Section 8.	EVENTS OF DEFAULT	195
8.1	Events of Default	195
8.2	Actions in Respect of Letters of Credit	198
8.3	Rescission	198
8.4	Parent Borrower’s Right to Cure	198
Section 9.	AGENTS	199
9.1	Appointment of Agents; Authorization	199
9.2	Powers and Duties	200
9.3	General Immunity	200
9.4	Agents Entitled to Act as Lenders	202
9.5	Representations, Warranties and Acknowledgment by Lenders and Issuing Banks	202
9.6	Right to Indemnity	204
9.7	Successor Agents and Swing Line Lender	204
9.8	Collateral Documents and Guaranty	205
9.9	Approved Electronic Communications	208
9.10	Secured Cash Management Agreements and Secured Hedge Agreements	209
9.11	Withholding Taxes	209
9.12	Certain ERISA Matters	210
9.13	Parallel Debt.	211
Section 10.	MISCELLANEOUS	212
10.1	Notices	212
10.2	Expenses	212
10.3	Indemnity and Limitation of Liability	213
10.4	Setoff	215
10.5	Amendments and Waivers	215

10.6	Successors and Assigns; Participations	218
10.7	Independence of Covenants	222
10.8	Survival of Representations, Warranties and Agreements	222
10.9	No Waiver; Remedies Cumulative	222
10.10	Marshalling; Payments Set Aside	223
10.11	Severability	223
10.12	Obligations Several; Independent Nature of Lenders’ Rights	223
10.13	Headings	223
10.14	GOVERNING LAW	223
10.15	CONSENT TO JURISDICTION; SERVICE OF PROCESS	223
10.16	WAIVER OF JURY TRIAL	224
10.17	Confidentiality	224
10.18	Entire Agreement	225
10.19	Counterparts	225
10.20	PATRIOT Act	225
10.21	Electronic Execution of Assignments	226
10.22	Joint and Several Liability	226
10.23	Agency of the Parent Borrower for Each Other Borrower and Guarantor	227
10.24	Intercreditor Agreement	227
10.25	Contribution and Indemnification Among the Borrowers	227
10.26	Express Waivers by Borrowers in Respect of Cross Guaranties and Cross Collateralization	228
10.27	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	229
10.28	No Advisory or Fiduciary Responsibility	229
10.29	Acknowledgement Regarding Any Supported QFCs	230

APPENDICES:

A Revolving Commitments

B Notice Addresses

C Letter of Credit Sublimits

SCHEDULES:

Schedule I Subsidiary Guarantors

Schedule 2.3(l) Existing Letters of Credit

Schedule 4.9 Environmental Matters

Schedule 4.12 Subsidiaries; Capital Stock

Schedule 4.16 IP Rights

Schedule 4.19 Labor Matters

Schedule 4.20 Filing Offices

Schedule 5.20 Post-Closing Matters

Schedule 5.24 Swiss Limitation Language

Schedule 6.1 Existing Liens

Schedule 6.3 Existing Indebtedness

Schedule 6.6 Existing Investments

EXHIBITS:

Exhibit A-1 Funding Notice

Exhibit A-2 Conversion/Continuation Notice

Exhibit A-3 Issuance Notice

Exhibit A-4 Swing Line Request

Exhibit B-1 Revolving Loan Note

Exhibit B-2 Swing Line Note

Exhibit C Compliance Certificate

Exhibit D-1 United States Tax Compliance Certificates

Exhibit D-2 Irish Lender Tax Certificate

Exhibit E Assignment Agreement

Exhibit F-1 Holdings Guaranty

Exhibit F-2 Subsidiary Guaranty

Exhibit G Solvency Certificate

Exhibit H Counterpart Agreement

Exhibit I Security Agreement

Exhibit J [Reserved]

Exhibit K [Reserved]

Exhibit L Borrowing Base Certificate

Exhibit M Intercreditor Agreement

Exhibit N Joinder Agreement

Exhibit P Intercompany Subordination Agreement

v

REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT, dated as of April 4, 2019, as amended by the Amendment Agreement, dated of August 11, 2021, and as amended by Amendment No. 2, dated as of October 19, 2022 is entered into by and among CommScope, Inc., a Delaware corporation (the “Parent Borrower”), the certain Domestic Subsidiaries of Parent Borrower identified on the signature pages to Amendment No. 2 (as defined below) as co-Borrowers (the “US Co-Borrowers”), CommScope Holding Company, Inc. (“Holdings”), the Lenders party hereto from time to time, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”) and Collateral Agent (together with its permitted successors in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Lenders have agreed to extend a revolving credit facility to the Borrowers, in an aggregate amount not to exceed $1,000,000,000, upon the satisfaction (or waiver by the Lenders) in full of the conditions precedent set forth in Amendment No. 2;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“ABL Collateral” has the meaning specified in the Intercreditor Agreement.

“Accommodation Payment” has the meaning specified in Section 10.25.

“Accounts” means (i) all “accounts,” as such term is defined in the UCC and (ii) all other rights to payment of money or funds, whether or not earned by performance, (a) for inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) owed by a credit card issuer or by a credit card processor resulting from purchases by customers using credit or debit cards issued by such issuer in connection with the transactions described in clauses (a) and (b) above, whether such rights to payment constitute payment intangibles, letter-of-credit rights or any other classification of property, or are evidenced in whole or in part by instruments, chattel paper, general intangibles or documents.

“Account Debtor” has the meaning specified in the UCC.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such

Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition Agreement” means that certain Bid Conduct Agreement, dated November 8, 2018, between Holdings and Arris.

“Acquisition Costs” has the meaning specified in the definition of “Transactions.”

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Pounds Sterling, an interest rate per annum equal to the Daily Simple RFR for Pounds Sterling, (ii) with respect to any RFR Borrowing denominated in Swiss Francs, an interest rate per annum equal to the Daily Simple RFR for Swiss Francs and (iii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan in its capacity as administrative agent under any of the Credit Documents, or any successor administrative agent permitted by the terms hereof.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Parent Borrower or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) pending against or affecting the Parent Borrower or any of its Restricted Subsidiaries or any property of the Parent Borrower or any of its Restricted Subsidiaries.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person. For purposes of this definition, “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under direct or indirect common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means each of the Administrative Agent, the Collateral Agent (including, for the avoidance of doubt, any Affiliate of JPMorgan designated by it to serve in such capacity for purposes of any particular Collateral Document or Collateral) and any Specified Refinancing Agent.

“Agent Affiliates” has the meaning specified in Section 9.9(c).

“Aggregate Amounts Due” has the meaning specified in Section 2.16.

“Agreement” means this Revolving Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Allocable Amount” has the meaning specified in Section 10.25.

“Alternative Currency” means each lawful currency other than an Available Currency that is readily available and freely transferable and convertible into Dollars.

“Amendment No. 2” shall mean Amendment No. 2 to Credit Agreement, dated as of October 19, 2022, among the Borrowers, the Guarantors, the Administrative Agent, the Lenders and Issuing Banks party thereto.

“Amendment No. 2 Effective Date” shall have the meaning assigned to such term in Amendment No. 2. The Amendment No. 2 Effective Date shall be October 19, 2022.

“Ancillary Fees” has the meaning specified in Section 10.5(b)(xiii).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and all other laws, rules, and regulations of any jurisdiction applicable to the Parent Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Agent” means (a) with respect to the Revolving Commitments, extensions of credit thereunder, payments in respect thereof and other matters pertaining thereto, the Administrative Agent, and (b) with respect to any action or determination under any Collateral Document or Collateral thereunder, the Collateral Agent, provided that the Administrative Agent shall be the Applicable Agent for all purposes not involving a particular class of Revolving Commitments, extensions of credit thereunder, payments thereunder or other matters pertaining thereto, or actions or determinations under a particular Collateral Document.

“Applicable Intercreditor Arrangements” means customary intercreditor arrangements that are reasonably satisfactory to the Administrative Agent.

“Applicable Margin” means, subject to the proviso below, (i) from the Amendment No. 2 Effective Date until the first Business Day that immediately follows the date on which a Borrowing Base Certificate is delivered pursuant to Section 5.1(m)(i), (a) 1.50% per annum for Term Benchmark Loans or RFR Loans and (b) 0.50% per annum for Base Rate Loans and (ii) thereafter, the applicable percentage per annum determined by reference to the average daily Excess Availability during such period as set forth below:

Excess Availability	Applicable Margin for Base Rate Loans	Applicable Margin for Term Benchmark Loans and RFR Loans
Less than 50% of Revolving Commitments	0.50%	1.50%
Greater than or equal to 50% of Revolving Commitments	0.25%	1.25%

The Applicable Margin will be determined on the first Business Day after the date on which the Administrative Agent shall have received the most recent Borrowing Base Certificate delivered after the Amendment No. 2 Effective Date pursuant to Section 5.1(m)(i) calculating the Excess Availability. At any time that any Borrower has not submitted to the Administrative Agent the applicable Borrowing Base Certificate as and when required under Section 5.1(m)(i), the Applicable Margin shall be determined as if the Excess Availability was less than 50% of the Revolving Commitment until such Borrower delivers such Borrowing Base Certificate.

“Applicable Revolving Commitment Fee Percentage” means, for any period, a percentage rate equal to 0.375% per annum; provided that if on any date of determination, the daily average of the aggregate outstanding amount of Revolving Credit Outstandings during the Fiscal Quarter then most recently ended are greater than or equal to 50% of the Revolving Commitments, such fee shall equal 0.25% for such period.

“Applicable Threshold” means on any date of determination, the amount equal to the greater of (i) 10% of the Maximum Credit at such time and (ii) $80,000,000.

“Approved Deposit Account” means a Deposit Account that is the subject of an effective Deposit Account Control Agreement and that is maintained by any Credit Party with a Deposit Account Bank. “Approved Deposit Account” includes all monies on deposit in a Deposit Account and all certificates and instruments, if any, representing or evidencing such Deposit Account.

“Approved Electronic Communications” means each notice, demand, communication, information, document and other material that any Credit Party is obligated to, or otherwise chooses to, provide to any Agent pursuant to any Credit Document or the transactions contemplated therein, including (a) any supplement to the Guaranty or any Foreign Law Guaranty and any joinder to the Security Agreement or any Foreign Collateral Document and any other written Contractual Obligation required to be delivered in respect of any Credit Document or the transactions contemplated therein and (b) any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that “Approved Electronic Communications” shall exclude (i) any Notice, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing or Credit Extension, (ii) any notice pursuant to Sections 2.11, 2.12 and 2.13 and any other notice relating to the payment of any principal or other amount due under any Credit Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Section 3 or Section 2.3(a) or any other condition to any Borrowing or other Credit Extension hereunder or any condition precedent to the effectiveness of this Agreement.

“Approved Securities Intermediary” means a “securities intermediary” or “commodity intermediary” (as such terms are defined in the UCC) selected or approved by the Administrative Agent (such approval not to be unreasonably withheld); it being understood and agreed that the “securities intermediaries” and “commodities intermediaries” of the Credit Parties listed on Schedule 10 to the Perfection Certificate on the Closing Date are Approved Securities Intermediaries.

“Arranger” means JPMorgan, BofA Securities, Inc., Deutsche Bank Securities Inc., Wells Fargo Bank, National Association, U.S. Bank National Association, Mizuho Securities USA LLC, Citibank, N.A., Goldman Sachs Bank USA and BNP Paribas Securities Corp., in their capacities as lead arrangers, bookruners and co-syndication agents.

“Arris” means Arris International plc.

“Arris Acquisition” the acquisition of Arris by Holdings and/or its subsidiaries.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Parent Borrower or any Restricted Subsidiary of the Parent Borrower; or

(2) the issuance or sale of Equity Interests (other than (i) directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law and (ii) Preferred Stock of Restricted Subsidiaries issued in compliance with Section 6.3) of any Restricted Subsidiary (other than to the Parent Borrower or another Restricted Subsidiary of the Parent Borrower) (whether in a single transaction or a series of related transactions and whether effected pursuant to a Division or otherwise) (each of the foregoing referred to in this definition as a “disposition”);

in each case other than:

(a) a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Parent Borrower and the Restricted Subsidiaries (including allowing any registrations or any applications for registration of any immaterial intellectual property or other immaterial intellectual property rights to lapse or become abandoned);

(b) the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Parent Borrower in a manner pursuant to Section 6.4 or 6.5;

(c) any Restricted Payment that is permitted to be made, and is made, under Section 6.6 (including pursuant to any exceptions provided for in the definition of “Restricted Payment”) or any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than $40,000,000;

(e) any transfer or disposition of property or assets by a Restricted Subsidiary of the Parent Borrower to the Parent Borrower or by the Parent Borrower or a Restricted Subsidiary of the Parent Borrower to a Restricted Subsidiary of the Parent Borrower;

(f) the creation of any Lien permitted under the terms hereof to the extent constituting a disposition of property or assets;

(g) any issuance, sale or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h) the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable to notes receivable or dispositions of accounts receivable in connection with the collection or compromise thereof;

(i) the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

a sale, assignment or other transfer of (x) equipment receivables, or participations therein or (y)(A) Receivables Assets of a Foreign Subsidiary, or participations therein, and related assets, (B) Receivables Assets in connection with ordinary course factoring arrangements with respect to customer receivables, and (C) Receivables Assets of the Parent Borrower or any of its Domestic Subsidiaries with an aggregate Fair Market Value, in the case of this clause (C) of no greater than $150,000,000, or participations, therein, and related assets, in each case (i) to a Receivables Subsidiary in a Qualified Receivables Financing or (ii) to any other Person in a Qualified Receivables Factoring; provided that, concurrently with the sale, assignment or other transfer of Receivables Assets pursuant to clause (y)(C) above, the Parent Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate giving effect to such sale, assignment or other transfer and meeting the requirements of Section 5.1(m);

(j) a sale, assignment or other transfer of Receivables Assets, or participations therein, and related assets by a Receivables Subsidiary in a Qualified Receivables Financing;

(k) any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents and any exchange allowable under Section 1031 of the Internal Revenue Code) of comparable or greater market value than the assets exchanged, as determined in good faith by the Parent Borrower;

(l) (i) non‑exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles and (ii) exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles in the ordinary course of business of the Parent Borrower and the Restricted Subsidiaries of the Parent Borrower;

(m) the sale in a Sale/Leaseback Transaction of any property acquired or built after the Closing Date; provided that such sale is for at least Fair Market Value (as determined on the date on which a definitive agreement for such Sale/Leaseback Transaction was entered into);

(n) the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the Parent Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(o) dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to Casualty Events;

(p) dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;

(r) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 90 days of such disposition or (ii) the proceeds of such disposition are applied within 90 days of such disposition to the purchase price of such replacement property (which replacement property is purchased within 90 days of such disposition); and

(s) any sale, assignment or other disposition in the ordinary course of business in connection with supply-chain financing programs or similar arrangements.

For the avoidance of doubt, the unwinding of non-speculative Swap Contracts shall not be deemed to constitute an Asset Sale.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, or otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Assignment Closing Date” has the meaning specified in Section 10.6(b).

“Audited Financial Statements” means the most recent financial statements delivered pursuant to Section 5.1(b).

“Availability” means, (i) prior to the first Foreign Borrowing Base Trigger Date, an amount equal to the Tranche A Available Credit and (ii) after the first Foreign Borrowing Base Trigger Date, an amount equal to the sum of Tranche A Available Credit and Tranche B Available Credit.

“Available Currency” means with respect to Tranche A Loans, Dollars, Euros and Pounds Sterling, with respect to Tranche B Loans, Dollars, Euros, Pounds Sterling and Swiss Francs, and with respect to Letters of Credit, Indian Rupees, United Arab Emirates Dirham, Australian Dollars, New Zealand Dollars, Moroccan Dirham, Singapore Dollars, New Taiwan Dollars, Chinese Yuan, Egyptian Pounds, Omani Real, Canadian Dollars, Mexican Pesos and Indonesian Rupiahs.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Available Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.17.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bailee’s Letter” means a letter substantially in a form as may reasonably be agreed to by the Administrative Agent and the Parent Borrower, executed by any Person (other than a Borrower) that is in possession of inventory on behalf of any Borrower pursuant to which such Person acknowledges, among other things, the Collateral Agent’s Lien with respect thereto or such documentation as is required in relation to the perfection or control of security and/or blocking or control of Collateral pursuant to any relevant Foreign Collateral Document.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the NYFRB Rate on such day plus 1/2 of 1%, (b) the Prime Lending Rate on such day, (c) the Adjusted Term SOFR Rate published two US Government Securities Business Days prior to such day (or if such day is not a US Government Securities Business Day the next previous US Government Securities Business Day) for an Interest Period of one month plus 1%; provided that for the purpose of clause (c), the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology), and (d) 1.00% per annum. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Available Currency, the applicable Relevant Rate for such Available Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Available Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Available Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.17.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Available Currency other than Dollars, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR with respect to Dollars;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Available Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Available Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “US Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Parent Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Available Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.17 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.17.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”. For the avoidance of doubt, the UK DB Plan shall not constitute a Benefit Plan for the purposes of this Agreement.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blockage Notice” means a notice of “control” (as defined in the UCC) or its applicable equivalent contemplated to be delivered pursuant to each Deposit Account Control Agreement.

“Board of Directors” means as to any Person, the board of directors or managers, sole member or managing member, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrowers” means the collective reference to the Parent Borrower, the US Co-Borrowers and the European Co-Borrowers, and each of the foregoing, individually, a “Borrower.”

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant UK Borrower within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by the Lender to the UK Borrowers and the Administrative Agent.

“Borrowers’ Accountants” means Ernst & Young LLP or other independent nationally-recognized public accountants reasonably acceptable to the Administrative Agent.

“Borrowing” means (a) the borrowing of one Type of Loan of a single currency by a Borrower, from the Lenders (or from a Swing Line Lender, in the case of Swing Line Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Term Benchmark Loans the same Interest Period and (b) a Protective Advance.

“Borrowing Base” means (a) prior to the first Foreign Borrowing Base Trigger Date, the US Borrowing Base and (b) from and after the first Foreign Borrowing Base Trigger Date, the US Borrowing Base, the Swiss Borrowing Base, the Irish Borrowing Base and/or the UK Borrowing Base, as the case may be.

“Borrowing Base Certificate” means a certificate of each Borrower the assets of which are included in the applicable Borrowing Base substantially in the form of Exhibit L.

“Borrowing Base Reporting Date” means (i) if the Revolving Credit Outstandings exceed 15% of the Borrowing Base as of the end of any fiscal month (a “Monthly Reporting Trigger”), not later than twenty days after the end of such fiscal month commencing no earlier than the first full fiscal month ended after the Amendment No. 2 Effective Date, and (ii) if the Revolving Credit Outstandings are equal to or less than 15% of the Borrowing Base as of the end of any fiscal month (a “Quarterly Reporting Trigger”), not later than twenty days after the end of the fiscal quarter in which such month occurs, commencing with the first such date after the Amendment No. 2 Effective Date (it being understood that to the extent a Quarterly Reporting Trigger has occurred for any fiscal month that is not the last month of a fiscal quarter, the Borrowing Base Reporting Date shall continue to be determined in accordance with clause (i) until such quarter-end fiscal month); provided that to the extent a Monthly Reporting Trigger has occurred, such monthly reporting requirement pursuant to clause (i) above shall continue until such time as the Revolving Credit Outstandings are equal to or less than 15% of the Borrowing Base for ninety (90) consecutive days.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (b) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Available Currency of such RFR Loan, any such day that is only a RFR Business Day and (c) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a US Government Securities Business Day.

“CAM Exchange” has the meaning assigned to such term in the Lender Loss Sharing Agreement.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that no capital lease will be deemed a “Capitalized Lease Obligation” for any purpose under this Agreement if such capital lease would not, as of December 31, 2018, have been required to be capitalized and reflected as a liability on a balance sheet in accordance with GAAP.

“Cash Collateral Account” means any Deposit Account or Securities Account that is (a) established by any Agent from time to time in its sole discretion to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from the Credit Parties or Persons acting on their behalf pursuant to the Credit Documents, (b) with such depositaries and securities intermediaries as such Agent may determine in its sole discretion, (c) in the name of the Applicable Agent (although such account may also have words referring to a Borrower and the account’s purpose), (d) under the control of the Applicable Agent and (e) in the case of a Securities Account, with respect to which the Applicable Agent shall be the Entitlement Holder and the only Person authorized to give Entitlement Orders with respect thereto.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Parent Borrower or any Restricted Subsidiary described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) Dollars, Canadian dollars, Pounds Sterling, Euros or the national currency of any participating member state of the European Union (as it is constituted on the Closing Date), Japanese yen, and, with respect to any Foreign Subsidiaries, other currencies held by such Foreign Subsidiary in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the government of the United States, Canada, the United Kingdom or any country that is a member of the European Union (as it is constituted on the Closing Date) or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3) money market deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 in the case of domestic banks or $100,000,000 (or the equivalent Dollar amount) in the case of foreign banks;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of the Parent Borrower) rated at least “A-2” or “P-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition;

(6) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2” or

“P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);

(8) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (7) above and (9) and (10) below;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);

(10) sterling bills of exchange eligible for rediscount at the Bank of England (or their dematerialized equivalent);

(11) bills of exchange issued in the United States of America or a member state of the European Economic Area eligible for rediscount at the relevant central bank (or their dematerialized equivalent); and

(12) in the case of Investments by any Restricted Subsidiary that is a Foreign Subsidiary, (x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in countries in which such Foreign Subsidiary operates for short-term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services to Holdings, the Parent Borrower or any Restricted Subsidiary.

“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (b) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 45 days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Cash Management Agreement, (c) in the case of any Cash Management Agreement in effect on or prior to the Amendment No. 2 Effective Date, is, as of the Amendment No. 2 Date or within 45 days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Cash Management Agreement or (d) within 45 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender or an Affiliate of a Lender or an Agent, in each case, in its capacity as a party to such Cash Management Agreement.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default); automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non‑card e-payable services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities, and merchant services.

“Casualty Event” means any event that gives rise to the receipt by the Parent Borrower or any Restricted Subsidiary of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a Governmental Authority in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Margin applicable to any Loan that is replaced by a CBR Loan.

“Central Bank Rate” means, the greater of (I)(A) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Swiss Francs, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time and (d) any other Available Currency determined after the Amendment No. 2 Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (c) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Swiss Franc Borrowings for the five most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period and (d) any other Alternative Currency determined after the Amendment No. 2 Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Available Currency for a maturity of one month.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the US Environmental Protection Agency.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Internal Revenue Code.

“CFC Holdco” means (A) any Subsidiary of the Parent Borrower, substantially all of the assets of which consist of Equity Interests and/or Indebtedness in one or more Subsidiaries of the Parent Borrower that are CFCs and/or (B) any Subsidiary, substantially all of the assets of which consist of Equity Interests and/or Indebtedness in one or more other Subsidiaries described in clause (A).

“Change of Control” means (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act), other than the Permitted Holders, shall “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of Holdings, (b) any change in control (or similar event, however denominated) with respect to Holdings or the Parent Borrower shall occur under and as defined in any Senior Notes Indenture (or any document governing any refinancing or replacement thereof) or (c) Holdings shall cease to beneficially own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Parent Borrower.

“Closing Date” means April 4, 2019.

“Closing Date Preferred Equity” has the meaning specified in the definition of “Transactions”.

“Closing Date Preferred Equity Purchaser” means Carlyle Partners VII S1 Holdings, L.P. and its Affiliates.

“Closing Date Senior Notes” means, collectively, the Closing Date Senior Secured Notes and the Closing Date Senior Unsecured Notes.

“Closing Date Senior Secured Notes” means the Parent Borrower’s (i) $1,250,000,000 aggregate principal amount outstanding of 5.50% Senior Secured Notes due 2024 (which have been refinanced with the Parent Borrower’s $1,250,000,000 aggregate principal amount outstanding of 4.75% Senior Secured Notes due 2029) and (ii) $1,500,000,000 aggregate principal amount outstanding of 6.00% Senior Notes due 2026.

“Closing Date Senior Secured Notes Indenture” means the indenture, dated February 19, 2019, between the Parent Borrower (as successor to CommScope Finance LLC by merger), Wilmington Trust, National Association, as trustee and as Notes Collateral Agent, governing the Closing Date Senior Secured Notes as amended, restated, supplemented, waived, renewed or otherwise modified from time to time, and as replaced (whether or not upon termination, and whether with the original holders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“Closing Date Senior Unsecured Notes” means the Borrower’s $1,000,000,000 in aggregate principal amount outstanding of 8.25% Senior Notes due 2027.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Collateral” means, collectively, the Security Agreement Collateral and all of the real, personal and mixed property (including Capital Stock) and interests therein and proceeds thereof, whether now owned or hereafter acquired, in or upon which a Lien is granted pursuant to any of the Collateral Documents as security for the US Obligations and/or the Non-US Obligations, as applicable (provided that, for the avoidance of doubt, other than in the case of property subject to a floating charge pursuant to any UK Collateral Document, “Collateral” shall exclude any Excluded Assets).

“Collateral Agent” means JPMorgan, in its capacity as collateral agent for the Secured Parties under the Credit Documents or any successor collateral agent permitted by the terms hereof.

“Collateral Documents” means the Security Agreement, the Foreign Collateral Documents, the Deposit Account Control Agreements, the Securities Account Control Agreements, the Intellectual Property Security Agreements, the Landlord Personal Property Collateral Access Agreements (if any), if any, and all other instruments and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of such Credit Party as security for the US Obligations and/or the Non-US Obligations.

“Commodity Account” has the meaning given to such term in the UCC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Companies Act 2014” means the Companies Act 2014 of Ireland, as amended.

“Company Competitor” means any Person that competes with the business of Holdings, the Parent Borrower and their respective direct and indirect Subsidiaries from time to time.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C or such other form as may be agreed between the Parent Borrower and the Administrative Agent.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all Capital Expenditures of the Parent Borrower and its Restricted Subsidiaries during such period, determined on a consolidated basis.

“Consolidated Cash Interest Expense” means, with respect to any Person for any period, without duplication, the cash interest expense (including that attributable to any Capitalized Lease Obligation), net of cash interest income, with respect to Indebtedness of such Person and its Restricted Subsidiaries (calculated on a consolidated basis in accordance with GAAP) for such period, including commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under hedging agreements (other than in connection with the early termination thereof), excluding, in each case:

(i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting),

(ii) interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Obligations or other derivative instruments,

(iii) costs associated with incurring or terminating Swap Contracts and cash costs associated with breakage in respect of Swap Contracts,

(iv) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Qualified Receivables Factoring or Qualified Receivables Financing,

(v) “additional interest” owing pursuant to a registration rights agreement with respect to any securities,

(vi) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions,

(vii) penalties and interest relating to Taxes,

(viii) accretion or accrual of discounted liabilities not constituting Indebtedness,

(ix) interest expense attributable to Holdings or any parent thereof resulting from push-down accounting,

(x) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting,

(xi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto in connection with the Transactions, any acquisition or Investment permitted by this Agreement, and

(xii) annual agency fees paid to any trustees, administrative agents and collateral agents with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of Indebtedness (including any security or collateral trust arrangements related thereto), including any Senior Notes;

provided that (a) when determining Consolidated Cash Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Closing Date, Consolidated Cash Interest Expense will be calculated by multiplying the aggregate Consolidated Cash Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period and (b) in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded.

For purposes of this definition, interest on a Capitalized Lease Obligation will be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person for such period:

(1) increased, in each case (other than with respect to clauses (k), (l) and (n) below) to the extent deducted and not added back or excluded in calculating such Consolidated Net Income (and in all cases without duplication), by:

(a) provision for taxes based on income, profits or capital, including federal, state, franchise, excise, property and similar taxes and foreign withholding taxes paid or accrued, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar tax credits and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of such Person or its Restricted Subsidiaries or any direct or indirect parent of such Person or its Restricted Subsidiaries in respect of such period (in each case, to the extent attributable to the operations of such Person and its Subsidiaries), which shall be included as though such amounts had been paid as income taxes directly by such Person or its Restricted Subsidiaries; plus

(b) Consolidated Interest Expense; plus

(c) all depreciation and amortization charges and expenses, including amortization or expense recorded for upfront payments related to any contract signing and signing bonus and incentive payments; plus

(d) [reserved]; plus

(e) [reserved]; plus

(f) earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period, including any mark to market adjustments; plus

(g) all payments, charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Parent Borrower or any of its Restricted Subsidiaries and all losses, charges and expenses related to payments made to holders of options, cash-settled appreciation rights or other derivative equity interests in the common equity of such Person or any direct or indirect parent of the Parent Borrower in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(h) all non‑cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non‑cash loss, charge or expense represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, (i) such Person may determine not to add back such non‑cash loss, charge or expense in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to add back such non‑cash loss, charge or expense, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus

(i) [reserved]; plus

(j) restructuring charges, accruals or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with the Transactions and any other acquisitions, start-up costs (including entry into new market/channels and new service offerings), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, systems, facilities or equipment conversion costs, excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits, expenses relating to any decommissioning or reconfiguration of fixed assets for alternative uses and costs consisting of professional consulting or other fees relating to any of the foregoing; plus

(k) Pro Forma Cost Savings; plus

(l) all adjustments identified in the confidential information memorandum dated January 2019 to the extent such adjustments, without duplication, continue to be applicable to the Reference Period; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Basis”; plus

(m) the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Financing; plus

(n) with respect to any joint venture of such Person or any Restricted Subsidiary thereof that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a), (b) and (c) above relating to such joint venture corresponding to such Person’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby; plus

(o) charges (including interest expense) consisting of income attributable to minority interests and noncontrolling interests of third parties in any non-Wholly Owned Restricted Subsidiary, excluding cash distributions in respect thereof, and the amount of any reductions in arriving at Consolidated Net Income resulting from the application of GAAP;

(2) decreased (without duplication and to the extent increasing Consolidated Net Income for such period) by (i) non‑cash gains or income, excluding any non‑cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Closing Date and (ii) the amount of any minority interest income consisting of a Subsidiary loss attributable to minority equity interest of third parties in any non‑Wholly Owned Subsidiary (to the extent not deducted from Consolidated Net Income for such period);

(3) increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of Financial Accounting Standards Board’s Accounting Standards Codification 830 (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Contracts (entered into in the ordinary course of business or consistent with past practice)) or (ii)

any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies; and

(4) increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any gain or loss relating to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice);

provided, that the Parent Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (1) through (4) above if any such item individually is less than $2,000,000 in any fiscal quarter.

“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, with respect to the Parent Borrower and its Restricted Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded First Lien Indebtedness (less the amount of unrestricted cash and unrestricted Cash Equivalents of the Parent Borrower and its Restricted Subsidiaries as of such date) of the Parent Borrower and its Restricted Subsidiaries on such date to (b) Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for the most recent Test Period, in each case on a Pro Forma Basis.

“Consolidated Funded First Lien Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on the Collateral on an equivalent priority basis (but, in each case, without regard to the control of remedies) with the Liens on the Collateral securing the Obligations and Consolidated Funded Indebtedness under the Term Loan Credit Agreement. For the avoidance of doubt, Consolidated Funded First Lien Indebtedness shall not include Capitalized Lease Obligations other than those that are secured on an equal priority basis with the Liens on the Collateral securing the Obligations.

“Consolidated Funded Indebtedness” means all Indebtedness of the type described in clauses (a)(i), (a)(ii) (but excluding surety bonds, performance bonds or other similar instruments), (a)(iv) (but solely in respect of the amount of outstanding Indebtedness of the type described in (a)(iv) that in the aggregate is in excess of $20,000,000) and clause (b) (in respect of Indebtedness of the type described in clauses (a)(i), (a)(ii) (but excluding Indebtedness constituting surety bonds, performance bonds or other similar instruments) and (a)(iv) (but solely in respect of the amount of Indebtedness of the type described in (a)(iv) that in the aggregate is in excess of $20,000,000)) of the definition of “Indebtedness”, of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding obligations in respect of letters of credit, bank guarantees and guarantees on first demand, in each case, except to the extent of unreimbursed amounts thereunder. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts, Cash Management Services, and any Receivables Financing or Factoring Transaction or (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Funded Indebtedness.

“Consolidated Funded Senior Secured Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on the Collateral; provided that such Consolidated Funded Indebtedness is not expressly subordinated in right of payment to the Obligations pursuant to a written agreement.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, all discounts, commissions, fees and other charges associated with any Receivables Financing or Factoring Transaction, and any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of the referent Person and its Restricted Subsidiaries for such period; provided that (a) when determining Consolidated Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period and (b) in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that (without duplication):

(a) all net after-tax extraordinary, nonrecurring, exceptional or unusual gains, losses, income, expenses and charges in each case as determined in good faith by such Person, and in any event including, without limitation, all restructuring, severance, relocation, retention and completion bonuses or payments, consolidation, integration or other similar charges and expenses, contract termination costs, system establishment charges, conversion costs, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments, settlements or modifications to pension and post-retirement employee benefit plans in connection with the Transactions or any acquisition or Permitted Investment, expenses associated with strategic initiatives, facilities shutdown and opening costs, and any fees, expenses, charges or change in control payments related to the Transactions or any acquisition or Permitted Investment (including any transition-related expenses (including retention or transaction-related bonuses or payments) incurred before, on or after the Closing Date), will be excluded;

(b) all (i) charges and expenses relating to the Transactions, (ii) transaction fees, costs and expenses incurred in connection with any contemplated equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, amalgamations, Divisions, option buyouts and the Incurrence, modification or repayment of Indebtedness permitted to be Incurred under this Agreement (including any Refinancing Indebtedness in respect thereof) and the Term Loan Credit Agreement or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions (in each case, whether or not consummated), and (iii) without duplication of any of the foregoing, non‑operating or non‑recurring professional fees, costs and expenses for such period will be excluded;

(c) all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the ordinary course of business (as determined in good faith by such Person) will be excluded;

(d) all net after-tax gain, loss, expense or charge attributable to business dispositions and asset dispositions, including the sale or other disposition of any Equity Interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person), will be excluded;

(e) all net after-tax income, loss, expense or charge attributable to the early extinguishment, conversion or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off and premiums paid) will be excluded;

(f) all non‑cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments will be excluded;

(g) any non‑cash or unrealized currency translation or foreign currency transaction gains and losses related to changes in currency exchange rates (including, without limitation, remeasurements of Indebtedness and any net loss or gain resulting from (i) Swap Contracts for currency exchange risk and (ii) intercompany Indebtedness), will be excluded;

(h) (i) the net income for such period of any Person that is not the referent Person or a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments that are paid in or converted into cash with respect to such equity ownership to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (ii) without duplication, the net income for such period will include any ordinary course dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership received from any such Person during such period in excess of the amounts included in subclause (i) above;

(i) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies will be excluded;

(j) the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to any acquisition consummated before or after the Closing Date (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items), and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;

(k) all non‑cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising from the application of GAAP will be excluded;

(l) all non‑cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights will be excluded;

(m) any costs or expenses incurred in connection with the payment of dividend equivalent rights to holders of equity-based incentive awards pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;

(n) accruals and reserves for liabilities or expenses that are established or adjusted as a result of the Transactions within 12 months after the Closing Date will be excluded;

(o) all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;

(p) all discounts, commissions, fees and other charges (including interest expense) associated with any Receivables Financing or Factoring Transaction will be excluded;

(q) (i) the non‑cash portion of “straight-line” rent expense will be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;

(r) expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (r);

(s) losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(t) non‑cash charges or income relating to increases or decreases of deferred tax asset valuation allowances will be excluded;

(u) cash dividends or returns of capital from Investments (such return of capital not reducing the ownership interest in the underlying Investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Closing Date will be included;

(v) [reserved];

(w) [reserved];

(x) any (i) severance or relocation costs or expenses, (ii) one-time non‑cash compensation charges, (iii) the costs and expenses related to employment of terminated employees, or (iv) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded; and

(y) any non‑cash interest expense and non‑cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the Latest Maturity Date, shall be excluded;

provided that the Parent Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to clauses (a) through (y) above if any such item individually is less than $2,000,000 in any fiscal quarter.

“Consolidated Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Senior Secured Indebtedness (less the amount of unrestricted cash and Cash Equivalents of the Parent Borrower and its Restricted Subsidiaries), and in each case, calculated on a Pro Forma Basis to (b) Consolidated EBITDA of the Parent Borrower for the most recent Test Period, calculated on a Pro Forma Basis.

“Consolidated Total Assets” means, the consolidated total assets of the Parent Borrower and its Restricted Subsidiaries as set forth on the consolidated balance sheet of the Parent Borrower as of the most recent Test Period.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person Guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any indenture, mortgage, deed of trust, contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or to which it or any of its properties is subject.

“Contribution Indebtedness” means Indebtedness of the Parent Borrower or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Designated Contributions) made to the capital of the Parent Borrower or any Restricted Subsidiary (other than, in the case of such Restricted Subsidiary, contributions by the Parent Borrower or any other Restricted Subsidiary to its capital) after the Amendment No. 2 Effective Date and designated as a Cash Contribution Amount; provided that such Contribution Indebtedness (a) is Incurred within 210 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the Incurrence date thereof.

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the United Kingdom’s Pensions Act 2004.

“Control” has the meaning specified in the definition of “Affiliate.”

“Control Account” means a Securities Account or Commodity Account that is the subject of an effective Securities Account Control Agreement and that is maintained by any Credit Party with an Approved Securities Intermediary. “Control Account” includes all Financial Assets held in a Securities Account or a Commodity Account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A‑2.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.11.

“Covenant Consolidated Fixed Charges” means, for any period, the sum, without duplication, of the amounts determined for the Parent Borrower and its Restricted Subsidiaries on a consolidated basis equal to (i) Consolidated Cash Interest Expense, (ii) scheduled payments of principal on Consolidated Funded Indebtedness and (iii) all cash Restricted Payments made by the Parent Borrower or any Restricted Subsidiary during such period pursuant to Section 6.6(b)(21).

“Covenant Fixed Charge Coverage Ratio” means, with respect to the Parent Borrower for any period, the ratio of (1) Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for the most recently ended Test Period immediately preceding the date on which such calculation of the Fixed

Charge Coverage Ratio is made, calculated on a Pro Forma Basis for such period minus (y) Consolidated Capital Expenditures made in cash during such Test Period to the extent not financed with the proceeds of Indebtedness minus (z) cash taxes actually paid by the Parent Borrower and its Restricted Subsidiaries during such Test Period, to (2) Covenant Consolidated Fixed Charges for such four Fiscal Quarter period. Solely for purposes of determining compliance with the Payment Conditions, in the event that the Parent Borrower or any of its Restricted Subsidiaries Incurs or redeems or repays any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems Preferred Stock or Disqualified Stock subsequent to the commencement of the period for which the Covenant Fixed Charge Coverage Ratio is being calculated but prior to the calculation of the Covenant Fixed Charge Coverage Ratio is made, then the Covenant Fixed Charge Coverage Ratio shall be calculated on a Pro Forma Basis.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 10.29.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Guaranty, the Foreign Law Guaranties, the Intercreditor Agreement, and each Borrowing Base Certificate.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Party” means each Borrower and each Guarantor.

“Cure Right” has the meaning specified in Section 8.4(a).

“Currency Due” has the meaning specified in Section 10.3(c).

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Swiss Francs, SARON for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the Business Day immediately preceding such RFR Interest Day and (iii) Dollars, Daily Simple SOFR.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such

SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, examinorship, small company administrative rescue process, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, administration, scheme of arrangement, restructuring, restructuring plan or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.21, any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans within three Business Days of the date required to be funded by it hereunder, (b) has notified the Parent Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder, (c) has failed, within three Business Days after reasonable request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation by the Administrative Agent) or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors, custodian, monitor, or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that no Lender shall be a Defaulting Lender solely by virtue of (x) the ownership or acquisition by a Governmental Authority of any Equity Interest in that Lender or any direct or indirect parent company thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (y) the occurrence of any of the events described in clause (d)(i), (d)(ii) or (d)(iii) of this definition which in each case has been dismissed or terminated prior to the date of this Agreement. Any determination by the Administrative Agent (or the Requisite Lenders to the extent that the Administrative Agent is a Defaulting Lender) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21) upon delivery of written notice of such determination to the Administrative Agent, the Parent Borrower and each Lender, as applicable.

“Deposit Account” has the meaning given to such term in the UCC.

“Deposit Account Bank” means a financial institution at which the Credit Parties maintain a Deposit Account.

“Deposit Account Control Agreement” has the meaning specified in the Security Agreement or means such documentation as is required in relation to the perfection of security and/or blocking or control of bank accounts pursuant to any relevant Foreign Collateral Document.

“Designated Contributions” means the net cash proceeds and Cash Equivalents received by the Borrower after the Closing Date from:

(1) contributions to its common equity capital, and

(2) the sale of Capital Stock (other than Excluded Equity) of the Borrower,

in each case designated as Designated Contributions pursuant to an Officer’s Certificate executed by a Responsible Officer of the Borrower.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Institution” means (a) each Person identified as a “Disqualified Institution” on a list delivered to the Administrative Agent by Holdings on or prior to November 8, 2018 (and, on and after the Closing Date, as such list may be updated by e-mail to JPMDQ_Contact@jpmorgan.com with the Administrative Agent’s consent (such consent not to be unreasonably withheld, conditioned or delayed)), (b) any Company Competitor identified on a list delivered to the Administrative Agent by the Borrower from time to time by e-mail to JPMDQ_Contact@jpmorgan.com and (c) as to any entity referenced in each of clauses (a) and (b) above (the “Primary Disqualified Institution”), any of such Primary Disqualified Institution’s Affiliates identified in writing to the Administrative Agent from time to time by e-mail to JPMDQ_Contact@jpmorgan.com or otherwise readily identifiable as such by name, but excluding any Affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity; provided that any additional designation permitted by the foregoing shall not apply retroactively to any prior assignment or participation interest or to any trade to acquire such participation interest. Notwithstanding the foregoing, any list of Disqualified Institutions shall only be required to be available to any Lender or Participant or prospective Lender or Participant on the Platform or another similar electronic system upon written request by such Lender or Participant or prospective Lender or Participant and any Lender may provide the list of Disqualified Institutions to any prospective assignee or Participant on a confidential basis (it being understood that the identity of Disqualified Institutions will not be posted or distributed to any Person, other than a distribution by the Administrative Agent to a Lender upon written request and by a Lender to any prospective assignee or Participant on a confidential basis). For the purpose of clauses (a) and (b) in the previous sentence, such list shall be made available to the Administrative Agent pursuant to Section 10.1 and any additions, deletions or other modifications to the list of Disqualified Institutions shall become effective within three Business Days after delivery to the Administrative Agent (with respect to additions pursuant to clause (a) above, subject to the Administrative Agent’s consent (such consent not to be unreasonably withheld, conditioned or delayed)). The Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to, or the restrictions on any exercise of rights or remedies of, any Disqualified Institution.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Equity Interests than the asset sale and change of control provisions applicable to any Senior Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to any Senior Notes (including the purchase of any Senior Notes tendered pursuant thereto)),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the Latest Maturity Date hereunder; provided, however, that only the portion of Equity Interests that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Parent Borrower or its Subsidiaries or a direct or indirect parent of the Parent Borrower by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent Borrower or its Subsidiaries or a direct or indirect parent of the Parent Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Documentation Agent” means Regions Bank, in its capacity as documentation agent for the Revolving Credit Facility.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Available Currency other than Dollars, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Available Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp. (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Available Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Earlier Maturing Debt” means any Indebtedness of any Credit Party (other than Permitted Earlier Maturing Debt) that is outstanding and has an Earlier Maturity Date prior to the date that is five (5) years after the Amendment No. 2 Effective Date.

“Earlier Maturity Date” means, with respect to any Indebtedness, the earlier of (i) the final scheduled maturity date of such Indebtedness and (ii) the Weighted Average Life to Maturity of such Indebtedness.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (i) any Agent, any Lender, any Affiliate of any Agent or Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and that extends credit or buys loans in the ordinary course; provided that none of the Parent Borrower, any Affiliate of Parent Borrower, any Defaulting Lender, any Disqualified Institution or any natural person shall be an Eligible Assignee.

“Eligible Borrowing Base Cash” means the amount of unrestricted cash and Cash Equivalents (other than any Specified Cure Investment) of the Credit Parties at such time (to the extent held in a Control Account, Cash Collateral Account or Approved Deposit Account); provided that if such Control Account, Cash Collateral Account or Approved Deposit Account is held at an institution other than the

Administrative Agent or any of its affiliates, at any time that (i) the aggregate of all Revolving Credit Outstandings exceeds the Borrowing Base or (ii) the Payment Conditions are tested, the Administrative Agent reserves the right to verify the balance of such account on a daily basis.

“Eligible Inventory” means the inventory of the Borrowers including raw materials, work-in-process and finished goods:

(a) that is owned solely by a Borrower free and clear from any Lien in favor of a third party (other than (w) the Liens in favor of the Collateral Agent, (x) Liens securing “Fixed Asset Obligations” (as defined in the Intercreditor Agreement) so long as all such Liens rank junior in priority to the Liens securing the Obligations pursuant to the Intercreditor Agreement, (y) non-consensual unrecorded Liens arising by operation of law notified to the Administrative Agent for which a reserve has been established against the Borrowing Base and (z) inchoate Liens for which amounts are not yet due and payable),

(b) with respect to which the Collateral Agent has a valid, perfected and enforceable first priority Lien governed by the laws of the jurisdiction in which the inventory in question is located, subject only to (x) non-consensual unrecorded Liens arising by operation of law notified to the Administrative Agent for which a reserve has been established against the Borrowing Base, (y) Liens securing “Fixed Asset Obligations” (as defined in the Intercreditor Agreement) so long as all such Liens rank junior in priority to the Liens securing the Obligations pursuant to the Intercreditor Agreement and (z) inchoate Liens for which amounts are not yet due and payable,

(c) with respect to which no representation or warranty contained in any Credit Document has been breached in any material respect,

(d) that is not, in the Administrative Agent’s Permitted Discretion, obsolete or unmerchantable, and

(e) with respect to which (in respect of any inventory labeled with a brand name or trademark and sold by a Borrower pursuant to a trademark owned by a Borrower or a license granted to a Borrower (other than inventory consisting of products sold to third parties for resale under such third party’s brand)) the Collateral Agent would have rights under such trademark or license pursuant to the Security Agreement, any Foreign Collateral Document or other agreement reasonably satisfactory to the Administrative Agent to sell such inventory in connection with a liquidation thereof.

No inventory of a Borrower shall be Eligible Inventory if such inventory consists of (i) goods that are not held by a Borrower for bona fide resale, (ii) goods returned or rejected by customers other than goods that are undamaged or are resalable in the normal course of business, (iii) goods to be returned to suppliers, (iv) goods that have been consigned by a Borrower, (v) goods in transit (provided that (x) inventory located in the continental United States, Ireland, England and Wales, Mexico, Canada or the Netherlands which is being transported by a Borrower between premises owned or operated by a Borrower and (y) Eligible Inventory In Transit, in each case for which a reserve has been taken for any freight costs, storage fees and/or insurance costs necessary (as reasonably determined by the Applicable Agent) to obtain possession of such inventory may be deemed “Eligible Inventory”), (vi) goods the buyer of which has rights superior to the security interest of the Collateral Agent, (vii) inventory specifically reserved against by a Borrower, (viii) inventory (A) acquired by a Borrower pursuant to an Investment permitted hereunder or (B) belonging to a Subsidiary formed, acquired or that ceases to be an Excluded Subsidiary after the Closing Date (including, in each case, any additional Borrower pursuant to Section 5.11(b)), in each case with respect to which the Administrative Agent has not received the results of a field examination and appraisal which are reasonably satisfactory to the Applicable Agent, (ix) goods located, stored, used or held at any premises owned or operated by a Person which is not a Borrower unless (A)(1) the Applicable Agent shall have received a Landlord Personal Property Collateral Access Agreement, Bailee’s Letter or similar agreement in form and substance reasonably satisfactory to it or (2) in the case of inventory located at a leased premises, a Reserve in an amount equal to three months’ rent or operating expenses, as applicable, for such premises shall have been established with respect thereto and (B) other than in the case of Qualified Outside Processors, an appropriate UCC-1 financing statement or equivalent shall have been executed and properly filed, (x) inventory evidenced by negotiable documents of title unless such documents of title are delivered to the Collateral Agent, (xi) inventory which is not located in the United States, Ireland, England and Wales, Mexico, Canada or the Netherlands; (xii) (A) for which any contract relating to such inventory expressly includes retention of title in favor of the vendor or supplier thereof; or (B) for which any contract relating to such inventory does not address retention of title and the relevant Borrower has not demonstrated to the satisfaction of the Administrative Agent that there is no retention of title in favor of the vendor or supplier thereof; (xiii) for which reclamation rights exist or have been asserted by the seller and (xiv) with respect to any inventory, any portion of cost attributable to intercompany profit among the Borrowers and their Affiliates.

For the purpose of calculating any Borrowing Base, the value of any Eligible Inventory located in Mexico shall in no case exceed the lesser of (i) 7.5% of the Global Borrowing Base and (y) $75,000,000.

“Eligible Inventory In Transit” means all inventory that is in-transit inventory and that would otherwise constitute Eligible Inventory but for its failure to satisfy the criteria set forth in clause (v) or (xi) of the definition thereof, solely to the extent that (i) either (a) the inventory has been shipped on a “free on board the place of shipment” basis to a Borrower and the Administrative Agent shall have received (A) a true and correct copy of the bill of lading and such other shipping documents in respect of such inventory as it may in its Permitted Discretion require, (B) evidence of reasonably satisfactory casualty insurance naming the Collateral Agent or its designee as loss payee or additional insured and otherwise covering such risks as the Administrative Agent may reasonably request in its Permitted Discretion, and (C) if the bill of lading is negotiable, confirmation that the bill is in the possession of a Borrower, such Borrower’s customs broker or any other Person acting in a similar capacity or (ii) the inventory has been shipped by a Borrower to a customer on a “free on board the place of destination” basis and has not yet been delivered and the Collateral Agent shall have received evidence of reasonably satisfactory casualty insurance naming the Collateral Agent or its designee as loss payee or additional insured and otherwise covering such risks as the Administrative Agent may reasonably request in its Permitted Discretion; provided that for the purpose of calculating any Borrowing Base, the value of any Eligible Inventory In Transit shall in no case exceed $80,000,000.

“Eligible Receivable” means the gross outstanding balance of each Account of a Borrower arising out of the sale of merchandise, goods or services in the ordinary course of business, that is made by a Borrower to a Person that is not an Affiliate of any Credit Party and that constitutes Collateral in which the Collateral Agent has a valid and enforceable, fully perfected first priority lien; provided, however, that an Account shall not be an “Eligible Receivable” if any of the following shall be true:

(a) (i) such Account is more than 60 days past due according to the original terms of sale or (ii) 120 days past the original invoice date thereof (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder such amount shall be the gross amount due in respect of the applicable Accounts without giving effect to any net credit balances); or

(b) any representation or warranty contained in this Agreement or any other Credit Document with respect to such specific Account is not true and correct in all material respects; or

(c) the Account Debtor on such Account has disputed liability or made any claim with respect to any other Account due from such Account Debtor to a Borrower but only to the extent of such dispute or claim; or

(d) the Account Debtor on such Account has then currently (i) filed a petition for bankruptcy or any other relief under the Bankruptcy Code, or under any other applicable bankruptcy, reorganization, insolvency, examinorship, rescue process, administration or similar law now or hereafter in effect, (ii) made an assignment for the benefit of creditors, (iii) had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (iv) has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation or (v) had or suffered a receiver, examiner, process advisor, administrator, monitor, or a trustee to be appointed for all or a significant portion of its assets or affairs, unless such Account Debtor (A) is a debtor-in-possession in a case then pending under Chapter 11 of the Bankruptcy Code or any such other law, (B) has established debtor-in-possession financing satisfactory to the Applicable Agent in its sole discretion and (C) otherwise satisfies each of the requirements set forth in this definition of Eligible Receivables; or

(e) the Account Debtor on such Account or any of its Affiliates is also a supplier to or creditor of a Borrower, to the extent of the applicable offset unless such Account Debtor has executed a no‑offset letter reasonably satisfactory to the Applicable Agent, in its discretion exercised in a commercially reasonable manner; or

(f) the sale or service represented by such Account is to an Account Debtor located outside the United States, the European Union (as constituted pre-May 2004), Norway, Switzerland or Canada, unless the sale is on letter of credit or acceptance terms acceptable to the Administrative Agent, in its Permitted Discretion and (a) such letter of credit names the Collateral Agent as beneficiary for the benefit of the Secured Parties or (b) the issuer of such letter of credit has consented to the assignment of the proceeds thereof to the Collateral Agent; or

(g) the sale to such Account Debtor on such Account is on a bill‑on‑hold, guaranteed sale, sale-and-return, sale-on-approval, sale on consignment or sale providing for repurchase or return basis; or

(h) such Account is subject to a Lien in favor of any Person other than (i) the first priority lien in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Liens securing “Fixed Asset Obligations” (as defined in the Intercreditor Agreement) so long as all such Liens rank junior in priority to the Liens securing the Obligations pursuant to the Intercreditor Agreement, (iii) non-consensual Liens arising by operation of law which are junior to the Collateral Agent’s Lien and (iv) inchoate Liens for which amounts are not yet due and payable; or

(i) such Account is subject to any deduction, offset, counterclaim, discount, allowance, rebate, credit, return privilege, exchange rate adjustment, other adjustments, or other conditions other than volume sales discounts given in the ordinary course of the business of the applicable Borrower; provided, however, that such Account shall be ineligible pursuant to this clause (i) only to the extent of such deduction, offset, counterclaim, discount, allowance, rebate, credit, return privilege, exchange rate adjustment, other adjustment, or other condition; or

(j) the Account Debtor on such Account is located in New Jersey, Minnesota or any other state of the United States requiring the holder of such Account, as a precondition to commencing or maintaining any action in the courts of such state or other jurisdiction either to (i)

receive a certificate of authorization to do business in such state or be in good standing in such state or (ii) file a notice of business activities report, or equivalent, with the appropriate office or agency of such state, in each case unless and for so long as the applicable Borrower has filed within the Qualification Period (and maintains the effectiveness of) such a certificate of authority to do business and is in good standing or, as the case may be, has duly filed within the Qualification Period (and maintains the effectiveness of) such a notice in such state; or

(k) the Account Debtor on such Account is a Governmental Authority, unless the applicable Borrower has assigned its rights to payment of such Account to the Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a US federal Governmental Authority, and pursuant to applicable law, if any, in the case of any other Governmental Authority in the United States of America, and such assignment has been accepted and acknowledged by the appropriate government officers; or

(l) 50% or more of the outstanding Accounts of the Account Debtor have become, in accordance with the provisions of clause (a) above, ineligible; or

(m) the sale represented by such Account is denominated in a currency other than (i) in the case of any US Borrower, Dollars and (ii) in the case of any European Co-Borrower, Dollars, Euros, Pounds Sterling and Swiss Francs; or

(n) the Account Debtor is in default on prior indebtedness to the applicable Borrower (other than invoices that are not more than 30 days past due from the original due date thereof) or which has been written off the books of the Borrowers or otherwise designated as uncollectible; or

(o) the applicable Borrower, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

(p) such Account is owing by an Account Debtor to the extent the total Accounts of such Account Debtor to the applicable Borrower represent (A) more than 15% of the Eligible Receivables at such time (in the case of Account Debtors or their parent companies rated Ba1 or lower by Moody’s or BB+ or lower by S&P), (B) more than 25% of the Eligible Receivables at such time (in the case of Account Debtors or their parent companies rated Baa3 or better by Moody’s or BBB- by S&P) or (C) more than 25% of the Eligible Receivables at such time (if the Account Debtor is Anixter International Inc., but only for so long as the corporate or issuer rating of Anixter International Inc. is rated both Ba2 or better by Moody’s and BB or better by S&P), in each case, solely to the extent of such excess; or

(q) such Account is invalid or otherwise not legally enforceable; or

(r) such Account is unlawful or not absolute; or

(s) such Account is not in material compliance with all applicable laws and regulations; or

(t) such Account did not arise from a final sale of goods or services (evidenced by an invoice or other writing in form acceptable to the Administrative Agent, in its Permitted Discretion) which have been fully delivered; it being understood and agreed that each Borrower’s form of invoice which has been delivered to the Administrative Agent prior to the Closing Date is acceptable; or

(u) payment in cash has been received with respect to, but not yet applied to, such Account, but only to the extent of such non-application; or

(v) Accounts (A) acquired by a Borrower pursuant to an Investment permitted hereunder or (B) belonging to a Subsidiary formed, acquired or that ceases to be an Excluded Subsidiary after the Closing Date (including, in each case, any additional Borrower pursuant to Section 5.11(b)), in each case with respect to which the Administrative Agent has not received the results of a field examination and appraisal which are reasonably satisfactory to the Administrative Agent; or

(w) such Account is evidenced by chattel paper or a promissory note or an instrument of any kind; or

(x) any Account which was partially paid and in respect of which the applicable Borrower created a new receivable for the unpaid portion of such Account; or

(y) such Account is governed by the laws of any jurisdiction other than (i) prior to the first Foreign Borrowing Base Trigger Date, any state of the United States of America and (ii) from and after the applicable Foreign Borrowing Base Trigger Date, England and Wales, Ireland, Switzerland or the United States, any state thereof or the District of Columbia, as applicable; or

(z) any Account which, for any Account Debtor, exceeds the applicable credit limit for such Account Debtor, if any, determined by the Borrowers, to the extent of such excess; or

(aa) such Account is subject to any limitation of assignment (which would have the effect of preventing or restricting the creation of security interests) or limitation on the creation of security interests (whether arising by operation of law, by agreement or otherwise) unless the Administrative Agent has determined that such limitation is not enforceable; or

(bb) such Account relates to inventory that is recorded as perpetual inventory or that is included in the definition of Eligible Inventory In Transit.

“EMU” means the economic and monetary union as contemplated in the EU Treaty.

“EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.

“Entitlement Holder” has the meaning given such term in the UCC.

“Entitlement Order” has the meaning given such term in the UCC.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, notice, notice of violation or of potential responsibility, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, or the Environment.

“Environmental Laws” means any and all current or future federal, state, local and foreign statutes, laws, including common law, regulations or ordinances, rules, judgments, orders, decrees, permits licenses or restrictions imposed by a Governmental Authority relating to pollution or protection of the Environment and protection of human health (to the extent relating to exposure to Hazardous Materials), including those relating to the generation, use, handling, storage, transportation, treatment or Release or threat of Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of the Parent Borrower, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency that is outside the control of the holder of such Capital Stock or any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Parent Borrower, any Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (d) the filing of a notice of intent to terminate, or the commencement of proceedings by the PBGC to terminate, a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Internal Revenue Code and Section 302 of ERISA, whether or not waived, (g) the failure to make by its due date a required contribution under Section 412(m) of the Internal Revenue Code (or Section 430(j) of the Internal Revenue Code, as amended by the Pension Protection Act of 2006) with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums, upon the Parent Borrower, any Subsidiary or any ERISA Affiliate or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA) which could result in liability to the Parent Borrower or any Subsidiary.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EU Treaty” means the Treaty on European Union.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Euro” refers to the single currency of the Participating Member States.

“European Borrowing Base” means the sum of (i) the UK Borrowing Base plus (ii) the Irish Borrowing Base plus (iii) the Swiss Borrowing Base; provided that, in the event the Foreign Borrowing Base Trigger Date has not occurred with respect to any of the UK Borrowing Base, the Irish Borrowing Base and/or the Swiss Borrowing Base, such Borrowing Base shall be excluded from the European Borrowing Base until such Foreign Borrowing Base Trigger Date occurs.

“European Co-Borrowers” means, collectively, the Irish Borrowers, the Swiss Borrowers and the UK Borrowers.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Excess Availability” means, at any time, (a) the sum of (i) the Maximum Credit and (ii) to the extent that the Global Borrowing Base exceeds the Revolving Commitments at such time, an amount equal to 100% of such excess (other than in respect of a Last-Out Facility) (provided that (x) if Availability is less than the lesser of (A) 5.0% of the Maximum Credit and (B) $50,000,000, the amount under this clause (ii) shall be deemed to be zero and (y) this clause (ii) shall not be included when calculating Excess Availability for purposes of determining whether additional field exams or appraisals are required under Section 5.9 hereof), plus (iii) Eligible Borrowing Base Cash minus (b) the aggregate of all Revolving Credit Outstandings.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means (i) segregated deposit, securities and commodities accounts that are maintained and used solely (1) for payroll, employee healthcare and other employee wage and benefit accounts, (2) as withholding tax accounts, including, without limitation, sales tax accounts, (3) as escrow, fiduciary or trust accounts, in each case exclusively for the benefit of unaffiliated third parties held in connection with a transaction permitted by this Agreement; (4) as defeasance and redemption accounts that are subject to a Lien of the type described in and maintained in accordance with clause (29) of the definition of “Permitted Liens”, (5) solely for purposes of any control agreement requirements, zero balance disbursement accounts and (ii) other deposit, securities and commodities accounts as long as the aggregate balance for all such Credit Parties in all such other accounts does not exceed the Dollar Equivalent of $40,000,000 at any time; provided that (A) each Credit Party shall use commercially reasonable efforts to ensure that such Excluded Accounts in clauses (i) and (ii) receive no deposits from Account Debtors in respect of an Eligible Receivable, (B) the Parent Borrower or such other Credit Party shall promptly upon becoming aware of any deposit in such accounts from Account Debtors in respect of an Eligible Receivable cause such deposits to be transferred to an Approved Deposit Account or Control Account, and (C) each Credit Party shall use commercially reasonable efforts to ensure that such accounts specified in clause (i) shall only receive deposits in amounts reasonably expected to be required to satisfy the obligations specified in clause (i)(1) through (i)(5) to be made from such accounts from time to time.

“Excluded Assets” means the collective reference to:

(a) (i) any fee-owned real property, and (ii) all real property in which a Credit Party holds a leasehold interest in such property as the lessee under a lease;

(b) motor vehicles and other assets subject to certificates of title to the extent a lien thereon cannot be perfected automatically or by filing a UCC financing statement;

(c) pledges and security interests prohibited by applicable law, rule or regulation after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law;

(d) assets to the extent a security interest in such assets would result in material adverse tax consequences (including as a result of any law or regulation in any applicable jurisdiction similar to Section 956 of the Internal Revenue Code) as reasonably determined by the Parent Borrower;

(e) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Borrower or a Guarantor) except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the UCC and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition;

(f) those assets as to which the Administrative Agent and the Parent Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby;

(g) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (in each case, except to the extent such prohibition or restriction is unenforceable after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law) and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition;

(h) “intent-to-use” trademark applications prior to the filing of an “Amendment to Allege Use” filing or “Statement of Use” filing;

(i) margin stock;

(j) solely in respect of any Obligations of a US Borrower (other than any Guarantee of any Obligations of a Foreign Credit Party), any assets of a Subsidiary that is a CFC or CFC Holdco or of a direct or indirect subsidiary of a Subsidiary that is a CFC or CFC Holdco;

(k) any assets or equity interests of a captive insurance company or not-for-profit entity or other special purpose entity that is not a Credit Party;

(l) the Acquisition Agreement and the rights therein or arising thereunder (except any proceeds of the Acquisition Agreement);

(m) Excluded Capital Stock;

(n) Excluded Accounts and the funds maintained in such Excluded Accounts in accordance with the definition thereof; and

(o) with respect to the assets of any Foreign Credit Party, any asset specifically described in any applicable Collateral Document as excluded from the grant of security by such Foreign Credit Party;

provided, however, that Excluded Assets will not include (a) any proceeds, substitutions or replacements of any Excluded Assets (unless such proceeds, substitutions or replacements would otherwise constitute Excluded Assets), (b) any assets included in the Borrowing Base or (c) any asset of the Borrowers or Guarantors that secures obligations with respect to Term Loan Credit Agreement or the Closing Date Senior Secured Notes.

“Excluded Capital Stock” means (a) any Capital Stock with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the costs of pledging such Capital Stock shall be excessive in relation to the benefits to be obtained by the Lenders therefrom and (b) (1) solely in respect of any Obligations of a US Borrower (other than any Guarantee of any Obligations of a Foreign Credit Party), solely in the case of any pledge of Capital Stock of any Subsidiary that either is a CFC or a CFC Holdco, any Capital Stock that is Voting Stock of such Subsidiary in excess of 65% of the outstanding Voting Stock of such Subsidiary, (2) any Capital Stock to the extent the pledge thereof would be prohibited by any applicable law, rule or regulation or, in the case of Capital Stock of a non-Wholly Owned Subsidiary, Contractual Obligation existing on the Closing Date or on the date such Capital Stock is acquired by a Borrower or a Guarantor (and not entered into in contemplation of such acquisition) in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, (3) the Capital Stock of any Subsidiary that is not wholly owned by a Borrower and the Guarantors at the time such Subsidiary becomes a Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary) to the extent the pledge of such Capital Stock by a Borrower or Guarantor is prohibited by the terms of such Subsidiary’s organizational or joint venture documents, (4) the Capital Stock of any Immaterial Subsidiary, (5) solely in respect of any Obligations of a US Borrower (other than any Guarantee of any Obligations of a Foreign Credit Party), for the avoidance of doubt, the Capital Stock of any direct or indirect Subsidiary of a Subsidiary that is a CFC or any CFC Holdco and (6) the Capital Stock of any Unrestricted Subsidiary; provided, however, that Excluded Capital Stock will not include (a) any proceeds, substitutions or replacements of any Excluded Capital Stock (unless such proceeds, substitutions or replacements would otherwise constitute Excluded Capital Stock) or (b) any asset of the Borrowers or Guarantors that secures obligations with respect to Term Loan Credit Agreement or the Closing Date Senior Secured Notes.

“Excluded Equity” means (i) Disqualified Stock, and (ii) any Equity Interests issued or sold to a Restricted Subsidiary of the Parent Borrower or any employee stock ownership plan or trust established by the Parent Borrower or any of its Subsidiaries or a direct or indirect parent of the Parent Borrower (to the extent such employee stock ownership plan or trust has been funded by the Parent Borrower or any Restricted Subsidiary or a direct or indirect parent of the Parent Borrower).

“Excluded Subsidiary” means (a) any Unrestricted Subsidiary (and any Subsidiary thereof), (b) any Immaterial Subsidiary, (c) any Subsidiary that is prohibited or restricted by applicable law, rule or regulation or by any Contractual Obligation existing on the Closing Date or at the time of acquisition thereof after the Closing Date (and not entered into in contemplation of such acquisition), in each case, from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (d) not-for-profit subsidiaries, if any, (e) solely in respect of any Obligations of a US Borrower (other than any Guarantee of any Obligations of a Foreign Credit Party), any Foreign Subsidiary of a Borrower or any Guarantor (f) solely in respect of any Obligations of a US Borrower (other than any Guarantee of any Obligations of a Foreign Credit Party), any Subsidiary of the Parent Borrower that is a CFC and any direct or indirect Subsidiary of such a CFC, (g) solely in respect of any Obligations of a US Borrower (other than any Guarantee of any Obligations of a Foreign Credit Party), any CFC Holdco and any direct or indirect subsidiary of a CFC Holdco, (h) any Receivables Subsidiary, (i) any Restricted Subsidiary acquired pursuant to a Permitted Investment financed with secured Indebtedness permitted to be Incurred hereunder as assumed Indebtedness (and not Incurred in contemplation of such Permitted Investment) and any Restricted Subsidiary thereof that guarantees such Indebtedness, in each case to the extent and for so long as such secured Indebtedness prohibits such subsidiary from becoming a Guarantor, (j) any entity to the extent a guarantee by such entity would reasonably be expected to result in material adverse tax consequences as reasonably determined by the Parent Borrower, (k) captive insurance Subsidiaries, (l) any Subsidiary that is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted hereunder, if such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transactions, provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, and (m) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Parent Borrower, the cost or other consequences of guaranteeing the Obligations would be excessive in relation to the benefits to be obtained by the Lenders therefrom.

“Excluded Swap Obligation” means, with respect to any Credit Party, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Credit Party’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Credit Party), at the time the guarantee of (or grant of such security interest by, as applicable) such Credit Party becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Credit Party is a “financial entity,” as defined in section 2(h)(7)(C) the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Credit Party becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Credit Party as specified in any agreement between the relevant Credit Parties and Hedge Bank applicable to such Swap Obligation.

“Excluded Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (a) any Tax measured by such recipient’s net income or profits (or franchise Tax in lieu of such Tax on net income or profits) imposed by a jurisdiction as a result of such recipient being organized or having its principal office or applicable Lending Office located in such jurisdiction or as a result of any other present or former connection between such recipient and the jurisdiction (including as a result of such recipient carrying on a trade or business, having a permanent establishment or being a resident for Tax purposes in such jurisdiction), other than a connection arising solely from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Credit Document or Letter of Credit, (b) any branch profits Tax under Section 884(a) of the Internal Revenue Code or any similar Tax imposed by any other jurisdiction described in (a), (c) with respect to any Loan or Revolving Commitment made to a US Borrower by a Lender (other than any interest in a Revolving Commitment or Loan acquired pursuant to the Parent Borrower’s request under Section 2.22), any U.S. federal withholding Tax that is imposed on amounts payable to such Lender pursuant to a Law in effect at the time such Lender acquires the applicable interest in such Revolving Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Revolving Commitment, the date on which such Lender acquires the applicable interest in such Loan (or designates a new Lending Office) (or where the Lender is a partnership for U.S. federal income Tax purposes, pursuant to a law in effect on the later of (x) the date on which such Lender acquires the applicable interest in such Revolving Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Revolving Commitment, the date on which such Lender acquires the applicable interest in such Loan or (y) the date on which the affected partner becomes a partner of such Lender), except, in each case, to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office, assignment or acquisition by the affected partner, to receive additional amounts from a Credit Party with respect to such U.S. federal withholding Tax pursuant to Section 2.19, (d) solely with respect to any Loan to a UK Borrower, any UK Tax Deduction, if, on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender, except to the extent that (x) such UK Tax Deduction arises as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty or any published practice or published concession of any relevant taxing authority or (y) such Lender’s assignor (if any) was entitled, immediately prior to the assignment to such Lender, to receive additional amounts from a Credit Party with respect to such UK Tax Deduction pursuant to Section 2.19; or (ii) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender; and: (A) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the UK ITA which relates to the payment and that Lender has received from any UK Borrower or any Guarantor making the payment a certified copy of that Direction; and (B) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or (iii) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender and: (A) the relevant Lender has not given a UK Tax Confirmation to the relevant UK Borrower; and (B) the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given such a UK Tax Confirmation, on the basis that the UK Tax Confirmation would have enabled any UK Borrower or any Guarantor making the payment to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK ITA or (iv) the relevant Lender is a UK Treaty Lender and any UK Borrower or any Guarantor making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 2.19(c)(4), (e) any Tax attributable to such recipient’s failure to comply with Section 2.19(c), and (f) any Tax imposed under FATCA.

“Existing ABL Credit Agreement” means the Revolving Credit and Guaranty Agreement, dated as of January 14, 2011 (as amended, restated, supplemented or otherwise modified from time to time), among, inter alia, Holdings, the Parent Borrower, the other borrowers party thereto, the lenders party thereto, JPMorgan, as US administrative agent, and J.P. Morgan Europe Limited, as European administrative agent.

“Existing Letters of Credit” has the meaning specified in Section 2.3(l).

“Existing Liens” has the meaning specified in Section 10.5(b)(xiii).

“Existing Term Loan Credit Agreement” means the Credit Agreement, dated as of January 14, 2011, by and among the Parent Borrower, Holdings, the Subsidiary Guarantors listed on the signature pages thereto, the several lenders from time to time party thereto, J.P. Morgan Securities LLC, as arranger and bookrunner, and JPMorgan, as administrative agent for the lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time).

“Extendable Bridge Loans/Interim Debt” means customary “bridge” loans which by their terms will be automatically converted, subject only to customary conditions, into loans or other Indebtedness that have, or automatically extended, subject only to customary conditions, such that they have, a maturity date later than the Latest Maturity Date then in effect.

“Extended Termination Date” has the meaning specified in Section 2.23(d).

“Extending Lender” has the meaning specified in Section 2.23(d).

“Facility Cash Management Obligation” means any Obligations in respect of Cash Management Services arising in connection with this Agreement or any Credit Document, including any costs incurred or other payments required to be made by any Agent pursuant to any Deposit Account Control Agreement or Securities Account Control Agreement.

“Factoring Transaction” means any transaction or series of transactions that may be entered into by the Parent Borrower or any Restricted Subsidiary pursuant to which the Parent Borrower or such Restricted Subsidiary may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person that is not a Restricted Subsidiary; provided that any such Person that is a Subsidiary meets the qualifications in clauses (1) – (3) of the definition of “Receivables Subsidiary”.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Parent Borrower).

“FASB ASC” means the Accounting Standard Codifications as promulgated by the Financial Accounting Standards Board, including any renumbering of such standards or any successor or replacement section or sections promulgated by the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreement entered into pursuant to current Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreements implementing the foregoing and any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) implements any law or regulation referred to in this definition.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Fee Letter” means, collectively, (i) the Fee Letter, dated November 8, 2018, by and among the Arrangers, certain of their respective affiliates, Holdings and the Parent Borrower and (ii) any fee letter or engagement letter, by and among the Parent Borrower, the Administrative Agent and any Arranger, entered into in connection with Amendment No. 2.

“Financial Asset” has the meaning given to such term in the UCC.

“Financial Performance Covenant” has the meaning specified in Section 8.4(a).

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under s43 of the United Kingdom’s Pensions Act 2004.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means with respect to the Parent Borrower and its Restricted Subsidiaries, the fiscal year ending on December 31 of each calendar year.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (1) Consolidated EBITDA of such Person for the most recently ended Test Period immediately preceding the date on which such calculation of the Fixed Charge Coverage Ratio is made, calculated on a Pro Forma Basis for such period to (2) the Fixed Charges of such Person for such period calculated on a Pro Forma Basis. In the event that the Parent Borrower or any of its Restricted Subsidiaries Incurs or redeems or repays any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems Preferred Stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated on a Pro Forma Basis.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Cash Interest Expense of such Person for such period, and

(2) the product of (a) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries for such period and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed GAAP Date” means the Closing Date; provided that at any time and from time to time after the Closing Date, the Parent Borrower may by written notice to the Administrative Agent elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

“Fixed GAAP Terms” means (a) the definitions of the terms “Capitalized Lease Obligation,” “Consolidated Cash Interest Expense,” “Consolidated Interest Expense,” “Consolidated Net Income,”

“Consolidated Total Assets,” “Consolidated First Lien Net Leverage Ratio,” “Consolidated Senior Secured Net Leverage Ratio,” “Consolidated Funded Indebtedness,” “Consolidated Funded First Lien Indebtedness,” “Consolidated Funded Senior Secured Indebtedness,” “Consolidated EBITDA,” “Fixed Charges,” “Fixed Charge Coverage Ratio,” “Consolidated Capital Expenditures,” “Covenant Consolidated Fixed Charges,” “Covenant Fixed Charge Coverage Ratio,” “Four Quarter Consolidated EBITDA” and “Indebtedness,” (b) all defined terms in this Agreement to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Agreement that, at the Parent Borrower’s election, may be specified by the Parent Borrower by written notice to the Administrative Agent from time to time; provided that the Parent Borrower may elect to remove any term from constituting a Fixed GAAP Term.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, each Adjusted Daily Simple RFR or the Central Bank Rate shall be 0.00%.

“Foreign Borrowing Base Trigger Date” means, with respect to any of the Irish Borrowing Base, the Swiss Borrowing Base and the UK Borrowing Base, the date on which all of the following occur or have occurred with respect to at least one European Co-Borrower in such Borrowing Base jurisdiction:

(1) A Term Loan Foreign Amendment has occurred;

Each applicable European Co-Borrower shall have conducted, or shall have caused to be conducted, at its expense, appraisals, investigations and reviews as the Administrative Agent shall reasonably request for the purpose of determining the Irish Borrowing Base, the Swiss Borrowing Base and/or the UK Borrowing Base, as the case may be;

(2) The Administrative Agent’s receipt of the following (in each case in form and substance reasonably satisfactory to the Administrative Agent):

A Counterpart Agreement duly executed and delivered by each applicable European Co-Borrower;

A guaranty or guaranty supplement and, if applicable, Foreign Law Guaranty, duly executed and delivered by each applicable European Co-Borrower;

Each Foreign Collateral Document duly executed and delivered by each applicable European Co-Borrower, together with evidence reasonably satisfactory to the Collateral Agent of the compliance by each applicable Foreign Credit Party of its obligations under Section 5.16 and under the applicable Foreign Collateral Documents (including, without limitation, its obligation to authenticate and deliver UCC or equivalent financing statements or the equivalent instrument in any jurisdiction and to execute (as applicable) and deliver originals of securities, instruments and chattel paper);

(i) Copies of each Organizational Document executed and delivered by each applicable European Co-Borrower, as applicable, and, to the extent applicable in each relevant jurisdiction, certified as of a recent date by the appropriate governmental official, each dated the applicable Foreign Borrowing Base Trigger Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers or directors of such Person executing the Credit Documents to which it is a party (or any other similar document, as applicable under the Laws of the relevant jurisdiction); (iii) resolutions of the shareholders and Board of Directors (or similar governing body) of each applicable European Co-Borrower, approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, certified as of the applicable Foreign Borrowing Base Trigger Date by its secretary, director or an assistant secretary as being executed and delivered and in full force and effect without modification or amendment or, if not applicable under the Laws of the relevant jurisdiction, in a similar form; and (iv) to the extent applicable, a “long-form” good standing certificate (or the equivalent) from the applicable Governmental Authority of each applicable European Co-Borrower’s jurisdiction of incorporation, organization or formation (or an Irish Companies Registration Office search showing that each Irish Borrower is designated as “Normal”), each dated a recent date prior to the applicable Foreign Borrowing Base Trigger Date;

Favorable written opinions from counsel for each applicable European Co-Borrower, dated as of the applicable Foreign Borrowing Base Trigger Date, with respect to each European Co-Borrower, the Foreign Collateral Documents, Foreign Law Guaranty (if applicable) and other Credit Documents, addressed to the Administrative Agent and each Lender, and in form and substance reasonably satisfactory to the Administrative Agent and including, without limitation, customary opinions regarding the validity, perfection and enforceability of the Liens and such other matters which are reasonably requested;

All documentation and other information about each applicable European Co-Borrower that the Lenders reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, including, to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification;

A Borrowing Base Certificate with respect to the US Borrowing Base, the UK Borrowing Base, the Irish Borrowing Base and/or the Swiss Borrowing Base, as applicable, each calculated as of the last day of the month or quarter, as applicable, most recently ended prior to the applicable Foreign Borrowing Base Trigger Date, which meets the requirements of Section 5.1(m)(i); and

All fees agreed to in writing between the Parent Borrower and the Administrative Agent and reimbursement of all expenses in accordance with Section 10.2(a).

“Foreign Collateral Document” means each Collateral Document not governed by the laws of the United States, any state thereof or the District of Columbia, including the UK Collateral Documents, the Irish Collateral Documents and the Swiss Collateral Documents.

“Foreign Credit Party” means each Credit Party other than a US Credit Party.

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 4.11(d).

“Foreign Guarantor” means each Guarantor that is a Foreign Subsidiary.

“Foreign Law Guaranty” means each guaranty agreement or supplement thereto, if any, entered into by a Foreign Guarantor that is not governed by the laws of the United States or any state thereof pursuant to which such Foreign Guarantor guarantees the Obligations of which it is a Guarantor.

“Foreign Plan” has the meaning specified in Section 4.11(d).

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America, any state thereof or the District of Columbia.

“Four Quarter Consolidated EBITDA” means as of any date of determination with respect to any Test Period, Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries on a consolidated basis for such Test Period, in each case on a Pro Forma Basis.

“FRB” means the Board of Governors of the United States Federal Reserve System.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Notice” has the meaning specified in Section 2.1(b)(i).

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies); provided that the Parent Borrower may at any time elect by written notice to the Administrative Agent to use IFRS in lieu of GAAP for financial reporting purposes and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement) and (b) for prior periods, GAAP as defined in the first sentence of this definition prior to the proviso. All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

“General Intangible” has the meaning specified in the UCC.

“Global Borrowing Base” means (a) prior to the first Foreign Borrowing Base Trigger Date, the US Borrowing Base and (b) from and after the first Foreign Borrowing Base Trigger Date, the sum of the European Borrowing Base and the US Borrowing Base; provided that, notwithstanding the foregoing, in no event shall the European Borrowing Base exceed 40% of the Global Borrowing Base.

“Governmental Asset Sale” means the disposition of assets that are necessary or advisable, in the good faith judgment of the Borrower, in order to obtain the approval of any Governmental Authority to consummate or avoid the prohibition or other restrictions on the consummation of any Permitted Investment or acquisition.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the European Central Bank, the Council of Ministers of the European Union and any other European supranational body).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantors” has the meaning specified in the Security Agreement.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means (i) with respect to the US Obligations, each of Holdings and each Domestic Subsidiary of the Parent Borrower listed on Schedule I (such Subsidiaries of the Parent Borrower not to include any Excluded Subsidiary) and each other Domestic Subsidiary of the Parent Borrower that executes and delivers a guaranty or guaranty supplement pursuant to the terms of this Agreement and (ii) after the first Foreign Borrowing Base Trigger Date, with respect to the Non-US Obligations, each of Holdings, the Parent Borrower, each US Co-Borrower, each European Co-Borrower, each Subsidiary that is a Guarantor pursuant to clause (i) and each other Subsidiary that executes and delivers a guaranty or guaranty supplement pursuant to, and as contemplated by, the terms of this Agreement; provided that Excluded Subsidiaries (other than, for the avoidance of doubt, those described in clauses (e), (f), (g) and (j) of the definition thereof) shall not be required to be Guarantors of the Non-US Obligations (unless such Subsidiary is the Parent Borrower, a US Co-Borrower or a European Co-Borrower (so long as such Person remains the Parent Borrower, a US Co-Borrower or a European Co-Borrower)).

“Guarantor Subsidiary” means each Guarantor other than Holdings.

“Guaranty” means, collectively, the Holdings Guaranty, the Subsidiary Guaranty and, after the first Foreign Borrowing Base Trigger Date, each Foreign Law Guaranty.

“Guidelines” means, together, the guidelines, S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt S-02.123 vom 22. September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)), and S-02.130.1 in relation to money market instruments and book claims of Swiss debtors of April 1999 (Merkblatt S-02.130.1 vom April 1999 “Geldmarktpapiere und Buchforderungen inländischer Schuldner”), the circular letters no. 15 (1-015-DVS-2017d) of 3 October 2017 in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss federal withholding tax and Swiss federal stamp taxes (Kreisschreiben Nr. 15

“Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer sowie der Stempelabgaben” vom 3. Oktober 2017) and no. 34 (1-034-V-2011) of 26 July 2011 in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), the circular letter No. 46 of 24 July 2019 (1-046-VS-2019) in relation to syndicated credit facilities, promissory note loans, bills of exchange and subparticipations (Kreisschreiben Nr. 46 vom 24. Juli 2019 betreffend “Steuerliche Behandlung von Kon-sortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen”) and the circular letter No. 47 of 25 July 2019 (1-047-V-2019) in relation to bonds (Kreisschreiben Nr. 47 vom 25. Juli 2019 betreffend “Obligationen”) and the practice note 010-DVS-2019 dated 5 February 2019 published by the Swiss Federal Tax Administration re-garding Swiss Withholding Tax in the Group (Mitteilung-010-DVS-2019-d vom 5. Feb-ruar 2019 - Verrechnungssteuer: Guthaben im Konzern), in each case as issued by the Swiss Federal Tax Administration, and as amended or replaced from time to time.

“Hazardous Materials” means any chemical, material, substance, waste, pollutant, contaminant or compound in any form of any nature regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials.

“Hedge Bank” means any Person that (i) at the time it enters into a Swap Contract, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) within 45 days after the time it enters into a Swap Contract, becomes a Lender or an Agent or an Affiliate of a Lender or an Agent, (iii) with respect to Swap Contracts in effect as of the Closing Date, is, as of the Closing Date or within 45 days after the Closing Date, a Lender or an Agent or an Affiliate of a Lender or an Agent, in each case, in its capacity as a party to such Swap Contract or (iv) with respect to Swap Contracts in effect as of the Amendment No. 2 Effective Date, is, as of the Amendment No. 2 Effective Date or within 45 days after the Amendment No. 2 Effective Date, a Lender or an Agent or an Affiliate of a Lender or an Agent, in each case, in its capacity as a party to such Swap Contract.

“HMRC DT Treaty Passport scheme” means the H.M. Revenue and Customs Double Taxation Treaty Passport scheme.

“Holdings” has the meaning specified in the preamble hereto.

“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-1.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board as in effect from time to time.

“Immaterial Subsidiary” means any Subsidiary of the Parent Borrower (other than a Borrower) that, as of the date of the most recent financial statements required to be delivered pursuant to Section 5.1(a) or (b), does not have (a) assets in excess of 5.0% of Consolidated Total Assets (or when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations, assets in excess of 10.0% of Consolidated Total Assets) or (b) Consolidated EBITDA for the Test Period ending on such date in excess of 5.0% of the Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for such period (or, when combined with the Consolidated EBITDA of all other Immaterial Subsidiaries, after eliminating intercompany obligations, Consolidated EBITDA for the Test Period ending on such date in excess of 10.0% of the Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for such period); provided that, (x) at all times prior to the first delivery of financial statements pursuant to Section 5.1(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of Holdings and its Subsidiaries delivered to the Administrative Agent prior to the Closing Date and (y) in no event shall any Subsidiary be deemed an Immaterial Subsidiary hereunder if such Subsidiary provides a Guarantee of any Senior Notes or the Term Loan Credit Agreement.

“Increased Amount Date” has the meaning specified in Section 2.23(a).

“Increased‑Cost Lender” has the meaning specified in Section 2.22.

“Incremental Revolving Commitments” has the meaning specified in Section 2.23(a)(y).

“Incremental Revolving Loans” has the meaning specified in Section 2.23(a)(y).

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition, Division or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(a) the principal of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, (iv) in respect of Capitalized Lease Obligations or (v) representing any Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person.

The term “Indebtedness” (x) shall not include any lease, concession or license of property (or guarantee thereof) that would be considered an operating lease under GAAP as in effect on the Closing Date in accordance with the Fixed GAAP Terms, (y) shall not include any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business or consistent with past practices and (z) shall not include Indebtedness of Holdings or any direct or indirect parent thereof appearing on the balance sheet of the Parent Borrower solely by reason of push-down accounting.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i) Contingent Obligations Incurred in the ordinary course of business or consistent with past practices;

(ii) [reserved];

(iii) any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business;

(iv) intercompany liabilities that would be eliminated on the consolidated balance sheet of the Parent Borrower and its consolidated Restricted Subsidiaries;

(v) prepaid or deferred revenue arising in the ordinary course of business;

(vi) Cash Management Services;

(vii) in connection with the purchase by the Parent Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(viii) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement;

(ix) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, deferred compensatory or employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes;

(x) Capital Stock (other than Disqualified Stock of the Parent Borrower and Preferred Stock of a Restricted Subsidiary); or

(xi) indebtedness that constitutes “Indebtedness” merely by virtue of a pledge of an Investment (without any accompanying guaranty) in an Unrestricted Subsidiary.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees), in each case, arising out of or relating to an action, investigation, suit or proceeding commenced or threatened by any Credit Party or Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity, whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any Guaranty)) or (ii) any presence, Release or threat of Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by any Credit Party or their respective Subsidiaries or any Environmental Liability of any Credit Party or their respective Subsidiaries.

“Indemnitee” has the meaning specified in Section 10.3(a).

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Parent Borrower, qualified to perform the task for which it has been engaged.

“Intellectual Property” has the meaning specified in the Security Agreement.

“Intellectual Property Security Agreement” has the meaning specified in the Security Agreement.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, in substantially the form of Exhibit P hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, among the Borrowers, Holdings, the Administrative Agent, the Collateral Agent, the Term Loan Representative and the Notes Collateral Agent in substantially the form attached hereto as Exhibit M, as the same may be amended, supplemented, replaced, restated or otherwise modified from time to time.

“Interest Payment Date” means with respect to (i) any Revolving Loan that is a Base Rate Loan (other than a Swing Line Loan), the first Business Day of each quarter commencing on January 2, 2023 and the Revolving Commitment Termination Date, (ii) any Revolving Loan that is a Term Benchmark Loan, the last day of each Interest Period applicable to such Loan and the Revolving Commitment Termination Date (provided, in the case of each Interest Period of longer than three months, “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period), (iii) any Revolving Loan that is a RFR Loan, the date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Revolving Commitment Termination Date and (iv) any Swing Line Loan or Protective Advance, the first Business Day of each month following the making of such Loan and the date that such Loan or Protective Advance is required to be repaid.

“Interest Period” means, in connection with a Term Benchmark Loan, an interest period of one, three or six months, as selected by the Parent Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided that (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date; and (d) no tenor that has been removed from this definition pursuant to Section 2.17(e) shall be available for specification in such Funding Notice or Conversion/Continuation Notice.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, (i) all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), (b) advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees consultants and independent contractors made in the ordinary course of business), and (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any such other Person and (ii) investments that are required by GAAP to be classified on the balance sheet of the Parent Borrower in the same manner as the other investments included in clause (i) of this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, in the case of the Parent Borrower and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business. If the Parent Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Parent Borrower, the Parent Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. In no event shall a guarantee of an operating lease of the Parent Borrower or any Restricted Subsidiary be deemed an Investment. For purposes of the definition of “Unrestricted Subsidiary” and Section 6.6:

(1) “Investments” shall include the portion (proportionate to the Parent Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Parent Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Parent Borrower’s “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to the Parent Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section 6.6 and otherwise determining compliance with such covenant) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of the Parent Borrower or any Restricted Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced (but not to less than $0) by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Parent Borrower or a Restricted Subsidiary in respect of such Investment and shall be net of any Investment by such Person in Parent Borrower or any Restricted Subsidiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other rating agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the US government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Parent Borrower and its Subsidiaries,

(3) investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“IP Rights” has the meaning specified in Section 4.16.

“IP Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Irish Borrower” means any Person incorporated or established under the laws of Ireland that is added as an Irish Borrower in accordance with the terms hereof.

“Irish Borrowing Base” means, at any time, an amount (expressed as a Dollar Equivalent amount) equal to:

(a) the sum of:

(i) in the case of Eligible Receivables, the product of 85% multiplied by the Dollar Equivalent of the face amount of all Eligible Receivables of each Irish Borrower (calculated net of all finance charges, late fees and other fees that are unearned, sales, excise or similar taxes, and credits or allowances granted at such time); and

(ii) in the case of Eligible Inventory, the lesser of (A) 70% of the value of Eligible Inventory of each Irish Borrower (valued, for each class of such Eligible Inventory, at the lower of cost and market on a first-in, first-out basis) constituting each class of such Eligible Inventory at such time and (B) 85% of the Net Orderly Liquidation Value Percentage of such Eligible Inventory of the Irish Borrowers (valued at the lower of cost and market on a first-in, first-out basis) constituting each class of Eligible Inventory at such time;

minus

(b) any applicable Reserve then in effect to the extent then applicable to such Irish Borrowers or such Eligible Receivables or Eligible Inventory.

“Irish Collateral Documents” means the debenture and Irish law deed of charge and all other instruments and agreements delivered by any Irish Borrower pursuant to this Agreement or any of the other

Credit Documents in order to grant to Collateral Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of such Irish Borrower as security for the Non-US Obligations and in form and substance satisfactory to the Collateral Agent.

“Irish Lender Tax Certificate” means a certificate substantially in the form of Exhibit D-2, appropriately completed.

“Irish Qualifying Lender” means, solely with respect to the Irish Borrower, a Lender that is beneficially entitled to interest payable to that Lender in respect of an advance under a Credit Document and is:

(a) a bank within the meaning of section 246(1) TCA which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) TCA; or

(b) a body corporate:

(i) which, by virtue of the law of an Irish Qualifying Jurisdiction, is resident in the Irish Qualifying Jurisdiction for the purposes of tax and that jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction by bodies corporate from sources outside that jurisdiction; or

(ii) which is a US corporation which is incorporated in the United States and is taxed in the United States on its worldwide income; or

(iii) which is a US limited liability company where (I) the ultimate recipients of the interest would themselves be Irish Qualifying Lenders under sub-paragraphs (i), (ii) or (iv) of this paragraph (b), and (II) business is conducted through the US limited liability company for non-tax commercial reasons and not for tax avoidance purposes; or

(iv) where the interest (i) is exempted from the charge to Irish income tax under an Irish Tax Treaty in force on the date the interest is paid or (ii) would be exempted from the charge to Irish income tax if an Irish Tax Treaty which has been signed but is not yet in force had the force of law on the date the interest is paid;

except where, in respect of each of sub-paragraphs (i) to (iv), interest payable to that body corporate in respect of an advance under a Credit Document is paid in connection with a trade or business which is carried on in Ireland by that body corporate through a branch or agency; or

(c) a body corporate which advances money in the ordinary course of a trade which includes the lending of money where the interest on the advance under a Credit Document is taken into account in computing the trading income of such body corporate and such body corporate has complied with the notification requirements under section 246(5) TCA; or

(d) a qualifying company (within the meaning of section 110 TCA); or

(e) an investment undertaking (within the meaning of section 739B TCA);

(f) an exempt approved scheme (within the meaning of section 774 TCA); or

(g) an Irish Treaty Lender.

“Irish Qualifying Jurisdiction” means (a) a member state of the European Communities other than Ireland; (b) a jurisdiction with which Ireland has entered into an Irish Tax Treaty that has the force of law or (c) a jurisdiction with which Ireland has entered into an Irish Tax Treaty where that treaty will (on completion of necessary procedures) have the force of law.

“Irish Treaty Lender” means a Lender other than a Lender falling within paragraph (b) of the definition of Irish Qualifying Lender (a) which is treated as a resident of an Irish Treaty State for the purposes of an Irish Tax Treaty, (b) does not carry on a business in Ireland through a permanent establishment with which that Lender’s participation in any advance is effectively connected and (c) meets all other conditions which are required to be met by that Lender under the relevant treaty for residents of the Irish Treaty State to benefit from full exemption from Tax imposed by Ireland on interest.

“Irish Treaty State” means a jurisdiction having a double taxation agreement with Ireland which Ireland has entered which contains an article dealing with interest or income from debt claims (an “Irish Tax Treaty”), and which makes provision for full exemption from tax imposed by Ireland on interest.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A‑3.

“Issuer Documents” shall mean with respect to any Letter of Credit, the Issuance Notice, and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Parent Borrower (or any Restricted Subsidiary) or in favor of such Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means, collectively, (a) JPMorgan, (b) Bank of America, N.A., (c) Deutsche Bank AG New York Branch, (d) Mizuho Bank, Ltd., (e) U.S. Bank National Association, (f) Wells Fargo Bank, N.A., (g) BNP Paribas, (h) Citibank, N.A., (i) Regions Bank, (j) Goldman Sachs Bank USA, (k) HSBC Bank USA, National Association and (l) any Lender or Affiliate of such Lender that hereafter becomes an Issuing Bank as designated by the Parent Borrower and reasonably acceptable to the Administrative Agent, by agreeing pursuant to an agreement with, and in form and substance reasonably satisfactory to, the Administrative Agent and the Parent Borrower to be bound by the terms hereof applicable to Issuing Banks, in each case, together with its permitted successors and assigns in such capacity; provided that (i) no Issuing Bank shall be required to issue any Letters of Credit other than standby Letters of Credit, (ii) Deutsche Bank AG New York Branch shall not be required to issue any Letters of Credit denominated in Moroccan Dirham or Egyptian Pounds and (iii) Regions Bank shall only be required to issue Letters of Credit denominated in Dollars. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank and, in each case, such Letters of Credit shall be treated as issued by such Issuing Bank for all purposes under the Loan Documents.

“Joinder Agreement” means an agreement substantially in the form of Exhibit N.

“JPMorgan” has the meaning specified in the preamble.

“Judgment Currency” has the meaning specified in Section 10.3(c).

“Junior Financing” has the meaning specified in Section 6.6.

“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement in a form reasonably satisfactory to the Administrative Agent and the Borrower.

“Last-Out Borrowing Base Mechanics” has the meaning specified in Section 2.23(a)(5)(i).

“Last-Out Facility” means any Incremental Revolving Loans established pursuant to Section 2.23 with respect to which Last-Out Incremental Revolving Loans incurred thereunder shall rank junior in right of payment to the Revolving Loans and which will be subject to the same Borrowing Base and other terms applicable to the Revolving Loans, other than with respect to the Last-Out Borrowing Base Mechanics.

“Last-Out Incremental Revolving Loans” has the meaning specified in Section 2.23(a)(y).

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Revolving Credit Facility at such time under this Agreement, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, statutory instruments, acts, treaties, rules, guidelines, regulations, directives, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Legal Reservations” shall mean, with respect to any Foreign Credit Party, to the extent applicable under the laws of the jurisdiction of the relevant Foreign Credit Party:

(1) the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;

(2) the time barring of claims under applicable limitation laws (including the Limitation Acts), the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;

(3) any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to the Administrative Agent in connection with any other provision of any Credit Document;

(4) the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(5) the principle that in certain circumstances security granted by way of fixed charge may be characterized as a floating charge or that security purported to be constituted by way of an assignment may be recharacterized as a charge;

(6) the principle that an English court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(7) the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition against transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach entitling the contracting party to terminate or take any other action in relation to such contract or agreement;

(8) provisions of a contract being invalid or unenforceable for reasons of oppression or undue influence; and similar principles, rights and defenses under the laws of any relevant jurisdiction.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto as a Lender pursuant to an Assignment Agreement, a Joinder Agreement or any amendment hereto.

“Lender Loss Sharing Agreement” shall mean that certain Lender Loss Sharing Agreement entered into by each Lender as of the Amendment No. 2 Effective Date and each other Lender becoming party to this Agreement via an Assignment Agreement or otherwise after the Amendment No. 2 Effective Date.

“Lending Office” has the meaning specified in Section 2.15(c).

“Letter of Credit” means each letter of credit and bank guarantees issued by any Issuing Bank pursuant to this Agreement.

“Letter of Credit Exposure” means, with respect any Lender, such Lender’s Pro Rata Share of the Letter of Credit Usage.

“Letter of Credit Obligations” means, at any time, the aggregate of all liabilities at such time of the Parent Borrower and the other Borrowers to all Issuing Banks with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the Letter of Credit Usage at such time.

“Letter of Credit Reimbursement Agreement” has the meaning specified in Section 2.3(a)(vi).

“Letter of Credit Sublimit” means the lesser of (i) $250,000,000 and (ii) the aggregate unused amount of the Tranche A Revolving Commitments then in effect. The Letter of Credit Sublimit with respect to any Issuing Bank at any time, shall be (i) the amount set forth opposite such Issuing Bank’s name on Appendix C hereto under the caption “Letter of Credit Sublimit” (as such amount may be revised from time to time with the written consent of the Parent Borrower and such Issuing Bank and notified to the Administrative Agent in writing) or (ii) such other amount agreed from time to time between such Issuing Bank and the Parent Borrower.

“Letter of Credit Undrawn Amounts” means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the Letter of Credit Undrawn Amounts at such time and (ii) the outstanding Reimbursement Obligations with respect to Letters of Credit at such time.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, assignment by way of security or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limitation Acts” shall mean the Limitation Act 1980, the Foreign Limitation Periods Act 1984 and the Prescription and Limitation (Scotland) Act 1973, in each case of the United Kingdom.

“Liquidity Event Period” means any period beginning on (a) the date on which the Excess Availability is less than the Applicable Threshold for five consecutive Business Days or (b) the date on which an Event of Default under Section 8.1(a), (e) (solely with respect to the failure to deliver a Borrowing Base Certificate pursuant to Section 5.1(m)), (f) or (g), has occurred and is continuing and, in each case, ending on the first Business Day on which (i) the Excess Availability is greater than the Applicable Threshold for more than 20 consecutive days and (ii) no such Event of Default has occurred and is continuing.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan” means a Revolving Loan and a Swing Line Loan.

“Local Time” means New York City time.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, liabilities (actual or contingent), financial condition or results of operations of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents to which the Borrowers or any of the Credit Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under the Credit Documents.

“Maximum Credit” means the sum of the Tranche A Maximum Credit and the Tranche B Maximum Credit.

“Moody’s” means Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof).

“Multiemployer Plan” means any employee benefit plan defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which the Parent Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions. For the avoidance of doubt, the UK DB Plan shall not constitute a Multiemployer Plan for the purposes of this Agreement.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Net Cash Proceeds” means: (a) with respect to the disposition of any asset by the Parent Borrower or any of its Restricted Subsidiaries (other than any disposition of any Receivables Assets in a Qualified Receivables Factoring or Qualified Receivables Financing) or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of the Parent Borrower or any of its Restricted Subsidiaries and including any proceeds received as a result of unwinding any related Swap Contract in connection with any related transaction) over (ii) the sum of:

(i) the principal amount of any Indebtedness that is secured by a Lien on the asset subject to such disposition or Casualty Event and that is repaid in connection with such disposition or Casualty Event (other than (x) Indebtedness under the Credit Documents and (y), if such asset constitutes Collateral, any Indebtedness secured by such asset with a Lien ranking pari passu with or junior to the Lien securing the Obligations, together with any applicable premiums, penalties, interest or breakage costs),

(ii) the fees and out-of-pocket expenses incurred by the Parent Borrower or such Restricted Subsidiary in connection with such disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith),

(iii) all taxes paid or reasonably estimated to be payable in connection with such disposition or Casualty Event (or any tax distribution made as a result of or in connection with such disposition or Casualty Event) and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds,

(iv) any costs associated with unwinding any related Swap Contract in connection with such transaction,

(v) any reserve for adjustment in respect of (x) the sale price of the property that is the subject of such disposition established in accordance with GAAP and (y) any liabilities associated with such property and retained by the Parent Borrower or any of its Restricted Subsidiaries after such disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the disposition of any non‑cash consideration received by the Parent Borrower or any of its Restricted Subsidiaries in any such disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (v),

(vi) in the case of any disposition or Casualty Event by a Restricted Subsidiary that is a joint venture or other non‑Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (vi)) attributable to the minority interests and not available for distribution to or for the account of Holdings, the Parent Borrower or a Wholly Owned Restricted Subsidiary as a result thereof, and

(vii) any amounts used to repay or return any customer deposits required to be repaid or returned as a result of any disposition or Casualty Event, and

(b) with respect to the incurrence or issuance of any Indebtedness by the Parent Borrower or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, taxes reasonably estimated to be payable and other out-of-pocket expenses and other customary expenses, incurred by the Parent Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith and, in the case of Indebtedness of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States.

“Net Orderly Liquidation Value Percentage” means the orderly liquidation value (net of costs and expenses incurred in connection with liquidation) of Eligible Inventory as a percentage of the cost of such inventory, which percentage shall be determined on a first-in, first-out basis by reference to the most recent third-party appraisal of such inventory received by the Administrative Agent in accordance with the terms hereof.

“New Lender” has the meaning specified in Section 2.23(a).

“New Revolving Commitments” has the meaning specified in Section 2.23(a).

“New Revolving Loans” has the meaning specified in Section 2.23(a).

“Non-Consenting Lender” has the meaning specified in Section 2.22.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Excluded Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Credit Party under any Credit Document.

“Non‑US Lender” means, with respect to any Loan made to a Borrower, any Lender or Issuing Bank that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“Non-US Obligations” means (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Foreign Credit Party arising under or out of any Credit Document, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, existing on the Closing Date or thereafter arising and including interest, fees and other amounts that accrue after the commencement by or against any Foreign Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed claims in such proceeding and (ii) debts, liabilities, obligations, covenants and duties of, any Foreign Credit Party or Foreign Subsidiary owing under a Secured Cash Management Agreement or Secured Hedge Agreement; provided that (a) obligations of any Foreign Credit Party or Foreign Subsidiary under any Secured Cash Management Agreement or Secured Hedge Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Non-US Obligations are so secured and guaranteed, (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or Secured Cash Management Agreements and (c) the Non-US Obligations with respect to any Guarantor shall not include Excluded Swap Obligations of such Guarantor. Without limiting the generality of the foregoing, the Non-US Obligations of the Foreign Credit Parties under the Credit Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Foreign Credit Party under any Credit Document and (b) the obligation of any Foreign Credit Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent, Collateral Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of such Foreign Credit Party.

“Note” means a Revolving Loan Note or a Swing Line Note.

“Notes Collateral Agent” means Wilmington Trust, National Association, as collateral agent under the Closing Date Senior Secured Notes Indenture and its successors and permitted assigns thereunder.

“Notice” means a Funding Notice, an Issuance Notice, Swing Line Request or a Conversion/Continuation Notice.

“NPL” means the National Priorities List under CERCLA.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all US Obligations and Non-US Obligations.

“Officer’s Certificate” means a certificate signed on behalf of the Parent Borrower by a Responsible Officer of the Parent Borrower.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, limited liability company agreement or constitution; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or, in each case, equivalent or comparable incorporation or constitutional documents with respect to any non-US jurisdiction).

“Other Taxes” means all present or future stamp, court, documentary, recording, excise, property or similar Taxes arising from any payment made under any Credit Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, other than any Taxes that (1) arise as a result of any present or former connection between an assignor or assignee and the relevant jurisdiction (including as a result of such assignor or assignee carrying on a trade or business, having a permanent establishment or being a resident for tax purposes in such jurisdiction, other than a connection arising solely from such assignor or assignee having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Credit Document or Letter of Credit), and (2) are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.22).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated Dollars by US-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parallel Foreign Obligations” as defined in Section 9.13.

“Parallel Obligations” as defined in Section 9.13.

“Parallel US Obligations” as defined in Section 9.13.

“Parent Borrower” has the meaning specified in the preamble hereto.

“Pari Passu Indebtedness” means:

(1) with respect to any Borrower, any Indebtedness that ranks pari passu in right of payment to the Loans; and

(2) with respect to any Guarantor, its guarantee of the Obligations and any Indebtedness that ranks pari passu in right of payment to such Guarantor’s guarantee of the Obligations.

“Participant” has the meaning specified in Section 10.6(g).

“Participating Member State” means each state as described in any EMU Legislation.

“PATRIOT Act” means the USA PATRIOT Act of 2001 (31 U.S.C. 5318 et seq.).

“Payment” has the meaning specified in Section 9.3(c) hereto.

“Payment Conditions” means, at any time of determination, (i) no Event of Default shall have occurred and be continuing or result from any specified event, and (ii) either (a) the Covenant Fixed Charge Coverage Ratio would be at least 1.0:1.0 on a Pro Forma Basis and Excess Availability would on a Pro Forma Basis be at least the greater of (x) $100,000,000 and (y) 12.5% of the Maximum Credit or (b) Excess Availability would on a Pro Forma Basis be at least the greater of (x) $150,000,000 and (y) 17.5% of the Maximum Credit.

“Payment Notice” has the meaning specified in Section 9.3(c) hereto.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Parent Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates or to which Parent Borrower, any Restricted Subsidiary or any ERISA Affiliate contributes or has an obligation to contribute (or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years). For the avoidance of doubt, the UK DB Plan shall not constitute a Pension Plan for the purposes of this Agreement.

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the United Kingdom’s Pensions Act 2004, as amended.

“Perfection Certificate” means that certain perfection certificate, delivered pursuant to Section 3.1(a)(v) as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Perfection Exceptions” means that no US Credit Party shall be required to (i) except as set forth in Section 5.16 or in the Collateral Documents, enter into control agreements with respect to, or otherwise perfect any security interest by “control” (or similar arrangements) over commodities accounts, securities accounts or deposit accounts, (ii) perfect the security interest in the following other than by the filing of a UCC financing statement: (1) letter-of-credit rights (as defined in the UCC), (2) commercial tort claims (as defined in the UCC), and (3) Fixtures (as defined in the UCC), (iii) except as set forth herein or in the Collateral Documents, send notices to account debtors or other contractual third-parties unless an Event of Default has not been cured or waived and is continuing, (iv) enter into any security documents to be governed by the law of any jurisdiction in which assets are located other than the United States, any state thereof or the District of Columbia or (v) subject to Section 5.17, deliver landlord waivers, estoppels or collateral access letters.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Parent Borrower or any of its Restricted Subsidiaries and another Person; provided that, during any Liquidity Event Period, any cash or Cash Equivalents received must be applied in accordance with Section 6.5.

“Permitted Debt” has the meaning specified in Section 6.3(b).

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment exercised in accordance with the Applicable Agent’s customary and generally applicable credit practices.

“Permitted Earlier Maturing Debt” means, so long as the Payment Conditions would be satisfied on a Pro Forma Basis as of such date of determination, an aggregate principal amount of Indebtedness of the Credit Parties not to exceed $150,000,000, which Indebtedness would otherwise constitute Earlier Maturing Debt.

“Permitted Holders” means each of (a) managers and members of management of Holdings (or any Permitted Parent (other than clause (c) of the definition thereof)) or its Subsidiaries that have ownership interests in Holdings (or such Permitted Parent (other than clause (c) of the definition thereof)), (b) any group (within the meaning of Rule 13d-5 under the Exchange Act) of which any of the Persons described in clause (a) above are members (provided that, without giving effect to the existence of such group or any other group, any of the Persons described in clause (a), collectively, beneficially own Voting Stock representing 35.0% or more of the total voting power of the Voting Stock of Holdings (or any Permitted Parent (other than clause (c) of the definition thereof)) then held by such group) and (c) any Permitted Parent; provided that, in the case of clauses (a) and (b), the managers and members of management of Holdings do not represent, neither collectively or individually, more than 10% of the beneficial ownership of Voting Stock of Holdings.

“Permitted Investments” means:

(1) any Investment in cash and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

(2) any Investment in the Parent Borrower or any Restricted Subsidiary;

(3) [reserved];

(4) any Investment (including the Transactions) by the Parent Borrower or any Restricted Subsidiary of the Parent Borrower in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Parent Borrower, including by means of a Division, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Parent Borrower or a Restricted Subsidiary of the Parent Borrower (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, Division, transfer, conveyance or liquidation);

(5) any Investment in securities or other assets and received in connection with an Asset Sale made pursuant to Section 6.5 or any other disposition of assets not constituting an Asset Sale;

(6) any Investment (x) existing on the Amendment No. 2 Effective Date and listed on Schedule 6.6 hereto, (y) made pursuant to binding commitments in effect on the Closing Date and (z) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed, modified, amended or extended, except as contemplated pursuant to the terms of such Investment in existence on the Closing Date or as otherwise permitted under this definition or otherwise under Section 6.6;

(7) loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in an aggregate amount, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not in excess of $15,000,000;

(8) loans and advances to officers, directors, employees, managers, consultants and independent contractors for business related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business;

(9) any Investment (x) acquired by the Parent Borrower or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Parent Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Parent Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default and (y) received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes;

(10) Swap Contracts and Cash Management Services permitted under Section 6.3(b)(10), including any payments in connection with the termination thereof;

(11) any Investment by the Parent Borrower or any of its Restricted Subsidiaries in a Similar Business (other than an Investment in an Unrestricted Subsidiary) in an aggregate amount, taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of (x) $450,000,000 and (y) 23.5% of Four Quarter Consolidated EBITDA; provided, however, that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary;

(12) additional Investments by the Parent Borrower or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed the greater of (x) $550,000,000 and (y) 28.5% of Four Quarter Consolidated EBITDA; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;

(13) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 5.22(b) (except transactions described in clause (ii), (iii), (iv), (viii), (ix), (xiii) or (xiv) of such Section 5.22(b));

(14) Investments the payment for which consists of Equity Interests (other than Excluded Equity) of the Parent Borrower or any direct or indirect parent of the Parent Borrower, as applicable;

(15) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(16) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18) Investments of a Restricted Subsidiary of the Parent Borrower acquired after the Closing Date or of an entity merged into or consolidated with a Restricted Subsidiary of the Parent Borrower in a transaction that is not prohibited by Section 6.4 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(19) Investments consisting of (x) Liens permitted under Section 6.1 or (y) Indebtedness (including guarantees) permitted under Section 6.3;

(20) guarantees of Indebtedness permitted to be incurred under Section 6.3 and performance guarantees in the ordinary course of business;

(21) advances, loans or extensions of trade credit in the ordinary course of business by the Parent Borrower or any of its Restricted Subsidiaries;

(22) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(23) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(24) intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures Incurred in the ordinary course of business in connection with the cash management operations of the Parent Borrower and its Subsidiaries;

(25) Investments in joint ventures of the Parent Borrower or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (25) that are at the time outstanding, not to exceed the greater of (x) $320,000,000 and (y) 16.5% of Four Quarter Consolidated EBITDA;

(26) [reserved];

(27) accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(28) Investments acquired as a result of a foreclosure by the Parent Borrower or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(29) [reserved];

(30) acquisitions of obligations of one or more officers or other employees of any direct or indirect parent of the Parent Borrower, the Parent Borrower or any Subsidiary of the Parent Borrower in connection with such officer’s or employee’s acquisition of Equity Interests of any direct or indirect parent of the Parent Borrower, so long as no cash is actually advanced by the Parent Borrower or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(31) guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations as determined without giving effect to the application of GAAP) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Parent Borrower or any Restricted Subsidiary in the ordinary course of business;

(32) [reserved];

(33) non‑cash Investments made in connection with tax planning and reorganization activities;

(34) Investments made pursuant to obligations entered into when the Investment would have been permitted hereunder so long as such Investment when made reduces the amount available under the clause under which the Investment would have been permitted; and

(35) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds to which such Person is a party, or as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’ or other like Liens, in each case for sums not yet overdue by more than thirty (30) days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Parent Borrower or a direct or indirect parent of the Parent Borrower;

(3) Liens for Taxes, assessments or other governmental charges or levies (i) which are not yet overdue for thirty (30) days or not yet due or payable, (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP, or for property Taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such Tax, assessment, charge, levy or claim is to such property or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Parent Borrower or a direct or indirect parent of the Parent Borrower;

(4) Liens in favor of the issuers of performance and surety bonds, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person;

(6) Liens Incurred to secure obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 6.3(b)(1), (2)(A) or (4) and obligations secured ratably thereunder; provided that, (x) in the case of Liens securing Indebtedness permitted to be incurred pursuant to clause (4), such Lien extends only to the assets and/or Capital Stock the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof (provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates), and (y) in the case of Liens securing Indebtedness permitted to be Incurred pursuant to Section 6.3(b)(1)(ii) and 6.3(b)(2)(A), such Liens shall secure Indebtedness on a first lien pari passu or “junior” basis with the Liens securing the Term Loan Obligations (and, if secured by any ABL Collateral, on a “junior” basis to the Liens on such ABL Collateral securing the Obligations pursuant to the Intercreditor Agreement) pursuant to Applicable Intercreditor Arrangements;

(7) Liens of the Parent Borrower or any of the Restricted Subsidiaries existing on the Amendment No. 2 Effective Date and listed on Schedule 6.1 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or (B) proceeds and products thereof; provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Permitted Debt);

(8) Liens on assets of, or Equity Interests in, a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the assets (and improvements on such assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (8), if a Person becomes a Subsidiary, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Parent Borrower, and any property or assets of such Person or any Subsidiary of such Person shall be deemed acquired by the Parent Borrower at the time of such merger, amalgamation or consolidation;

(9) Liens on assets at the time the Parent Borrower or any Restricted Subsidiary acquired the assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Parent Borrower or such Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (9), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into the Parent Borrower or any Restricted Subsidiary, a Person other than the Parent Borrower or Restricted Subsidiary is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Parent Borrower or any Restricted Subsidiary, as applicable, and any property or assets of such Person or any such Subsidiary of such Person shall be deemed acquired by the Parent Borrower or any Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Parent Borrower or another Restricted Subsidiary of the Parent Borrower permitted to be Incurred in accordance with Section 6.3;

(11) Liens securing Swap Contracts so long as the related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Swap Contracts;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Parent Borrower and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of a Borrower or any Subsidiary Guarantor;

(16) (i) Liens on Receivables Assets, or created in respect of bank accounts into which only the collections in respect of Receivables Assets have been sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred in connection with a Qualified Receivables Factoring and/or Qualified Receivables Financing and (ii) Liens securing Indebtedness or other obligations of any Receivables Subsidiary;

(17) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) grants of intellectual property, software and other technology licenses;

(20) judgment and attachment Liens not giving rise to an Event of Default pursuant to Section 8.1(f), (g) or (h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22) Liens Incurred to secure Cash Management Services and other “bank products”, including those owed to a lender under the Term Loan Credit Agreement (or any Affiliate of such lender);

(23) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (11) or (24) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (11) or (24) of this definition at the time the original Lien became a Permitted Lien, and (B) an amount necessary to pay any Refinancing Expenses related to such refinancing, refunding, extension, renewal or replacement and (z) any amounts Incurred under this clause (23) as refinancing indebtedness of clause (24) of this definition hereunder shall be secured to the same extent, including with respect to any subordination provisions, and subject to Applicable Intercreditor Arrangements;

(24) Liens securing Pari Passu Indebtedness permitted to be Incurred pursuant to Section 6.3 if at the time of any Incurrence of such Pari Passu Indebtedness and after giving Pro Forma

Effect thereto (i) with respect to any such Pari Passu Indebtedness that will be secured by a Lien on the Collateral on a first lien “equal and ratable” basis with the Liens securing the Term Loan Obligations, the Consolidated First Lien Net Leverage Ratio would be less than or equal to (x) 3.00 to 1.00 or (y) if Incurred in connection with an acquisition or similar Investment, the Consolidated First Lien Net Leverage Ratio immediately prior to such incurrence, or (ii) with respect to any such Pari Passu Indebtedness that will be secured by a Lien on the Collateral on a “junior” basis to the Liens securing the Term Loan Obligations, the Consolidated Senior Secured Net Leverage Ratio would be less than or equal to (x) 3.50 to 1.00 or (y) if Incurred in connection with an acquisition or similar Investment, the Consolidated Senior Secured Net Leverage Ratio immediately prior to such incurrence; provided that, in each case of clauses (i) and (ii), if secured by any ABL Collateral, such Pari Passu Indebtedness shall be secured on a “junior” basis to the Liens on such ABL Collateral securing the Obligations pursuant to the Intercreditor Agreement;

(25) other Liens securing obligations the principal amount of which does not exceed the greater of (x) $350,000,000 and (y) 18.00% of Four Quarter Consolidated EBITDA at any one time outstanding;

(26) Liens on Equity Interests or the assets of a joint venture to secure Indebtedness of such joint venture Incurred pursuant to clause (21) of Section 6.3(b);

(27) solely with respect to a Swiss Borrower or any Restricted Subsidiary formed under the laws of Switzerland, Liens on or with respect to assets constituting Swiss real property to the extent such Liens cannot be contractually excluded or restricted by reason of Swiss mandatory law;

(28) Liens created solely for the benefit of (or to secure) all of the Obligations;

(29) Liens on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Agreement and that such deposit shall be deemed for purposes of Section 6.6 (to the extent applicable) to be a prepayment of such Indebtedness;

(30) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(31) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(32) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Parent Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Borrower and its Restricted Subsidiaries; or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(33) Liens on cash proceeds of Indebtedness (and related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is incurred in compliance with Section 6.3;

(34) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(35) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(36) Liens on vehicles or equipment of the Parent Borrower or any Restricted Subsidiary granted in the ordinary course of business;

(37) Liens on assets of non‑US Credit Parties or non-Credit Parties securing Indebtedness of non-US Credit Parties or non-Credit Parties Incurred in accordance with Section 6.3, which Liens shall not extend to any assets of any US Credit Parties;

(38) Liens disclosed by the final title insurance policies delivered subsequent to the Closing Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(39) (a) Liens solely on any cash earnest money deposits made by the Parent Borrower or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment, (b) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment and (c) Liens on cash collateral in respect of letters of credit entered into in the ordinary course of business;

(40) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(41) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(42) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

(43) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Parent Borrower or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof

(44) restrictive covenants affecting the use to which real property may be put; provided that such covenants are complied with; and

(45) Liens incurred or deemed incurred in the ordinary course of business in connection with supply-chain financing programs or similar arrangements.

For all purposes hereunder, (w) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (x) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Parent Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, (y) in the event that a portion of the Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (24) above (giving effect to the Incurrence of such portion of such Indebtedness), the Parent Borrower in its sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to clause (24) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition and (z) in the event that a portion of the Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (24) above (giving effect to the Incurrence of such portion of such Indebtedness), any calculation of the Consolidated First Lien Net Leverage Ratio on such date of determination shall not include any such Indebtedness (and shall not give effect to any netting of Indebtedness from the proceeds thereof) to the extent secured pursuant to any such other clause of this definition.

“Permitted Parent” means (a) any direct or indirect parent of the Parent Borrower so long as a Permitted Holder pursuant to clause (a) or (b) of the definition thereof holds 35.0% or more of the Voting Stock of such direct or indirect parent of the Parent Borrower, (b) Holdings, so long as it is a Permitted Holder pursuant to clause (a) or (b) of the definition thereof, and (c) any Public Company (or Wholly Owned Subsidiary of such Public Company) to the extent and until such time as any Person or group (other than a Permitted Holder under clause (a) or (b) thereof) is deemed to be or become a beneficial owner of Voting Stock of such Public Company representing more than 35.0% of the total voting power of the Voting Stock of such Public Company.

“Permitted Refinancings” means, with respect to any Person, any modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to accrued and unpaid interest and any premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred (including original issue discount and upfront fees), in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder; (b) other than with respect to Indebtedness under Section 6.3(b)(4) or with respect to the initial maturity date for Extendable Bridge Loans/Interim Debt, such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on subordination terms, taken as a whole, as favorable in all material respects to the Lenders (including, if applicable, as to collateral) as those subordination terms contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or otherwise acceptable to the Administrative Agent; (d) if the Indebtedness being modified, amended, refinanced, refunded, renewed, replaced, exchanged or extended is (i) unsecured, such modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension is unsecured, or (ii) if secured by Liens on the Collateral, such modification, refinancing, refunding, replacement, renewal or extension is secured to the same extent, including with respect to any subordination provisions, and subject to Applicable Intercreditor Arrangements; (e) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced, exchanged or extended (other than to the extent permitted by any other clause of this definition or with respect to interest rate, optional prepayment premiums and optional redemption provisions) Indebtedness are, either (i) substantially identical to or less favorable to the investors providing such Permitted Refinancing, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, or (ii) when taken as a whole (other than interest rate, prepayment premiums and redemption provisions), not more restrictive to the Parent Borrower and the Restricted Subsidiaries than those set forth in this Agreement or are customary for similar indebtedness in light of then-prevailing market conditions at the time of incurrence (provided that, at the Parent Borrower’s option, delivery of a certificate of a Responsible Officer of the Parent Borrower to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (e), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Parent Borrower of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects)), in each case, except for terms and conditions only applicable to periods after the Latest Maturity Date; (f) such modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, amended, refinanced, refunded, renewed, replaced or extended (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); and (g) at the time thereof, other than with respect to Indebtedness under Section 6.3(b)(4) and Section 6.3(b)(10), no Event of Default under Sections 8.1(f) or (g) shall have occurred and be continuing.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Credit Party or any ERISA Affiliate or any such plan to which any Credit Party or any ERISA Affiliate is required to contribute on behalf of any of its employees. For the avoidance of doubt, the UK DB Plan shall not constitute a Plan for the purposes of this Agreement.

“Platform” has the meaning specified in Section 5.1(n).

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity Interests” has the meaning specified in the Security Agreement.

“Pounds Sterling” or “£” refers to the lawful currency of the United Kingdom.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Primary Disqualified Institution” has the meaning specified in the definition of “Disqualified Institution.”

“Prime Lending Rate” means, for any day, the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the US for such day or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the FRB in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate for such day or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the FRB (as determined by the Administrative Agent), in each case, for such day. Each change in the Prime Lending Rate shall be effective from and including the date that such change is publicly announced or quoted as being effective.

“Principal Foreign Obligations” as defined in Section 9.13.

“Principal Obligations” as defined in Section 9.13.

“Principal Office” means, for each of the Administrative Agent, the Swing Line Lender and each Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the applicable Borrower, the Administrative Agent and each Lender.

“Principal US Obligations” as defined in Section 9.13.

“Priority Payables Reserve” means reserves for amounts which rank or are capable of ranking in priority to the Liens granted to the Collateral Agent to secure the Obligations, including, without limitation any such amounts due and not paid for wages, vacation pay, severance pay, employee deductions, taxes, unsecured creditors and pension obligations.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, the Covenant Fixed Charge Coverage Ratio and the Fixed Charge Coverage Ratio and the calculation of Consolidated Cash Interest Expense, Consolidated Interest Expense, Consolidated Capital Expenditures, Fixed Charges, Covenant Consolidated Fixed Charges, Consolidated Total Assets, Consolidated Net Income, Consolidated EBITDA and Four Quarter Consolidated EBITDA, of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transactions, any Specified Transaction, any acquisition, merger, amalgamation, consolidation, Division, Investment, any issuance, Incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, Incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into any material contract or arrangement) or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including (i) any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period and (ii) with respect to any proposed Investment or acquisition of the subject Person for which committed financing is or is sought to be obtained, the event for which a determination under this definition is made may occur after the date upon which the relevant determination or calculation is made), in each case, as if each such event occurred on the first day of the Reference Period; provided that (x) pro forma effect will be given to reasonably identifiable and quantifiable pro forma cost savings or expense reductions related to operational efficiencies (including the entry into or renegotiation of any material contract or arrangement), strategic initiatives or purchasing improvements and other cost savings, improvements or synergies, in each case, that have been realized, or are reasonably expected to be realized, by such Person and its Restricted Subsidiaries based upon actions to be taken within 24 months after the consummation of the action (or, in respect of the Transactions, 36 months) as if such cost savings, expense reductions, improvements and synergies occurred (or were realized) on the first day of the Reference Period and (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period.

For purposes of making any computation referred to above:

(1) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any swap agreements applicable to such Indebtedness if such swap agreement has a remaining term in excess of 12 months);

(2) interest on an obligation under a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Parent Borrower to be the rate of interest implicit in such obligation in accordance with GAAP;

(3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Parent Borrower may designate;

(4) interest on any Indebtedness under a revolving credit facility or a Qualified Receivables Financing computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and

(5) to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X.

Any pro forma calculation may include, without limitation and without duplication, (1) adjustments calculated in accordance with Regulation S-X, (2) adjustments calculated to give effect to any Pro Forma Cost Savings and (3) all adjustments of the nature included in the confidential information memorandum for the Term Loan Credit Agreement dated January 2019, to the extent such adjustments, without duplication, continue to be applicable to the Reference Period; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings.”

“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into, amendment or renegotiation of any material contract or arrangement) and synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by the Parent Borrower (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Parent Borrower (or any successor thereto) or of any direct or indirect parent of the Parent Borrower) and are reasonably anticipated to be realized within 24 months after the consummation of any change (or, in respect of the Transactions, 36 months) that is expected to result in such cost savings, expense reductions, operating improvements or synergies; provided that no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, add back, exclusion or otherwise, for such period.

“Pro Rata Share” means

(a) with respect to all payments, computations and other matters relating to the Tranche A Revolving Commitment or Tranche A Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender or any participations in any Tranche A Protective Advances purchased by any Lender, the percentage obtained by dividing (i) the Tranche A Revolving Commitment (or after the termination of the Tranche A Revolving Commitment, the Tranche A Revolving Credit Exposure) of that Lender by (ii) the aggregate Tranche A Revolving Commitments (or after the termination of the Tranche A Revolving Commitment, the Tranche A Revolving Credit Exposure) of all Lenders;

(b) with respect to all payments, computations and other matters relating to the Tranche B Revolving Commitment or Tranche B Loans of any Lender or any participations in any Tranche B Protective Advances purchased by any Lender, the percentage obtained by dividing (i) the Tranche B Revolving Commitment (or after the termination of the Tranche B Revolving Commitment, the Tranche B Revolving Credit Exposure) of that Lender by (ii) the aggregate Tranche B Revolving Commitments (or after the termination of the Tranche B Revolving Commitment, the Tranche B Revolving Credit Exposure) of all Lenders; and

(c) with respect to all payments, computations and other matters relating to the Revolving Commitment generally, the percentage obtained by dividing (i) the Revolving Commitment (or after the termination of the Revolving Commitment, the Revolving Credit Exposure) of that Lender by (ii) the aggregate Revolving Commitments (or after the termination of the Revolving Commitment, the Revolving Credit Exposure) of all Lenders.

“Proceeds” has the meaning given such term in the UCC.

“Proposed Extension” has the meaning specified in Section 2.23(d).

“Protective Advance” has the meaning specified in Section 2.24(a).

“PTE” means a prohibited transaction class exemption issued by the US Department of Labor, as any such exemption may be amended from time to time.

“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 10.29.

“Qualification Period” means (i) in the case of New Jersey, Minnesota and such other states in which Account Debtors of a Borrower or any Guarantor Subsidiary are located on the Closing Date, within 30 days of the Closing Date (or such longer period as the Administrative Agent may agree) and (ii) in the case of such other states in which Account Debtors of a Borrower or any Guarantor Subsidiary are or become located after the Closing Date, within 30 days of the creation of such Account (or such longer period as the Administrative Agent may agree).

“Qualified Outside Processor” means each Person (other than a Credit Party) that provides processing services with respect to Eligible Inventory owned by a Credit Party at the premises of such Person, which premises are neither owned nor leased by a Credit Party; provided that no such Person shall constitute a Qualified Outside Processor unless (i) the applicable Credit Party retains title to the Eligible Inventory at all times while such Eligible Inventory is located at the premises of such Person, (ii) Eligible Inventory having a value of at least $100,000 is located at such premises of such Person and (iii) the Administrative Agent shall have established a Reserve in respect of fees and expenses owing by the applicable Credit Party to such Person.

“Qualified Receivables Factoring” means any Factoring Transaction that meets the following conditions:

(1) such Factoring Transaction is non‑recourse to, and does not obligate, the Parent Borrower or any Restricted Subsidiary, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings,

(2) all sales, conveyances, assignments and/or contributions of Receivables Assets by the Parent Borrower or any Restricted Subsidiary are made at Fair Market Value in the context of a Factoring Transaction (as determined in good faith by the Parent Borrower), and

(3) such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by the Parent Borrower) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Parent Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any credit agreement shall not be deemed a Qualified Receivables Factoring.

“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions:

(1) all sales, conveyances, assignments and/or contributions of Receivables Assets by the Parent Borrower or any Restricted Subsidiary to any Receivables Subsidiary are made at Fair Market Value in the context of a Receivables Financing (as determined in good faith by the Parent Borrower), and

(2) the financing terms, covenants, termination events and other provisions thereof shall be on market terms at the time such Receivables Financing is first entered into (as determined in good faith by the Parent Borrower) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Parent Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any credit agreement shall not be deemed a Qualified Receivables Financing.

“Ratio Debt” means Indebtedness incurred pursuant to Section 6.3(a).

“Receivables Assets” means accounts receivable (whether now existing or arising in the future) of the Parent Borrower or any of its Subsidiaries, and all collateral securing such accounts receivable, all contracts and all guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non‑recourse, asset securitization or factoring transactions involving accounts receivable and any Swap Contracts entered into by the Parent Borrower or any such Subsidiary in connection with such accounts receivable. For the avoidance of doubt, no Receivables Assets shall be included in the Borrowing Base or constitute ABL Collateral.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing or Factoring Transaction.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Parent Borrower or any of its Subsidiaries pursuant to which Borrower or any of its Subsidiaries may sell, contribute, convey, assign or otherwise transfer Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by the Parent Borrower or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), which in either case, may include a backup or precautionary grant of security interest in such Receivables Assets so sold, contributed, conveyed, assigned or otherwise transferred.

“Receivables Repurchase Obligation” means (i) any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, or (ii) any right of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase defaulted receivables for the purposes of claiming sales tax bad debt relief.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Parent Borrower (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Parent Borrower and/or one or more of its Subsidiaries (including, a special purpose securitization vehicle (or similar entity)) in which the Parent Borrower or any Subsidiary of the Parent Borrower or a direct or indirect parent of the Parent Borrower makes an Investment (or which otherwise owes to the Parent Borrower or one of its Subsidiaries any deferral of part of the purchase price of the Receivables Assets for the purpose of credit enhancement given under the Qualified Receivables Financing) and to which the Parent Borrower or any Subsidiary of the Parent Borrower or a direct or indirect parent of the Parent Borrower sells, conveys, assigns or otherwise transfers Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) which engages in no activities other than in connection with the purchase, acquisition or financing of Receivables Assets of the Parent Borrower and its Subsidiaries or a direct or indirect parent of the Parent Borrower, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the

Parent Borrower or any direct or indirect parent thereof (as provided below) as a Receivables Subsidiary and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Parent Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Parent Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(2) with which neither the Parent Borrower nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Parent Borrower reasonably believes to be no less favorable to the Parent Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Borrower, and

(3) to which neither the Parent Borrower nor any other Subsidiary of the Parent Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Parent Borrower or any direct or indirect parent hereof shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Parent Borrower or such parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Reference Period” has the meaning specified in the definition of “Pro Forma Basis”.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two US Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then five RFR Business Days prior to such setting, (4) if the RFR for such Benchmark is SARON, then five RFR Business Days prior to such setting, (5) if the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting or (6) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, SONIA or SARON, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing” has the meaning specified in the definition of the “Transactions.”

“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and the Lenders providing Specified Refinancing Revolving Loans, effecting the incurrence of such Specified Refinancing Revolving Loans in accordance with Section 2.25.

“Refinancing Expenses” means, in connection with any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock otherwise permitted by this Agreement, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay (1) accrued and unpaid interest, (2) the increased principal amount of any Indebtedness being refinanced resulting from the in-kind payment of interest on such Indebtedness (or in the case of Disqualified Stock or Preferred Stock being refinanced, additional shares of such Disqualified Stock or Preferred Stock); (3) the aggregate amount of original issue discount on the Indebtedness, Disqualified Stock or Preferred Stock being refinanced; (4) premiums (including tender premiums) and other costs associated with the redemption, repurchase, retirement, discharge or defeasance of Indebtedness, Disqualified Stock or Preferred Stock being refinanced, and (5) all fees and expenses (including underwriting discounts, commitment, ticking and similar fees, expenses and discounts) associated with the repayment of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced and the incurrence of the Indebtedness, Disqualified Stock or Preferred Stock incurred in connection with such refinancing.

“Refinancing Indebtedness” has the meaning specified in Section 6.3(b).

“Refunding Capital Stock” has the meaning specified in Section 6.6.

“Register” has the meaning specified in Section 2.6(b).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation S-X” means Regulation S-X under the Securities Act of 1933 as in effect from time to time.

“Reimbursement Date” has the meaning specified in Section 2.3(h).

“Reimbursement Obligations” means, as and when matured, the obligation of the applicable Borrower to pay, on the date payment is made to the beneficiary under each such Letter of Credit (or at such other date as may be specified in the applicable Letter of Credit Reimbursement Agreement) and in the currency drawn (or in such other currency as may be specified in the applicable Letter of Credit Reimbursement Agreement), all amounts of each draft and other requests for payments drawn under applicable Letters of Credit, and all other matured reimbursement or repayment obligations of the applicable Borrower to any Issuing Bank with respect to amounts drawn under Letters of Credit.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Parent Borrower or a Restricted Subsidiary in exchange for assets transferred by the Parent Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender and controls such Lender.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material) into the Environment or into, from or through any building or structure.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (3) a group of those central banks or other supervisors or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, or (iii) with respect to any RFR Borrowing denominated in Pounds Sterling, Swiss Francs or Dollars, the applicable Adjusted Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, or (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate.

“Replacement Assets” means (1) tangible assets that will be used or useful in a Similar Business or (2) substantially all the assets of a Similar Business or a majority of the Voting Stock of any Person engaged in a Similar Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Replacement Lender” has the meaning specified in Section 2.22.

“Reportable Event” means any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan other than those events as to which notice is waived pursuant to Department of Labor Reg. § 4043 as in effect on the Closing Date (no matter how such notice requirement may be changed in the future).

“Requisite Lenders” means one or more Lenders having or holding Revolving Commitments and Revolving Credit Exposure and representing more than 50% of the sum of the aggregate Revolving Credit Exposure of all Lenders; provided that the portion of the Revolving Commitments and Revolving Credit Exposure held or deemed held by any Defaulting Lender shall in each case be excluded for purposes of making a determination of Requisite Lenders.

“Reserves” means, effective as of two Business Days after the date of written notice of any determination thereof to the Parent Borrower by the Administrative Agent, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria or in other related borrowing base definitions, (i) such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect any impediments to any Applicable Agent’s ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral or (c) to reflect criteria, events, conditions, contingencies or risks which directly and adversely affect any component of the Borrowing Base; (ii) customary rent reserves, (iii) at the Parent Borrower’s request, reserves against Obligations in respect of any Secured Cash Management Agreement or Secured Hedge Agreement and (iv)

any and all other reserves which the Administrative Agent deems necessary in its Permitted Discretion (including, without limitation, Priority Payable Reserves and reserves against Accounts (x) subject to any extended or extendable retention of title claims by a supplier or vendor and (y) in respect of dilution).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, secretary, director or other similar officer, director or authorized signatory of a Credit Party and, as to any document delivered on the Closing Date (except as otherwise expressly set forth in Section 3.1), any vice president, secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning specified in Section 6.6(a).

“Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Parent Borrower.

“Reuters” has the meaning given to such term in the definition of “Dollar Equivalent.”

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Tranche A Loan and/ or Tranche B Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate, and in any event, including (where applicable) all Incremental Revolving Commitments and Specified Refinancing Revolving Commitments. The Revolving Commitments of each Lender as of the Amendment No. 2 Effective Date are set forth on Appendix A hereto.

“Revolving Commitment Period” means the period from (i) with respect to the Tranche A Revolving Commitments, the Amendment No. 2 Effective Date and (ii) with respect to the Tranche B Revolving Commitments, the first Foreign Borrowing Base Trigger Date, in each case, to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) September 30, 2027; (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.12; and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1; provided that, if any Earlier Maturing Debt is outstanding at any time, the Revolving Commitment Termination Date shall automatically be the date that is 91 days prior to the Earlier Maturity Date of such Earlier Maturing Debt.

“Revolving Credit Exposure” means, with respect to any Lender as of any date of determination, the sum of (a) the aggregate outstanding principal amount of the Dollar Equivalent of the Loans of that Lender, (b) the Dollar Equivalent of the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (c) in the case of a Lender that is a Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans of such Lender (net of any participations therein actually funded by other Lenders), (d) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans (other than any

Swing Line Loans made by such Lender in its capacity as a Swing Line Lender) and (e) without duplication of clause (a), (I) the aggregate amount of all participations therein by that Lender in any outstanding Tranche A Protective Advances and (II) the Dollar Equivalent of the aggregate amount of all participations therein by that Lender in any outstanding Tranche B Protective Advances.

“Revolving Credit Facility” means the Revolving Commitments and the provisions herein related to the Tranche A Loans, Tranche B Loans, Swing Line Loans, Letters of Credit, Tranche A Protective Advances and Tranche B Protective Advances.

“Revolving Credit Outstandings” means the Tranche A Revolving Credit Outstandings and/or the Tranche B Revolving Credit Outstandings, as the case may be.

“Revolving Loan” means the Tranche A Loans and/or the Tranche B Loans.

“Revolving Loan Note” means a promissory note in the form of Exhibit B‑1, as it may be amended, supplemented or otherwise modified from time to time.

“RFR” means, for any RFR Loan denominated in (a) Pounds Sterling, SONIA, (b) Swiss Francs, SARON and (c) Dollars, Daily Simple SOFR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich and (c) Dollars, a US Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property owned as of the Closing Date or thereafter acquired by the Parent Borrower or a Restricted Subsidiary whereby the Parent Borrower or a Restricted Subsidiary transfers such property to a Person and the Parent Borrower or such Restricted Subsidiary leases it from such Person, other than leases between the Parent Borrower and a Restricted Subsidiary of the Parent Borrower or between Restricted Subsidiaries of the Parent Borrower.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

“Sanctioned Person” means, at any time, any Person that is the subject or target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of State, the European Union, or any European Union member state, the United Kingdom, or by the United Nations Security Council, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned, directly or indirectly, or controlled by any such Person or Persons described in (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the US government, including those administered by the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State, or (b) the European Union or its Member States, His Majesty’s Treasury of the United Kingdom, or the United Nations Security Council.

“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Credit Party or Restricted Subsidiary and any Cash Management Bank and designated by the Parent Borrower in writing to the Administrative Agent and the relevant Cash Management Bank as a “Secured Cash Management Agreement”; provided, however, that no Cash Management Agreement may be designated as a Secured Cash Management Agreement if the obligations thereunder are secured under the Term Loan Documents.

“Secured Hedge Agreement” means any Swap Contract permitted under Section 6 that is entered into by and between any Credit Party or Restricted Subsidiary and any Hedge Bank and designated by the Parent Borrower and the applicable Hedge Bank in writing to the Administrative Agent as a “Secured Hedge Agreement”; provided, however, that no hedge agreement may be designated as a Secured Hedge Agreement if the obligations thereunder are secured under the Term Loan Documents.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Swing Line Lender, the Issuing Banks, the Hedge Banks to the extent they are party to one or more Secured Hedge Agreements, the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements and each co-agent or subagent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Article 9.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit‑sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” has the meaning given to such term in the UCC.

“Securities Account Control Agreement” has the meaning specified in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities Intermediary” means a “securities intermediary” or “commodity intermediary” as such terms are defined in the UCC.

“Security Agreement” means, collectively, the Security Agreement dated as of the Closing Date and executed by the Credit Parties, substantially in the form of Exhibit I, together with each other security agreement and security agreement supplement executed and delivered pursuant to Section 5.11.

“Security Agreement Collateral” means, collectively, all property pledged or granted as collateral pursuant to the Security Agreement (a) on the Closing Date or (b) thereafter pursuant to Section 5.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Indebtedness” has the meaning specified in Section 10.5(b)(xiii).

“Senior Managing Agent” means Sumitomo Mitsui Banking Corporation, in its capacity as Senior Managing Agent.

“Senior Notes” means, collectively, (a) the Parent Borrower’s $700,000,000 aggregate principal amount outstanding of 7.125% Senior Notes due 2028, (b) the Parent Borrower’s $1,250,000,000 aggregate principal amount outstanding of 4.75% Senior Notes due 2029, (c) CommScope Technologies LLC’s $1,500,000,000 aggregate principal amount outstanding of 6.000% Senior Notes due 2025, (d) CommScope Technologies LLC’s $750,000,000 aggregate principal amount outstanding of 5.000% Senior Notes due 2027 and (e) the Closing Date Senior Notes.

“Senior Notes Indenture” means any indenture, note purchase agreement or other agreement pursuant to which the Senior Notes are issued, in each case as in effect on Amendment No. 2 Effective Date, as thereafter amended, modified, replaced, waived, supplemented or restated from time to time subject to the requirements of this Agreement.

“Similar Business” means any business engaged in by the Parent Borrower or any of its Restricted Subsidiaries on the Closing Date and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Parent Borrower and its Restricted Subsidiaries are engaged on the Closing Date.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer or similar officer, director or authorized signatory of the Parent Borrower (after giving effect to the Transactions) substantially in the form of Exhibit G.

“Solvent” and “Solvency” means, with respect to any Person on any date of determination, that on such date (a) the aggregate fair value of the assets and property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and is sufficient to enable payment of all such Person’s obligations due and accruing due, (b) the aggregate present fair salable value of the assets of such Person is greater than or equal to the total amount that will be required to pay the probable liabilities, including contingent liabilities, of such Person as they become absolute and matured and is sufficient to enable payment of all such Person’s obligations due and accruing due, (c) the capital of such Person is not unreasonably small in relation to its business as contemplated on such date of determination, (d) such Person has not and does not intend to, and does not believe that it will, incur debts or other obligations, including current obligations, beyond its ability to pay such debts and liabilities as they become due (whether at maturity or otherwise) and is not for any reason unable to pay its debts or meet its obligations as they generally become due, and (e) such Person is “solvent” within the meaning given to that term and similar terms under Laws applicable to such Person relating to fraudulent transfers and conveyances, transactions at an undervalue, unfair preferences or equivalent concepts. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability or, if a different methodology is prescribed by applicable Laws, as prescribed by such Laws.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Acquisition Agreement Representations” means the representations made by Arris with respect to Arris and its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Holdings (or its affiliates party thereto) have the right (taking into account any applicable grace periods or cure provisions) to terminate its (or their respective) obligations under the Acquisition Agreement, or the right to decline to consummate the Arris Acquisition, as a result of a breach of such representations in the Acquisition Agreement.

“Specified Cure Investment” has the meaning specified in Section 8.4(a).

“Specified Refinancing Agent” has the meaning specified in Section 2.25(a).

“Specified Refinancing Revolving Commitment” has the meaning specified in Section 2.25(a).

“Specified Refinancing Revolving Loans” has the meaning specified in Section 2.25(a).

“Specified Representations” means those representations and warranties made solely by the Credit Parties set forth in Sections 4.1(a), 4.1(b), 4.2(a), 4.4, 4.13, 4.17, 4.20, 4.21 and 4.22 (in each case, after giving effect to the Transactions, and in the case of the representations and warranties made pursuant to Sections 4.21 and 4.22, to be limited to the use of proceeds not violating the Laws referenced therein).

“Specified Transaction” means any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes other than pursuant to this Agreement) or Investment (including any proposed Investment or acquisition) that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any acquisition or any disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Parent Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any disposition of a business unit, line of business or division of the Parent Borrower or any of the Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation, Division, or otherwise or any material restructuring of the Parent Borrower or implementation of any initiative not in the ordinary course of business.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Parent Borrower or any Subsidiary of the Parent Borrower which the Parent Borrower has determined in good faith to be customary in a Factoring Transaction or Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof unless such contingency has occurred.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Revolving Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” means (a) with respect to any Borrower, any Indebtedness of such Borrower which is by its terms expressly subordinated in right of payment to the Obligations and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee of the Obligations.

“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof,

(2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP.

“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of the Parent Borrower that are Guarantors, including each Borrower.

“Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 5.11.

“Supported QFC” has the meaning assigned to it in Section 10.29.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Lender” means JPMorgan in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” has the meaning specified in Section 2.2(a).

“Swing Line Note” means a promissory note in the form of Exhibit B‑2, as it may be amended, supplemented or otherwise modified from time to time.

“Swing Line Request” has the meaning specified in Section 2.2(c).

“Swing Line Sublimit” means the lesser of (i) $80,000,000 and (ii) the Tranche A Available Credit then in effect.

“Swiss Borrower” means any Person incorporated or established under the laws of Switzerland that is added as a Swiss Borrower in accordance with the terms hereof.

“Swiss Borrowing Base” means, with respect to any Swiss Borrower at any time, the amount (expressed as a Dollar Equivalent amount) equal to:

(a) the product of 85% multiplied by the Dollar Equivalent of the face amount of all Eligible Receivables of such Swiss Borrower (calculated net of all finance charges, late fees and other fees that are unearned, sales, excise or similar taxes, and credits or allowances granted at such time);

minus

(b) any applicable Reserve then in effect to the extent applicable to such Swiss Borrower or such Eligible Receivables.

“Swiss Collateral Documents” means the claims assignment agreement governed by Swiss law regarding the assignment of receivables and all other instruments and agreements delivered by any Swiss Borrower pursuant to this Agreement or any of the other Credit Documents in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a Lien on certain assets of such Swiss Borrower as security for the Non-US Obligations and in form and substance reasonably satisfactory to the Collateral Agent.

“Swiss Obligations” means, with respect to any Swiss Borrower, all Non-US Obligations of such Swiss Borrower.

“Swiss Qualifying Bank” means any legal entity which is recognized as a bank by the banking laws in force in its country of incorporation, or if acting through a branch, in the country of that branch, and which exercises as its main purpose a true banking activity, having bank personnel, premises, communication devices of its own and the authority of decision-making and has a genuine banking activity.

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of creditors of a Swiss Borrower under a Loan to such Swiss Borrower pursuant to this Agreement which are not Swiss Qualifying Banks must not at any time exceed ten, all in accordance with the Guidelines.

“Swiss Twenty Non-Bank Rule” means the rule that the aggregate number of creditors other than Swiss Qualifying Banks of a Swiss Borrower under all outstanding debts relevant for the classification as debenture (Kassenobligation) (including intragroup loans, facilities or private placements (including Loans pursuant to this Agreement)) must not at any time exceed twenty, all in accordance with the Guidelines.

“Swiss Withholding Tax” means the Swiss withholding tax as per the Swiss Federal Withholding Tax Act of October 13, 1965, as modified from time to time.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Tax Indemnitee” has the meaning specified in Section 2.19(e).

“TCA” means the Taxes Consolidation Act 1997 of Ireland (as amended from time to time).

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two US Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a US Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding US Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding US Government Securities Business Day is not more than five (5) US Government Securities Business Days prior to such Term SOFR Determination Day.

“Term Loan Credit Agreement” means the Term Loan Credit Agreement dated as of the Closing Date among the Parent Borrower, as borrower, Holdings, the lenders party thereto from time to time and the Term Loan Representative, as amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, pursuant to a Permitted Refinancing from time to time (whether with the original administrative agent and lenders or other agents and lenders or otherwise and whether provided under the original Term Loan Credit Agreement or another credit agreement, indenture, instrument, other document or otherwise, unless such credit agreement, indenture, instrument or document expressly provides that it is not a Term Loan Credit Agreement), in each case as and to the extent permitted by this Agreement and the Intercreditor Agreement.

“Term Loan Documents” means, collectively, (i) the Term Loan Credit Agreement and (ii) the security documents, intercreditor agreements (including the Intercreditor Agreement), guarantees, joinders and other agreements or instruments executed in connection with the Term Loan Credit Agreement or such other agreements, in each case, as amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, pursuant to a Permitted Refinancing from time to time, in each case as and to the extent permitted by this Agreement and the Intercreditor Agreement.

“Term Loan Foreign Amendment” means any refinancing or amendment, supplement, waiver or other modification of the Term Loan Credit Agreement, resulting in (i) the European Co-Borrowers becoming Credit Parties (as defined in the Term Loan Credit Agreement as in effect on the Amendment No. 2 Effective Date) under the Term Loan Credit Agreement or (ii) eliminating the requirement under the Term Loan Documents (including, if applicable, the Intercreditor Agreement) that all Foreign Credit Parties become Credit Parties (as defined in the Term Loan Credit Agreement as in effect on the Amendment No. 2 Effective Date) under the Term Loan Credit Agreement and grant a Lien on their assets or properties in favor of the Term Loan Representative for the benefit of the Secured Parties (as defined in the Term Loan Credit Agreement as in effect on the Amendment No. 2 Effective Date) to secure the Term Loan Obligations. Following the occurrence of a Term Loan Foreign Amendment, the Parent Borrower shall deliver an Officer’s Certificate to the Administrative Agent certifying that such Term Loan Foreign Amendment has been consummated.

“Term Loan Obligations” means all “Obligations” as defined in the Term Loan Credit Agreement.

“Term Loan Representative” means initially, JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the Term Loan Credit Agreement and the other Term Loan Documents and any other administrative agent, collateral agent or representative of the holders of Term Loan Obligations appointed as a representative for purposes related to the administration of the security documents pursuant to the Term Loan Credit Agreement, in such capacity as provided in the Term Loan Credit Agreement.

“Terminated Lender” has the meaning specified in Section 2.22.

“Test Period” means the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such quarter or fiscal year in such period are internally available (as determined in good faith by the Parent Borrower).

“Threshold Amount” means $75,000,000.

“Tranche” with respect to any Revolving Commitment, refers to whether such Revolving Commitment is a Tranche A Revolving Commitment or a Tranche B Revolving Commitment and, with respect to any Loan, refers to whether such Loan is made pursuant to the Tranche A Revolving Commitments or pursuant to the Tranche B Revolving Commitments.

“Tranche A Available Credit” means, at any time, (a) the lesser of (i) the then effective Tranche A Revolving Commitments and (ii) the US Borrowing Base at such time, minus (b) the sum of (i) the aggregate Tranche A Revolving Credit Outstandings at such time and (ii) the US Tranche B Outstandings at such time.

“Tranche A Lender” means any Lender having a Tranche A Revolving Commitment.

“Tranche A Loan” as defined in Section 2.1(a)(i), together with any Tranche A Protective Advances and including, where applicable any Incremental Revolving Loans and Specified Refinancing Revolving Loans.

“Tranche A Maximum Credit” means, at any time, the lesser of (i) the Tranche A Revolving Commitments in effect at such time and (ii) the US Borrowing Base at such time.

“Tranche A Protective Advance” as defined in Section 2.24(a).

“Tranche A Requisite Lenders” means one or more Lenders having or holding Tranche A Revolving Credit Exposure and representing more than 50% of the sum of the aggregate Tranche A Revolving Credit Exposure of all Tranche A Lenders; provided that the portion of the Tranche A Revolving

Commitments and Tranche A Revolving Credit Exposure held or deemed held by any Defaulting Lender shall in each case be excluded for purposes of making a determination of Tranche A Requisite Lenders.

“Tranche A Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche A Loans and to acquire participations in Letters of Credit, Swing Line Loans and Tranche A Protective Advances hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Tranche A Revolving Credit Outstandings hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.12, (b) increased from time to time pursuant to Section 2.23, (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.6 and (d) reduced pursuant to the Tranche B Reallocation. The initial amount of each Lender’s Tranche A Revolving Commitment as of the Amendment No. 2 Effective Date is set forth on Appendix A, or the Assignment Agreement pursuant to which such Lender shall have assumed its Tranche A Revolving Commitment, as applicable. The aggregate amount of the Tranche A Revolving Commitments as of the Amendment No. 2 Effective Date is $1,000,000,000.

“Tranche A Revolving Credit Exposure” means, with respect to any Lender as of any date of determination, the sum of (a) the aggregate outstanding principal amount of the Dollar Equivalent of the Tranche A Loans of that Lender, (b) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (c) in the case of a Lender that is a Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans of such Lender (net of any participations therein actually funded by other Lenders), (d) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans (other than any Swing Line Loans made by such Lender in its capacity as a Swing Line Lender) and (e) without duplication of clause (a), the aggregate amount of all participations therein by that Lender in any outstanding Tranche A Protective Advances.

“Tranche A Revolving Credit Outstandings” means, at any particular time, the sum of (a) the principal amount of the Tranche A Loans outstanding at such time, (b) the Letter of Credit Usage outstanding at such time and (c) the principal amount of the Swing Line Loans outstanding at such time.

“Tranche B Available Credit” means, at any time following the first Foreign Borrowing Base Trigger Date, (a) the lesser of (x) the then effective Tranche B Revolving Commitments and (y) the sum of the Irish Borrowing Base, the UK Borrowing Base and/or, solely in the case of a Credit Extension to a Swiss Borrower, the Swiss Borrowing Base of such Swiss Borrower, as applicable, in each case, as in effect and included in the European Borrowing Base at such time, minus (b) the Tranche B Revolving Credit Outstandings at such time.

“Tranche B Lender” means any Lender having a Tranche B Revolving Commitment.

“Tranche B Loan” as defined in Section 2.1(a)(ii), together with any Tranche B Protective Advances and including, where applicable any Incremental Revolving Loans and Specified Refinancing Revolving Loans.

“Tranche B Maximum Credit” means (A) at any time prior to the first Foreign Borrowing Base Trigger Date, $0 and (B) at any time after the first Foreign Borrowing Base Trigger Date, the lesser of (i) the Tranche B Revolving Commitments in effect at such time and (ii) the sum of the Irish Borrowing Base, the UK Borrowing Base and/or, solely in the case of a Credit Extension to a Swiss Borrower, the Swiss Borrowing Base of such Swiss Borrower, as applicable, in each case, as in effect and included in the European Borrowing Base at such time.

“Tranche B Protective Advances” as defined in Section 2.24(a).

“Tranche B Reallocation” means the election by the Borrowers, on each Foreign Borrowing Base Trigger Date, to reallocate all or a portion of any Tranche A Lender’s Tranche A Revolving Commitments to Tranche B Revolving Commitments, which election shall be made on the applicable Foreign Borrowing Base Trigger Date by written notice to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, and with the written consent of each Tranche A Lender whose commitment is being reallocated. Upon such reallocation, (i) the specified amount of such Tranche A Lender’s Tranche A Revolving Commitments shall be deemed to be converted to Tranche B Revolving Commitments of such Lender (or its designated Affiliate) for all purposes hereof, (ii) each Tranche A Lender shall purchase or sell Tranche A Revolving Loans at par to the other Tranche A Lenders, and acquire participations in Letters of Credit, Swing Line Loans and Tranche A Protective Advances, in each case, as specified by the Administrative Agent in an amount necessary such that, after giving effect to all such purchases and sales, each Tranche A Lender’s Tranche A Revolving Credit Exposure shall equal its Pro Rata Share of the aggregate Tranche A Revolving Credit Exposure of all Tranche A Lenders and (iii) each Tranche B Lender shall purchase or sell Tranche B Loans at par to the other Tranche A Lenders as specified by the Administrative Agent in an amount necessary such that, after giving effect to all such purchases and sales, each Tranche B Lender shall have funded its Pro Rata Share of the entire amount of the then outstanding Tranche B Loans.

“Tranche B Requisite Lenders” means one or more Lenders having or holding Tranche B Revolving Credit Exposure and representing more than 50% of the sum of the aggregate Tranche B Revolving Credit Exposure of all Tranche B Lenders; provided that the portion of the Tranche B Revolving Commitments and Tranche B Revolving Credit Exposure held or deemed held by any Defaulting Lender shall in each case be excluded for purposes of making a determination of Tranche B Requisite Lenders.

“Tranche B Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche B Loans and Tranche B Protective Advances hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Tranche B Revolving Credit Outstandings hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.12, (b) increased from time to time pursuant to Section 2.23, (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.6 and (d) increased pursuant to the Tranche B Reallocation. The initial aggregate amount of the Tranche B Revolving Commitments on the Amendment No. 2 Effective Date shall be $0.

“Tranche B Revolving Credit Exposure” means, with respect to any Lender as of any date of determination, the sum of (a) the aggregate outstanding principal amount of the Dollar Equivalent of the Tranche B Loans of that Lender and (b) without duplication of clause (a), the Dollar Equivalent of the aggregate amount of all participations therein by that Lender in any outstanding Tranche B Protective Advances.

“Tranche B Revolving Credit Outstandings” means, at any particular time, the sum of the principal amount of the Tranche B Loans outstanding at such time.

“Tranche B Protective Advance” as defined in Section 2.24(a).

“Transaction Costs” has the meaning specified in the definition of the “Transactions.”

“Transactions” means, collectively, the Arris Acquisition, together with each of the following transactions consummated or to be consummated in connection therewith (including the payment of Transaction Costs and the Acquisition Costs (each as defined below)):

(a) Pursuant to the Acquisition Agreement, Holdings and/or one of its Subsidiaries will consummate the Arris Acquisition and, if applicable, the other transactions described therein or related thereto.

(b) The Parent Borrower will enter into this Agreement and the Term Loan Credit Agreement, and the other documents in connection therewith.

(c) Borrower will issue and sell the Closing Date Senior Notes.

(d) Holdings will issue shares of convertible preferred equity securities on terms substantially consistent with those previously described to the Arrangers or other equity or equity-linked securities reasonably acceptable to the Arrangers (the “Closing Date Preferred Equity”) to the Closing Date Preferred Equity Purchaser yielding $1,000,000,000 in gross cash proceeds to Holdings.

(e) All existing third-party indebtedness for borrowed money of (i) the Parent Borrower and its Subsidiaries under the Existing ABL Credit Agreement and the Existing Term Loan Credit Agreement and (ii) Arris and its Subsidiaries under that certain Credit Agreement, dated as of March 27, 2013, by and among Arris, the other parties from time to time party thereto and Bank of America, N.A., as administrative agent, in each case of clauses (i) and (ii), will be repaid, redeemed, repurchased, defeased, discharged, refinanced or terminated (or notice for the repayment or redemption thereof will be given to the extent accompanied by any prepayments or deposits required to defease, terminate and satisfy and discharge in full the obligations under any related indentures or notes), and all related guarantees and security interests will be terminated and released substantially concurrently with the effectiveness of this Agreement (or arrangements for such termination and release reasonably satisfactory to the Administrative Agent shall have been made) (the “Refinancing”).

The proceeds of the Closing Date Senior Notes, the loans under the Term Loan Credit Agreement and hereunder and the Closing Date Preferred Equity made on the Closing Date will be applied (i) to pay the purchase price in connection with the Arris Acquisition, (ii) to pay the fees, costs and expenses incurred in connection with the Transactions (such fees and expenses, the “Transaction Costs”) and (iii) to pay for the Refinancing (the amounts set forth in clauses (i) through (iii) above, collectively, the “Acquisition Costs”).

“Treasury Regulations” means the rules and regulations promulgated by the US Treasury Department under the Internal Revenue Code.

“Type of Loan” means (i) with respect to the Revolving Loans, a Base Rate Loan, a RFR Loan, or a Term Benchmark Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“UK Borrower” means any Person incorporated or established under the laws of England and Wales that is added as a UK Borrower in accordance with the terms hereof.

“UK Borrowing Base” means, at any time, an amount (expressed as a Dollar Equivalent amount) equal to:

(a) the sum of:

(i) in the case of Eligible Receivables, the product of 85% multiplied by the Dollar Equivalent of the face amount of all Eligible Receivables of each UK Borrower (calculated net of all finance charges, late fees and other fees that are unearned, sales, excise or similar taxes, and credits or allowances granted at such time); and

(ii) in the case of Eligible Inventory, the lesser of (A) 70% of the value of Eligible Inventory of each UK Borrower (valued, for each class of such Eligible Inventory, at the lower of cost and market on a first-in, first-out basis) constituting each class of such Eligible Inventory at such time and (B) 85% of the Net Orderly Liquidation Value Percentage of such Eligible Inventory of the UK Borrowers (valued at the lower of cost and market on a first-in, first-out basis) constituting each class of Eligible Inventory at such time;

minus

(b) any applicable Reserve then in effect to the extent then applicable to such UK Borrowers or such Eligible Receivables or Eligible Inventory.

“UK Collateral Documents” means the English law security agreement and all other instruments and agreements governed by English law and delivered pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property located in or governed by the laws of England and Wales as security for the Non-US Obligations and in form and substance satisfactory to the Collateral Agent.

“UK CTA” means the United Kingdom Corporation Tax Act 2009.

“UK DB Plan” means the Andrew Limited Pension and Life Assurance Plan, currently governed by a trust deed and rules dated 16 May 2012 (as amended from time to time).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK ITA” means the United Kingdom Income Tax Act 2007.

“UK Non-Bank Lender” means a Lender which is not party to this Agreement on the Effective Date and which gives a UK Tax Confirmation in the documentation which it executes on becoming a party to this Agreement as a Lender.

“UK Qualifying Lender” means (a) a Lender that is beneficially entitled to interest payable to that Lender in respect of an advance under this Agreement and is (i) a Lender (1) that is a bank (as defined for the purpose of section 879 UK ITA) making an advance under this Agreement and is within the charge to UK corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the UK CTA or (2) in respect of an advance made under this Agreement by a person that was a bank (as defined for the purpose of section 879 UK ITA) at the time the advance was made and within the charge to UK corporation tax as regards any payment of interest made in respect of that advance; or (ii) a Lender which is (1) a company resident in the UK for UK tax purposes, (2) a partnership each member of which is (A) a company so resident in the UK or (B) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA; or (3) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA) of that company; or (iii) a UK Treaty Lender or (b) a Lender which is a building society (as defined for the purposes of Section 880 of the UK ITA) making an advance under a this Agreement.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under this Agreement is either (a) a company resident in the UK for UK tax purposes, (b) a partnership, each member of which is (i) a company so resident in the UK; or (ii) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole or any share of the interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA; or (c) a company not so resident in the UK that carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of such advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA) of such company.

“UK Tax Deduction” means, with respect to a Loan to a UK Borrower, a deduction or withholding from a payment under this Agreement for and on account of any Taxes imposed by the UK other than a Tax imposed under FATCA.

“UK Treaty” has the meaning set forth in the definition of “UK Treaty State”.

“UK Treaty Lender” means a Lender which:

(a) is treated as a resident of a Treaty State for the purposes of the relevant treaty;

(b) does not carry on a business in the UK through a permanent establishment with which that Lender’s participation in any advance is effectively connected; and

(c) meets all other conditions which are required to be met by that Lender under the relevant treaty for residents of the relevant Treaty State to benefit from full exemption from Tax imposed by the United Kingdom on interest including the completion of any necessary procedural formalities.

“UK Treaty State” means a jurisdiction having a double taxation agreement with the UK (a “UK Treaty”) which makes provision for full exemption from tax imposed by the UK on interest.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unaudited Financial Statements” means the most recent financial statements delivered pursuant to Section 5.1(a).

“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, monitor or other similar official by a supervisory authority or regulator under or based on the law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unfunded Pension Liability” means the excess of the present value of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

“United Kingdom” shall mean the United Kingdom of Great Britain and Northern Ireland.

“United States Tax Compliance Certificate” has the meaning specified in Section 2.19(c).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Parent Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Parent Borrower may designate any Subsidiary of the Parent Borrower (including any newly acquired or newly formed Subsidiary of the Parent Borrower but excluding any Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Borrowers or any other Subsidiary of the Parent Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Parent Borrower or any of its Restricted Subsidiaries; provided, further, however, that immediately after giving effect to such designation no Event of Default under Sections 8.1(a), (f) or (g) shall have occurred and be continuing as a result of such designation; provided, further, however, that if immediately after giving effect to such designation the Borrowing Base would decrease by more than 15%, the Parent Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate meeting the requirements of Section 5.1(m); provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 6.6.

The Board of Directors of the Parent Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary. Any Indebtedness of such Subsidiary and any Liens encumbering its assets at the time of such designation shall be deemed newly incurred or established, as applicable, at such time.

Any such designation by the Board of Directors of the Parent Borrower shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the

Board of Directors of the Parent Borrower giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“US” means the United States of America.

“US Borrower” means the Parent Borrower and each Domestic Subsidiary of the Parent Borrower identified as a US Co-Borrower on the signature pages to Amendment No. 2.

“US Borrowing Base” means:

(a) the sum of:

(i) in the case of Eligible Receivables, the product of 85% multiplied by the Dollar Equivalent of the face amount of all Eligible Receivables of the US Borrowers (calculated net of all finance charges, late fees and other fees that are unearned, sales, excise or similar taxes, and credits or allowances granted at such time); and

(ii) in the case of Eligible Inventory, the lesser of (A) 70% of the value of such Eligible Inventory of the US Borrowers (valued, for each class of such Eligible Inventory, at the lower of cost and market on a first-in, first-out basis) constituting each class of such Eligible Inventory at such time and (B) 85% of the Net Orderly Liquidation Value Percentage of such Eligible Inventory of the US Borrowers (valued at the lower of cost and market on a first-in, first-out basis) constituting each class of Eligible Inventory at such time;

minus

(b) any applicable Reserve then in effect to the extent applicable to such Borrowers or such Eligible Receivables or Eligible Inventory.

“US Credit Party” means each US Borrower and each US Guarantor.

“US Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Guarantor” means Holdings, the Parent Borrower and each US Guarantor Subsidiary.

“US Guarantor Subsidiary” means each Domestic Subsidiary that is identified as a “Guarantor” on the signature pages to Amendment No. 2 and each other Domestic Subsidiary that becomes a Guarantor after the date hereof in accordance with Section 5.11 or otherwise.

“US Lender” means a Lender or Issuing Bank that is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“US Obligations” means (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any US Credit Party arising under or out of any Credit Document (including Reimbursement Obligations), in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, existing on the Closing Date or thereafter arising and including interest, fees and other amounts that accrue after the commencement by or against any US Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed claims in such proceeding and (ii) debts, liabilities, obligations, covenants and duties of, any US Credit Party or Domestic Subsidiary owing under a Secured Cash Management Agreement or Secured Hedge Agreement; provided that (a) obligations of any US Credit Party or Domestic Subsidiary under any Secured Cash Management Agreement or Secured Hedge Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other US Obligations are so secured and guaranteed, (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or Secured Cash Management Agreements and (c) the US Obligations with respect to any Guarantor shall not include Excluded Swap Obligations of such Guarantor. Without limiting the generality of the foregoing, the US Obligations of the US Credit Parties under the Credit Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any US Credit Party under any Credit Document and (b) the obligation of any US Credit Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent, Collateral Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of such US Credit Party.

“US Outstandings” means, with respect to the US Borrowers at any particular time, the sum of (a) the principal amount of the Revolving Loans, (b) the Letter of Credit Usage and (c) the principal amount of the Swing Line Loans, in each case, made to the US Borrowers outstanding at such time.

“US Special Resolution Regime” has the meaning assigned to it in Section 10.29.

“US Subsidiary” means any Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

“US Tranche B Available Credit” means the lesser of (i) the Tranche B Available Credit at such time and (ii) the US Borrowing Base less the Tranche A Revolving Credit Outstandings at such time.

“US Tranche B Loan” as defined in Section 2.1(a)(ii).

“US Tranche B Outstandings” means, at any time, the principal amount of the Tranche B Loans made to the US Borrowers outstanding at such time.

“VAT” means (a) any value added taxes imposed by the United Kingdom’s Value Added Tax Act 1994 and supplemental legislation and regulations, (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the UK or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) or (b) above, or imposed elsewhere.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Interpretation, Etc.

With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(ii) Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(v) For the avoidance of doubt, with respect to a Person, the term “Affiliate” includes any other Person that becomes an “Affiliate” of such Person after the Closing Date.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(e) With respect to any (x) Investment or acquisition, merger, amalgamation, Division or similar transaction, in each case, the consummation of which is not conditioned on the availability of, or on obtaining, third-party financing and (y) repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock with respect to which a notice of repayment (or similar notice), which may be conditional, has been delivered, in each case for purposes of determining:

(i) whether any Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock that is being Incurred in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock is permitted to be incurred in compliance with Section 6.3;

(ii) whether any Lien being Incurred in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock or to secure any such Indebtedness is permitted to be Incurred in accordance with Section 6.1 or the definition of “Permitted Liens”;

(iii) whether any other transaction or action undertaken or proposed to be undertaken in connection with such Investment, acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock (including any Restricted Payments, dispositions, fundamental changes or designations of Restricted Subsidiaries or Unrestricted Subsidiaries) complies with the covenants or agreements contained in this Agreement (other than the making by any Lender or Issuing Bank, as applicable, of any Credit Extension unless otherwise agreed by such Lender or Issuing Bank); and

(iv) any calculation of the ratios, baskets or financial metrics, including Payment Conditions, Fixed Charge Coverage Ratio, Fixed Charges, Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, Consolidated Capital Expenditures, Covenant Consolidated Fixed Charges, Covenant Fixed Charge Coverage Ratio, Consolidated Net Income, Consolidated EBITDA, Four Quarter Consolidated EBITDA, Consolidated Total Assets, Consolidated Cash Interest Expense and/or Pro Forma Cost Savings and baskets determined by reference to Consolidated Net Income, Consolidated EBITDA, Four Quarter Consolidated EBITDA or Consolidated Total Assets and, whether a Default or Event of Default exists in connection with the foregoing, at the option of the Parent Borrower, the date that the definitive agreement (or other relevant definitive documentation) (other than the making by any Lender or Issuing Bank, as applicable, of any Credit Extension, unless otherwise agreed by such Lender or Issuing Bank) for or public announcement of such Investment or acquisition or repayment, repurchase or refinancing or Incurrence of Indebtedness is entered into or the date of any notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness is given to the holders of such Indebtedness (the “Transaction Commitment Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis” or “Consolidated EBITDA.” For the avoidance of doubt, if Parent Borrower elects to use the Transaction Commitment Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in the (i) Payment Conditions, Fixed Charge Coverage Ratio,

Fixed Charges, Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, Consolidated Capital Expenditures, Covenant Consolidated Fixed Charges, Covenant Fixed Charge Coverage Ratio, Consolidated Net Income, Consolidated EBITDA, Four Quarter Consolidated EBITDA, Consolidated Total Assets, Consolidated Cash Interest Expense and/or Pro Forma Cost Savings of the Parent Borrower and (ii) the applicable exchange rate utilized in calculating compliance with any Dollar-based provision of this Agreement, from the Transaction Commitment Date to the date of consummation of such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, will not be taken into account for purposes of determining whether any Indebtedness or Lien that is being incurred in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, or in connection with compliance by the Parent Borrower or any of the Restricted Subsidiaries with any other provision of the Credit Documents or any other transaction undertaken in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, is permitted to be incurred and (b) until such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness is consummated or such definitive agreements (or other relevant definitive documentation) are terminated (or conditions in any conditional notice can no longer be met or public announcements with respect thereto are withdrawn), such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness and all transactions proposed to be undertaken in connection therewith (including the incurrence of Indebtedness and Liens) will be given pro forma effect (except, for the avoidance of doubt, for purposes of determining compliance with the Financial Performance Covenant) when determining compliance of other transactions (including the incurrence of Indebtedness and Liens unrelated to such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness (other than the making by any Lender or Issuing Bank, as applicable, of any Credit Extension, unless otherwise agreed by such Lender or Issuing Bank)) that are consummated after the Transaction Commitment Date and on or prior to the date of consummation of such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness and any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the date the definitive agreements (or other relevant definitive documentation) are entered into or public announcement is made and deemed to be outstanding thereafter for purposes of calculating any baskets or ratios under the Credit Documents after the date of such agreement and before the date of consummation of such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness.

(f) For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Funded Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Stock.

(g) For the purposes of Sections 5.11, 6.4, 6.5 and 6.6, an allocation of assets to a division of a Restricted Subsidiary that is a limited liability company, or an allocation of assets to a series of a Restricted Subsidiary that is a limited liability company, shall be treated as a transfer of assets from one Restricted Subsidiary to another Restricted Subsidiary.

1.3 Accounting Terms

.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.

(b) If at any time any change in GAAP, or any election by the Parent Borrower to report in IFRS in lieu of GAAP for financial reporting purposes, or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Credit Document, and either the Parent Borrower or the Requisite Lenders shall so request, the Administrative Agent and the Parent Borrower shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Requisite Lenders not to be unreasonably withheld, conditioned or delayed); provided that, until so amended, (i) (A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (B) the Parent Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (ii) the Parent Borrower may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Administrative Agent from time to time.

(c) Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Credit Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

1.4 Currency Equivalents Generally

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(a) The Administrative Agent shall determine the Dollar Equivalent of any amount in accordance with the terms hereof, and a determination thereof by the Administrative Agent shall be presumptively correct absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Credit Party in any document delivered to the Administrative Agent. The Administrative Agent may determine, redetermine or predetermine the Dollar Equivalent of any amount on any date either in its own reasonable discretion or upon the request of any Lender or Issuing Bank or any Borrower; provided that if any basket in any Credit Document is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

(b) For purposes of determining the Fixed Charge Coverage Ratio, the Covenant Fixed Charge Coverage Ratio, the Consolidated First Lien Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars for the purposes of (i) testing the Financial Performance Covenant, at the exchange rate as of the last day of the fiscal quarter for which such measurement is being made, and (ii) calculating any Fixed Charge Coverage Ratio (other than, for the avoidance of doubt, the Covenant Fixed Charge Coverage Ratio for the purposes of determining compliance with Section 6.7), the Consolidated First Lien Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio, at the exchange rate as of the date of determination, and will, in the case of Indebtedness and Consolidated Funded Indebtedness, be the weighted average exchange rates used for determining Consolidated EBITDA for the relevant period determined in accordance with GAAP, provided that if any Covenant Party has entered into any currency Swap Contracts in respect of any borrowings, the Dollar Equivalent of such borrowings shall be determined by first taking into account the effects of that currency Swap Contract.

(c) The Administrative Agent shall determine the Dollar Equivalent (i) of each Revolving Loan denominated in an Alternative Currency on (A) the date of the Borrowing of such

Revolving Loan and (B) each date of a conversion into or continuation of such Revolving Loan pursuant to the terms of this Agreement and (ii) of each Letter of Credit denominated in an Alternative Currency on (A) the date on which such Letter of Credit is issued, (B) the first Business Day of each calendar month and (C) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof.

(d) Notwithstanding anything to the contrary in this Agreement, (i) any representation or warranty that would be untrue or inaccurate, (ii) any undertaking that would be breached or (iii) any event that would constitute a Default or an Event of Default, in each case, solely as a result of fluctuations in applicable currency exchange rates, shall not be deemed to be untrue, inaccurate, breached or so constituted, as applicable, solely as a result of such fluctuations in currency exchange rates.

(e) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or a RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Term Benchmark Loan, RFR Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Dollar Equivalent of such Alternative Currency (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

(f) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Relevant Rate” or with respect to any comparable or successor rate thereto.

1.5 Excluded Swap Obligations

. Notwithstanding any provision of this Agreement or any other Credit Document, no guarantee by any Credit Party under any Credit Document shall include a guarantee of any Obligation that, as to such Credit Party, is an Excluded Swap Obligation and no Collateral provided by any Credit Party shall secure any Obligation that, as to such Credit Party, is an Excluded Swap Obligation. In the event that any payment is made by, or any collection is realized from, any Credit Party as to which any Obligations are Excluded Swap Obligations, or from any Collateral provided by such Credit Party, the proceeds thereof shall be applied to pay the Obligations of such Credit Party as otherwise provided herein without giving effect to such Excluded Swap Obligations and each reference in this Agreement or any other Credit Document to the ratable application of such amounts as among the Obligations or any specified portion of the Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.

1.6 Pro Forma Calculations

. Notwithstanding anything to the contrary herein (subject to Section 1.2(e)), Payment Conditions (other than, for the avoidance of doubt, determining Excess Availability), the Consolidated First Lien Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio, the Fixed Charge Coverage Ratio, the Covenant Fixed Charge Coverage Ratio, Consolidated Net Income, Consolidated EBITDA, Four Quarter Consolidated EBITDA and Consolidated Total Assets shall be calculated on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four-quarter period.

1.7 Calculation of Baskets

. If any of the baskets set forth in Section 6 of this Agreement are exceeded solely as a result of fluctuations to Consolidated EBITDA for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under Section 6, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.

1.8 Interest Rates; Benchmark Notification.

The interest rate on a Loan denominated in Dollars or an Available Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.17(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 2. LOANS AND LETTERS OF CREDIT

2.1 Revolving Loans

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(a) Revolving Commitments.

(i) Subject to the conditions contained in this Agreement, each Lender with a Tranche A Revolving Commitment severally agrees to make Loans denominated in an Available Currency (each, a “Tranche A Loan”) to the US Borrowers from time to time on any Business Day during the Revolving Commitment Period for Tranche A Revolving Commitments in an aggregate principal amount at any time outstanding for all such loans by such Lender not to exceed such Lender’s Tranche A Revolving Commitment; provided, however, that at no time shall any Lender be obligated to make a Tranche A Loan in excess of such Lender’s Pro Rata Share of the Tranche A Available Credit, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.24. Within the limits of the Tranche A Revolving Commitment of each Lender, amounts of Tranche A Loans repaid may be reborrowed under this Section 2.1.

(ii) Subject to the conditions contained in this Agreement, each Lender with a Tranche B Revolving Commitment severally agrees to make Loans denominated in an Available Currency (each, a “Tranche B Loan”) to the European Co-Borrowers and to the US Borrowers (each such Tranche B Loan to a US Borrower, a “US Tranche B Loan”) from time to time on any Business Day during the Revolving Commitment Period for Tranche B Revolving Commitments in an aggregate principal amount at any time outstanding for all such loans by such Lender not to exceed such Lender’s Tranche B Revolving Commitment; provided, however, that (x) at no time shall any Lender be obligated to make a Tranche B Loan in excess of such Lender’s Pro Rata Share of the Tranche B Available Credit and (y) at no such time shall any Lender be obligated to make a US Tranche B Loan in excess of such Lender’s Pro Rata Share of the US Tranche B Available Credit, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.24. Within the limits of the Tranche B Revolving Commitment of each Lender, amounts of Tranche B Loans repaid may be reborrowed under this Section 2.1.

(iii) Borrowings under the Revolving Credit Facility are available as Base Rate Loans (solely in the case of Revolving Loans funded in Dollars), Term Benchmark Loans, RFR Loans (solely in the case of Revolving Loans not funded in Dollars, other than pursuant to Section 2.17) or Letters of Credit (solely available under the Tranche A Revolving Commitments). Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date, other than as specified in Section 2.23(d) with respect to any Extending Lender as set forth therein.

(b) Borrowing Mechanics for Revolving Loans.

(i) Each Borrowing shall be made on notice given by the applicable Borrower to the Administrative Agent not later than 11:00 a.m. (Local Time) (A) on the Borrowing date, in the case of a Borrowing of Base Rate Loans, (B) three Business Days, in the case of a Borrowing of Term Benchmark Loans, prior to the date of the proposed Borrowing and (C) five RFR Business Days, in the case of a Borrowing of RFR Loans, prior to the date of the proposed Borrowing. Each such notice shall be in substantially the form of Exhibit A-1 (the “Funding Notice”), specifying (1) the date of such proposed Borrowing, (2) whether such Borrowing will be made as a Tranche A Loan or a Tranche B Loan (and, in the case of Tranche B Loans, whether such Loan is a US Tranche B Loan), (3) the aggregate amount and currency of such proposed Borrowing, (4) whether any portion of the proposed Borrowing will be of Base Rate Loans, RFR Loan or Term Benchmark Loans, (5) the amount of Eligible Borrowing Base Cash as of the close of business on the Business Day prior to the date of such notice and the Borrowing Base on a Pro Forma Basis for such Borrowing and (6) for each Term Benchmark Loan, the initial Interest Period or Interest Periods thereof. Each Borrowing of Base Rate Loans shall be in an aggregate amount of not less than $500,000 or an integral multiple of $1,000,000 in excess thereof. Each Borrowing of Term Benchmark Loans or RFR Loans shall be in an aggregate amount of not less than the Dollar Equivalent of $1,000,000 or an integral multiple of the Dollar Equivalent of $1,000,000 in excess thereof.

(ii) The Administrative Agent shall give to each applicable Lender prompt notice of the Administrative Agent’s receipt of a Funding Notice and, if Term Benchmark Loans or RFR Loans are properly requested in such Funding Notice, the applicable interest rate.

Each Lender shall, before 1:00 p.m. (Local Time) on the date of the proposed Borrowing, make available to the Administrative Agent at its Principal Office, in immediately available funds and in the applicable currency, such Lender’s Pro Rata Share of such proposed Borrowing. Subject to fulfillment (A) on the Amendment No. 2 Effective Date, of the applicable conditions set forth in Amendment No. 2 and (B) at any time after the Amendment No. 2 Effective Date, of the applicable conditions set forth in Section 3.2, and after the Administrative Agent’s receipt of such funds, the Administrative Agent shall make such funds available to the applicable Borrower; provided that Protective Advances shall be retained by the Administrative Agent and disbursed in its discretion.

(iii) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.1(b) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Pro Rata Share available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (A) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (B) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement. If such Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to such Borrower.

(iv) The failure of any Defaulting Lender to make on the date specified any Loan or any payment required by it, including any payment in respect of its participation in Swing Line Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Defaulting Lender to make a Loan or payment required under this Agreement.

2.2 Swing Line Loans

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(a) On the terms and subject to Section 2.21 and the other conditions contained in this Agreement, the Swing Line Lender agrees to make, in Dollars, Tranche A Loans (each, a “Swing Line Loan”) otherwise available to the US Borrowers under the Tranche A Revolving Commitments from time to time on any Business Day during the Revolving Commitment Period in an aggregate principal amount at any time outstanding that (i) will not to exceed the lesser of (a) the Tranche A Available Credit and (b) the Swing Line Sublimit and (ii) unless waived by the Swing Line Lender in its sole discretion, will not result in such Swing Line Lender’s Tranche A Revolving Credit Exposure exceeding its Tranche A

Revolving Commitment, subject, in each case, to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.24. Each Swing Line Loan shall be a Base Rate Loan and must be repaid in full within seven days after its making or, if sooner, upon any Borrowing of Tranche A Loans hereunder, and shall in any event mature no later than the Revolving Commitment Termination Date. Within the limits set forth in the first sentence of this clause (a), amounts of Swing Line Loans repaid may be reborrowed under this clause (a).

(b) [reserved].

(c) In order to request a Swing Line Loan, the applicable Borrower shall deliver by facsimile to the Administrative Agent a duly completed request in substantially the form of Exhibit A-4 (a “Swing Line Request”), setting forth the requested amount and date of such Swing Line Loan, to be received by the Administrative Agent not later than 1:00 p.m. (Local Time) on the day of the proposed Borrowing. The Administrative Agent shall promptly notify the Swing Line Lender of the details of the requested Swing Line Loan. Subject to the terms of this Agreement, the Swing Line Lender shall make a Swing Line Loan available to the Administrative Agent and, in turn, the Administrative Agent shall make such amount available to the applicable Borrower on the date of the Swing Line Request. The Swing Line Lender shall not make any Swing Line Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Lender that one or more of the conditions precedent contained in Section 3.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Line Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied in connection with the making of any Swing Line Loan.

(d) The Swing Line Lender shall notify the Administrative Agent in writing (which writing may be a telecopy or electronic mail) weekly, by no later than 10:00 a.m. (Local Time) on the first Business Day of each week, of the aggregate principal amount of its Swing Line Loans then outstanding.

(e) The Swing Line Lender may demand at any time that each Lender pay to the Administrative Agent, for the account of the Swing Line Lender, in the manner provided in clause (f) below, such Lender’s Pro Rata Share of all or a portion of the outstanding Swing Line Loans of the Swing Line Lender, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Line Loans demanded to be paid.

(f) The Administrative Agent shall forward each notice referred to in clause (d) above and each demand referred to in clause (e) above to each Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 p.m. (Local Time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to such Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each such Lender’s Pro Rata Share of the aggregate principal amount of the Swing Line Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Sections 3.2 and 2.1 shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), each Lender shall, before 11:00 a.m. (Local Time) on the Business Day next succeeding the date of such Lender’s receipt of such notice or demand, make available to the Administrative Agent, in immediately available funds, for the account of the Swing Line Lender, the amount specified in such statement. Upon such payment by a Lender, such Lender shall, except as provided in clause (g) below, be deemed to have made a Base Rate Loan to the applicable Borrower. The Administrative Agent shall use such funds to repay the Swing Line Loans to the applicable Swing Line Lender. To the extent that any Lender fails to make such payment available to the Administrative Agent for the account of the applicable Swing Line Lender, the applicable

Borrower shall repay such Swing Line Loan on demand, no later than one Business Day after receiving such demand (it being understood and agreed that in the event of such demand for payment, the applicable Borrower shall be permitted to make a Borrowing of Revolving Loans to satisfy such reimbursement obligation).

(g) Upon the occurrence of a Default under Section 8.1(f) or (g) or at any other time upon the request of the Administrative Agent or the Swing Line Lender, each Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Line Loan otherwise required to be repaid by such Lender pursuant to clause (f) above, which participation shall be in a principal amount equal to such Lender’s Pro Rata Share of such Swing Line Loan, by paying to the Swing Line Lender on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Line Loan pursuant to clause (f) above, in immediately available funds in the same currency as such Swing Line Loan, an amount equal to such Lender’s Pro Rata Share of such Swing Line Loan. If all or part of such amount is not in fact made available by such Lender to the applicable Swing Line Lender on such date, such Swing Line Lender shall be entitled to recover any such unpaid amount on demand from such Lender together with interest accrued from such date at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the first Business Day after such payment was due and thereafter at, the rate of interest then applicable to Base Rate Loans.

(h) From and after the date on which any Lender (i) is deemed to have made a Revolving Loan pursuant to clause (f) above with respect to any Swing Line Loan or (ii) purchases an undivided participation interest in a Swing Line Loan pursuant to clause (g) above, the Swing Line Lender shall promptly distribute to such Lender such Lender’s Pro Rata Share of all payments of principal of and interest received by the Swing Line Lender on account of such Swing Line Loan (other than those received from a Lender pursuant to clause (f) or (g) above).

2.3 Issuance of Letters of Credit and Purchase of Participations Therein

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(a) On and after the Amendment No. 2 Effective Date on the terms and subject to Section 2.21 and the other conditions contained in this Agreement, each Issuing Bank agrees to issue at the request of Parent Borrower and the other applicable Borrower and for the account of such other applicable Borrower one or more Letters of Credit from time to time on any Business Day during the period commencing on the Amendment No. 2 Effective Date and ending on the third day prior to the Revolving Commitment Termination Date; provided, however, that no Issuing Bank shall be under any obligation to issue (and, upon the occurrence of any of the events described in clauses (ii), (iii), (iv) and (vi)(A) below, shall not issue) any Letter of Credit upon the occurrence of any of the following:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuing Bank as of the date of this Agreement and that such Issuing Bank in good faith deems material to it;

(ii) such Issuing Bank shall have received any written notice of the type described in clause (d) below;

(iii) after giving effect to the issuance of such Letter of Credit, the aggregate Tranche A Revolving Credit Outstandings would exceed the Tranche A Maximum Credit at such time;

(iv) after giving effect to the issuance of such Letter of Credit (x) the sum of (i) the Dollar Equivalents of the applicable Letter of Credit Undrawn Amounts at such time and (ii) the Dollar Equivalents of the applicable Reimbursement Obligations at such time, exceeds the Letter of Credit Sublimit or (y) the Dollar Equivalents of the Letter of Credit Undrawn Amounts at such time which relate to Letters of Credit issued by such Issuing Bank plus the Dollar Equivalents of the applicable Reimbursement Obligations at such time which relate to Letters of Credit issued by such Issuing Bank, exceeds the Letter of Credit Sublimit of the applicable Issuing Bank;

(v) subject to Section 2.3(k), such Letter of Credit is requested to be denominated in any currency other Dollars, Euros, Pounds Sterling or Swiss Francs; or

(vi) (A) any fees invoiced and due in connection with a requested issuance have not been paid, (B) such Letter of Credit is requested to be issued in a form that is not reasonably acceptable to such Issuing Bank, (C) the Issuing Bank for such Letter of Credit shall not have received, in form and substance reasonably acceptable to it and, if applicable, duly executed by such other applicable Borrower, applications, agreements and other documentation (a “Letter of Credit Reimbursement Agreement”) such Issuing Bank generally employs in the ordinary course of its business for the issuance of letters of credit of the type of such Letter of Credit or (D) the issuance of such Letter of Credit would violate any internal policies of the Issuing Bank;

subject, in the case of clauses (iii), (iv) and (v) above, to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.24.

None of the Lenders (other than the Issuing Banks in their capacity as such) shall have any obligation to issue any Letter of Credit.

(b) In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof or (ii) be less than five (5) Business Days prior to the applicable Revolving Commitment Termination Date; provided, however, that any Letter of Credit with a term less than or equal to one year may provide for the renewal thereof for additional periods less than or equal to one year, as long as, (x) on or before the expiration of each such term and each such period, Parent Borrower and the other applicable Borrower and the Issuing Bank of such Letter of Credit shall have the option to prevent such renewal and (y) Parent Borrower and the other applicable Borrower shall not permit any such renewal to extend the expiration date of any Letter of Credit beyond the date set forth in clause (ii) above. Notwithstanding the foregoing, an amount of the Letter of Credit Sublimit not to exceed $80,000,000 in the aggregate shall be available for Letters of Credit with an expiration date of greater than one (1) year but not, in any event, later than the date set forth in clause (ii) above.

(c) In connection with the issuance of each Letter of Credit, Parent Borrower and the other applicable Borrower shall give the relevant Issuing Bank and the Administrative Agent three (3) Business Days’ prior written notice (or such lesser notice as is acceptable to the applicable Issuing Bank in its sole discretion), in substantially the form of Exhibit A-3 (or in such other written or electronic form as is acceptable to the applicable Issuing Bank) (an “Issuance Notice”), of the requested issuance of such Letter of Credit. Such notice shall be irrevocable after the form of such Letter of Credit has been agreed and shall specify (i) the Issuing Bank of such Letter of Credit, (ii) the face amount of such Letter of Credit, (iii) the currency of such Letter of Credit, which shall be an Available Currency, (iv) the date of issuance of such requested Letter of Credit, (v) the date on which such Letter of Credit is to expire (which date shall be a Business Day), (vi) the amount of Eligible Borrowing Base Cash as of the close of business on the Business Day prior to the date of such notice and the Borrowing Base on a Pro Forma Basis for such Borrowing and (vii) in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuing Bank and the Administrative Agent not later than 11:00 a.m. (Local Time) on the second Business Day prior to the requested issuance of such Letter of Credit. If requested by the applicable Issuing Bank, Parent Borrower and the other applicable Borrower shall submit a letter of credit application on such Issuing Bank’s standard form.

(d) Subject to the satisfaction of the conditions set forth in this Section 2.3, the relevant Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of Parent Borrower and the other applicable Borrower in accordance with such Issuing Bank’s usual and customary business practices. No Issuing Bank shall issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 or clause (a) above (other than those conditions set forth in clauses (a)(i), (a)(vi)(B) and (a)(vi)(C) above and, to the extent such clause relates to fees owing to the Issuing Bank of such Letter of Credit and its Affiliates, clause (a)(vi)(A) above) are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived. No Issuing Bank shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied in connection with the issuance of any Letter of Credit.

(e) Each Borrower agrees that, if requested by the Issuing Bank of any Letter of Credit issued for such Borrower’s account, it shall execute one applicable Letter of Credit Reimbursement Agreement in respect of all Letters of Credit issued for such Borrower’s account hereunder. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

(f) Each Issuing Bank shall comply with the following:

(i) give the Administrative Agent written notice, which writing may be a telecopy or electronic mail, of the issuance of any Letter of Credit issued by it, of all drawings under any Letter of Credit issued by it and of the payment (or the failure to pay when due) by the applicable Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Lender);

(ii) upon the request of any Lender, furnish to such Lender copies of any applicable Letter of Credit Reimbursement Agreement to which such Issuing Bank is a party and such other documentation as may reasonably be requested by such Lender; and

(iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the applicable Borrower separate schedules for Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations, in each case outstanding at the end of each month, and any information requested by the applicable Borrower or the Administrative Agent relating thereto.

(g) Immediately upon the issuance by an Issuing Bank of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuing Bank shall be deemed to have sold and transferred to each Lender and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Pro Rata Share, in such Letter of Credit and the obligations of the applicable Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

(h) The Parent Borrower and the other applicable Borrower agree to pay to the applicable Issuing Bank of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuing Bank under any Letter of Credit issued for the account of Parent Borrower and such other applicable Borrower no later than the date that is the next succeeding Business Day after Parent Borrower and such other applicable Borrower receive written notice from such Issuing Bank that payment has been made under such Letter of Credit (the “Reimbursement Date”), irrespective of any claim, setoff, defense or other right that Parent Borrower and such other applicable Borrower may have at any time against such Issuing Bank or any other Person. In the case of a Letter of Credit denominated in an Alternative Currency, the Parent Borrower shall reimburse the applicable Issuing Bank in such Alternative Currency in accordance with the provisions of this Section 2.3(h), unless the applicable Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Bank shall notify the Parent Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. In the event that any Issuing Bank makes any payment under any Letter of Credit and the other applicable Borrower shall not have repaid such amount to such Issuing Bank pursuant to this clause (h) or any such payment by such other applicable Borrower is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Revolving Loans that are Base Rate Loans (in the case of Letters of Credit denominated in Dollars) or to Revolving Loans that are Term Benchmark Loans with an Interest Period of one month (in the case of all other Letters of Credit) and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due Revolving Loans that are Base Rate Loans (in the case of Letters of Credit denominated in Dollars) or to past due Revolving Loans that are Term Benchmark Loans with an Interest Period of one month (in the case of all other Letters of Credit) and such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Lender’s Pro Rata Share of such payment in immediately available funds in the same currency as the applicable Letter of Credit; provided that in the case of each Letter of Credit denominated in an Alternative Currency, such payment shall be made in Dollars in the amount of the Dollar Equivalent of such Alternative Currency amount. If the Administrative Agent so notifies such Lender prior to 11:00 a.m. (Local Time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuing Bank its Pro Rata Share of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Lender, such Lender shall, except during the continuance of a Default or Event of Default under Section 8.1(f) or (g) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan in Dollars to the applicable Borrower in the principal amount of such payment and such Borrower’s Reimbursement Obligations shall be reduced by the amount of such deemed Revolving Loans. Whenever any Issuing Bank receives from the applicable Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such

Issuing Bank any payment from a Lender pursuant to this clause (h), such Issuing Bank shall pay over to the Administrative Agent any amount received in excess of such Reimbursement Obligation and, upon receipt of such amount, the Administrative Agent shall promptly pay over to each Lender, in immediately available funds, an amount equal to such Lender’s Pro Rata Share of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

(i) If and to the extent a Lender shall not have so made its Pro Rata Share of the amount of the payment required by clause (g) above available to the Administrative Agent for the account of such Issuing Bank, such Lender agrees to pay to the Administrative Agent for the account of such Issuing Bank forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and, thereafter, until such amount is repaid to the Agent for the account of such Issuing Bank, at a rate per annum equal to the rate applicable to Base Rate Loans (in the case of Letters of Credit denominated in Dollars) or to Term Benchmark Loans with an Interest Period of one month (in the case of all other Letters of Credit).

(j) The applicable Borrower’s obligation to pay its Reimbursement Obligation and the obligations of the applicable Lenders to make payments to the Agent for the account of the applicable Issuing Banks with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

(i) any lack of validity or enforceability of any Letter of Credit or any Credit Document, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Credit Document;

(iii) the existence of any claim, setoff, defense or other right that any Borrower, any other party guaranteeing, or otherwise obligated with, any Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Credit Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) in the absence of a determination by a court of competent jurisdiction in a final and non-appealable judgment of gross negligence or willful misconduct of the Issuing Bank, and subject to the standards set forth below in this clause (j), payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit;

(vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.3, constitute a legal or equitable discharge of the applicable Borrower’s obligations hereunder, other than acts, omissions or delays that are determined by a court of competent jurisdiction in a final and non-appealable judgment to have been caused by gross negligence or willful misconduct of the Issuing Bank; and

(vii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Parent Borrower or any Subsidiary or in the relevant currency markets generally.

(k) Notwithstanding anything to the contrary in the foregoing:

(i) The Parent Borrower may from time to time request that Letters of Credit be issued in a currency other than any Available Currency; provided that such requested currency is an Alternative Currency. In the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Bank.

(ii) Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (Local Time), 10 Business Days (or, in the case of a request for the issuance of a Letter of Credit denominated in Japanese Yen, seven Business Days) prior to the date of the desired Credit Extension (or such later time or date as may be agreed by the Administrative Agent and the applicable Issuing Bank, in their sole discretion) and such request shall include in agreed form the Letter of Credit requested to be issued. The Administrative Agent shall promptly notify the applicable Issuing Bank thereof. The applicable Issuing Bank shall notify the Administrative Agent, not later than 11:00 a.m. (Local Time), five Business Days (or, in the case of a request for the issuance of a Letter of Credit denominated in Japanese Yen, two Business Days) after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency.

(iii) Any failure by the applicable Issuing Bank to respond to such request within the time period specified in the preceding clause (ii) shall be deemed to be a refusal by the applicable Issuing Bank to permit Letters of Credit to be issued in such requested Alternative Currency. If the Administrative Agent and the applicable Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Parent Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances; provided that the Administrative Agent and the Issuing Bank shall have the right in their sole discretion at any time to redetermine whether any such currency shall continue to be deemed an Alternative Currency for purposes of future issuances of Letters of Credit. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 2.3, the Administrative Agent shall promptly so notify the Parent Borrower. Any specified currency of an Existing Letter of Credit that is not Dollars shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

Any action taken or omitted to be taken by the relevant Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of such Issuing Bank to the applicable Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuing Bank may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

(l) Schedule 2.3(l) contains a schedule of certain letters of credit issued under the Existing Revolving Facility (as defined in Amendment No. 2) (the “Existing Letters of Credit”) for the account of a Borrower or any of their Restricted Subsidiaries by the issuers set forth on such Schedule 2.3(l). On the Amendment No. 2 Effective Date, (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this Section 2.3 for the account of Parent Borrower and subject to the provisions hereof, and for this purpose the fees specified in Section 2.10 shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit) as if such letters of credit had been issued on the Amendment No. 2 Effective Date, (ii) the issuing banks of such letters of credit shall be Lenders hereunder and shall be “Issuing Banks” hereunder for the purpose of maintaining such letters of credit, for purposes of Section 2.19 relating to the obligation to provide the appropriate forms, certificates and statements to the Parent Borrower and the Administrative Agent and any updates required by Section 2.19 and for purposes of Section 2.6 relating to the entries to be made in the Register, (iii) the Dollar Equivalent of the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations and (iv) all liabilities of a Borrower or any of their Restricted Subsidiaries with respect to such letters of credit shall constitute Obligations.

2.4 Pro Rata Shares

. Subject to Section 2.21, all Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

2.5 Resignation of Issuing Bank

. Any Issuing Bank may resign at any time upon 30 days’ prior written notice to the Applicable Agent and the Parent Borrower. On the effective date of such resignation, such Issuing Bank shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit previously issued by it, but shall continue to have all the rights and obligations of an Issuing Bank hereunder, including under Sections 2.3, 2.7, 2.12, 2.19, 2.20, 10.3 and 10.5 relating to any Letter of Credit issued by such Issuing Bank prior to such date. The foregoing notwithstanding, if such resignation would result in there being no Issuing Bank, then the Parent Borrower shall promptly appoint a replacement Issuing Bank reasonably acceptable to the Administrative Agent and such resignation shall not be effective until the acceptance of such appointment by the replacement Issuing Bank.

2.6 Evidence of Debt; Register; Lenders’ Books and Records; Notes

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(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of each Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be presumptively correct, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or any Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of the Lenders and the Revolving Commitments and the principal amounts (and stated interest) of Loans of each Lender from time to time (the “Register”). The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by any Borrower or any Lender (with respect to a Lender, solely with respect to the Obligations owing to such Lender) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be presumptively correct, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or any Borrower’s Obligations in respect of any Loan. Each Borrower hereby designates JPMorgan to serve as its agent solely for purposes of maintaining the Register as provided in this Section 2.6, and each Borrower hereby agrees that, to the extent JPMorgan serves in such capacity, JPMorgan and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.” This Section 2.6(b) and Sections 10.6(b) and (g) shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related US Treasury Regulations (including Proposed Treasury Regulations Section 1.163-5(b)) (and any other relevant or successor provisions of the Internal Revenue Code or of such US Treasury Regulations).

(c) Notes. If so requested by any Lender by written notice to the applicable Borrower (with a copy to the Administrative Agent) at least two Business Days prior to the Amendment No. 2 Effective Date, or at any time thereafter, such Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Amendment No. 2 Effective Date (or, if such notice is delivered after the Amendment No. 2 Effective Date, promptly after such Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Revolving Loan or Swing Line Loan, as the case may be.

2.7 Interest on Loans

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(a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) in the case of Revolving Loans:

(1) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(2) if a Term Benchmark Loan or a RFR Loan, at the Relevant Rate plus the Applicable Margin;

(ii) in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin;

(iii) in the case of Protective Advances, at the Base Rate plus the Applicable Margin.

(b) The basis for determining the rate of interest with respect to any Loan (except Swing Line Loans and Protective Advances, which can be made and maintained as Base Rate Loans only), and the Interest Period with respect to any Term Benchmark Loan, shall be selected by the applicable Borrower and notified to the Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If, with respect to any Term Benchmark Loan, the Interest Period has ended and a Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then such Loan shall be a Base Rate Loan (if denominated in Dollars) or Term Benchmark Loan with an Interest Period of one month (in the case of all other Loans) until the receipt by the Administrative Agent and effectiveness of a Conversion/Continuation Notice with respect to such Loan.

(c) In connection with Term Benchmark Loans, there shall be no more than thirty (30) Interest Periods outstanding at any time. In the event the Parent Borrower fails to specify between a Base Rate Loan, a RFR Loan or a Term Benchmark Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (x) if outstanding as a Term Benchmark Loan, will be automatically converted into a Base Rate Loan at the end of the applicable Interest Period (in the case of Loans denominated in Dollars) or shall continue as a Term Benchmark Loan with an Interest Period of one month (for all other Loans) on the last day of the then‑current Interest Period for such Loan, (y) if outstanding as a Base Rate Loan or RFR Loan will remain as a Base Rate Loan or RFR Loan, respectively and (z) if not outstanding will be made as a Term Benchmark Loan with an Interest Period of one month. In the event the Parent Borrower fails to specify an Interest Period for any Term Benchmark Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Parent Borrower shall be deemed to have selected an Interest Period of one month. On each Interest Payment Date, as soon as practicable after 10:00 a.m. (Local Time) the Administrative Agent shall determine (which determination shall be final, conclusive and binding upon all parties in the absence of manifest error) the interest rate that shall apply to each Term Benchmark Loan for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing) to the Parent Borrower and each Lender.

(d) All interest payable pursuant to Section 2.7(a) shall be computed on the basis of a 360‑day year, except that (i) interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Lending Rate and (ii) interest with respect to any Loan denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan or RFR Loan being converted from a Term Benchmark Loan, the date of such conversion from such Term Benchmark Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan or RFR Loan being converted to a Term Benchmark Loan, the date of conversion to such Term Benchmark Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Revolving Loan made to the Borrowers (A) shall accrue on a daily basis and shall be payable by the applicable Borrower in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (B) shall accrue on a daily basis and shall be payable by the applicable Borrower in arrears upon any prepayment of such Revolving Loan whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (C) shall accrue on a daily basis and shall be payable by the applicable Borrower in arrears at maturity of such Revolving Loans, including final maturity of the Revolving Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

(f) The applicable Borrower agrees to pay to each applicable Issuing Bank, with respect to drawings honored under any Letter of Credit issued for its account, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the applicable Borrower, including by way of a deemed Revolving Loan, at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the Base Rate or the Relevant Rate, as applicable, plus the Applicable Margin payable hereunder with respect to Base Rate Loans (in the case of Letters of Credit denominated in Dollars) or to Term Benchmark Loans with an Interest Period of one month (in the case of all other Letters of Credit), and (ii) thereafter, a rate which is 2% per annum in excess of the Applicable Margin payable hereunder with respect to Base Rate Loans (in the case of Letters of Credit denominated in Dollars) or Term Benchmark Loans with an Interest Period of one month (in the case of all other Letters of Credit).

(g) Interest payable pursuant to Section 2.7(f) shall be computed on the basis of a 360‑day year for the actual number of days elapsed in the period during which it accrues, except that (i) interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Lending Rate and (ii) interest with respect to any Loan denominated in Pounds Sterling shall be computed on the basis of a year of 365 days and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by any Issuing Bank of any payment of interest pursuant to Section 2.7(f), such Issuing Bank shall distribute to each Lender, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event any Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.3(h) or Section 2.3(i), as applicable, with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the applicable Borrower.

(h) The rates of interest provided for in this Agreement, including this Section 2.7, are minimum interest rates. When entering into this Agreement, the parties have assumed that the interest payable by a Swiss Borrower at the rates set out in this Section or in other Sections of this Agreement is not and will not become subject to the Swiss Withholding Tax. Notwithstanding that the parties do not anticipate that any payment of interest will be subject to the Swiss Withholding Tax, they agree that, in the event that the Swiss Withholding Tax should be imposed on interest payments by any Swiss Borrower, the payment of interest due by such Swiss Borrower shall, in line with Section 2.19, including limitations therein, be increased to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Withholding Tax) results in a payment to each Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of Swiss Withholding

Tax been required. For this purpose, the Swiss Withholding Tax shall be calculated on the full grossed-up interest amount. For the purposes of this Section, “Non-Refundable Portion” shall mean Swiss Withholding Tax at the standard rate (being, as at the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration confirms that, in relation to a specific Lender based on an applicable double tax treaty, the Non-Refundable Portion is a specified lower rate, in which case such lower rate shall be applied in relation to such Lender. Each Swiss Borrower shall provide to the Administrative Agent the documents required by law or applicable double taxation treaties for the Lenders to claim a refund of any Swiss Withholding Tax so deducted.

2.8 Conversion/Continuation of Revolving Loans Denominated in Dollars

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(a) Subject to Section 2.17 and so long as no Default or Event of Default shall have occurred and then be continuing, each Borrower shall have the option:

(i) to convert at any time all or any part of any Revolving Loan denominated in Dollars to such Borrower equal to (A) in the case of a conversion to a Base Rate Loan or RFR Loan, $1,000,000 and integral multiples of $1,000,000 in excess of that amount and (B) in the case of a conversion to a Term Benchmark Loan, $2,000,000 and integral multiples of $1,000,000 in excess of that amount; provided a Term Benchmark Loan may only be converted on the expiration of the Interest Period applicable to such Term Benchmark Loan unless the applicable Borrower shall pay all amounts due under Section 2.17 in connection with any such conversion; and provided further that the aggregate amount of the Term Benchmark Loans for each Interest Period must be in the amount of at least $2,000,000 or an integral multiple of $1,000,000 in excess of that amount; or

(ii) upon the expiration of any Interest Period applicable to any Term Benchmark Loan, to continue all or any portion of such Revolving Loan in a minimum amount equal to $2,000,000 and integral multiples of $1,000,000 in excess of that amount as a Term Benchmark Loan.

(b) The applicable Borrower shall deliver a Conversion/Continuation Notice to the Applicable Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Term Benchmark Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Term Benchmark Loans shall be irrevocable and the applicable Borrower shall be bound to effect a conversion or continuation in accordance therewith.

(c) Notwithstanding anything to the contrary in the foregoing, no conversion to a Term Benchmark Loan in whole or in part shall be permitted at any time at which (i) a Default or Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, a Term Benchmark Loan would violate any provision of Section 2.17 or 2.18.

(d) This section shall not apply to Protective Advances, which may not be converted or continued.

2.9 Default Interest

. Upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), (f) or (g) the principal amount of all overdue amounts owed hereunder shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable overdue Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of overdue Term Benchmark Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Term Benchmark Loans shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Term Benchmark Loans with an Interest Period of one month. Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

2.10 Fees

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(a) The Parent Borrower agrees to pay to each Lender:

(i) subject to Section 2.21, an unused commitment fee in an amount equal to (1) the average of the actual daily difference between (a) the Revolving Commitment of such Lender and (b) the aggregate principal amount of all applicable outstanding Revolving Credit Outstandings owing to such Lender, times (2) the Applicable Revolving Commitment Fee Percentage then in effect; provided that for purposes of calculating the commitment fee pursuant to this clause (i), Swing Line Loans shall not be deemed to be a utilization of the Revolving Commitments; and

(ii) letter of credit fees equal to such Lender’s Pro Rata Share of the product of (A) the Applicable Margin for Loans that are Term Benchmark Loans or RFR Loans, times (B) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.10(a) shall be paid to the Administrative Agent at its Principal Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender the amount of such fees owing to it.

(b) Each Borrower agrees to pay directly to each applicable Issuing Bank, for its own account, the following fees:

(A) a fronting fee equal to 0.125% per annum, times the Dollar Equivalent of the average aggregate daily maximum amount available to be drawn under all applicable Letters of Credit issued by such Issuing Bank for the account of such Borrower (determined as of the close of business on any date of determination); and

(B) such customary documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c) All fees referred to in:

(i) Section 2.10(a)(i) and Section 2.10(a)(ii) shall be calculated on the basis of a 360‑day year and shall be payable quarterly on the fifteenth day after each fiscal quarter end during the Revolving Commitment Period, commencing on January 15, 2023 and on the applicable Revolving Commitment Termination Date; and

(ii) Section 2.10(b) shall be calculated on the basis of a 360‑day year and the actual number of days elapsed and shall be payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year during the Revolving Commitment Period, commencing on January 1, 2023 and on the applicable Revolving Commitment Termination Date.

(d) In addition to any of the foregoing fees, the Parent Borrower agrees to pay to the Arrangers and the Agents such other fees in the amounts and at the times separately agreed upon in any Fee Letter.

2.11 Voluntary Prepayments

. Each Borrower may prepay the outstanding principal amount of the applicable Revolving Loans and Swing Line Loans in whole or in part at any time; provided, however, that if any prepayment of any Term Benchmark Loan is made by a Borrower other than on the last day of an Interest Period for such Loan, such Borrower shall also pay any amount owing pursuant to Section 2.17(g). Any such voluntary prepayment shall be applied as specified in Section 2.14(a).

2.12 Voluntary Revolving Commitment Reductions

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(a) The Parent Borrower may, upon not less than three Business Days’ prior written notice (or such shorter notice period as the Administrative Agent may reasonably approve) confirmed in writing to the Administrative Agent (which original written notice the Administrative Agent will promptly transmit by telefacsimile to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, on a pro rata basis between the Tranche A Revolving Commitments and the Tranche B Revolving Commitments, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments will exceed the Revolving Credit Outstandings at the time of such proposed termination or reduction after giving effect to any concurrent repayment (or, with respect to Letter of Credit Obligations, the provision of cash collateral or backstop letters of credit acceptable to the applicable Issuing Bank in an amount equal to 103% of the applicable Letter of Credit Obligations; provided that at any time and from time to time after the initial deposit of cash collateral in respect of any one or more Letters of Credit denominated in an Alternative Currency, the applicable Issuing Bank may request that additional cash collateral be provided in order to protect against the results of exchange rate fluctuations, such additional cash collateral not to exceed an amount equal to 5.0% of the outstanding amount of such Letters of Credit) of applicable Revolving Credit Outstandings; provided any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(b) The Parent Borrower’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the applicable Revolving Commitments shall be effective on the date specified in such Borrower’s notice and shall reduce the applicable Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

2.13 Mandatory Prepayments

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(a) Maximum Credit. Subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.24, promptly (but in no event later than two (2) Business Days) upon the earlier of (a) the knowledge of any Responsible Officer of Parent Borrower, or (b) notice to any Borrower from the Administrative Agent that (x) the Dollar Equivalent of the aggregate principal amount of applicable Tranche A Revolving Credit Outstandings exceeds the Tranche A Maximum Credit at such time, (y) the Dollar Equivalent of the aggregate principal amount of applicable Tranche B Revolving Credit Outstandings exceeds the Tranche B Maximum Credit at such time or (z) the aggregate principal amount of the US Outstandings exceeds the sum of the Tranche A Maximum Credit and the US Tranche B Available Credit, the applicable Borrower shall forthwith prepay the Swing Line Loans first, in the case of clause (x) only, and then the Revolving Loans of the applicable Tranche then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the applicable aggregate outstanding Swing Line Loans and Revolving Loans, the applicable Borrower shall cash collateralize applicable Letters of Credit in the manner set forth in Section 8.2 in an amount equal to 103% of such excess.

(b) Cash Dominion During a Liquidity Event Period. Each Borrower hereby irrevocably waives the right to direct, during a Liquidity Event Period, the application of all funds in each Cash Collateral Account and agrees that, subject to the Intercreditor Agreement, the Administrative Agent (i) may or, upon the written direction of the Requisite Lenders at any time during such Liquidity Event Period, shall deliver a Blockage Notice to each Deposit Account Bank for each Approved Deposit Account and (ii) shall, during a Liquidity Event Period, except, as provided in Sections 2.15(g) and (h), apply all payments in respect of any Obligations and all available funds in each Cash Collateral Account on a daily basis as follows: first, to prepay any applicable Protective Advances that may be outstanding, pro rata; second, to repay the outstanding principal amount of the Swing Line Loans until the Swing Line Loans have been repaid in full; third, to repay the outstanding principal balance of the applicable Revolving Loans until such Revolving Loans shall have been repaid in full (other than Contingent Obligations); fourth, to cash collateralize outstanding Letters of Credit in the manner set forth in Section 8.2; and then to any other Obligation owing by such Borrower then due and payable. Any such application of funds shall be made (i) from Cash Collateral Accounts of the US Credit Parties first in respect of Obligations of the US Credit Parties ratably in accordance with the then outstanding amounts thereof and second in respect of Obligations of the European Co-Borrowers and (ii) from Cash Collateral Accounts of the Foreign Credit Parties and shall be made solely in respect of Obligations of the European Co-Borrowers. In addition, during and following a Liquidity Event Period, the Administrative Agent shall have the right (i) to require that notice of the security interests created by each applicable Foreign Collateral Document over the Accounts of the European Co-Borrowers be served on each relevant Account Debtor and that, further, the Administrative Agent shall have the right to require that a notice relating to such security interests is set forth on all relevant invoices (or equivalent) of each European Co-Borrower sent to such Account Debtors and (ii) to exercise any rights it has in relation to any European Co-Borrower’s bank accounts pursuant to the Foreign Collateral Documents to block and/or effect redirection of moneys to new accounts. If (i) following such application, (ii) outside of a Liquidity Event Period or (iii) after all Letters of Credit shall have expired or been fully drawn and all Revolving Commitments shall have been terminated, there are no Loans outstanding and no other Obligations that are then due and payable (and, during a Liquidity Event Period, cash collateral has been provided in an amount equal to 103% of the Letter of Credit Obligations in the manner required in Section 8.2), then the Administrative Agent shall cause any remaining funds in the Cash Collateral Accounts to be paid at the written direction of the applicable Borrower (or, in the absence of such direction, to the applicable Borrower or another Person lawfully entitled thereto).

(c) Prepayment of Non-US Obligations. Notwithstanding anything in this Section 2.13 to the contrary, funds received from or held by any Foreign Credit Party shall be applied only to the payment of the Non-US Obligations and shall not be applied to the payment of the US Obligations.

2.14 Application of Prepayments

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(a) Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.11 shall be applied as specified by the applicable Borrower in the applicable notice of prepayment; provided, in the event such Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first, to repay the applicable outstanding Swing Line Loans of such Borrower to the full extent thereof; and second, to repay the applicable outstanding Revolving Loans of such Borrower to the full extent thereof and any prepayments by a Foreign Credit Party shall be applied only to the payment of the Non-US Obligations and shall not be applied to the payment of the US Obligations.

(b) Application of Prepayments of Loans to Base Rate Loans and Term Benchmark Loans or RFR Loans. Any prepayment by a Borrower of Loans denominated in Dollars shall be applied first to Base Rate Loans of such Borrower to the full extent thereof before application to Term Benchmark Loans and RFR Loans of such Borrower, in each case in a manner which minimizes the amount of any payments required to be made by the Parent Borrower pursuant to Section 2.17(g).

2.15 General Provisions Regarding Payments

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(a) All payments by a Borrower of principal, interest, fees and other Obligations shall be made in the currency in which the obligation being paid is denominated in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 12:00 p.m. (Local Time) on the date due at the Principal Office designated by the Administrative Agent for the account of the Lenders; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by such Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

(c) The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing (the “Lending Office”), such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d) [reserved].

(e) Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding

Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f) The Administrative Agent shall deem any payment by or on behalf of a Borrower hereunder that is not made in same day funds prior to 1:00 p.m. (Local Time) to be a non‑conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt written notice to such Borrower and each Lender if any payment is non‑conforming. Any non‑conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a), subject to any applicable grace or cure periods therein. Interest shall continue to accrue on any principal as to which a non‑conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.9 from the date such amount was due and payable until the date such amount is paid in full (other than Contingent Obligations).

(g) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (h) below (or required to be applied in accordance with Section 2.14(a)), all payments and any other amounts received by the Administrative Agent from or for the benefit of each Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Revolving Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or such Borrower; second, to pay all other Obligations then due and payable; and third, as such Borrower so designates. Payments in respect of Swing Line Loans received by the Administrative Agent shall be distributed to the applicable Swing Line Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender’s Pro Rata Share; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Pro Rata Shares.

(h) Each Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, subject to the Intercreditor Agreement, notwithstanding the provisions of Section 2.14(a) and clause (g) above, if an Event of Default shall have occurred and not otherwise been waived, the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the applicable Obligations pursuant to Section 8.1, shall, deliver a Blockage Notice to each Deposit Account Bank for each Approved Deposit Account and apply all payments in respect of any applicable Obligations and all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral in the following order:

(i) first, to pay ratably interest on and then principal of any portion of the applicable Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the applicable Borrower;

(ii) second, to pay ratably applicable Obligations in respect of any fees, expense reimbursements or indemnities and Facility Cash Management Obligations then due to any Agent;

(iii) third, to pay ratably applicable Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuing Banks;

(iv) fourth, to pay ratably applicable Obligations in respect of any fees then due to the Lenders and the Issuing Banks;

(v) fifth, to pay ratably interest then due and payable in respect of the applicable Protective Advances;

(vi) sixth, to pay ratably the principal of the Protective Advances;

(vii) seventh, to pay ratably interest then due and payable in respect of the applicable Loans (other than the Protective Advances) and Reimbursement Obligations;

(viii) eighth, to pay or prepay ratably principal amounts on the applicable Loans (other than the Protective Advances) and Reimbursement Obligations and to provide cash collateral for applicable outstanding Letter of Credit Undrawn Amounts in the manner described in Section 8.2, ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts;

(ix) ninth, to pay ratably amounts due and owing in respect of applicable Secured Cash Management Agreements with respect to which proceeds of Collateral have not been applied in accordance with clause (ii) above and to pay amounts owing in respect of Secured Hedge Agreements, ratably to the obligations owing with respect to such Secured Cash Management Agreements and such amounts owing in respect of such Secured Hedge Agreements; and

(x) tenth, pay ratably all other applicable Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above, the available funds being applied with respect to any such Obligation in such clause (unless otherwise specified in such clause) shall be allocated to the payment of such Obligation within such clause ratably, based on the proportion of the applicable Agent’s and each Lender’s or Issuing Bank’s interest in the aggregate outstanding Obligations described in such clauses; provided, however, that payments that would otherwise be allocated to the Lenders shall be allocated first to repay Swing Line Loans until such Swing Line Loans are paid in full and then to repay the Revolving Loans. Notwithstanding anything to the contrary contained herein, (i) proceeds of Collateral of Foreign Credit Parties shall be applied only to the repayment of Non-US Obligations and (ii) proceeds of Collateral of US Credit Parties shall first be applied to the repayment of US Obligations otherwise in accordance with the provisions of this subsection (h) prior to the repayment of any Non-US Obligations.

2.16 Ratable Sharing

. Other than as set forth in Sections 2.21, 2.23(d) and 2.25 hereof, subject to the Intercreditor Agreement, the Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of setoff or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of: Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (other than payments or reductions received by way of an assignment or participation effected pursuant to Section 10.6) (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the applicable Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. For purposes of clause (c) of the definition of “Excluded Taxes,” a Lender that acquires a participation pursuant to this Section 2.16 shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Revolving Commitment(s) or Loan(s) (as applicable) to which such participation relates.

Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all monies owing by such Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

Notwithstanding anything to the contrary contained herein, proceeds of Collateral of Foreign Credit Parties shall be applied only to the repayment of Non-US Obligations.

2.17 Making or Maintaining Loans

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(a) Alternate Rate of Interest. Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.17, if:

the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Available Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Available Currency; or

the Administrative Agent is advised by the Requisite Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate for the applicable Available Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Available Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Available Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Available Currency.

then the Administrative Agent shall give notice thereof to the Parent Borrower and the Lenders by telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) any Borrower delivers a new Conversion/Continuation Notice in accordance with the terms of Section 2.8 or a new Funding Notice in accordance with the terms of Section 2.1(b), (A) for Loans denominated in Dollars, (1) any Conversion/Continuation Notice that requests the conversion of any Revolving Loan to, or continuation of any Revolving Loan as, a Term Benchmark Borrowing and any Funding Notice that requests a Term Benchmark Borrowing shall instead be deemed to be an Conversion/Continuation Notice or a Funding Notice, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.17(a)(i) or (ii) above or (y) a Base Rate Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.17(a)(i) or (ii) above and (2) any Funding Notice that requests a RFR Loan shall instead be deemed to be a Funding Notice, as applicable, for Base Rate Loans and (B) for Loans denominated in an Available Currency other than Dollars, any Conversion/Continuation Notice that requests the conversion of any Revolving Loan to, or continuation of any Revolving Loan as, a Term Benchmark Loan and any Funding Notice that requests a Term Benchmark Loan or an RFR Loan, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Loan, then all other Types of Loans shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Available Currency is outstanding on the date of the Parent Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.17(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) any Borrower delivers a new Conversion/Continuation Notice in accordance with the terms of Section 2.8 or a new Funding Notice in accordance with the terms of Section 2.1(b), (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.17(a)(i) or (ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.17(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan and (B) for Loans denominated in any other Available Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Available Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Available Currency shall, at the Parent Borrower’s election prior to such day: (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Available Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (for the applicable Available Currency plus the CBR Spread); provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Available Currency cannot be determined, any outstanding affected RFR Loans denominated in any Available Currency, at the Parent Borrowers’ election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Available Currency) immediately or (B) be prepaid in full immediately.

Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Available Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Credit Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time, in consultation with the Parent Borrower, and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(d) The Administrative Agent will promptly notify the Parent Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.17.

(e) Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBOR Rate) and either (i) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (ii) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (i) above either (i) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (ii) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Parent Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, any Borrower may revoke any request for a Term Benchmark Loan or RFR Loan of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrowers will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) a Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Loan or RFR Loan denominated in an Available Currency (other than Dollars as provided in this Section 2.17) shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Available Currency is outstanding on the date of the Parent Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Available Currency is implemented pursuant to this Section 2.17, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Loans is not the subject of a Benchmark Transition Event or (y) an Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan (or the next succeeding Business Day if such day is not a Business Day) and (B) for Loans denominated in an Available Currency (other than Dollars), (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Available Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Available Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Available Currency shall, at the Parent Borrower’s election prior to such day: (i) be prepaid by the Borrowers on such day or (ii) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Available Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Available Currency cannot be determined, any outstanding affected RFR Loans denominated in any Available Currency, at the Parent Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Available Currency) immediately or (B) be prepaid in full immediately.

(g) Compensation for Breakage or Non‑Commencement of Interest Periods. The Borrowers shall compensate each applicable Lender, within 30 days of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amounts, and which shall be presumptively correct absent manifest error), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Term Benchmark Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re‑employment of such funds but excluding loss of anticipated profits) which such Lender actually sustains:

(i) if for any reason (other than a default by such Lender) a borrowing of any Term Benchmark Loan does not occur on a date specified therefor in a Funding Notice, or a conversion to or continuation of any Term Benchmark Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Term Benchmark Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Term Benchmark Loans is not made on any date specified in a notice of prepayment given by the Parent Borrower.

(ii) Each Lender (which term, for the avoidance of doubt, shall include each Swing Line Lender and each Issuing Bank for purposes of this clause (ii)) may from time to time, consistent with the internal policies of such Lender and its Affiliates and any applicable legal or regulatory restrictions, (a) make, carry or transfer Loans or Letters of Credit to any Borrower at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender and (b) carry or transfer any interests or participation interests allocated to such Lender pursuant to the Lender Loss Sharing Agreement for the account of any of its branch offices or the office of an Affiliate of such Lender.

2.18 Increased Costs; Capital Adequacy

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(a) Compensation for Increased Costs and Taxes. In the event that any Lender (which term, for the avoidance of doubt, shall include each Swing Line Lender and each Issuing Bank for purposes of this Section 2.18(a)) shall reasonably determine (which determination shall be presumptively correct absent manifest error) that any law, treaty or governmental rule, regulation, order or Governmental Authorization, or any change after the Closing Date therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation, order or Governmental Authorization), or any determination of a court or Governmental Authority, in each case that becomes effective after the Closing Date, or compliance by such Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other governmental or quasi‑governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any Tax or changes the basis of taxation of payments to such Lender in respect thereof (other than any Excluded Tax, Non-Excluded Taxes or Other Taxes) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance, liquidity requirement or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (except any such reserve requirement reflected in the Adjusted EURIBOR Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the applicable Borrower shall within 30 days after receipt of the statement referred to in the next sentence, pay to such Lender such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the applicable Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a), which statement shall be presumptively correct absent manifest error. Notwithstanding the foregoing, proceeds of Collateral of Foreign Credit Parties shall be applied only to the repayment of Non-US Obligations.

(b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include any Issuing Bank for purposes of this Section 2.18(b)) shall have reasonably determined that the adoption, effectiveness, phase‑in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy or liquidity, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy and liquidity), then from time to time, within 30 days after receipt by the applicable Borrower from such Lender of the statement referred to in the next sentence, such Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation for such reduction (other than with respect to any Tax matters). Such Lender shall deliver to the applicable Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be presumptively correct absent manifest error. Notwithstanding the foregoing, each Foreign Credit Party shall be liable only for such additional amounts to the extent that they relate to the Non-US Obligations.

(c) For purposes of this Section 2.18, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the Closing Date, regardless of the date enacted, adopted or issued.

2.19 Taxes; Withholding, Etc.

(a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder or under any other Credit Document to any Lender or Agent shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Taxes.

(b) Withholding of Taxes. If any Credit Party or any other applicable withholding agent is required by law (as determined in the good faith discretion of the applicable withholding agent) to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to any Lender or Agent under any of the Credit Documents: (i) the applicable Credit Party or other applicable withholding agent shall make such deduction or withholding and pay to the relevant Governmental Authority any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on the

Lender or Agent) on behalf of and in the name of the Lender or Agent (as applicable); (ii) if the relevant Tax is a Non-Excluded Tax or Other Tax, the sum payable to such Lender or Agent (as applicable) shall be increased by such Credit Party to the extent necessary to ensure that, after the making of any required deduction or withholding (including any deductions or withholdings attributable to any payments required to be made under this Section 2.19), the Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent), receives a net sum equal to what it would have received had no such deduction or withholding been required or made; and (iii) as soon as practicable after any payment of such Tax by a Credit Party to a Governmental Authority pursuant to this Section, the Credit Party making such payments shall deliver to the Applicable Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Applicable Agent.

(c) Status of Lender. Each Lender shall, at such times as are reasonably requested by a Borrower or an Applicable Agent, provide such Borrower and such Applicable Agent with any documentation prescribed by laws or reasonably requested by such Borrower or such Applicable Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under any Credit Document. In addition, any Lender, if reasonably requested by a Borrower or the Applicable Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or an Applicable Agent as will enable the Borrower or the Applicable Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 2.19(c)) obsolete, expired or inaccurate in any material respect, deliver promptly to the applicable Borrower and the Applicable Agent updated or other appropriate documentation (including any new documentation reasonably requested by such Borrower or such Applicable Agent) or promptly notify such Borrower and such Applicable Agent of its inability to do so.

Without limiting the foregoing:

(1) Each US Lender shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from US federal backup withholding.

(2) Each Non-US Lender shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Parent Borrower or the Administrative Agent) whichever of the following is applicable:

(A) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms), as applicable, claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Internal Revenue Code,

(B) two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Internal Revenue Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit D (any such certificate, a “United States Tax Compliance Certificate”) and (B) two

properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms), as applicable,

(D) to the extent a Non-US Lender is not the beneficial owner (for example, where the Non-US Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Non-US Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.19(c) if such beneficial owner were a Lender, as applicable (provided that, if the Non-US Lender is a partnership (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Non-US Lender on behalf of such beneficial owner), or

(E) two properly completed and duly signed copies of any other form upon the reasonable request of the Borrower or the Applicable Agent or as prescribed by applicable US federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Credit Documents.

(3) If a payment made to any Applicable Agent or a Lender under any Credit Document would be subject to US federal withholding tax imposed by FATCA if such Applicable Agent or such Lender were to fail to comply with the applicable reporting requirements of those Sections (including those contained in Sections 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Applicable Agent or such Lender shall deliver to Parent Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Parent Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Parent Borrower or the Administrative Agent as may be necessary for Parent Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Applicable Agent or such Lender has or has not complied with such Applicable Agent’s or such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.19(c)(3), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(4) Additional United Kingdom Withholding Tax Matters.

(i) Subject to Section 2.19(c)(4)(iii) below, each Lender that has committed to make Loans to a UK Borrower and each UK Borrower which makes a payment to such Lender shall cooperate in completing any procedural formalities necessary for such UK Borrower to obtain authorization to make such payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(ii) (A) Any Lender that, on or after the first Foreign Borrowing Base Trigger Date, provides an initial commitment to a UK Borrower and that holds a passport under the HMRC DT Treaty Passport scheme and wishes such scheme to apply to this Agreement shall, on or prior to such initial commitment date, notify each UK Borrower to that effect and confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Appendix A, as amended on or after the first Foreign Borrowing Base Trigger Date and (B) a Lender which becomes a Lender after the first Foreign Borrowing Base

Trigger Date that holds a passport under the HMRC DT Treaty Passport scheme and wishes such scheme to apply to this Agreement shall notify each UK Borrower to that effect by confirming its scheme reference number and its jurisdiction of tax residence in the Assignment Agreement it executes to become a Lender.

(iii) Upon satisfying Section 2.19(c)(4)(ii)(A) or (B) above, such Lender shall have satisfied its obligation under Section 2.19(c)(4)(i) above and, in relation to the UK withholding tax that is mentioned in Section 2.19(c)(4)(i), its corresponding obligation under the first paragraph of this Section 2.19(c).

(iv) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.19(c)(4)(ii) above, the UK Borrower(s) shall make an online Borrower DTTP Filing with respect to such Lender as soon as reasonably practicable, and shall rely, unless it is unreasonable for it do so, upon any provisional authority it thereby obtains from HM Revenue and Customs to make a payment of interest to the Lender without withholding or deduction for Taxes imposed under the laws of the United Kingdom and promptly provide such Lender with a copy of such filing; provided that, if:

(A) a UK Borrower making a payment to such Lender has not made a Borrower DTTP Filing in respect of such Lender; or

(B) a UK Borrower making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but:

(1) such Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(2) HM Revenue & Customs has not given such UK Borrower authority to make payments to such Lender without a deduction for tax within 60 days of the date of such Borrower DTTP Filing;

and in each case, such UK Borrower has notified that Lender in writing of either (1) or (2) above, then such Lender and such UK Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Borrower to obtain authorization to make that payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(v) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 2.19(c)(4)(ii) above, no UK Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

Each UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(5) Each Lender that commits to make any Loan to an Irish Borrower (including, for the avoidance of doubt, any person that becomes such a Lender through a future assignment) shall, on or before the date of such commitment, inform the Irish Borrower whether it is an Irish Qualifying

Lender by completing the Irish Lender Tax Certificate (or a substantially similar certificate). Any such Lender shall also (i) if it is a Lender that is an Irish Qualifying Lender solely by reason of being an Irish Treaty Lender, provide to the Irish Borrower a certificate in the form prescribed by the Irish Revenue Commissioners certifying that it is entitled to receive interest from the Irish Borrower without any deduction or withholding for Tax imposed under the laws of Ireland in accordance with the Irish Tax Treaty entered into between Ireland and that Lender's country of residence and (ii) promptly notify the Irish Borrower if it subsequently ceases to be an Irish Qualifying Lender or subsequently becomes an Irish Qualifying Lender or if it sells a beneficial interest in the Loan made to an Irish Borrower to a participant who is not an Irish Qualifying Lender.

(6) On or before the Amendment No. 2 Effective Date (and on or before the date any successor or replacement Applicable Agent becomes the Applicable Agent hereunder), to the extent copies thereof have not previously been so delivered, the Applicable Agent shall deliver to each Borrower two properly completed and duly executed copies of either (i) Internal Revenue Service Form W-9 certifying that it is exempt from US federal backup withholding tax or (ii) Internal Revenue Service Form W-8IMY certifying that it is a “US branch” of a foreign bank and evidencing its agreement with the Borrower to be treated as a US person with respect to payments made to it by the Credit Parties, with the effect that, in either case, each Credit Party will be entitled to make payments hereunder to the Applicable Agent without withholding or deduction on account of US federal withholding Tax. The Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification.

Notwithstanding any other provision of this Section 2.19(c), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

Each Lender hereby authorizes the Applicable Agent to deliver to the Credit Parties and to any applicable successor Agent any documentation provided by such Lender to the Applicable Agent pursuant to this Section 2.19(c).

(d) In addition to the payments by a Credit Party required by Section 2.19(b), the applicable Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(e) Subject to Section 2.19(h), the Borrowers shall, jointly and severally, indemnify a Lender or Administrative Agent (each a “Tax Indemnitee”), within 10 days after written demand therefor, for the full amount of any Non-Excluded Taxes paid or payable by such Tax Indemnitee on or attributable to any payment under or with respect to any Credit Document, and any Other Taxes payable by such Tax Indemnitee (including Non-Excluded Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 2.19), whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by the Tax Indemnitee or by the Administrative Agent on its own behalf or on behalf of another Tax Indemnitee, shall be conclusive absent manifest error.

(f) If and to the extent that a Tax Indemnitee, in its sole discretion (exercised in good faith), determines that it has received a refund of any Non-Excluded Taxes or Other Taxes in respect of which it has received additional payments or has been indemnified under this Section 2.19, then such Tax Indemnitee shall pay to the relevant Credit Party the amount of such refund, net of all out-of-pocket expenses of the Tax Indemnitee (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Credit Party, upon the request of the Tax Indemnitee, agrees to repay the amount paid over to the Tax Indemnitee (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Tax Indemnitee if the Tax Indemnitee is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require a Tax Indemnitee to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.

(g) In the event that a Credit Party pays additional amounts to a Tax Indemnitee with respect to Non-Excluded Taxes or Other Taxes pursuant to subsection (b) of this Section 2.19, makes an indemnification payment to a Tax Indemnitee with respect to Non-Excluded Taxes or Other Taxes pursuant to subsection (e) of this Section 2.19 or repays a Tax Indemnitee an amount in respect of a refund of any Non-Excluded Taxes or Other Taxes previously paid over to such Credit Party pursuant to subsection (f) of this Section 2.19, such Tax Indemnitee shall reasonably cooperate with all reasonable requests of such Credit Party, at the sole expense of such Credit Party to pursue a refund of the applicable Non-Excluded Tax or Other Tax, if (i) in the reasonable judgment of the Tax Indemnitee such cooperation shall not subject such Tax Indemnitee, as the case may be, to any unreimbursed third party cost or expense or otherwise be materially disadvantageous to such Tax Indemnitee and (ii) based on advice of such Credit Party’s independent accountants or external legal counsel, there is a reasonable basis for such Credit Party to contest with the applicable Governmental Authority the imposition of such Non-Excluded Taxes or Other Taxes or the repayment of such refund. Any resulting refund shall be governed by Section 2.19(f). This subsection shall not be construed to require a Tax Indemnitee to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.

(h) Notwithstanding anything to the contrary in this Section 2.19, each Foreign Credit Party shall only be liable for any Non-Excluded Taxes and Other Taxes (including, for the avoidance of doubt, the payment of additional amounts thereto and any indemnity thereof) to the extent that such Taxes relate to the Non-US Obligations and each Swiss Borrower shall only be liable for such additional amounts to the extent that they relate to such Swiss Borrower’s Non-US Obligations.

(i) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 2.19 and the defined terms as used in this Section 2.19, include each Swing Line Lender and each Issuing Bank.

(j) Solely with respect to any Loan to a Swiss Borrower, no Credit Party shall be required to make an increased payment to a Lender in respect of Swiss Withholding Tax on interest payable with respect to any Loan to a Swiss Borrower under Sections 2.19(b) or 2.19(e) or to make an increased interest payment in accordance with Section 2.7(h) if on the date on which the payment falls due:

(1) the relevant Lender has breached its obligations pursuant to Section 10.6(e)(iv) or has acquired any rights pursuant to Section 10.6 against the Borrowers from a Lender that has breached its obligations pursuant to Section 10.6(e)(iv) and the Swiss Withholding Tax would not have been imposed but for such breach; or

(2) in the case of a Lender that was a Swiss Qualifying Bank when it became a Lender, the interest payment could have been made to such Lender without deduction of Swiss Withholding Tax if it had remained a Swiss Qualifying Bank, but on that date such Lender has ceased to be a Swiss Qualifying Bank as a result of any reason attributable to such Lender (such as the revocation of a license) but not as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority.

Notwithstanding anything to the contrary set forth herein, this Section 2.19(j) shall not apply to any Lender to the extent such Lender’s assignor (if any) was entitled, immediately prior to the assignment to such Lender, to receive additional interest from a Credit Party with respect to any Swiss Withholding Tax pursuant to Section 2.7(h).

(k) Each original Lender who commits to make a Loan to a Swiss Borrower confirms on the date of such commitment that it is a Swiss Qualifying Bank and any other Person that shall become a Lender hereto with respect to such Loan pursuant to an Assignment or Participation pursuant to Section 10.6 (but excluding, for the avoidance of doubt, pursuant to the CAM Exchange) shall be deemed to have confirmed, as of the date of such Assignment or Participation, that it is (i) a Swiss Qualifying Bank or (ii) a single creditor for the purposes of the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.

(l) Notwithstanding anything to the contrary in any Credit Document, solely with respect to any Loan to an Irish Borrower, no Credit Party shall be required to make an increased payment to a Lender under this Section 2.19 or any Credit Document for any deduction or withholding of Tax imposed under the laws of Ireland from a payment of interest with respect to any Loan to any Irish Borrower under a Credit Document if on the date on which the payment falls due the payment could have been made to the relevant Lender without a deduction or withholding of Tax if the Lender was an Irish Qualifying Lender but, on that date, the Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under a Credit Document in (or in the interpretation, administration, or application of) any law or Irish Tax Treaty, or any published practice or concession of any relevant tax authority; provided that this Section 2.19(l) shall not apply to any Lender to the extent such Lender’s assignor (if any) was entitled, immediately prior to the assignment to such Lender, to receive additional amounts from a Credit Party with respect to any Irish withholding tax pursuant to Section 2.19.

(m) All amounts set out or expressed hereunder or under the other Credit Documents to be payable to any Secured Party by another party to the agreement hereunder or to the other Credit Documents (a “Party”) which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (o) below, if VAT is or becomes chargeable on any supply made by any Secured Party to any Party under the agreement hereunder or under the other Credit Documents, that Party shall pay to the Secured Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Secured Party shall promptly provide an appropriate VAT invoice to such Party.

(n) If VAT is or becomes chargeable on any supply made by any Secured Party (the “Supplier”) to any other Secured Party (the “Recipient”) under the agreement hereunder or under the other Credit Documents, and any Party other than the Recipient (the “Subject Party”) is required by the terms of the agreement hereunder and the other Credit Documents to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(o) Where the Agreement hereunder and any other Credit Document requires any Party to reimburse or indemnify a Secured Party for any cost or expense, that Party shall also reimburse or indemnify (as the case may be) such Secured Party for any VAT imposed in connection therewith, save to the extent that such Secured Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

2.20 Obligation to Mitigate

. Each Lender (which term, for the avoidance of doubt, shall include each Swing Line Lender and each Issuing Bank for purposes of this Section 2.20) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive additional amounts under Section 2.17, 2.18 or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (x) make, issue, fund or maintain its Credit Extensions through another office of such Lender, or (y) take such other measures as such Lender may deem reasonable, if as a result thereof, the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.17, 2.18 or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided such Lender will not be obligated to utilize such other office pursuant to this Section 2.20 or take such other measures unless the applicable Borrower agrees to pay all incremental expenses incurred by such Lender as a result of taking such measures as described above. A certificate as to the amount of any such expenses payable by the applicable Borrower pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to such Borrower (with a copy to the Applicable Agent) shall be presumptively correct absent manifest error.

2.21 Defaulting Lenders

. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.10(a)(i);

(b) the Revolving Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.5); provided that (i) such Defaulting Lender’s Revolving Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, Loans or disbursements under Letters of Credit may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

(c) if any Swing Line Loan is outstanding or Letter of Credit Usage exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of such Defaulting Lender’s Pro Rata Share of any participations in any Letter of Credit Obligations and in any outstanding Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Pro Rata Share of any participations in any Letter of Credit Obligations and in any outstanding Swing Line Loans does not exceed the total of all Non-Defaulting Lenders’ Revolving Commitments and to the extent that any Non-Defaulting Lender’s Revolving Credit Exposure plus its allocated Pro Rata Share of such Defaulting Lender’s participation in any Letter of Credit Obligations and outstanding

Swing Line Loans does not exceed such Non-Defaulting Lender’s Revolving Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Parent Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such unreallocated portion of the outstanding Swing Line Loans and (y) second, cash collateralize for the benefit of the applicable Issuing Bank only the Borrowers’ obligations corresponding to such Defaulting Lender’s Pro Rata Share of the Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.13(a) for so long as such Letter of Credit Obligations are outstanding or (z) make other arrangements satisfactory to the Administrative Agent, and to the Issuing Banks and the Swing Line Lenders, as the case may be, in their sole discretion, to protect them against the risk of non-payment by such Defaulting Lender; provided that (A) to the extent that cash collateral has previously been provided pursuant to this clause (ii) and, a result of a repayment of Revolving Loans or otherwise, further reallocation of amounts among the Lenders in accordance with clause (i) above may be made, then, solely to the extent of the amounts so reallocated, the cash collateral requirement pursuant to this clause (ii) will terminate and each applicable Issuing bank and the Swing Line Lender will cause any cash collateral posted with respect to their respective Letter of Credit Obligations or Swing Line Loans, as the case may be, to be returned to the applicable Borrower subject to any terms relating to such cash collateral and (B) neither such reallocation nor any payment pursuant hereto will constitute a waiver or release of any claim any Borrower, the Administrative Agent, any Issuing Bank, the Swing Line Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(iii) if the Parent Borrower cash collateralizes any portion of such Defaulting Lender’s Pro Rata Share of the Letter of Credit Obligations pursuant to clause (ii) above, the Parent Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(a)(ii) with respect to such Defaulting Lender’s Pro Rata Share of the Letter of Credit Obligations during the period such Defaulting Lender’s Pro Rata Share of the Letter of Credit Obligations is cash collateralized;

(iv) if a reallocation of the Letter of Credit Obligations among the Non-Defaulting Lender’s is effected pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.10(a)(i) and Section 2.10(a)(ii) shall be adjusted in accordance with such Non-Defaulting Lenders’ Pro Rata Shares after giving effect to such reallocation; and

(v) if all or any portion of such Defaulting Lender’s Pro Rata Share of the Letter of Credit Obligations is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Borrower, any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.10(a)(ii) with respect to such Defaulting Lender’s Pro Rata Share of the Letter of Credit Obligations shall be payable to the applicable Issuing Bank until and to the extent that such Defaulting Lender’s Pro Rata Share of the Letter of Credit Obligations is reallocated and/or cash collateralized; and

(d) notwithstanding anything to the contrary set forth herein, so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the related Letter of Credit

Exposure and the Defaulting Lender’s then outstanding Pro Rata Share of the Letter of Credit Obligations will be 100% covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Parent Borrower in accordance with Section 2.21(c), and participating interests in any newly made Swing Line Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and such Defaulting Lender shall not participate therein).

(e) In the event that the Administrative Agent, the Borrowers, each applicable Issuing Bank and the Swing Line Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Pro Rata Shares of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share.

2.22 Removal or Replacement of a Lender

. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased‑Cost Lender”) shall give notice to the applicable Borrower that such Lender is entitled to receive payments under Section 2.17 (other than clause (d) thereof), 2.18 or 2.19, (ii) the circumstances which entitle such Lender to receive such payments shall remain in effect or such Lender shall not have withdrawn such notice, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the applicable Borrower’s request for such withdrawal; or (b) (i) any Lender shall become and remain a Defaulting Lender and (ii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after the applicable Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non‑Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased‑Cost Lender, Defaulting Lender, Non‑Consenting Lender (each, a “Terminated Lender”), the applicable Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each, a “Replacement Lender”) in accordance with the provisions of Section 10.6 and each Replacement Lender (or failing which, the Borrowers) shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to such Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.10; (2) on the date of such assignment, the applicable Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.17(g), 2.18 or 2.19, or otherwise as if it were a prepayment; (3) to the extent an assignment to such Replacement Lender would require the consent of the Administrative Agent under Section 10.6, such Replacement Lender shall be reasonably acceptable to the Administrative Agent; and (4) in the event such Terminated Lender is a Non‑Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non‑Consenting Lender; provided, the applicable Borrower may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, such Borrower shall have caused each outstanding Letter of Credit issued thereby to be cancelled or shall provide cash collateral or backstop letters of credit acceptable to such Issuing Bank in an amount equal to 103% of the applicable Letter of

Credit Obligations. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided any rights of such Terminated Lender to indemnification and to expense reimbursement hereunder shall survive as to such Terminated Lender. Each Lender agrees that, if it becomes a Terminated Lender and its rights and claims are assigned hereunder to a Replacement Lender pursuant to this Section 2.22, it shall execute and deliver to the Administrative Agent an Assignment Agreement to evidence such assignment, together with any Revolving Loan Note (if such Loans are evidenced by a Revolving Loan Note) evidencing the Loans subject to such Assignment Agreement; provided, however, that the failure of any Terminated Lender to execute an Assignment Agreement shall not render such assignment invalid.

2.23 Incremental Facilities

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(a) Parent Borrower may by written notice to the Agents elect to request, prior to the Revolving Commitment Termination Date, (x) an increase to the applicable existing Revolving Commitments (which (i) prior to the first Foreign Borrowing Base Trigger Date, will be allocated entirely to the Tranche A Revolving Commitments and (ii) after the first Foreign Borrowing Base Trigger Date, may be allocated to the Tranche A Revolving Commitments and/or the Tranche B Revolving Commitments as determined by the Parent Borrower) (any such increase, the “New Revolving Commitments” and the loans made pursuant thereto, the “New Revolving Loans”), by an amount (such amount not to be less than $25,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent) and integral multiples of $1,000,000 in excess of that amount) not in excess of the sum of (i) $400,000,000 minus the aggregate principal amount of any other Revolving Loans incurred pursuant to clause (y) below and (ii) the aggregate principal amount of all previous or concurrent terminations of Revolving Commitments pursuant to Section 2.12, in each case not funded with the proceeds of any long-term Indebtedness or (y) commitments in respect of a Last-Out Facility (such commitments, “Last-Out Facility Commitments” and together with the New Revolving Commitments, “Incremental Revolving Commitments”) to make revolving loans with pricing terms, final maturity date, payment priorities and Borrowing Base mechanics (as set forth in clause (5) below) and/or upfront or similar fees different from the Revolving Loans (“Last-Out Incremental Revolving Loans”, and together with the New Revolving Loans, the “Incremental Revolving Loans”). Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the applicable Borrower proposes that the Incremental Revolving Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Agents; and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Lender”) to whom the applicable Borrower proposes any portion of such Incremental Revolving Commitments be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the Incremental Revolving Commitments may elect or decline, in its sole discretion, to provide an Incremental Revolving Commitment; provided further that, if applicable, such New Lender shall be subject to the same consents as would apply to an assignment to such New Lender pursuant to Section 10.6. Such Incremental Revolving Commitments shall become effective, as of such Increased Amount Date; provided that (1) no Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Revolving Commitments (except in connection with any acquisition or similar Investment permitted hereunder, where no Event of Default under Sections 8.1(a), (f) or (g) shall be the standard); (2) the terms of the Incremental Revolving Commitments (including the Applicable Margin) shall be documented solely as an increase to the Revolving Commitments, with identical terms; (3) the Incremental Revolving Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the applicable Borrower and the Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 2.19(c); (4) the applicable Borrower shall make any payments required pursuant to Section 2.17(g) in connection with the Incremental Revolving Commitments; (5) with respect to any Last-Out Incremental Revolving Loans, (i) such Last-Out Incremental Revolving Loans shall be secured by a pari passu lien on the Collateral with the Revolving Loans, but shall be junior in right of payment to all Revolving Loans, (ii) such Last-Out Incremental Revolving Loans will be incurred on a “first in, last out” basis vis-à-vis the Revolving Loans, and the borrowing mechanics and voluntary and mandatory prepayment and commitment reduction provisions herein may be modified to reflect such “first in, last out” basis, (iii) the Borrowing Base with respect to such Last-Out Incremental Revolving Loans shall be the same Borrowing Base that is applicable to the Revolving Loans, except such Borrowing Base with respect to such Last-Out Incremental Revolving Loans may have a greater advance rate with respect to the Eligible Receivables and Eligible Inventory than the advance rates applicable to the Revolving Loans (the provisions with respect to Last-Out Incremental Revolving Loans contemplated by subclauses (i), (ii) and (iii) of this clause (5), the “Last-Out Borrowing Base Mechanics”) and, (iv) the Last-Out Incremental Revolving Loans shall have the same guarantees as the Revolving Loans, (v) the final maturity date of any Last-Out Incremental Revolving Loans shall be no earlier than the Maturity Date of the Revolving Loans (iv) the other terms of such Last-Out Incremental Revolving Loans shall, other than with respect to advance rates, pricing, interest rate margins, rate floors, fees and subordination in the “default waterfall”, be (x) the same as the Revolving Loans or (y) reasonably satisfactory to the Administrative Agent; and (6) the applicable Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(b) On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the Lenders shall assign to each of the New Lenders, and each of the New Lenders shall purchase from each of the Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Lenders and New Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitment, (ii) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each New Revolving Loan shall be deemed, for all purposes, a Revolving Loan and (iii) each New Lender shall become a Lender with respect to the New Revolving Commitment and all matters relating thereto.

(c) The Administrative Agent shall notify Lenders promptly upon receipt of the applicable Borrower’s notice of each Increased Amount Date and in respect thereof the New Revolving Commitments and the New Lenders and the respective interests in such Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section. For the avoidance of doubt, this Agreement and the other Credit Documents may be amended with the consent of the Administrative Agent, the Parent Borrower and the applicable New Lenders (and without the consent of any other Lenders) in order to effect the provisions of Sections 2.23(a), (b) and/or (c) above.

(d) At any time on or prior to the Revolving Commitment Termination Date, the Parent Borrower may request an extension of the Revolving Commitments (a “Proposed Extension”) by notice to the Administrative Agent, the Lenders, the Issuing Banks and the Swing Line Lenders. Each such notice shall specify the proposed extended revolving commitment termination date (the “Extended Termination Date”) and any other terms or conditions with respect to the Proposed Extension. Neither the Administrative Agent nor any Lender, Issuing Bank or Swing Line Lender shall be obligated in any capacity to provide any such extension of its Revolving Commitments pursuant to any Proposed Extension or enter into any negotiations with respect to any Proposed Extension. Each Lender, Issuing Bank and Swing Line Lender, as applicable, choosing to extend its Revolving Commitment pursuant to a Proposed Extension (each, an “Extending Lender”) and the applicable Borrowers may prepare appropriate documentation necessary to reflect the terms and conditions of the Proposed Extension; provided that (i) no amendments or modifications to any Credit Documents will be permitted prior to the Revolving Commitment Termination Date unless the Administrative Agent, in its sole discretion, consents to any such amendments or modifications (subject in each case to the requirements of Section 10.5); (ii) amendments or modifications to any Credit Document shall be permitted with the consent of the Administrative Agent and the Extending Lenders (but solely to the extent such amendments and modifications apply only following the Revolving Commitment Termination Date); and (iii) unless the Administrative Agent has agreed in its sole discretion to act as the Administrative Agent for the Extending Lenders following the Revolving Commitment Termination Date, a successor Administrative Agent shall have been appointed by the Extending Lenders to act as administrative agent commencing on the Revolving Commitment Termination Date.

2.24 Protective Advances

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(a) Subject to the limitations set forth below, the Administrative Agent is authorized (but shall have no obligation to) by the Borrowers and the Lenders, from time to time following the occurrence and during the continuance of a Default or Event of Default, in the Administrative Agent’s Permitted Discretion, to make (i) Loans to the Parent Borrower on behalf of the Tranche A Lenders (each such Loan, a “Tranche A Protective Advance”) and (ii) Loans to any European Co-Borrower on behalf of the Tranche B Lenders (each such Loan, a “Tranche B Protective Advance”), which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or (iii) to pay any other amount chargeable to or required to be paid by any of the Borrowers to the Agents and the Lenders pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 10.2) and other sums payable under the Credit Documents (any of such Loans are herein referred to as “Protective Advances”); provided that (x) no Protective Advance may remain outstanding for more than 30 days; (y) the aggregate amount of Protective Advances outstanding at any time shall not exceed the Dollar Equivalent of $40,000,000; and (z) no Protective Advance shall be made that would result in the Revolving Credit Exposure of any Lender with respect to an applicable Tranche exceeding such Lender’s Revolving Commitment with respect to such Tranche; provided further that no Protective Advance shall result in a Default due to the Borrowers’ failure to comply with Section 2.1 for so long as such Protective Advance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Protective Advance. Protective Advances may be made even if the conditions precedent set forth in Section 3.2 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Collateral Agent (for the benefit of the Agents, the Lenders and the Issuing Banks) in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be Base Rate Borrowings. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Requisite Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Tranche A Available Credit or Tranche B Available Credit, as the case may be, and the conditions precedent set forth in Section 3.2 have been satisfied, the Administrative Agent may request the Lenders to make a Revolving Loan, in the currency in which the applicable Protective Advance was denominated, to repay a Protective Advance. At any other time, the Administrative Agent may require the Lenders to fund, in the currency in which the applicable Protective Advance was denominated, their risk participations described in Section 2.24(b). It is agreed that the Administrative Agent shall endeavor, but without any obligation, to notify the Parent Borrower promptly after the making of any Protective Advance.

(b) Upon the making of a Protective Advance by the Administrative Agent in accordance with the terms hereof, each Tranche A Lender or Tranche B Lender, as applicable, shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Tranche A Protective Advance or Tranche B Protective Advance, as applicable, in proportion to its Pro Rata Share. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

2.25 Specified Refinancing Revolving Loans.

(a) The Parent Borrower may, from time to time after the Closing Date, add one or more new revolving credit facilities hereunder (“Specified Refinancing Revolving Loans”; and the commitments in respect of such new revolving loan facilities, the “Specified Refinancing Revolving Commitment”) pursuant to procedures reasonably specified by any Person appointed by the Parent Borrower, as agent under such Specified Refinancing Revolving Loans (such Person (who may be the Administrative Agent, if it so agrees), the “Specified Refinancing Agent”) and reasonably acceptable to the Parent Borrower, to refinance (including by extending the maturity) (i) all or any portion of any Revolving Commitments then outstanding under this Agreement or (ii) all or any portion of any Incremental Revolving Commitments incurred under Section 2.23, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Revolving Loans: (i) will rank pari passu or junior in right of payment as the other Revolving Loans and Revolving Commitments hereunder; (ii) will not have obligors other than the Credit Parties or entities who shall have become Credit Parties (it being understood that the roles of such obligors as a Borrower or a Guarantor with respect to such obligations may be interchanged); (iii) will be secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations or on a “junior” basis to the Liens securing the Obligations (in each case pursuant to intercreditor arrangements reasonably satisfactory to the Specified Refinancing Agent and, if the Specified Refinancing Agent is not the Administrative Agent, the Administrative Agent); (iv) will have such pricing and optional prepayment terms as may be agreed by the Parent Borrower and the applicable Lenders thereof; (v) will have a maturity date that is not, nor require commitment reductions or amortization, prior to the date that is the scheduled maturity date of the Revolving Commitments or Incremental Revolving Commitments being refinanced; (vi) each Borrowing (including any deemed Borrowings made pursuant to Sections 2.2, 2.3 and 2.24) and participations in Letters of Credit and Protective Advances and payment shall be allocated pro rata among the Revolving Commitments, any Incremental Revolving Commitments and any Specified Refinancing Revolving Commitment (other than of any Specified Refinancing Revolving Commitment in the form of a Last-Out Facility (as defined herein, as if the reference therein to Incremental Revolving Loans referred to Specified Refinancing Revolving Loans)); (vii) subject to clauses (iv) and (v) above, will have terms and conditions (other than pricing and optional prepayment and redemption terms) substantially identical to, or (when taken as a whole) less favorable to the lenders providing such Specified Refinancing Revolving Commitments, than those applicable the Revolving Commitments or Incremental Revolving Commitments being refinanced (as determined by the Parent Borrower in good faith) (provided that, at Borrower’s option, delivery of a certificate of a Responsible Officer of the Parent Borrower to the Specified Refinancing Agent in good faith at least three Business Days (or such shorter period as may be agreed by the Specified Refinancing Agent) prior to the incurrence of such Specified Refinancing Revolving Loans, together with a reasonably detailed description of the material terms and conditions of such Specified Refinancing Revolving Loans or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the requirements set forth in this clause (a), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Specified Refinancing Agent provides notice to the Parent Borrower of its objection during such three Business Day period (including a reasonable description of the basis upon which it objects)); and (viii) substantially concurrently with the establishment of such Specified Refinancing Revolving Commitments, any outstanding Loans pursuant to the Revolving Commitments or Incremental

Revolving Commitments being refinanced shall be repaid ratably and all commitments in respect thereof shall be permanently reduced by the amount of such Specified Refinancing Revolving Commitment. Notwithstanding the forgoing, any Specified Refinancing Revolving Loans (x) may provide for any additional or different financial or other covenants or other provisions that (1) are agreed among the Parent Borrower and the Lenders thereof and applicable only during periods after the then Latest Maturity Date in effect or (2) are, in consultation with the Administrative Agent, incorporated into this Agreement (or any other applicable Credit Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) without further amendment requirements and (y) shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (plus an amount equal to accrued interest, fees, discounts, premiums and expenses). Any Lender approached to provide all or a portion of any Specified Refinancing Revolving Loans may elect or decline, in its sole discretion, to provide such Specified Refinancing Revolving Loans. To achieve the full amount of a requested issuance of Specified Refinancing Revolving Loans, the Parent Borrower may also invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Revolving Loans pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Specified Refinancing Agent and subject to the consent of the Issuing Banks. For the avoidance of doubt, any allocations of Specified Refinancing Revolving Loans shall be made at the Parent Borrower’s sole discretion, and the Parent Borrower will not be obligated to allocate any Specified Refinancing Revolving Loans to any Lender.

(b) The effectiveness of any Refinancing Amendment shall be subject to conditions as are mutually agreed with the participating Lenders providing such Specified Refinancing Revolving Loans and to the extent reasonably requested by the Specified Refinancing Agent, receipt by the Specified Refinancing Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements with respect to the Parent Borrower and the other Credit Parties, including any supplements or amendments to the Collateral Documents providing for such Specified Refinancing Revolving Loans to be secured thereby, consistent with those delivered on the Closing Date under Section 3.1 or delivered from time to time pursuant to Section 5.11, 5.13 and/or Section 5.14 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion). The Lenders hereby authorize the Specified Refinancing Agent to enter into amendments to this Agreement and the other Credit Documents with the Parent Borrower as may be necessary in order to establish new tranches of Specified Refinancing Revolving Loans and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Specified Refinancing Agent and the Parent Borrower in connection with the establishment of such new tranches, in each case on terms consistent with and/or to effect the provisions of this Section 2.25.

(c) Each class of Specified Refinancing Revolving Loans incurred under this Section 2.25 shall be in an aggregate principal amount that is (x) not less $5,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(d) The Specified Refinancing Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Revolving Loans incurred pursuant thereto (including the addition of such Specified Refinancing Revolving Loans as separate “Facilities” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Parent Borrower, the Specified Refinancing Agent and the Lenders providing such Specified Refinancing Revolving Loans, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Specified Refinancing Agent and the Parent Borrower, to effect the provisions of or consistent with this Section 2.25. If the Specified Refinancing Agent is not the Administrative Agent, the actions authorized to be taken by the Specified Refinancing Agent herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.25 (including amendments to this Agreement and the other Credit Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

Section 3. CONDITIONS PRECEDENT

3.1 Closing Date

. The effectiveness of this Agreement and the obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

(a) The Administrative Agent shall have received all of the following, each of which shall be originals or facsimiles or “pdf” files (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, as of a recent date before the Closing Date), each in form and substance satisfactory to the Administrative Agent, and each accompanied by their respective required schedules and other attachments (and set forth thereon shall be all required information with respect to Holdings and the Borrowers, giving effect to the Transactions):

(i) executed counterparts of (A) this Agreement from Holdings and each Borrower, (B) the Holdings Guaranty from Holdings, (C) the Subsidiary Guaranty from the Subsidiary Guarantors, (D) the Intercompany Subordination Agreement from each Borrower and each Guarantor and (E) the Term Loan Credit Agreement from Holdings and the Parent Borrower;

(ii) the Security Agreement, duly executed by the Credit Parties, together with (1) evidence that certificates, if any, representing the Pledged Interests accompanied by undated stock powers executed in blank (or stock transfer forms, as applicable) and instruments evidencing the Pledged Debt indorsed in blank (or instrument of transfer, as applicable) shall have been delivered to the Term Loan Agent pursuant to the Term Loan Credit Agreement and the Intercreditor Agreement and (2) copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Collateral Agent may deem reasonably necessary in order to perfect and protect the Liens on assets of each such Credit Party created under the Security Agreement, covering the Collateral described in the Security Agreement;

(iii) an Intellectual Property Security Agreement, duly executed by each Credit Party that owns intellectual property that is required to be pledged in accordance with the Security Agreement;

(iv) a Note executed by each Borrower in favor of each Lender requesting a Note reasonably in advance of the Closing Date;

(v) a Perfection Certificate, duly executed by each Credit Party;

(vi) the Intercreditor Agreement, duly executed by each Credit Party;

(vii) all other documents and instruments required to create and perfect the Collateral Agent’s security interest in the Collateral shall have been executed by Holdings and the other Credit Parties and delivered and, if applicable, shall be in proper form for filing (including receipt of duly executed payoff letters and UCC-3 termination statements in connection with the Refinancing);

(viii) a Funding Notice or Issuance Notice in each case relating to the initial Credit Extension;

(ix) a Solvency Certificate;

(x) such documents and certifications (including Organizational Documents and, if applicable, good standing certificates) as the Administrative Agent may reasonably require, to evidence (A) the identity, authority and capacity of each Responsible Officer of the Credit Parties acting as such in connection with this Agreement and the other Credit Documents and (B) that Holdings, the Borrowers and each Subsidiary Guarantor is duly organized or formed, and that each of them is validly existing and, to the extent applicable, in good standing, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(xi) (A) an opinion of Latham & Watkins LLP, special New York counsel to Holdings, the Borrowers and the Subsidiary Guarantors, addressed to each Secured Party and (B) opinions of local counsel for Holdings, the Borrowers and the Subsidiary Guarantors listed on Schedule I hereto, in each case, in form and substance reasonably satisfactory to the Administrative Agent; and

(xii) a certificate of a Responsible Officer of the Parent Borrower certifying that the conditions set forth in Section 3.1(b), 3.1(c) and 3.1(d) have been satisfied.

Notwithstanding anything herein to the contrary, it is understood that to the extent that any Collateral (other than UCC Filing Collateral or Stock Certificates) that cannot be provided and/or perfected on the Closing Date after Holdings’ and the Parent Borrower’s use of commercially reasonable efforts to do so, the provision and/or perfection of such Collateral shall not constitute a condition precedent for purposes of this Section 3.1, but instead shall be required to be delivered after the Closing Date in accordance with Section 5.20. For purposes of this paragraph, “UCC Filing Collateral” means Collateral, including Collateral constituting investment property, for which a security interest can be perfected by filing a UCC-1 financing statement. “Stock Certificates” means certificates representing Capital Stock of the Parent Borrower and the wholly owned Domestic Subsidiaries of the Credit Parties (other than Immaterial Subsidiaries) (provided that Holdings and the Parent Borrower shall not be required to deliver Stock Certificates constituting Excluded Capital Stock).

(b) Since November 8, 2018, there shall not have occurred there shall not have occurred any Effect (as defined in the Acquisition Agreement) that has had or is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in the Acquisition Agreement).

(c) The Arris Acquisition shall have been consummated or, substantially concurrently with the initial borrowing under this Agreement, shall be consummated, in all material respects in accordance with the terms of the Acquisition Agreement (whether, for the avoidance of doubt, by means of a “Scheme” (as defined in the Acquisition Agreement as in effect on the date hereof) or a Takeover Offer, and provided that for purposes of the foregoing an acquisition effected by means of a Takeover Offer shall be deemed to occur upon the Takeover Offer having been declared or become unconditional in all respects with respect to at least 90% of all of the equity interests of Arris), without giving effect to any modifications, amendments, consents or waivers thereto that in the aggregate are material and adverse to the Lenders or the Arrangers without the prior consent of the Arrangers (which consent shall not be unreasonably withheld, delayed or conditioned, it being understood that any change to the definition of Company Material Adverse Effect contained in the Acquisition Agreement shall be deemed to be material and adverse to the Arrangers). For purposes of the foregoing condition, it is hereby understood and agreed that any change in the purchase price (or amendment to the Acquisition Agreement related thereto) in connection with the Arris Acquisition shall not be deemed to be material and adverse to the interests of the Lenders and the Arrangers; provided that (A) any reduction of the purchase price shall be allocated to a reduction in any amounts to be funded under the Closing Date Senior Notes and (B) an increase in purchase price shall not be deemed to be materially adverse to the Lenders or Arrangers so long as such increase is not funded by Indebtedness for borrowed money or Disqualified Stock of the Parent Borrower or any of its Subsidiaries (other than an Upsized Facility (as defined in the Fee Letter)); provided, further, that in each case the Arrangers shall be deemed to have consented to such modification, amendment, consent or waiver unless they shall object thereto in writing (including via email) within three Business Days of receipt of written notice of such modification, amendment, consent or waiver.

(d) The Refinancing shall have been consummated substantially concurrently with the initial borrowing under this Agreement.

(e) The Specified Acquisition Agreement Representations and the Specified Representations shall be true and correct in all material respects.

(f) The Arrangers shall have received (a) audited consolidated balance sheets and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows of Holdings as of the end of and for the fiscal years ended December 31, 2015, December 31, 2016 and December 31, 2017 and for any other fiscal year ended at least 90 days prior to the Closing Date, (b) audited consolidated balance sheets and the related consolidated statements of income (loss), comprehensive income (loss), stockholders’ equity and cash flows of Arris as of and for the fiscal years ended December 31, 2015, December 31, 2016 and December 31, 2017 and for any other fiscal year ended at least 90 days prior to the Closing Date (clauses (a) and (b), the “Audited Financial Statements”), (c) unaudited consolidated balance sheets and the related consolidated statements of operations and comprehensive income (loss) and cash flows of Holdings as of the end of and for any fiscal quarter ended at least 45 days prior to the Closing Date (other than the fourth quarter, in which case 90 days prior to the Closing Date) and (d) unaudited consolidated balance sheets and the related consolidated statements of operations, comprehensive income (loss) and cash flows of Arris as of the end of and for any fiscal quarter ended at least 45 days prior to the Closing Date (other than the fourth quarter, in which case 90 days prior to the Closing Date) (clauses (c) and (d), the “Unaudited Financial Statements”).

(g) The Arrangers shall have received a pro forma combined balance sheet and related pro forma combined statement of income of Holdings and its consolidated subsidiaries as of and for the 12-month period ending on the last day of the most recently completed four fiscal quarter period for which historical financial statements of Holdings and Arris are provided pursuant to clause (f) above, prepared so as to give effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements) which need not be prepared in compliance with Regulation S-X, or include adjustments for purchase accounting.

(h) The Closing Date Preferred Equity shall have been issued substantially concurrently with the effectiveness of this Agreement.

(i) All fees required to be paid on the Closing Date pursuant to this Agreement and any Fee Letter and reasonable, documented out-of-pocket expenses required to be paid on the Closing Date pursuant to this Agreement and any Fee Letter, to the extent invoiced at least five Business Days prior to the Closing Date (or such later date as the Parent Borrower may reasonably agree) shall have been paid (which amounts may be offset against the proceeds of any Loans hereunder or under the Term Loan Credit Agreement).

(j) The Lenders shall have received at least three Business Days prior to the Closing Date all documentation and other information about Holdings, the Borrowers and each Subsidiary Guarantor as has been reasonably requested in writing at least ten Business Days prior to the Closing Date by such Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, including, to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification.

(k) The Administrative Agent shall have received a Borrowing Base Certificate, calculated as of February 28, 2019, which meets the requirements of Section 5.1(m)(i).

(l) The Parent Borrower shall have issued, and received aggregate gross proceeds from, the Closing Date Senior Notes in an amount equal to $3,750,000,000.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

3.2 Conditions Precedent to Each Credit Extension After the Closing Date

. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(a) the Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

(b) after making the Credit Extensions requested on such Credit Date, the Tranche A Revolving Credit Outstandings shall not exceed the Tranche A Maximum Credit then in effect and the Tranche B Revolving Credit Outstandings shall not exceed the Tranche B Maximum Credit then in effect;

(c) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(d) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default;

(e) on or before the date of issuance of any Letter of Credit, the Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as the applicable Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit; and

(f) to the extent that, prior to giving effect to such Loan or Letter of Credit, Revolving Credit Outstandings are equal to or less than 15% of the Borrowing Base and such Loan or Letter of Credit would result in Revolving Credit Outstandings exceeding 15% of the Borrowing Base, the Parent Borrower shall deliver a Borrowing Base Certificate (in accordance with the requirements set forth in Section 5.1(m)(i)(A)) as of the most recently ended fiscal month for which a Borrowing Base Certificate would have otherwise been required in accordance with clause (i) of the definition of “Borrowing Base Reporting Date”.

Section 4. REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Issuing Banks to enter into this Agreement and to make each Credit Extension to be made thereby, each Covenant Party represents and warrants to each Lender and each Issuing Bank, on the Amendment No. 2 Effective Date and on each Credit Date, that the following statements are true and correct:

4.1 Existence, Qualification and Power; Compliance with Laws

. Each Credit Party and each of its Restricted Subsidiaries (a) is a Person duly organized, incorporated, established or formed, as applicable, validly existing and (to the extent applicable in the relevant jurisdiction) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Credit Documents, in each case, to which it is a party, (c) is duly qualified and (to the extent applicable in the relevant jurisdictions) is in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Parent Borrower), (b)(i) (other than with respect to the Parent Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization; No Contravention

. The execution, delivery and performance by each Credit Party of each Credit Document, to which such Person is a party, and the consummation of the Transactions, are within such Credit Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 6.1), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; in each case, except with respect to any violation, breach or contravention or payment (but not creation of Liens), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

4.3 Governmental Authorization; Other Consents

. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Credit Document, or for the consummation of the Transactions, (b) the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) as required or permitted by the terms thereof, except for (x) filings and registrations necessary to perfect the Liens on the Collateral granted by the Credit Parties or any Restricted Subsidiary in favor of the Secured Parties including, but not limited to, UCC financing statements, filings in the United States Patent and Trademark Office and the United States Copyright Office and, from and after the Foreign Borrowing Base Trigger Date with respect to the Irish Borrowing Base and/or the UK Borrowing Base, as the case may be, filings in the Irish Companies Registration Office and Irish Revenue Commissioners, Companies House (UK), the Irish Patents Office and registrations of particulars at the public register of the Intellectual Property Office of the United Kingdom (the “UK IPO”) or the European Union Intellectual Property Office (the “EUIPO”) (to the extent such Intellectual Property is registered at the UK IPO or the EUIPO, as applicable), (y) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

4.4 Binding Effect

. This Agreement and each other Credit Document has been duly executed and delivered by each Credit Party that is party thereto. Subject to the Legal Reservations, this Agreement and each other Credit Document constitutes a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, examinorship, small company administrative rescue process, receivership, administration, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

4.5 Financial Statements; No Material Adverse Effect

.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the entities to which they relate as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The Unaudited Financial Statements delivered to the Administrative Agent on or prior to the Amendment No. 2 Effective Date, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarters and pro forma periods (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of Holdings and its Restricted Subsidiaries, as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

4.6 Litigation

. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Parent Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Parent Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.7 Use of Proceeds

. The Borrowers will only use the proceeds of the Revolving Loans (x) on the Amendment No. 2 Effective Date, to finance the repayment of all Existing Revolving Loans (as defined in Amendment No. 2) and to pay fees and expenses in connection with Amendment No. 2 and (y) after the Amendment No. 2 Effective Date, for working capital and general corporate purposes of Parent Borrower and its Restricted Subsidiaries, including capital expenditures, Restricted Payments and Investments permitted hereunder.

4.8 Ownership of Property; Liens

. Each Credit Party and each of its Restricted Subsidiaries has good record and indefeasible title in fee simple (or local law equivalent) to, or valid leasehold interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 6.1, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

4.9 Environmental Compliance

. Except as disclosed in Schedule 4.9:

(a) There are no Environmental Claims against Holdings, the Parent Borrower or any of its Restricted Subsidiaries and none of Holdings, the Parent Borrower or any Restricted Subsidiary knows of any basis for any Environmental Claim and their respective businesses, operations and properties are in compliance with applicable Environmental Laws; in each case, except as could not, or where such failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or formerly owned or operated by any Credit Party or any of its Restricted Subsidiaries is listed or, to the knowledge of the Borrowers, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; (ii) there are no and, to the knowledge of the Borrowers, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or Released on any property currently owned or operated by any Credit Party or any of its Restricted Subsidiaries; (iii) there is no asbestos or asbestos-containing material on or at any property currently owned or operated by any Credit Party or any of its Restricted Subsidiaries requiring investigation, remediation, mitigation, removal, or assessment, or other response, remedial or corrective action, pursuant to Environmental Laws; and (iv) there have been no Releases of Hazardous Materials on, at, under or from any property currently or, to the knowledge of the Credit Parties, formerly owned or operated by any Credit Party or any of its Restricted Subsidiaries.

(c) The properties currently owned or operated by any Credit Party or any of its Restricted Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, (ii) require response or other corrective action under, or (iii) could be reasonably expected to give rise to liability under, Environmental Laws, which violations, response or other corrective actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d) None of Holdings, the Parent Borrower or any of its Restricted Subsidiaries is undertaking, and has not completed, either individually or together with other parties, any investigation, response or other corrective action relating to any actual or threatened Release of Hazardous Materials at any location, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, except for such investigation, response or other corrective action that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e) All Hazardous Materials generated, used, treated, handled, or stored at, or transported or arranged for transport to or from, any property or facility currently or, to the knowledge of the Borrowers, formerly owned or operated by Holdings, the Parent Borrower or any of its Restricted Subsidiaries have been disposed of in a manner that would not reasonably be expected to result in a Material Adverse Effect.

4.10 Taxes

. Holdings, the Parent Borrower and each of their Restricted Subsidiaries has filed all federal, state, local, foreign and other tax returns and reports required to be filed, and have paid all federal, state, local, foreign and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable (including in its capacity as a withholding agent), except those (a) which are being contested in good faith by appropriate proceedings diligently conducted that stay the enforcement of the tax in question and for which adequate reserves have been provided in accordance with GAAP or (b) with respect to which the failure to make such filing or payment could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment, deficiency or other claim against Parent Borrower or any of its Restricted Subsidiaries except (i) those being actively contested by Parent Borrower or such Restricted Subsidiary in good faith and by appropriate proceedings diligently conducted that stay the enforcement of the tax in question and for which adequate reserves have been provided in accordance with GAAP or (ii) those would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

4.11 ERISA Compliance; Non-US Pension Plans

.

(a) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws, and (ii) each Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the Internal Revenue Service with respect thereto, and to the knowledge of any Credit Party, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b) There are no pending or, to the knowledge of any Credit Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no “prohibited transaction” (within the meaning of Section 4975 of the Internal Revenue Code or Section 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA) and no violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred and no Credit Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) no Pension Plan has any Unfunded Pension Liability as of the Pension Plan’s most recent valuation date; (iii) neither any Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof, nor by PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, except with respect to each of the foregoing clauses of this Section 4.11(c), as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(d) With respect to each scheme or arrangement related to retirement or pension obligations mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each retirement or pension plan maintained or contributed to by any Credit Party that is not subject to United States law (a “Foreign Plan”):

(i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, except for any failure that could not reasonably be expected to have a Material Adverse Effect;

(ii) subject to the terms of any recovery plan and/or schedule of contributions in place for the UK DB Plan from time to time for the purposes of section 226 or section 227 of the United Kingdom’s Pensions Act 2004, the Fair Market Value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Amendment No. 2 Effective Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles except for any underfunding that could not reasonably be expected to have a Material Adverse Effect;

(iii) each Foreign Plan required to be registered has been registered and has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as could not reasonably be expected to have a Material Adverse Effect; and

(iv) save for the UK DB Plan, no UK Borrower nor any Subsidiary or Affiliate of the UK Borrower (i) is or has at any time been an employer (for the purposes of sections

38 to 51 of the United Kingdom’s Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pensions Schemes Act 1993) or save as would not be reasonably expected to have a Material Adverse Effect, (ii) is, or has in the last six years been, “connected” with or an “associate” (as those terms are used in sections 38 and 43 of the United Kingdom’s Pensions Act 2004) of such an employer.

4.12 Subsidiaries; Capital Stock

. As of the Amendment No. 2 Effective Date, each Credit Party has no Restricted Subsidiaries other than those specifically disclosed in Schedule 4.12, and all of the outstanding Capital Stock in such Subsidiaries that are owned by a Credit Party have been validly issued, are fully paid and non-assessable (to the extent such concepts are applicable in the relevant jurisdiction) and are owned free and clear of all Liens except Permitted Liens.

4.13 Margin Regulations; Investment Company Act

.

(a) The Parent Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(b) None of the Parent Borrower, any Person controlling the Parent Borrower, or any Restricted Subsidiary is or is required to be registered as an “investment company” as defined in the Investment Company Act of 1940.

(c) None of the UK Borrowers carries on any business in the United Kingdom which requires it to be authorized by the United Kingdom Financial Conduct Authority or the United Kingdom Prudential Regulation Authority.

4.14 Disclosure

. As of the Amendment No. 2 Effective Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Credit Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or any other Credit Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery, it being understood that such projections may vary from actual results and that such variances may be material. As of the Amendment No. 2 Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is, to the knowledge of the Borrowers, true and correct in all respects.

4.15 Compliance with Laws

. Each of the Credit Parties and its Restricted Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.16 Intellectual Property; Licenses, Etc.

Each Credit Party owns, licenses or possesses the right to use all of the trademarks, service marks, trade names, copyrights, patents, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses, as currently conducted, and such IP Rights do not conflict with the rights of any other Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 4.16 is a complete and accurate list of all material registered or applications to register IP Rights owned or exclusively licensed by each Credit Party as of the Amendment No. 2 Effective Date. The conduct of the business of any Credit Party as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person except for such infringements and violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Parent Borrower, threatened in writing which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.17 Solvency

. On the Amendment No. 2 Effective Date, after giving effect to Amendment No. 2, the Parent Borrower and its Subsidiaries on a consolidated basis, are Solvent.

4.18 EEA Financial Institutions

. No Credit Party is an EEA Financial Institution.

4.19 Labor Matters

. There are no collective bargaining agreements or Multiemployer Plans, other than those listed on Schedule 4.19 (as supplemented pursuant to Section 5.20), covering the employees of Holdings, the Parent Borrower or any of its Restricted Subsidiaries as of the Amendment No. 2 Effective Date and, except as could not reasonably be expected to result in a Material Adverse Effect, neither the Parent Borrower nor any Restricted Subsidiary has suffered any strikes, walkouts or work stoppages.

4.20 Perfection, Etc.

(a) The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral and, (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 4.20 and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Grantors in the Security Agreement Collateral to the extent perfection is required in accordance with the terms of the Security Agreement (other than such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction by the filing of a financing statement or possession or control by the secured party), in each case subject to (i) no Liens other than Liens permitted under the Credit Documents and (ii) the terms of the Intercreditor Agreement.

(b) When each Intellectual Property Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office and financing statements and other filings in appropriate form are filed in the offices specified on Schedule 4.20, the Liens created by such Intellectual Property Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Grantors thereunder in such of the Intellectual Property as consists of Patents and Trademarks (each, as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in the Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case to the extent perfection is required in accordance with the terms of the Security Agreement and in each case subject to no Liens other than Liens permitted under the Credit Documents (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered patents, patent applications and copyrights acquired by the Credit Parties after the Closing Date).

(c) Subject to the Legal Reservations, each Collateral Document delivered pursuant to the definition of Foreign Borrowing Base Trigger Date, Section 3.1 or 5.11, as applicable, creates in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the relevant Credit Parties’ right, title and interest in and to the Collateral described thereunder, and (i) when, to the extent required, the registration of particulars of the at Companies House in England and Wales under section 859A of the Companies Act 2006 and payment of associated fees is made and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement) such Collateral Document constitutes fully perfected Liens on, and security interests in, all right, title and interest of the relevant Credit Parties in such Collateral (to the extent intended to be created thereby and required to be perfected under the Credit Documents), in each case subject to no Liens other than the Liens permitted under the Credit Documents.

4.21 PATRIOT Act

. To the extent applicable, each of Holdings and its Restricted Subsidiaries and each Unrestricted Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act.

4.22 Anti-Corruption Laws and Sanctions

. The Parent Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent Borrower, its Subsidiaries and, to the knowledge of the Parent Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

None of (a) the Parent Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Parent Borrower, any agent of the Parent Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person, or engaged in any transactions or dealings with a Sanctioned Person or in a Sanctioned Country. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will (i) directly or indirectly fund, finance, or facilitate any activities, business or transaction of or with a Sanctioned Person, or in any Sanctioned Country, or (ii) be used in any other manner that would result in a violation of Anti-Corruption Laws or Sanctions.

4.23 Borrowing Base Certificate

. At the time of delivery of each Borrowing Base Certificate, assuming that any eligibility criterion that requires the approval or satisfaction of the Administrative Agent has been approved by or is satisfactory to the Administrative Agent, each Account reflected therein as eligible for inclusion in the Borrowing Base is an Eligible Receivable and the Inventory reflected therein as eligible for inclusion in the Borrowing Base constitutes Eligible Inventory.

4.24 Centre of Main Interests and Establishments. In relation to any Credit Party incorporated in a member state of the European Union, for the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”) or any other regulation replacing the Regulation (a) its “centre of main interest” is situated in its jurisdiction of incorporation; and (b) it has no “establishment” (as that term is used in the Regulation) in any other jurisdiction.

Section 5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that so long as any Revolving Commitment is in effect and until payment in full of all Obligations under the Credit Documents (other than Contingent Obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and cancellation, expiration, cash collateralization or backstop (on terms and conditions acceptable to the Administrative Agent) of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1 Financial Statements and Other Reports

. Parent Borrower will deliver to the Administrative Agent (for further distribution to the Lenders):

(a) Quarterly Financial Statements. within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Parent Borrower, a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, in each case with all consolidating information regarding Parent Borrower and its Restricted Subsidiaries required to reflect the adjustments necessary to eliminate the accounts of any Unrestricted Subsidiaries from such consolidated financial statements, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, together with a customary management discussion and analysis.

(b) Annual Financial Statements. within ninety (90) days after the end of each fiscal year of the Parent Borrower, a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, in each case with all consolidating information regarding Parent Borrower and its Restricted Subsidiaries required to reflect the adjustments necessary to eliminate the accounts of any Unrestricted Subsidiaries from such consolidated financial statements, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such exception, qualification or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under the Revolving Credit Facility or other Indebtedness that is scheduled to occur within one year from the time such report and opinion are delivered, (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary), together with a customary management discussion and analysis.

Notwithstanding the foregoing, (i) in the event that the Parent Borrower delivers to the Administrative Agent a Quarterly Report for Parent Borrower on Form 10-Q for such fiscal quarter, as filed with the SEC, within 45 days after the end of such fiscal quarter, such Form 10-Q shall satisfy all requirements of paragraph (a) of this Section to the extent that it contains the information required by such paragraph (a) and (ii) in the event that the Parent Borrower delivers to the Administrative Agent an Annual Report for Parent Borrower on Form 10-K for such Fiscal Year, as filed with the SEC, within 90 days after the end of such Fiscal Year, such Form 10-K shall satisfy all requirements of paragraph (b) of this Section to the extent that it contains the information required by such paragraph (b) and does not contain any “going concern” or like qualification, exception or explanatory paragraph or qualification or any exception or explanatory paragraph as to the scope of such audit (other than any such exception, qualification or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under the Revolving Credit Facility or other Indebtedness that is scheduled to occur within one year from the time such report and opinion are delivered, (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary); in each case to the extent that information contained in such 10-Q or 10-K satisfies the requirements of paragraphs (a) or (b) of this Section, as the case may be.

The information required by Section 5.1(a) or (b) may be included in materials furnished pursuant to the remaining clauses of this Section 5.1, but the foregoing shall not be in derogation of the obligation of the Parent Borrower to furnish the information and materials described in Sections 5.1(a) and (b) above at the times specified therein.

The Parent Borrower will be permitted to satisfy its obligations with respect to financial information relating to the Parent Borrower described in clauses (a) and (b) above by furnishing financial information relating to Holdings; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings and any of its Subsidiaries other than the Parent Borrower and its Subsidiaries, on the one hand, and the information relating to the Parent Borrower, the Subsidiary Guarantors and the other Restricted Subsidiaries of the Parent Borrower on a standalone basis, on the other hand.

(c) Compliance Certificate. No later than five days after the delivery of financial statements pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate, including, in each case, a calculation of the Covenant Fixed Charge Coverage Ratio for each period for which such Compliance Certificate relates, together with an Officer’s Certificate delivered by a financial officer of the Parent Borrower in respect thereof.

(d) [reserved].

(e) Notice of Default. Promptly upon any Responsible Officer of Parent Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Parent Borrower or any Borrower with respect thereto; or (ii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Responsible Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Parent Borrower or any of its Restricted Subsidiaries has taken, is taking and proposes to take with respect thereto.

(f) Notice of Litigation. Promptly upon any Responsible Officer of Parent Borrower obtaining knowledge of (i) the institution of any Adverse Proceeding not previously disclosed in writing by a Borrower to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) could reasonably be expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of the Transactions, written notice thereof together with such other information as may be reasonably available to Parent Borrower or such Borrower to enable the Administrative Agent and its counsel to evaluate such matters.

(g) ERISA. Promptly, after a Responsible Officer of a Borrower or any Guarantor has obtained knowledge thereof, notify the Administrative Agent of the occurrence of any ERISA Event, where there is any reasonable likelihood of the imposition of liability on any Credit Party as a result thereof that would be reasonably expected to have a Material Adverse Effect.

(h) SEC or Similar Correspondence. Promptly, after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-US jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof;

(i) [reserved].

(j) [reserved].

(k) [reserved].

(l) [reserved].

(m) Borrowing Base Determination.

(i) (A) On each Borrowing Base Reporting Date, Parent Borrower shall deliver a Borrowing Base Certificate with respect to the Global Borrowing Base and setting forth, on an individual basis, the US Borrowing Base and, from and the after the applicable Foreign Borrowing Base Trigger Date, the Irish Borrowing Base, the UK Borrowing Base and/or the Swiss Borrowing Base, as applicable, together with, to the extent reasonably available, such supporting information as the Administrative Agent may from time to time reasonably request in connection therewith as of the end of such fiscal quarter or month, as applicable, executed by an Responsible Officer of such Parent Borrower having signature power for Parent Borrower;

(B) During any Liquidity Event Period, Parent Borrower shall deliver, not later than three (3) Business Days after the end the last day of each week, additional Borrowing Base Certificates as described in clause (A) above and, to the extent reasonably available, supporting information in connection therewith as of the end of such period (containing available updated figures for Eligible Receivables but not, unless otherwise available, Eligible Inventory) executed by an Responsible Officer of such Borrower;

(ii) Parent Borrower shall promptly notify the Administrative Agent in writing in the event that at any time Parent Borrower receives or otherwise gains knowledge that (i) any Borrowing Base is less than 70% of the applicable Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to clause (i) above, (ii) the applicable outstanding Revolving Credit Outstandings exceed the Global Borrowing Base as a result of a decrease therein, in which case such notice shall also include the amount of such excess or (iii) any Liquidity Event Period has begun.

(iii) Promptly upon consummation of any sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) by any Credit Party or any of their Restricted Subsidiaries of Collateral if, immediately after giving effect to such sale, conveyance, transfer or other disposition, the Borrowing Base would decrease by more than 15%, Parent Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate and, to the extent reasonably available, supporting information in connection therewith (containing available updated figures for Eligible Receivables but not, unless otherwise available, Eligible Inventory) executed by an Responsible Officer of such Borrower.

(n) Other Information. (i) Promptly upon their becoming available, copies of (A) copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Parent Borrower may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto, (B) copies of any requests or notices received by any Credit Party (other than in the ordinary course of business), statement or report furnished to any holder of debt securities of any Credit Party or of any of its Subsidiaries (other than any immaterial correspondence in the ordinary course of business or any regularly required quarterly or annual certificates) pursuant to the terms of any Senior Notes Indenture or any public debt securities and not otherwise required to be furnished to the Lenders pursuant to this Section 5.1 and (C) copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-US jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof, and (ii) such other reasonably available financial information and Borrowing Base-related data with respect to Parent Borrower or any of its Restricted Subsidiaries as from time to time may be reasonably requested by the Administrative Agent (for itself or on behalf of the Collateral Agent or any Lender), including without limitation, any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Documents required to be delivered pursuant to Section 5.1(a), (b) or (n)(i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents, or provides a link thereto on the Parent Borrower’s website on the Internet at the website address listed on Appendix B; or (ii) on which such documents are posted on the Parent Borrower’s behalf on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that the Parent Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no responsibility to monitor compliance by the Parent Borrower with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents.

The Parent Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Parent Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system chosen by the Administrative Agent to be its electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Parent Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

5.2 Existence

. Except as otherwise permitted under Section 6.4, each Credit Party will, and will cause each of its Restricted Subsidiaries to, at all times preserve, renew and keep in full force and effect (a) its existence and (b) except to the extent that non-compliance would not reasonably be expected to result in a Material Adverse Effect, all material rights and franchises, licenses, material intellectual property and permits material to its business; provided, no Credit Party or any of its Restricted Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

5.3 Payment of Taxes

. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Credit Party will, and will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, if any, as shall be required in conformity with GAAP (or the appropriate accounting method for such Credit Party) shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.

5.4 Maintenance of Properties

. Each Credit Party will, and will cause each of its Restricted Subsidiaries to maintain, preserve, renew and protect all of its properties, IP Rights and equipment necessary in the operation of its business in good working order, condition and repair, ordinary wear and tear excepted and casualty or condemnation excepted.

5.5 Insurance

. Parent Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to the properties and businesses of Parent Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons engaged in similar businesses, in each case in such amounts (giving effect to self‑insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance (other than worker’s compensation, directors and officers liability or other insurance where such endorsements or additions are not customarily available) shall (i) name the Collateral Agent, on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and provides for at least thirty days’ prior written notice to the Collateral Agent of any modification or cancellation of such policy, in each case, to the extent acceptable to the insurer.

5.6 Inspections

. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, permit any authorized representatives designated by any Agent, or any agents or representatives thereof, to visit and inspect any of the properties of any Credit Party and any of its respective Restricted Subsidiaries, to (a) inspect, copy and take extracts from its and their financial and accounting records, (b) discuss its and their affairs, finances and accounts with its and their respective officers and directors and (c) to communicate directly (for which communications the officers of the Parent Borrower shall be provided with an opportunity to participate) with any such Person’s certified public accountants (including the Borrowers’ Accountants), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that all such visits and inspections shall be coordinated through the Administrative Agent and the Parent Borrower shall pay only for costs and expenses of one such inspection or visit per calendar year in the absence of an Event of Default pursuant to Section 8.1(a), (f), or (g). Each Borrower shall authorize and instruct their certified public accountants (including the Parent Borrower’s Accountants) and the certified public accountants of any other Subsidiary of Parent Borrower, if any, to disclose to the Agents or any Lender any and all financial statements and other information of any kind, as any such Agent or any Lender reasonably requests and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of Parent Borrower, the other Borrowers or any other Restricted Subsidiary of Parent Borrower (for which communications the officers of the Parent Borrower shall be provided with an opportunity to participate).

5.7 [Reserved]

.

5.8 Compliance with Laws

. Each Credit Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws, ERISA, the PATRIOT Act and tax laws), noncompliance with which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Holdings will maintain in effect and enforce policies and procedures designed to ensure compliance by Holdings, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

5.9 Field Examinations; Collateral Appraisals

.

(a) Each Borrower shall conduct, or shall cause to be conducted, at its expense and upon request of the Administrative Agent, and present to the Administrative Agent for approval, such appraisals, investigations and reviews as the Administrative Agent shall reasonably request for the purpose of determining the Borrowing Base, all from an appraiser reasonably acceptable to the Administrative Agent and upon reasonable prior notice and at such times during normal business hours; provided that unless (i) an Event of Default has occurred and is continuing or (ii) any Liquidity Event Period has occurred, not more than one field examination and not more than one Collateral appraisal shall be required in each calendar year; provided, however, if at any time, Excess Availability is less than the Applicable Threshold for five consecutive Business Days, one additional field examination and one additional Collateral appraisal, in each case at the Parent Borrower’s sole cost and expense will be permitted in such calendar year; provided further, that during the continuation of any Event of Default, additional field examinations and Collateral appraisals will be permitted at the Borrowers’ expense as frequently as determined by the Administrative Agent in its Permitted Discretion. Each Borrower shall furnish to the Administrative Agent, for further distribution to the Lenders, any reasonably available information that the Administrative Agent may reasonably request regarding the determination and calculation of the Borrowing Base including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Account Debtors in respect of Accounts referred to therein.

(b) During any Liquidity Event Period, the Administrative Agent may, at the Parent Borrower’s sole cost and expense, make test verifications of the Accounts and physical verifications of the inventory in any manner and through any medium that the Administrative Agent reasonably considers advisable, and the applicable Borrower shall furnish all such reasonable assistance and reasonably available information as the Administrative Agent may reasonably require in connection therewith. At any time and from time to time, upon the Administrative Agent’s reasonable request and at the expense of the Parent Borrower, such Borrower shall, or shall use commercially reasonable efforts to cause independent public accountants or others satisfactory to the Administrative Agent to, furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, however, that unless an Event of Default pursuant to Section 8.1(a), (f), or (g) shall be continuing, (x) the Administrative Agent shall request no more than two such reports from each Borrower during any calendar year and (y) such test verifications shall be conducted in coordination with the applicable Borrower.

5.10 Environmental Matters

. Each Credit Party shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Restricted Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.11 Subsidiaries; Additional Borrowers

.

(a) Upon the formation or acquisition of any new US Subsidiaries by any US Credit Party (provided that each of (i) any redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 5.11), including by means of a Division, or upon the acquisition of any personal property (other than Excluded Assets) by any US Credit Party, which personal property, in the reasonable judgment of the Collateral Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties, and then the Parent Borrower shall, in each case at the Parent Borrower’s expense:

(i) in connection with the formation, including by means of a Division, or acquisition of a US Subsidiary, within forty-five (45) days after such formation or acquisition or such longer period as the Administrative Agent or the Collateral Agent, as applicable, may agree in its sole discretion, (A) cause each such US Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Credit Parties’ obligations under the Credit Documents, and (B) (if not already so delivered, and subject to the Intercreditor Agreement) deliver certificates representing the Pledged Equity Interests of each such US Subsidiary (other than any Unrestricted Subsidiary) accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt of such US Subsidiary indorsed in blank to the Collateral Agent, together with, if requested by the Collateral Agent, supplements to the Security Agreement or other pledge or security agreements with respect to the pledge of any Equity Interests or Indebtedness; provided, that solely in respect of any Obligations of a US Borrower (other than any Guarantee of any Obligations of a Foreign Credit Party), only 65% of voting Equity Interests of any Foreign Subsidiary that is a CFC or of any CFC Holdco shall be required to be pledged as Collateral and no such restriction shall apply to non-voting Equity Interests of such Subsidiaries; provided, further, notwithstanding anything to the contrary in this Agreement, solely in respect of any Obligations of a US Borrower (other than any Guarantee of any Obligations of a Foreign Credit Party) no assets owned directly or indirectly by any CFC (including any stock owned directly or indirectly by such CFC in a Domestic Subsidiary) or a CFC Holdco shall be required to be pledged as Collateral.

(ii) within forty-five (45) days after such formation, including by means of a Division, or acquisition (or such longer period, as the Collateral Agent may agree in its sole discretion), furnish to the Collateral Agent a description of the personal properties of the Credit Parties and their respective Subsidiaries (other than Excluded Subsidiaries) in detail reasonably satisfactory to the Collateral Agent; provided that any such information provided pursuant to this clause (ii) shall consist solely of information of the type that would be set forth on Schedules 1 through 12 of the Perfection Certificate,

(iii) within ninety (90) days after such formation, including by means of a Division, or acquisition, or such longer period, as the Collateral Agent may agree in its sole discretion, duly execute and deliver, and cause each such US Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Collateral Agent Security Agreement Supplements, IP Security Agreement Supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Security Agreement and Intellectual Property Security Agreement), securing payment of all the Obligations of the applicable Credit Party or such Subsidiary, as the case may be, under the Credit Documents and constituting Liens on all such properties,

(iv) within ninety (90) days after such formation, including by means of a Division, or acquisition, or such longer period, as the Collateral Agent may agree in its sole discretion, take, and cause such US Subsidiary that is not an Excluded Subsidiary to take, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements, the giving of notices and delivery of stock and membership interest certificates) may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Security Agreement Supplements, IP Security Agreement Supplements and security agreements delivered pursuant to this Section 5.11, in each case, to the extent required under the Credit Documents and subject to the Perfection Exceptions, enforceable against all third parties in accordance with their terms,

(v) within ninety (90) days after the request of the Administrative Agent or the Collateral Agent, or such longer period as such Agent may agree in its sole discretion, deliver to such Agent, a signed copy of one or more opinions, addressed to such Agent and the other Secured Parties, of counsel for the Credit Parties reasonably acceptable to such Agent as to such matters as the Administrative Agent may reasonably request, and

(vi) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Security Agreement Supplements, IP Security Agreement Supplements and other applicable security agreements.

Notwithstanding the foregoing, (i) the Collateral Agent shall not take a security interest in those assets as to which the Collateral Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Lenders of the security afforded thereby, (ii) neither the US Co-Borrower nor any of its Domestic Subsidiaries shall be required to take any actions outside of the United States in order to perfect the security interests granted to the Collateral Agent for the ratable benefit of the Secured Parties under the law of any jurisdiction outside the United States (except with respect to (i) the Equity Interests of any Foreign Credit Party and (ii) the creation of valid, perfected and enforceable first priority Liens on Eligible Inventory governed by the laws of the jurisdiction in which the inventory in question is located) and (iii) any security interest or Lien, and any obligation of any Credit Party, shall be subject to the relevant requirements of the Intercreditor Agreements.

(b) Additional Borrowers. Subject to and conditioned upon compliance with the terms of Section 5.11(a) and following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under applicable anti-money-laundering laws, the PATRIOT Act and the Beneficial Ownership Regulation:

(i) Parent Borrower may cause each direct or indirect Domestic Subsidiary (excluding any Excluded Subsidiary) formed, including by means of a Division, or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Investment or other Investment permitted hereunder) and each other Domestic Subsidiary that ceases to constitute an Excluded Subsidiary to execute a Counterpart Agreement in a form reasonably satisfactory to the Administrative Agent, together with such documents described in Section 5.11(a), and to become a US Co-Borrower hereunder.

(ii) From and after the applicable Foreign Borrowing Base Trigger Date, Parent Borrower may cause each direct or indirect Foreign Subsidiary organized, incorporated or established, as applicable, under the laws of England and Wales, Ireland or Switzerland, including any such Foreign Subsidiary, formed or otherwise purchased or acquired after the applicable Foreign Borrowing Base Trigger Date (including pursuant to an acquisition permitted hereunder), to execute a Counterpart Agreement, in a form reasonably satisfactory to the Administrative Agent, together with such further instruments and documents, and take all such other action as the Administrative Agent, in its reasonable judgment, may deem necessary or desirable in order to obtain the full benefits of, or in creating, perfecting and preserving the Liens on the assets of and, the guaranties of such Foreign Subsidiary, and to become a European Co-Borrower and Guarantor hereunder.

5.12 [Reserved]

.

5.13 Further Assurances

. Promptly upon request by the Collateral Agent, or any Lender through the Collateral Agent, and subject to the limitations described in Section 5.11, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Credit Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, furnish, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances, and other instruments as the Collateral Agent, or any Lender through the Collateral Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Credit Documents. Upon the exercise by the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that such or such Lender may require. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under applicable anti-money-laundering laws, the PATRIOT Act and the Beneficial Ownership Regulation.

5.14 Information Regarding Collateral and Credit Documents

. Not effect any change (i) in any Credit Party’s legal name, (ii) in the location of any Credit Party’s chief executive office, (iii) in any Credit Party’s identity or corporate form, (iv) in organizational identification number, if any, or (v) in any Credit Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (A) it shall give the Agents prompt notice and in any event within 30 days of the occurrence thereof (or such longer time as the Administrative Agent and the Collateral Agent shall agree) (in the form of a certificate by a Responsible Officer), and (B) promptly (and in any event within 30 days of the applicable change (or such longer time as the Administrative Agent and the Collateral Agent shall agree)) it shall take all action required or reasonably requested by the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Credit Party agrees to promptly provide the Agents with certified Organizational Documents reflecting any of the changes described in the preceding sentence.

5.15 Books and Records

. Each Credit Party shall keep proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of Parent Borrower, the Borrowers and each Subsidiary.

5.16 Control Accounts; Approved Deposit Accounts

.

(a) Each Credit Party shall (i) deposit in an Approved Deposit Account all cash it receives, (ii) not establish or maintain any Securities Account that is not a Control Account and (iii) not establish or maintain any Deposit Account other than with a Deposit Account Bank subject to an effective Deposit Account Control Agreement; provided, however, that notwithstanding the foregoing, each Credit Party may maintain Excluded Accounts; provided further, however, that (1) with respect to any Deposit Account or Securities Account, other than an Excluded Account, maintained on the Closing Date, each of the Credit Parties shall deliver, to the extent not delivered to the Administrative Agent on the Closing Date (after the use of commercially reasonable efforts), each Deposit Account Control Agreement and each Securities Account Control Agreement on or prior to the date that is 90 days after the Closing Date (or such later date as the Administrative Agent may agree) and (2) with respect to any Deposit Account or Securities Account, other than an Excluded Account, established or acquired after the Closing Date, each applicable Credit Party shall deliver to the Administrative Agent a Deposit Account Control Agreement or a Securities Account Control Agreement, as applicable, within 90 days after establishing or acquiring such Deposit Account or Securities Account.

(b) In the case of accounts any European Co-Borrowers, on or prior to the applicable Foreign Borrowing Base Trigger Date, each European Co-Borrower in each relevant jurisdiction shall open new bank accounts in order to segregate payroll and other payables activities from accounts used for the collection of receivables and shall procure that all amounts standing to the credit of each such Borrower’s existing deposit accounts (representing amounts other than Proceeds of Accounts) shall be immediately transferred to such new bank accounts. The Deposit Account Control Agreement in relation to the Deposit Accounts of each Irish Borrower shall serve to establish control over the Deposit Accounts of each such Borrower to the satisfaction of the Collateral Agent for the purposes of perfecting its Liens over such Deposit Accounts. To the extent that suitable Deposit Account Control Agreements cannot be agreed or entered into on or prior to the applicable Foreign Borrowing Base Trigger Date to the satisfaction of the Administrative Agent, each relevant European Co-Borrower is each relevant jurisdiction shall as promptly as practicable open a Deposit Account or Deposit Accounts with the Collateral Agent or an Affiliate of the Collateral Agent and shall (i) instruct all of its Account Debtors to direct payments of the Proceeds of their Accounts into such Deposit Account(s) with the Administrative Agent (or relevant Affiliate), (ii) enter into

Liens and charges over the relevant Deposit Account(s) in form and substance satisfactory to the Collateral Agent and (iii) take all other actions (including entering into a Deposit Account Control Agreement) as the Collateral Agent shall deem necessary or advisable in order to create or perfect its Liens over such Deposit Account(s).

(c) Each Credit Party shall, promptly upon the applicable Deposit Account becoming subject to a Deposit Account Control Agreement, (i) instruct each Account Debtor or other Person obligated to make a payment to any of them under any Account or General Intangible to make payment, or to continue to make payment, to an Approved Deposit Account and (ii) deposit in an Approved Deposit Account (or, to the extent permitted pursuant to clause (a) above, an Excluded Account) immediately upon receipt all Proceeds of such Accounts and General Intangibles received by Parent Borrower, the Borrowers or any of their Restricted Subsidiaries from any other Person.

(d) [reserved].

(e) In the event (i) any Credit Party or any Deposit Account Bank shall, after the Closing Date, terminate an agreement with respect to the maintenance of an Approved Deposit Account for any reason or (ii) any Agent shall demand such termination as a result of the failure of a Deposit Account Bank to comply with the terms of the applicable Deposit Account Control Agreement, each Credit Party shall notify all of its respective obligors that were making payments to such terminated Approved Deposit Account to make all future payments to another Approved Deposit Account.

(f) In the event (i) any Credit Party or any Approved Securities Intermediary shall, after the Closing Date, terminate an agreement with respect to the maintenance of a Control Account for any reason or (ii) any Agent shall demand such termination as a result of the failure of an Approved Securities Intermediary to comply with the terms of the applicable Securities Account Control Agreement, each Credit Party shall notify all of its obligors that were making payments to such terminated Control Account to make all future payments to another Control Account.

(g) The Agents may establish one or more Cash Collateral Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine. Each Credit Party agrees that each such Cash Collateral Account shall meet the requirements set forth in the definition of “Cash Collateral Account.” During any Liquidity Event Period, the Agents may (or at the request of the Requisite Lenders shall) cause all amounts on deposit in any Approved Deposit Account and/or any Control Account to be transferred to a Cash Collateral Account at the end of each Business Day. If the Agents exercise such right, all amounts on deposit in the Cash Collateral Account be applied on a daily basis by the Administrative Agent to reduce amounts outstanding under the Revolving Credit Facility.

(h) Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested (but the Agents shall be under no obligation to make any such investment) in Cash Equivalents at the direction of the Administrative Agent and, except during the continuance of an Event of Default, the Agents agree with the Credit Parties to issue Entitlement Orders for such investments in Cash Equivalents as requested by the applicable Borrower; provided, however, that the Agents shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon. None of Parent Borrower or any other Credit Party or Person claiming on behalf of or through Parent Borrower, the Borrowers or any other Credit Party shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the earlier of (A) termination of all outstanding applicable Letters of Credit and the payment in full of all then outstanding and payable monetary Obligations and (B) the end of the applicable Liquidity Event Period. The Applicable Agent shall apply all funds on deposit in a Cash Collateral Account as provided in Section 2.15(h).

5.17 Landlord Waivers and Bailee’s Letters

. At the option of each Credit Party in its sole discretion, each Credit Party may use commercially reasonable efforts to deliver Landlord Personal Property Collateral Access Agreements and Bailee’s Letters with respect to any premises of a third party; provided that, with respect to any premises of a third party on which Collateral included in the Borrowing Base with a value in excess of $10,000,000 is located, no less than once per fiscal year, the Parent Borrower shall notify the Administrative Agent of the failure to deliver a Landlord Personal Property Collateral Access Agreement or Bailee’s Letter with respect to such premises and the Administrative Agent shall be permitted to impose a Reserve against such Collateral in an amount not to exceed three (3) months’ rent or operating expenses, as applicable, for such premises.

5.18 [reserved]

.

5.19 Use of Proceeds

. The proceeds of the Revolving Loans shall be applied by the Borrowers as provided in Section 4.7 hereof. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act. The Borrowers will not request any Borrowing, and each of the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

5.20 Post-Closing Undertakings

. Within the time periods specified on Schedule 5.20 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), complete such undertakings as are set forth on Schedule 5.20 hereto.

5.21 No Change in Line of Business

. Not engage in any material lines of business substantially different from those lines of business conducted by the Parent Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

5.22 Transactions with Affiliates

.

(a) Parent Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent Borrower involving aggregate consideration in excess of $75,000,000 (each of the foregoing, an “Affiliate Transaction”), unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Parent Borrower or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Parent Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s length basis (as determined in good faith by the senior management or the Board of Directors of the Parent Borrower or any direct or indirect parent of the Parent Borrower); and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100,000,000, the Parent Borrower delivers to the Administrative Agent a resolution adopted in good faith by the majority of the Board of Directors of the Parent Borrower or Holdings approving such Affiliate Transaction, together with a certificate signed by a Responsible Officer of the Parent Borrower certifying that the Board of Directors of the Parent Borrower or Holdings determined or resolved that such Affiliate Transaction complies with Section 5.22(a)(i).

(b) The foregoing provisions will not apply to the following:

(i) (a) transactions between or among the Parent Borrower and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and (b) any merger, amalgamation or consolidation of the Parent Borrower and Holdings or any US direct or indirect parent thereof; provided that Holdings or such parent entity shall have no material liabilities and no material assets (other than cash, Cash Equivalents and the Capital Stock of the Parent Borrower) and such merger, amalgamation or consolidation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;

(ii) (a) Restricted Payments permitted by Section 6.6 and (b) Permitted Investments (other than Permitted Investments under clause (13) of the definition thereof);

(iii) transactions in which the Parent Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Parent Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 5.22(a)(i);

(iv) payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business;

(v) any agreement or arrangement as in effect as of the Closing Date or as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement or arrangement is not materially disadvantageous (as determined in good faith by the senior management or the Board of Directors of the Parent Borrower or any direct or indirect parent of the Parent Borrower) to the Lenders when taken as a whole as compared to the original agreement or arrangement as in effect on the Closing Date) or any transaction or payments contemplated thereby;

(vi) [reserved];

(vii) the existence of, or the performance by the Parent Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, the Acquisition Agreement, any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party entered into as of the Closing Date or in connection with the Transactions or similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Parent Borrower or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Closing Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, arrangement or agreement, together with all amendments thereto, taken as a whole, or new transaction, arrangement or agreement are not otherwise disadvantageous (as determined in good faith by the senior management or the Board of Directors of the Parent Borrower or any direct or indirect parent of the Parent Borrower) to the Lenders, in any material respect when taken as a whole as compared with the original transaction, arrangement or agreement as in effect on the Closing Date or entered into in connection with the Transactions;

(viii) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Parent Borrower and its Restricted Subsidiaries or are on terms at least as favorable (as determined in good faith by the senior management or the Board of Directors of the Parent Borrower or any direct or indirect parent of the Parent Borrower) as might reasonably have been obtained at such time from an unaffiliated party;

(ix) any transaction effected as part of a Qualified Receivables Financing or a Qualified Receivables Factoring;

(x) the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of the Parent Borrower;

(xi) [reserved];

(xii) any contribution to the capital of the Parent Borrower (other than Disqualified Stock) or any investments by a direct or indirect parent of the Parent Borrower in Equity Interests (other than Disqualified Stock) of the Parent Borrower (and payment of reasonable out-of-pocket expenses incurred by a direct or indirect parent of the Parent Borrower in connection therewith);

(xiii) any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because the Parent Borrower or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of the Parent Borrower or any of its Subsidiaries (other than the Parent Borrower or a Restricted Subsidiary) shall have a beneficial interest or otherwise participate in such Person;

(xiv) transactions between the Parent Borrower or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because such Person is a director or such Person has a director who is also a director of the Parent Borrower or any direct or indirect parent of the Parent Borrower; provided, however, that such director abstains from voting as a director of the Parent Borrower or such direct or indirect parent of the Parent Borrower, as the case may be, on any matter involving such other Person;

(xv) the entering into of any tax sharing agreement or arrangement and any payments pursuant thereto, in each case to the extent permitted by Section 6.6(b)(12) or, solely with respect to franchise or similar Taxes required to maintain the corporate existence of Holdings or any other direct or indirect parent of the Parent Borrower, Section 6.6(b)(13)(i);

(xvi) transactions to effect the Transactions and the payment of all transaction, underwriting, commitment and other fees and expenses related to the Transactions (including the Transaction Costs);

(xvii) pledges of Equity Interests of Unrestricted Subsidiaries;

(xviii) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Parent Borrower, Holdings or of a Restricted Subsidiary, as appropriate, in good faith;

(xix) (i) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Parent Borrower or any of its Restricted Subsidiaries with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Parent Borrower or any of its Restricted Subsidiaries (or of any direct or indirect parent of the Parent Borrower to the extent such agreements or arrangements are in respect of services performed for the Parent Borrower or any of the Restricted Subsidiaries), (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Parent Borrower or any of its Restricted Subsidiaries or of any direct or indirect parent of the Parent Borrower and (iii) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees, managers, consultants and independent contractors of the Parent Borrower or any of its Restricted Subsidiaries or any direct or indirect parent of the Parent Borrower (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case in the ordinary course of business or as otherwise approved in good faith by the Board of Directors of a Parent Borrower or of a Restricted Subsidiary or any direct or indirect parent of the Parent Borrower;

(xx) investments by Affiliates in Indebtedness or Preferred Stock of the Parent Borrower or any of its Subsidiaries, so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or Preferred Stock, and transactions with Affiliates solely in their capacity as holders of Indebtedness or Preferred Stock of the Parent Borrower or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(xxi) the existence of, or the performance by the Parent Borrower or any of its Restricted Subsidiaries of their obligations under the terms of, any registration rights agreement or shareholder’s agreement to which they are a party or become a party in the future;

(xxii) investments by a direct or indirect parent of the Parent Borrower in securities of the Parent Borrower or debt securities or Preferred Stock of any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by a direct or indirect parent of the Parent Borrower in connection therewith);

(xxiii) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(xxiv) any lease entered into between the Parent Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of the Parent Borrower, as lessor, in the ordinary course of business;

(xxv) (i) intellectual property licenses and (ii) intercompany intellectual property licenses and research and development agreements, in each case, in the ordinary course of business;

(xxvi) transactions pursuant to, and complying with, Section 6.3 (to the extent such transaction complies with Section 5.22(a)) or Section 6.4; or

(xxvii) intercompany transactions undertaken in good faith for the purpose of improving the tax efficiency of the Parent Borrower and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein.

5.23 Lender Conference Calls

. At the reasonable request of the Administrative Agent, after the date of delivery of the financial information required pursuant to Section 5.1(b), the Parent Borrower will hold and participate in an annual conference call or teleconference at a time selected by the Parent Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal year of the Parent Borrower and its Restricted Subsidiaries.

5.24 Financial Assistance. Each Foreign Credit Party shall, if applicable, comply in all respects with applicable legislation governing financial assistance, including, in respect of a UK Borrower, Sections 677 to 683 of the UK Companies Act 2006; in respect of an Irish Borrower, Section 82 of the Companies Act 2014 and in respect of a Swiss Borrower, the limitation as set forth in Schedule 5.24 hereto.

5.25 Compliance with Swiss Twenty Non-Bank Rule. Each Swiss Borrower is compliant with the Swiss Twenty Non-Bank Rule; provided, however, that it shall not be in breach of this covenant if the number of creditors, which are not Swiss Qualifying Banks, exceeds twenty solely by reason of a breach by one or more Lenders of a confirmation contained in Section 2.19(k) or a failure by one or more Lenders to comply with their obligations in Section 10.6.

5.26 Centre of Main Interests and Establishments. Each Credit Party incorporated in the a member state of the European Union shall ensure that its “centre of main interest” (as that term is used in the Regulations) remains situated in its jurisdiction of incorporation; and (b) it shall not create any “establishment” (as that term is used in the Regulations) in any other jurisdiction.

Section 6. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Revolving Commitment is in effect and until payment in full of all Obligations under the Credit Documents (other than Contingent Obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and cancellation, expiration, cash collateralization or backstop (on terms and conditions acceptable to the Administrative Agent), of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 6.

6.1 Liens

.

(a) The Parent Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether owned on the Closing Date or thereafter acquired (except Permitted Liens) (each, a “Subject Lien”) that secures obligations under any Indebtedness on any asset or property of the Parent Borrower or any Restricted Subsidiary, unless:

(1) in the case of Subject Liens on any Collateral, such Subject Lien is a Permitted Lien; and

(2) in the case of any other asset or property, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Junior Financing) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien.

(b) Any Lien created for the benefit of the Secured Parties pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.

6.2 [Reserved]

.

6.3 Indebtedness

.

(a) the Parent Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock and the Parent Borrower will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Parent Borrower and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Parent Borrower and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Restricted Subsidiaries that are not US Guarantors of the Obligations shall not exceed the greater of (x) $500,000,000 and (y) 26.0% of Four Quarter Consolidated EBITDA at the time of Incurrence, at any one time outstanding, on a Pro Forma Basis (such Indebtedness Incurred and Disqualified Stock and Preferred Stock issued, “Ratio Debt”).

(b) In addition, the following shall be permitted (collectively, the “Permitted Debt”):

(1) the Incurrence by the Parent Borrower or its Restricted Subsidiaries of (i) Indebtedness arising under the Credit Documents including any refinancing thereof, and (ii) Indebtedness Incurred by the Borrowers and the US Guarantors under the Term Loan Credit Agreement and the related loan documents and Refinancing Notes and any Permitted Refinancing thereof (each as defined in the Term Loan Credit Agreement (as in effect on the Closing Date, or any similar provision of any subsequent Term Loan Credit Agreement that does not modify the financial tests and dollar baskets set forth in the relevant definitions of the Term Loan Credit Agreement (as in effect on the Closing Date) in a manner that is less restrictive to the US Credit Parties in any material respect) in an aggregate principal amount not to exceed $3,200,000,000 plus any amounts permitted to be incurred pursuant to Section 2.16 and/or 2.17 of the Term Loan Credit Agreement (as in effect on the Closing Date, or any similar provisions of any subsequent Term Loan Credit Agreement that do not modify the financial tests and dollar baskets set forth in Section 2.16 of the Term Loan Credit Agreement (as in effect on the Closing Date) in a manner that is less restrictive to the US Credit Parties in any material respect;

(2) the Incurrence by the Borrower and the US Guarantors of Indebtedness represented by (A) the Closing Date Senior Secured Notes and the Guarantees thereof, as applicable (and any exchange notes and Guarantees thereof) and (B) the Senior Notes (other than the Closing Date Senior Secured Notes), and in each case, the Guarantees thereof, as applicable (and any exchange notes and Guarantees thereof);

(3) Indebtedness and Disqualified Stock of the Parent Borrower and its Restricted Subsidiaries and Preferred Stock of its Non-Guarantor Subsidiaries (other than Indebtedness described in clause (1) or (2) above) that is existing on the Amendment No. 2 Effective Date and listed on Schedule 6.3 and for the avoidance of doubt, including all Capitalized Lease Obligations existing on the Amendment No. 2 Effective Date listed on Schedule 6.3;

(4) Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations) Incurred by the Parent Borrower or any of its Restricted Subsidiaries, Disqualified Stock issued by the Parent Borrower or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Parent Borrower to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Indebtedness, Disqualified Stock or Preferred Stock arising from the conversion of the obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Borrower or such Restricted Subsidiary, in an aggregate principal amount or Maximum Fixed Repurchase Price, as applicable, including all Indebtedness Incurred and Disqualified Stock or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred and Disqualified Stock or Preferred Stock issued pursuant to this clause (4), not to exceed the greater of (x) $350,000,000 and (y) 18.0% of Four

Quarter Consolidated EBITDA at the time of Incurrence, at any one time outstanding plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (4) or any portion thereof, any Refinancing Expenses; provided that Capitalized Lease Obligations Incurred by the Parent Borrower or any Restricted Subsidiary pursuant to this clause (4) in connection with a Sale/Leaseback Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale/Leaseback Transaction are used by the Parent Borrower or such Restricted Subsidiary to permanently repay outstanding term loans under the Term Loan Credit Agreement or other Pari Passu Indebtedness that is secured by pari passu Liens on the Collateral (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock Incurred pursuant to this clause (4) shall cease to be deemed Incurred or outstanding pursuant to this clause (4) but shall be deemed Incurred and outstanding as Ratio Debt from and after the first date on which Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness, Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Parent Borrower or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(5) Indebtedness Incurred by the Parent Borrower or any of its Restricted Subsidiaries and Preferred Stock issued by its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments issued in the ordinary course of business, including, without limitation, (i) letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (ii) guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;

(6) the Incurrence of Indebtedness, Disqualified Stock or Preferred Stock arising from agreements of the Parent Borrower or its Restricted Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the Transactions or with the acquisition or disposition of any business, assets or a Subsidiary of the Parent Borrower in accordance with this Agreement, other than guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(7) Indebtedness or Disqualified Stock of the Parent Borrower owing to a Restricted Subsidiary; provided that (x) such Indebtedness or Disqualified Stock owing to a non‑US Credit Party or a non-Credit Party shall be subordinated in right of payment to such Parent Borrower’s Obligations with respect to this Agreement pursuant to the Intercompany Subordination Agreement and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to the Parent Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness or an issuance of such Disqualified Stock not permitted by this clause (7);

(8) shares of Preferred Stock of a Restricted Subsidiary issued to the Parent Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Parent Borrower or another

Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (8);

(9) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary or the Parent Borrower owing to the Parent Borrower or another Restricted Subsidiary; provided that (x) if the Parent Borrower or a US Credit Party Incurs such Indebtedness, Disqualified Stock or Preferred Stock owing to a non‑Credit Party, such Indebtedness, Disqualified Stock or Preferred Stock is subordinated in right of payment to the Parent Borrower’s Obligations or Guarantee of such US Credit Party, as applicable, pursuant to the Intercompany Subordination Agreement and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such Indebtedness, Disqualified Stock or Preferred Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness, Disqualified Stock or Preferred Stock (except to the Parent Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock not permitted by this clause (9);

(10) Swap Contracts Incurred (including, without limitation, in connection with any Qualified Receivables Financing), other than for speculative purposes;

(11) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Parent Borrower or any Restricted Subsidiary;

(12) Indebtedness or Disqualified Stock of the Parent Borrower or any Restricted Subsidiary of the Parent Borrower and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or Maximum Fixed Repurchase Price, as applicable, that, when aggregated with the principal amount or Maximum Fixed Repurchase Price of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (12), does not exceed the greater of (x) $600,000,000 and (y) 31.0% of Four Quarter Consolidated EBITDA at the time of Incurrence, at any one time outstanding plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (12) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (12) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which the Parent Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Parent Borrower or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(13) any guarantee by the Parent Borrower or a Restricted Subsidiary of Indebtedness, Disqualified Stock, Preferred Stock (other than Preferred Stock incurred pursuant to Section 6.3(b)(8)) or other obligations of the Parent Borrower or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness, Disqualified Stock, Preferred Stock or other obligations by the Parent Borrower or such Restricted Subsidiary is permitted under the terms of this Agreement;

(14) the Incurrence by the Parent Borrower or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or the issuance of Preferred Stock of a Restricted Subsidiary that serves to refund, refinance, replace, redeem, repurchase, retire or defease, and is in an aggregate principal amount (or if issued with original issue discount an aggregate issue price) that is less than or equal to, Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as Ratio Debt or permitted under clause (2), clause (3), this clause (14), clause (15) or clause (18) of this paragraph or subclause (y) of each of clauses (4), (12), (20), (29) or (31) of this paragraph (provided that any amounts Incurred under this clause (14) as Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to subclause (y) of any of these clauses shall reduce the amount available under such subclause (y) of such clause so long as such Refinancing Indebtedness remains outstanding (but in each case, not below $0)) or any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to so refund, replace, refinance, redeem, repurchase, retire or defease such Indebtedness, Disqualified Stock or Preferred Stock, plus any Refinancing Expenses (subject to the following proviso, “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:

(i) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired (which, in the case of bridge loans or Extendable Bridge Loans/Interim Debt, shall be determined by reference to the notes or loans into which such bridge loans or Extendable Bridge Loans/Interim Debt are converted or for which such bridge loans or Extendable Bridge Loans/Interim Debt are exchanged at maturity and will be subject to other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default);

(ii) in the case of any revolving Indebtedness, has a Stated Maturity that is no earlier than the Stated Maturity of the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired (which, in the case of bridge loans or Extendable Bridge Loans/Interim Debt, shall be determined by reference to the notes or loans into which such bridge loans or Extendable Bridge Loans/Interim Debt are converted or for which such bridge loans or Extendable Bridge Loans/Interim Debt are exchanged at maturity and will be subject to other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default);

(iii) to the extent that such Refinancing Indebtedness refinances (i) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, respectively;

(iv) shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a non‑Credit Party that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Parent Borrower or any other US Credit Party, or (y) Indebtedness or Disqualified Stock of the Parent Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and

(v) to the extent the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired is secured, the Liens securing such Refinancing Indebtedness may have a Lien priority equal to or junior to (but not greater than) the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired;

(15) Indebtedness, Disqualified Stock or Preferred Stock (i) of the Parent Borrower or any Restricted Subsidiaries Incurred, issued or assumed in anticipation of, or in connection with, an acquisition of any assets (including Capital Stock), business or Person or any similar Investment and (ii) of any Person that is acquired by the Parent Borrower or any of its Restricted Subsidiaries or merged into or consolidated or amalgamated with the Parent Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement; provided, however, that after giving Pro Forma Effect to such acquisition, merger, consolidation or amalgamation and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock, either:

(x) the Parent Borrower would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or

(y) the Fixed Charge Coverage Ratio of the Parent Borrower is greater than or equal to such ratio immediately prior to giving Pro Forma Effect to such acquisition, merger, consolidation, amalgamation or similar Investment;

provided further, that (1) the aggregate amount of Indebtedness Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to this clause (15) by non-US Credit Parties or non-Credit Parties (together with the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the first paragraph of this Section 6.3 by non-US Credit Parties or non-Credit Parties) shall not exceed the greater of (x) $500,000,000 and (y) 26.0% of Four Quarter Consolidated EBITDA, at any one time outstanding on a Pro Forma Basis (including pro forma application of the proceeds therefrom) and (2) such Indebtedness, Disqualified Stock or Preferred Stock other than with respect to the initial maturity date for Extendable Bridge Loans/Interim Debt, has a Stated Maturity that is no earlier than the Latest Maturity Date;

(16) Indebtedness, Disqualified Stock or Preferred Stock arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(17) Indebtedness, Disqualified Stock or Preferred Stock of the Parent Borrower or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any credit facility permitted hereunder, so long as such letter of credit has not been terminated and is in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(18) Contribution Indebtedness;

(19) Indebtedness of the Parent Borrower or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(20) Indebtedness, Disqualified Stock or Preferred Stock of non‑US Credit Parties or non-Credit Parties in an aggregate principal amount or Maximum Fixed Repurchase Price, as applicable, not to exceed the greater of (x) $500,000,000 and (y) 26.0% of Four Quarter Consolidated EBITDA, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (20) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (20) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (20) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which such non-US Credit Party or a non-Credit Party could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent such non-US Credit Party or a non-Credit Party is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(21) Indebtedness, Disqualified Stock or Preferred Stock of a joint venture to the Parent Borrower or a Restricted Subsidiary and to the other holders of Equity Interests or participants of such joint venture, so long as the percentage of the aggregate amount of such Indebtedness, Disqualified Stock or Preferred Stock of such joint venture owed to such holders of its Equity Interests or participants of such joint venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such holders or such participant’s participation in such joint venture;

(22) Indebtedness Incurred or Disqualified Stock or Preferred Stock issued in a Qualified Receivables Financing or Qualified Receivables Factoring that is not recourse to the Parent Borrower or any Restricted Subsidiary (except for Standard Securitization Undertakings) other than (x) a Receivables Subsidiary or (y) a Person described in the definition of “Factoring Transaction”;

(23) Indebtedness, Disqualified Stock or Preferred Stock owed on a short-term basis to banks and other financial institutions in the ordinary course of business of the Parent Borrower and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Parent Borrower and its Subsidiaries and joint ventures including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements;

(24) Indebtedness, Disqualified Stock or Preferred Stock consisting of Indebtedness, Disqualified Stock or Preferred Stock issued by the Parent Borrower or any Restricted Subsidiary to future, current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Parent Borrower or any direct or indirect parent of the Parent Borrower to the extent permitted under Section 6.6;

(25) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(26) Indebtedness incurred by a Restricted Subsidiary or Preferred Stock issued by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business;

(27) Indebtedness Incurred or Disqualified Stock issued by the Parent Borrower or any Restricted Subsidiary or Preferred Stock issued by any of its Restricted Subsidiaries to the extent that the net proceeds thereof are promptly deposited with the trustee to satisfy and discharge the Senior Notes in accordance with any Senior Notes Indenture;

(28) (i) guarantees Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub‑licensees and distribution partners and (ii) Indebtedness Incurred by the Parent Borrower or a Restricted Subsidiary as a result of leases entered into by the Parent Borrower or such Restricted Subsidiary or any direct or indirect parent of the Parent Borrower in the ordinary course of business;

(29) the Incurrence by the Parent Borrower or any Restricted Subsidiary of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued on behalf of, or representing guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by, joint ventures; provided that the aggregate principal amount of Indebtedness Incurred or guaranteed or Maximum Fixed Repurchase Price of Disqualified Stock or Preferred Stock issued or guaranteed pursuant to this clause (29) does not exceed the greater of (x) $200,000,000 and (y) 10.5% of Four Quarter Consolidated EBITDA at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (29) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (29) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (29) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which Parent Borrower or such Restricted Subsidiary could have Incurred or guaranteed such Indebtedness or issued or guaranteed such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent Parent Borrower or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(30) [reserved];

(31) Indebtedness, Disqualified Stock or Preferred Stock of the Parent Borrower or a Restricted Subsidiary Incurred to finance or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person in an aggregate principal amount or Maximum Fixed Repurchase Price, as applicable, that does not exceed the greater of (x) $350,000,000 and (y) 18.0% of Four Quarter Consolidated EBITDA, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (31) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (31) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (31) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which Parent Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent Parent Borrower or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(32) Indebtedness, Disqualified Stock or Preferred Stock consisting of obligations of the Parent Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions or any Permitted Investment;

(33) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law; and

(34) Indebtedness incurred or deemed incurred in the ordinary course of business in connection with supply-chain financing programs or similar arrangements.

(c) For purposes of determining compliance with this Section 6.3, (i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred or issued as Ratio Debt, the

Parent Borrower shall, in its sole discretion, at the time of Incurrence or issuance, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 6.3; provided that all Indebtedness under this Agreement and the Term Loan Credit Agreement Incurred on or prior to the Closing Date shall be deemed to have been Incurred pursuant to Section 6.3(b)(1) and all Indebtedness under the Senior Notes on the Closing Date shall be deemed to have been Incurred pursuant to Section 6.3(b)(2) and the Parent Borrower shall not be permitted to reclassify all or any portion of such Indebtedness Incurred on or prior to the Closing Date pursuant to Section 6.3(b)(1) or 6.3(b)(2), as applicable and (ii) in the event that the Parent Borrower shall classify Indebtedness Incurred on any date of determination as Incurred in part as Ratio Debt and in part pursuant to one or more other clauses of Section 6.3, Consolidated Funded Indebtedness shall not include any such Indebtedness Incurred pursuant to one or more such other clauses of Section 6.3, and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of any Indebtedness from the proceeds of any such Indebtedness being disregarded for purposes of the calculation of the Consolidated Funded Indebtedness on such date of determination that otherwise would be included in Consolidated Funded Indebtedness. Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of Maximum Fixed Repurchase Price and increases in the amount of Indebtedness, Disqualified Stock or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness will not be deemed to be an Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section 6.3. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 6.3.

(d) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness or the issuance of Disqualified Stock or Preferred Stock, the Dollar Equivalent principal amount or Maximum Fixed Purchase Price, as applicable, of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower Dollar Equivalent), in the case of revolving credit debt; provided that if such Indebtedness, Disqualified Stock or Preferred Stock is Incurred or issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or Maximum Fixed Repurchase Price, as applicable, of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed the principal amount or Maximum Fixed Repurchase Price, as applicable, of such Indebtedness, Disqualified Stock or Preferred Stock being refinanced. The principal amount or Maximum Fixed Repurchase Price, as applicable, of any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, if Incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.

6.4 Fundamental Changes

.

The Borrowers may not, and will not permit any of their Restricted Subsidiaries to, merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, consummate a Division as the Dividing Person or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that (other than in the case of clause (e) below) so long as no Event of Default would result therefrom:

(a) any Restricted Subsidiary may merge, amalgamate or consolidate with (i) a Borrower; provided that (A)(x) in the case of any US Borrower, the successor Borrower shall be a Person organized under the laws of the United States, any state thereof or the District of Columbia and (y) in the case of any European Co-Borrower, the successor Borrower shall be a Person organized, incorporated or established, as applicable, under the laws of the United States, any state thereof or the District of Columbia, England and Wales, Ireland or Switzerland, and (B) the surviving Person shall provide any documentation and other information about such Person as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA PATRIOT Act, or (ii) any one or more other Restricted Subsidiaries; provided that (x) any Restricted Subsidiary that is not a CFC or CFC Holdco may not merge with any Restricted Subsidiary that is a CFC or CFC Holdco if such CFC or CFC Holdco shall be the continuing or surviving Person and (y) when any US Guarantor is merging with another Restricted Subsidiary that is not a US Credit Party either (A) a US Borrower or US Guarantor shall be the continuing or surviving Person or (B) such merger, amalgamation or consolidation shall be deemed to constitute either an Investment or disposition, as elected by the Parent Borrower, and such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a US Credit Party in accordance with Section 6.3, respectively or such disposition must be a disposition permitted hereunder;

(b) (i) any Restricted Subsidiary that is not a US Credit Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a US Credit Party and (ii) any Restricted Subsidiary (other than the Parent Borrower) may liquidate or dissolve, or the Borrowers or any Restricted Subsidiary may (if the validity, perfection and priority of the Liens securing the Obligations is not adversely affected thereby and subject to compliance with Section 5.11, as applicable) change its legal form if the Parent Borrower determines in good faith that such action is in the best interest of Holdings and its Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any dissolution of a Restricted Subsidiary that is a US Credit Party, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Restricted Subsidiary that is a US Credit Party in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent unless such disposition of assets is permitted hereunder; and in the case of any change in legal form, a Restricted Subsidiary that is a US Credit Party will remain a US Credit Party unless such US Credit Party is otherwise permitted to cease being a US Credit Party hereunder and, in each case, will comply with Section 5.11, as applicable);

(c) any Restricted Subsidiary (other than the Parent Borrower) may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Parent Borrower or to any Restricted Subsidiary; provided that if the transferor in such a transaction is a Credit Party, then either (i) the transferee must be a Credit Party in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent or (ii) to the extent such merger, amalgamation or consolidation shall be deemed to constitute either an Investment or disposition, such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a US Credit Party in accordance with Section 6.3, respectively, or such disposition must be a disposition permitted hereunder; provided, however, that a Borrower may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise)

to any Credit Party in the same jurisdiction as the disposing party or in another jurisdiction reasonably acceptable to the Administrative Agent;

(d) any Restricted Subsidiary (other than the Parent Borrower) may merge, amalgamate or consolidate with, or dissolve into, any other Person, or consummate a Division as the Dividing Person, in order to effect a Permitted Investment; provided that (i) the continuing or surviving Person shall, to the extent subject to the terms hereof, have complied with the requirements of Section 5.11, 5.13 and 5.14, as applicable, (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment, and (iii) to the extent constituting a disposition, such disposition must be permitted hereunder;

(e) any Restricted Subsidiary that is an LLC may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Restricted Subsidiaries at such time, or, with respect to assets not so held by one or more Restricted Subsidiaries, such Division, in the aggregate, would otherwise result in an Asset Sale permitted by Section 6.5; provided that if the Dividing Person is a US Borrower or US Guarantor, then any Division Successor other than the Dividing Person shall become a US Borrower or US Guarantor to the extent required by and in accordance with Section 5.11 and the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Collateral Documents shall be maintained or created to the extent required by and in accordance with the provisions of Section 5.11, 5.13 and 5.14, as applicable

(f) the Parent Borrower and its Restricted Subsidiaries may consummate the Transactions;

(g) any Restricted Subsidiary (other than the Parent Borrower) may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person or consummate a Division as the Dividing Person in order to effect a disposition (whether in one transaction or in a series of transactions) of all or substantially all of its assets (whether now owned or hereafter acquired) permitted pursuant to Section 6.5 (other than dispositions permitted by this Section 6.4); and

(h) any Permitted Investment may be structured as a merger, consolidation, amalgamation or Division.

6.5 Asset Sales

. During any Liquidity Event Period:

(a) the Parent Borrower will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale of any assets that constitute ABL Collateral, unless:

(1) except in the case of any Governmental Asset Sale, the Parent Borrower or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Parent Borrower) of the assets sold or otherwise disposed of; and

(2) except in the case of any Governmental Asset Sale or a Permitted Asset Swap, at least 75% of the consideration therefor received by the Parent Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets.

Within 365 days after the Parent Borrower’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale or Casualty Event with respect to ABL Collateral, the Parent Borrower or such Restricted Subsidiary shall apply an amount equal to the Net Cash Proceeds from such Asset Sale or such Casualty Event, at its option:

(1) to prepay term loans in accordance with the Term Loan Credit Agreement;

(2) to an Investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Parent Borrower), assets, or property or capital expenditures, in each case used or useful in a Similar Business;

(3) to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Parent Borrower), properties or assets that replace the properties and assets that are the subject of such Asset Sale or Casualty Event;

(4) to permanently terminate Revolving Commitments under this Agreement or any other Indebtedness of the US Credit Parties that in each case is secured by a Lien on the ABL Collateral that is pari passu or prior to the Lien on the ABL Collateral securing the Obligations (and, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto), in each case other than Indebtedness owed to the Parent Borrower or a Restricted Subsidiary; or

(5) any combination of the foregoing;

provided that the Parent Borrower and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clauses (2) and (3) above if and to the extent that, within 365 days after the Asset Sale of ABL Collateral that generated the Net Cash Proceeds, the Parent Borrower or other applicable Subsidiary has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Similar Business, make an Investment in Replacement Assets or make a capital expenditure in compliance with the provision described in clauses (2) and (3) of this paragraph, and that acquisition, purchase or capital expenditure is thereafter completed within 180 days after the end of such 365-day period. Pending the final application of any such Net Cash Proceeds, the Parent Borrower or such Restricted Subsidiary of the Parent Borrower may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents.

(b) For purposes of this Section 6.5, the amount of:

(i) any liabilities (as shown on Parent Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Parent Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Parent Borrower) of the Parent Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are extinguished by the buyer in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets or Equity Interests, in each case, pursuant to an agreement that releases or indemnifies Parent Borrower or such Restricted Subsidiary, as the case may be, from further liability;

(ii) any notes or other obligations or other securities or assets received by the Parent Borrower or such Restricted Subsidiary from such transferee that are converted by the Parent Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days of the receipt thereof; and

(iii) any Designated Non‑cash Consideration received by the Parent Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non‑cash Consideration received pursuant to this subclause (iii) that is at that time outstanding, not to exceed the greater of (x) $450,000,000 and (y) 23.5% of Four Quarter Consolidated EBITDA, calculated at the time of the receipt of such Designated Non‑cash Consideration (with the Fair Market Value of each item of Designated Non‑cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall each be deemed to be Cash Equivalents.

(c) For purposes of this Section 6.5, any sale by the Parent Borrower or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary that owns assets constituting ABL Collateral shall be deemed to be a sale of such ABL Collateral. In the event of any such sale, the proceeds received by the Parent Borrower and the Restricted Subsidiaries in respect of such sale shall be allocated to the ABL Collateral in accordance with its Fair Market Values, which shall be determined by the Parent Borrower or, at the Parent Borrower’s election, an independent third party.

6.6 Restricted Payments

.

(a) The Parent Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any payment or distribution on account of the Parent Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Parent Borrower (other than (A) dividends or distributions by the Parent Borrower payable solely in Equity Interests (other than Disqualified Stock) of the Parent Borrower; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Parent Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Parent Borrower or any direct or indirect parent of the Parent Borrower, including in connection with any merger, amalgamation or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any (i) Subordinated Indebtedness of any Borrower or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness of any Borrower or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section 6.3(b)(7) or (9)) or (ii) any Indebtedness that is secured by a security interest in the Collateral that is expressly junior to the Liens securing the Obligations (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of Term Loan Obligations) (clauses (i) and (ii), the “Junior Financing”); or

(4) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

(b) Notwithstanding the foregoing, Section 6.6(a) will not prohibit:

(1) the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement and assuming for purposes of this provision that the delivery of such redemption notice is a Restricted Payment;

(2) (x) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Parent Borrower or Holdings or any other direct or indirect parent of the Parent Borrower, or Junior Financing of any Borrower or any Guarantor, in exchange for, or out of the proceeds of the issuance or sale of, Equity Interests of the Parent Borrower or Holdings or any other direct or indirect parent of the Parent Borrower or contributions to the equity capital of the Parent Borrower (other than Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);

(y) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the issuance or sale (other than to a Subsidiary of the Parent Borrower or to an employee stock ownership plan or any trust established by the Parent Borrower or any of its Subsidiaries) of Refunding Capital Stock; and

(z) if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted under this covenant and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of the Parent Borrower or Holdings or any other direct or indirect parent) in an aggregate amount no greater than the Unpaid Amount;

(3) (a) the prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Junior Financing of any Borrower or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the Incurrence of, Refinancing Indebtedness thereof, and (b) the prepayment, redemption, purchase, defeasance or other satisfaction of any Indebtedness, Disqualified Stock or Preferred Stock (1) existing at the time a Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets, in each case so long as such Indebtedness, Disqualified Stock or Preferred Stock was not incurred in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition;

(4) the purchase, retirement, redemption or other acquisition (or Restricted Payments to the Parent Borrower or any direct or indirect parent of the Parent Borrower to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests (including related stock appreciation rights or similar securities) of the Parent Borrower or any direct or indirect parent of the Parent Borrower held directly or indirectly by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Parent Borrower or any direct or indirect parent of the Parent Borrower or any Subsidiary of the Parent Borrower or their estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (4), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided, however, that the aggregate amounts paid under this clause (4) shall not exceed $45,000,000 in any calendar year (in each case, with unused amounts in any calendar year being permitted to be carried over for the next two succeeding calendar years); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(i) the cash proceeds received by the Parent Borrower or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Excluded Equity) of the Parent Borrower or Holdings or any other direct or indirect parent of the Parent Borrower (to the extent contributed to the Parent Borrower) to members of management, directors or consultants of the Parent Borrower and its Restricted Subsidiaries or Holdings or any other direct or indirect parent of the Parent Borrower that occurs after the Closing Date; plus

(ii) the cash proceeds of key man life insurance policies received by the Parent Borrower or Holdings or any other direct or indirect parent of the Parent Borrower (to the extent contributed to the Parent Borrower) and its Restricted Subsidiaries after the Closing Date; plus

(iii) the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of the Parent Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Parent Borrower that are foregone in return for the receipt of Equity Interests,

(provided that the Parent Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (i) and (ii) above in any calendar year); provided, further, that cancellation of Indebtedness owing to the Parent Borrower or any Restricted Subsidiary from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of the Parent Borrower or any of its Restricted Subsidiaries or any direct or indirect parent of the Parent Borrower, in connection with a repurchase of Equity Interests of the Parent Borrower or any direct or indirect parent of the Parent Borrower from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 6.6 or any other provisions of this Agreement;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Parent Borrower or any of its Restricted Subsidiaries and any Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with Section 6.3;

(6) the declaration and payment of dividends or distributions to holders of any class or series of Preferred Stock (other than Disqualified Stock) and the declaration and payment of dividends to the Parent Borrower or any direct or indirect parent of the Parent Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Preferred Stock (other than Disqualified Stock) of the Parent Borrower or any direct or indirect parent of the Parent Borrower issued after the Closing Date; provided, however, that (A) the Fixed Charge Coverage Ratio of the Parent Borrower for the Test Period most recently ended prior to such date of determination (calculated on a Pro Forma Basis) is 2.00 to 1.00 or greater and (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Parent Borrower from the sale (or the contribution of the net cash proceeds from the sale) of Preferred Stock;

(7) any Restricted Payments made in connection with the consummation of the Transactions or as contemplated by the Acquisition Agreement, including any dividends, payments or loans made to the Parent Borrower or any direct or indirect parent of the Parent Borrower to enable it to make any such payments or any future payments to employees of the Parent Borrower, any Restricted Subsidiary of the Parent Borrower or any direct or indirect parent of the Parent Borrower under agreements entered into in connection with the Transactions;

(8) the declaration and payment of dividends on the Parent Borrower’s common stock (or the payment of dividends to Holdings or any other direct or indirect parent of the Parent Borrower to fund the payment by Holdings or any other direct or indirect parent of the Parent Borrower of dividends on such entity’s common stock) of up to 6.0% per annum of the net cash proceeds received by the Parent Borrower from any public offering of Equity Interests or contributed to the Parent Borrower by Holdings or any other direct or indirect parent of the Parent Borrower from any public offering of Equity Interests (other than public offerings with respect to Equity Interests registered on Form S-4 or S-8 or successor form thereto and other than any public sale constituting a Designated Contribution);

(9) Restricted Payments that are made with Designated Contributions;

(10) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed the greater of (x) $600,000,000 and (y) 31.0% of Four Quarter Consolidated EBITDA;

(11) the declaration and payment of dividends or distributions to the Closing Date Preferred Equity Purchaser or any holder of the Closing Date Preferred Equity pursuant to the terms of the Closing Date Preferred Equity and the declaration and payment of dividends to the Parent Borrower or any direct or indirect parent of the Parent Borrower, the proceeds of which will be used to fund the payment of dividends to the Closing Date Preferred Equity Purchaser or any holder of the Closing Date Preferred Equity pursuant to the terms of the Closing Date Preferred Equity; provided, however, that the aggregate amount of dividends declared and paid pursuant to this clause (11) does not exceed the aggregate amount of dividends that may be paid in cash pursuant to the terms of the definitive documentation for the Closing Date Preferred Equity in effect on the Closing Date;

(12) for so long as the Parent Borrower is a member of a group filing a consolidated or combined income Tax return with Holdings or any other direct or indirect parent of the Parent Borrower, the payment of dividends or other distributions to Holdings or such other direct or indirect parent of the Borrower in amounts required for Holdings or such other parent company to pay federal, state and local income Taxes imposed on such entity to the extent such income Taxes are attributable to the income of the Parent Borrower and its Subsidiaries; provided, however, that (i) the amount of such payments in respect of any Tax year does not, in the aggregate, exceed the amount that the Parent Borrower and its Subsidiaries that are members of such consolidated or combined group would have been required to pay in respect of federal, state and local income Taxes

(as the case may be) in respect of such year if the Parent Borrower and its applicable Subsidiaries paid such income Taxes directly as a separate stand-alone consolidated or combined income Tax group (reduced by any such Taxes paid directly by the Parent Borrower or any Subsidiary) and (ii) the permitted payment pursuant to this clause (12) with respect to any Taxes attributable to income of any Unrestricted Subsidiary for such taxable year shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Parent Borrower or any Restricted Subsidiary for the purposes of paying such consolidated, combined or similar Taxes;

(13) the declaration and payment of dividends, other distributions or other amounts to, or the making of loans to Holdings or any other direct or indirect parent of the Parent Borrower, in the amount required for such entity to, if applicable:

(i) pay amounts equal to the amounts required for Holdings or any other direct or indirect parent of the Parent Borrower to pay fees and expenses (including franchise or similar Taxes required to maintain its corporate existence), customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, consultants or independent contractors of Holdings or any other direct or indirect parent of the Parent Borrower, if applicable, and general corporate operating (including, without limitation, expenses related to auditing and other accounting matters) and overhead costs and expenses of the Parent Borrower or any direct or indirect parent of the Parent Borrower, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Parent Borrower and its Subsidiaries;

(ii) pay, if applicable, amounts equal to amounts required for Holdings or any direct or indirect parent of the Parent Borrower to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Parent Borrower (other than as Excluded Equity) and that has been guaranteed by, and is otherwise considered Indebtedness of, the Parent Borrower or any Restricted Subsidiary Incurred in accordance with Section 6.3 (except to the extent any such payments have otherwise been made by any such guarantor);

(iii) pay fees and expenses incurred by Holdings or any other direct or indirect parent of the Parent Borrower related to (i) the maintenance of such parent entity of its corporate or other entity existence and performance of its obligations under this Agreement and similar obligations under the Term Loan Credit Agreement and the Senior Notes, (ii) any unsuccessful equity or debt offering of such parent entity (or any debt or equity offering from which such parent does not receive any proceeds) and (iii) any equity or debt issuance, incurrence or offering, any disposition or acquisition or any investment transaction by the Parent Borrower or any of its Restricted Subsidiaries (or any acquisition of or investment in any business, assets or property that will be contributed to the Parent Borrower or any of its Restricted Subsidiaries as part of the same or a related transaction) permitted by this Agreement;

(iv) [reserved];

(v) make payments for the benefit of the Parent Borrower or any of its Restricted Subsidiaries to the extent such payments could have been made by the Parent Borrower or any of its Restricted Subsidiaries because such payments (x)(i) would not otherwise be Restricted Payments or (ii) would be Restricted Payments that would be permitted to be made by the Parent Borrower or any of its Restricted Subsidiaries pursuant to this covenant;

provided that any payment made pursuant to this clause (v)(x)(ii) shall, if applicable, reduce capacity under the Restricted Payment exception or basket that would have been utilized if such payment were made directly by the Parent Borrower or such Restricted Subsidiary and (y) would be permitted by Section 5.22; and

(vi) make Restricted Payments to any direct or indirect parent of the Parent Borrower to finance, or to any direct or indirect parent of the Parent Borrower for the purpose of paying to any other direct or indirect parent of the Parent Borrower to finance, any Investment that, if consummated by the Parent Borrower or any of its Restricted Subsidiaries, would be a Permitted Investment; provided that (a) such Restricted Payment is made substantially concurrently with the closing of such Investment and (b) promptly following the closing thereof, such direct or indirect parent of the Parent Borrower causes (i) all property acquired (whether assets or Equity Interests) to be contributed to the Parent Borrower or any Restricted Subsidiary or (ii) the merger, consolidation or amalgamation (to the extent permitted by Section 6.4) of the Person formed or acquired into the Parent Borrower or any Restricted Subsidiary in order to consummate such acquisition or Investment, in each case, in accordance with the requirements of Section 5.11;

(14) [reserved];

(15) (i) repurchases of Equity Interests of the Parent Borrower or any direct or indirect parent of the Parent Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) payments made or expected to be made by the Parent Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Parent Borrower or any direct or indirect parent of the Parent Borrower or any Subsidiary of the Parent Borrower (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests of the Parent Borrower or any direct or indirect parent of the Parent Borrower and (iii) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Parent Borrower or any direct or indirect parent of the Parent Borrower or any Subsidiary of the Parent Borrower in connection with such Person’s purchase of Equity Interests of the Parent Borrower or any direct or indirect parent of the Parent Borrower; provided that no cash is actually advanced pursuant to this subclause (iii) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(16) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Factoring or Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(17) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Agreement;

(18) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary of Holdings by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

(19) the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Parent Borrower or any direct or indirect parent of the Parent Borrower;

(20) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of $300,000,000 and 15.5% of Four Quarter Consolidated EBITDA (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(21) other Restricted Payments; provided that the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Restricted Payment;

(22) [reserved];

(23) any payment that is intended to prevent any Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Internal Revenue Code; and

(24) the payment of any dividend or distribution made to repurchase, redeem, retire or otherwise acquire Equity Interests of the Borrower or any direct or indirect parent of the Borrower under any share repurchase plan; provided, that the aggregate amount of Restricted Payments made under this clause (24) does not exceed $125,000,000 in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum of $250,000,000 in any calendar year).

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (10) and (24), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) The Parent Borrower will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary, or any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Parent Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(d) For purposes of the covenant described above, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Parent Borrower may divide and classify such Investment or Restricted Payment in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification. In addition, for purposes of the covenant described above, any Restricted Payment permitted hereunder may, at the option of the Parent Borrower or its Restricted Subsidiaries, be structured in the form of a loan or other Investment.

6.7 Financial Covenant

.

(a) At any time when Excess Availability is less than the Applicable Threshold, Parent Borrower shall not permit the Covenant Fixed Charge Coverage Ratio to be less than 1.00 to 1.00 measured as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered hereunder.

(b) With respect to any period during which a Permitted Investment, any other Investment permitted hereunder or an Asset Sale has occurred or during which Indebtedness (other than working capital Indebtedness) has been incurred or assumed, for purposes of determining compliance with the financial covenant set forth in this Section 6.7, the Covenant Fixed Charge Coverage Ratio shall be calculated with respect to such period on a Pro Forma Basis.

6.8 [Reserved]

.

6.9 Dividend and Other Payment Restrictions Affecting Subsidiaries

. The Parent Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to the Parent Borrower or any of its Restricted Subsidiaries on its Capital Stock; or (ii) pay any Indebtedness owed to the Parent Borrower or any of its Restricted Subsidiaries;

(b) make loans or advances to the Parent Borrower or any of its Restricted Subsidiaries;

(c) create, incur, assume or suffer to exist Liens on the Collateral of such Person for the benefit of the Lenders with respect to the Revolving Credit Facility and the Obligations or under the Credit Documents; or

(d) sell, lease or transfer any of its properties or assets to the Parent Borrower or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect or entered into on the Closing Date, including pursuant to this Agreement, the Credit Documents and the other documents relating to this Agreement, any Term Loan Credit Agreement and the other documents relating to any Term Loan Credit Agreement, related Swap Contracts and Indebtedness permitted pursuant to Section 6.3(b)(3);

(2) any Senior Notes Indenture, the Senior Notes, and any exchange notes and Guarantees thereof;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Parent Borrower or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated a Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into the Parent Borrower or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designated; provided that in connection with a merger, amalgamation or consolidation under this clause (4), if a Person other than the Parent Borrower or such Restricted Subsidiary is the successor company with respect to such merger, amalgamation or consolidation, any agreement or instrument of such Person or any Subsidiary of such Person, shall be deemed acquired or assumed, as the case may be, by the Parent Borrower or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(5) customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(6) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(7) customary provisions in (x) joint venture agreements entered into in the ordinary course of business with respect to the Equity Interests subject to the joint venture and (y) operating or other similar agreements, asset sale agreements, stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;

(8) purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business to the extent imposing restrictions of the nature discussed in clause (c) above on the property so acquired;

(9) customary provisions contained in leases, licenses, contracts and other similar agreements entered into in the ordinary course of business to the extent imposing restrictions of the type described in clause (c) above on the property subject to such lease;

(10) any encumbrance or restriction effected in connection with a Qualified Receivables Factoring or Qualified Receivables Financing that, in the good faith determination of the Parent Borrower, is necessary or advisable to effect such Qualified Receivables Factoring or Qualified Receivables Financing, as applicable;

(11) any encumbrance or restriction contained in other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Parent Borrower that is Incurred subsequent to the Closing Date pursuant to Section 6.3; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Parent Borrower’s ability to make anticipated principal or interest payment on the Loans (as determined by the Parent Borrower in good faith);

(12) any encumbrance or restriction contained in secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 6.1 and 6.3 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;

(13) encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of the Parent Borrower or any Restricted Subsidiary in any manner material to the Parent Borrower or any Restricted Subsidiary or (y) materially affect the Parent Borrower’s ability to make anticipated principal or interest payment on the Loans (as determined by the Parent Borrower in good faith);

(14) encumbrances or restrictions existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

(15) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Parent Borrower, no more restrictive as a whole with respect to such encumbrances or restrictions than prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 6.9, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Parent Borrower or a Restricted Subsidiary of the Parent Borrower to other Indebtedness Incurred by the Parent Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

6.10 Accounting Changes

. Make any change in fiscal year; provided, however, that the Parent Borrower or Holdings may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Parent Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary, in the judgment of the Administrative Agent and the Parent Borrower or Holdings, as applicable, to reflect such change in fiscal year.

6.11 UK Pensions. Except for the UK DB Plan, the UK Borrower shall not, and shall ensure that none of its Subsidiaries or Affiliates shall, at any time be or become an employer (for the purposes of sections 38 to 51 of the United Kingdom’s Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pension Schemes Act 1993) or except as would not reasonably be expected to have a Material Adverse Effect, be or become “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the United Kingdom’s Pensions Act 2004) such an employer.

Section 7. [RESERVED]

Section 8. EVENTS OF DEFAULT

8.1 Events of Default

. If any one or more of the following conditions or events shall occur and be continuing:

(a) Failure to Make Payments When Due. Failure by any Borrower or other Credit Party to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to an Issuing Bank in reimbursement of any drawing under an applicable Letter of Credit (it being understood that a deemed Revolving Loan made pursuant to Section 2.3(h) shall satisfy such Reimbursement Obligation); (iii) any interest on any Loan due hereunder or under any other Credit Document within five Business Days after the date due or (iv) any fee or other amount due hereunder or under any other Credit Document within ten Business Days after the date due; or

(b) Default in Other Agreements. Any Credit Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount equal to or greater than the Threshold Amount; (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than a default or an event of default in respect of the observance of or compliance with any financial maintenance covenant, which is addressed by clause (C) below), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) or in an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, in each case, prior to its Stated Maturity; provided that this clause (B) shall not apply to (x) secured Indebtedness that becomes due as a result of the sale or transfer or other disposition (including a Casualty Event) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, (y) events of default, termination events or any other similar event under the documents governing Swap Contracts for so long as such event of default, termination event or other similar event does not result in the occurrence of an early termination date or any acceleration or prepayment of any amounts or other Indebtedness payable thereunder or (z) Indebtedness that upon the happening of any such default or event automatically converts into Equity Interests (other than Disqualified Stock or, in the case of a Restricted Subsidiary, Disqualified Stock or Preferred Stock) in accordance with its terms; provided further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any acceleration of the Revolving Commitments pursuant to Section 8.1 or (C) fails to observe or perform any other agreement or condition relating to any such Indebtedness containing or otherwise requiring observance or compliance with a financial maintenance covenant and the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) have caused such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its Stated Maturity (“Acceleration”); provided however that if such holder or holders (or a trustee or an agent on behalf of such holder or holders or beneficiary or beneficiaries) irrevocably rescind such Acceleration, the Event of Default with respect to this clause (C) shall automatically cease from and after such date; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply, or to cause any of its Restricted Subsidiaries to perform or comply, with any term or condition contained in at any time, clause (e)(i) of Section 5.1, Section 5.2(a) (as to the Parent Borrower only), Section 5.16 or Section 6; or

(d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or (pursuant to Section 3.2) deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made and, to the extent capable of being cured, such representation, warranty, certification or statement of fact is not corrected or clarified within 30 days after it was initially made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days (or, in the case of Sections 5.1(m)(i)(A) and, solely during the occurrence of a Liquidity Event period, Section 5.6, five (5) days and, in the case of Section 5.1(m)(i)(B), two (2) days) after the earlier of (i) an Responsible Officer of Parent Borrower or the Restricted Subsidiaries becoming aware of such default or (ii) receipt by any Borrower of notice from any Agent or any Lender of such default; or

(f) Insolvency Proceedings, Etc. Any Credit Party or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, examiner, process advisor, rehabilitator, administrator, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, examiner, process advisor, rehabilitator, administrator, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Credit Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy.

(h) Judgments and Attachments. There is entered against any Credit Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny or fail to acknowledge coverage) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA; UK Pensions. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Credit Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Credit Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (iii) the Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any Credit Party that has resulted or could reasonably be expected to result in liability of any Credit Party in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Credit Documents. Any material provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 6.4 or 6.5) or satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) ceases to be in full force and effect; or any Credit Party contests in writing the validity or enforceability of any provision of any Credit Document; or any Credit Party denies in writing that it has any or further liability or obligation under any Credit Document (other than as a result of repayment in full of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and termination of the Revolving Commitments), or purports in writing to revoke or rescind any Credit Document; or

(k) Change of Control. There occurs a Change of Control; or

(l) Collateral Documents. Any Collateral Document covering a material portion of the Collateral after delivery thereof pursuant to the first Foreign Borrowing Base Trigger Date, Section 3.1(a) or 5.11 or the Collateral Documents shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 6.4 or 6.5 and, in each case, subject to the Perfection Exceptions) cease to create a valid and perfected first priority Lien on and security interest in any material Collateral covered thereby, subject to Liens permitted under Section 6.1, except to the extent (i) any such loss of perfection arises solely from (A) the Collateral Agent no longer having possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or (B) a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner or (ii) that such losses are covered by a lender’s title insurance policy and such insurers have been informed of such loss and have not denied or failed to acknowledge coverage;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence and continuation of any other Event of Default, at the election of the Administrative Agent or at the request of (or with the consent of) Requisite Lenders, upon notice to the Parent Borrower by the Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of each Issuing Bank to issue any Letter of Credit shall immediately and automatically terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to 103% of the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations (other than Contingent Obligations not yet due and payable); provided the foregoing shall not affect in any way the obligations of Lenders under Section 2.2 or Section 2.3; (C) the Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) the Administrative Agent shall direct each Borrower to pay (and each Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.1(f) and (g) to pay) to the Administrative Agent 103% of such Borrower’s Reimbursement Obligations then outstanding.

8.2 Actions in Respect of Letters of Credit

. At any time (i) upon the Revolving Commitment Termination Date or (ii) as may be required by Section 2.13, each applicable Borrower shall pay to the Administrative Agent in immediately available funds at its Principal Office, for deposit in a Cash Collateral Account, (x) in the case of clause (i) above, the amount required so that, after such payment, the aggregate funds on deposit in the Cash Collateral Accounts equals or exceeds 103% of the sum of all outstanding Letter of Credit Obligations and (y) in the case of clause (ii) above, the amount required by Section 2.13. The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.13 and Section 2.15(h) as shall have become or shall become due and payable by such Borrower to the Issuing Banks or the Lenders in respect of the Letter of Credit Obligations; provided, however, that funds deposited by a Swiss Borrower shall only be applied to the repayment of such Swiss Borrower’s Swiss Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

8.3 Rescission

. If at any time after termination of the Revolving Commitments or acceleration of the maturity of the Loans, each Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.5, then, upon the written consent of the Requisite Lenders and written notice to the applicable Borrower, the termination of the Revolving Commitments or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Banks to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit any Borrower and do not give any Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

8.4 Parent Borrower’s Right to Cure

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(a) Notwithstanding anything to the contrary contained in Section 8.1, in the event that Parent Borrower fails to comply with the requirement of the financial covenant set forth in Section 6.7 (a “Financial Performance Covenant”) with respect to any Fiscal Quarter, after the end of such Fiscal Quarter until the expiration of the tenth day subsequent to the date on which financial statements with respect to the Fiscal Quarter for which the Financial Performance Covenant is being measured are required to be delivered pursuant to Section 5.1 (such ten-day period, the “Interim Period”), Parent Borrower shall have the right to issue Capital Stock (other than any Disqualified Stock) (the “Cure Right”), and upon the receipt by the Parent Borrower of cash (such amount of cash being referred to as the “Specified Cure Investment”) pursuant to the exercise by Parent Borrower of such Cure Right, such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:

(i) Consolidated EBITDA shall be increased, solely for the purpose of determining the existence of a Default or Event of Default under the Financial Performance Covenant with respect to any Test Period that includes the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Specified Cure Investment; and

(ii) if, after giving effect to the foregoing recalculations, Parent Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, Parent

Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date.

(b) Notwithstanding anything herein to the contrary, (i) in each four fiscal quarter period there shall be a period of at least two Fiscal Quarters in which no Cure Right is exercised, (ii) such Cure Right shall not be exercised more than five times during the Revolving Commitment Period, (iii) the Specified Cure Investment shall be no greater than the amount required to cause Parent Borrower to be in compliance with such Financial Performance Covenant, (iv) the proceeds of Specified Cure Investments shall be disregarded for purposes of calculating Consolidated Funded Indebtedness in any determination of compliance with the Financial Performance Covenant for the fiscal quarter for which the Cure Right was exercised, (v) all Specified Cure Investments shall be disregarded for purposes of determining any ratio-based conditions, covenant “baskets” or the Applicable Margin, (vi) the Borrowers shall not be permitted to borrow hereunder or have any Letter of Credit issued, amended to increase the face amount thereof or extended during the Interim Period until the relevant Specified Cure Investment has been made and (vii) during the Interim Period, neither the Administrative Agent nor any Lender shall have any right to accelerate the Loans or terminate the Revolving Commitments, and none of the Administrative Agent nor any Lender shall have any right to foreclose on or take possession of the Collateral or any other right or remedy under the Credit Documents that would be available on the basis of an Event of Default resulting from the failure to comply with Section 6.7.

Section 9. AGENTS

9.1 Appointment of Agents; Authorization

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(a) JPMorgan is hereby irrevocably appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents; each Lender and each Issuing Bank hereby authorizes JPMorgan to act as the Administrative Agent (where applicable) and Collateral Agent in accordance with the terms hereof and the other Credit Documents; and JPMorgan hereby agrees to act as Administrative Agent and Collateral Agent hereunder and under the other Credit Documents. Each Agent hereby agrees to act in its respective capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of Sections 9.1, 9.2, 9.3 (other than the last proviso to Section 9.3(c)), 9.4, 9.5(a) and 9.6 are solely for the benefit of the Agents, the Lenders and the Issuing Banks and no Credit Party or any of their Subsidiaries or Affiliates shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries or Affiliates. None of the Arrangers, the Senior Managing Agent nor the Documentation Agent shall have any obligations or duties whatsoever under this Agreement or the other Credit Documents and shall incur no liability hereunder or thereunder in such capacity.

(b) Each Lender and each Issuing Bank hereby acknowledges the appointment of JPMorgan and such of its Affiliates as it may designate to serve in such capacity for purposes of any particular Collateral Document or Collateral as the Collateral Agent, and hereby authorizes the Collateral Agent to take such action as agent on its behalf and to exercise all rights, powers and remedies that the Collateral Agent may have under the Collateral Documents and the Intercreditor Agreement.

(c) In the event that Parent Borrower appoints or designates any Specified Refinancing Agent pursuant to Section 2.25, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Credit Documents to be exercised by or vested in or conveyed to an agent or arranger with respect to Specified Refinancing Debt shall be exercisable by and vest in such Specified Refinancing Agent to the extent, and only to the extent, necessary to enable such Specified Refinancing Agent to exercise such rights, powers and privileges with respect to the Specified Refinancing Revolving Commitments, and to perform such duties with respect to such Specified Refinancing Revolving Loans, and every covenant and obligation contained in the Credit Documents and necessary to the exercise or performance thereof by such Specified Refinancing Agent shall run to and be enforceable by either the Administrative Agent or such Specified Refinancing Agent, and (ii) the provisions of this Section 9 and of Sections 10.2 and 10.3 (obligating the Borrowers to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Specified Refinancing Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Specified Refinancing Agent, as the context may require. Each Lender and Issuing Bank hereby irrevocably appoints any Specified Refinancing Agent to act on its behalf hereunder and under the other Credit Documents pursuant to Section 2.25, and designates and authorizes such Specified Refinancing Agent to take such actions on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to such Specified Refinancing Agent by the terms of this Agreement or any other Credit Document, together with such actions and powers as are reasonably incidental thereto.

9.2 Powers and Duties

. Each Lender and each Issuing Bank irrevocably authorizes each Agent to take such action on such Person’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender or any Issuing Bank; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3 General Immunity

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(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender or any Issuing Bank for the execution, effectiveness, genuineness, legality, validity, enforceability, collectability or sufficiency of, or the attachment, perfection or priority of any lien (or the value or sufficiency of any Collateral) created or purported to be created under or in connection with this Agreement, or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or the Issuing Banks or by or on behalf of any Credit Party, in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the financial condition of any Credit Party or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans, Reimbursement Obligations or the Letter of Credit Usage or the component amounts thereof.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders or the Issuing Banks for any action taken or omitted by such Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct. As to any matters not expressly provided for by this Agreement and the other Credit Documents (including enforcement or collection), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuing Bank; provided, however, that no Agent shall be required to take any action that (i) such Agent in good faith believes exposes it to personal liability unless such Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement, the Intercreditor Agreement or applicable law. Each Agent agrees to give to each Lender and each Issuing Bank prompt notice of each notice given to it by any Credit Party pursuant to the terms of this Agreement or the other Credit Documents. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, including the Register, and shall be entitled to rely and shall be protected in relying on opinions, judgments and advice (in good faith) of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; (ii) none of the Lenders or the Issuing Banks shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5); (iii) the Applicable Agent may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 10.6; and (iv) no Agent makes any warranty or representation to any Lender or any Issuing Bank in connection with this Agreement or any other Credit Documents.

(c) Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any the Affiliates of the Agents and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the applicable Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by an Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties, the Lenders and the Issuing Banks, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the applicable Agent and not to any Credit Party, Lender, Issuing Bank, other Agent or any other Person and no Credit Party, Lender, Issuing Bank, other Agent or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent; provided that such appointment shall not relieve the applicable Agent of its express obligations hereunder.

9.4 Agents Entitled to Act as Lenders

. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lenders,” “Requisite Lenders” and similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or as one of the Requisite Lenders. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from Holdings, any Borrower or any Subsidiary for services in connection herewith and otherwise without having to account for the same to Lenders, the Issuing Banks or the other Agents.

9.5 Representations, Warranties and Acknowledgment by Lenders and Issuing Banks

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(a) Each Lender and each Issuing Bank represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own independent appraisal, without reliance upon any Agent, Arranger, any other Lender or any other Issuing Bank, of the creditworthiness of Holdings and its Subsidiaries. No Agent or Arranger shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or the Issuing Banks or to provide any Lender or any Issuing Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent or Arranger shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders or the Issuing Banks.

(b) Each Lender and each Issuing Bank, by delivering its signature page to this Agreement, an Assignment Agreement or a Joinder Agreement and funding its Loans on the Closing Date or by the funding of any Incremental Revolving Loans or issuing Incremental Revolving Commitments or by the funding of any Specified Refinancing Revolving Loans or issuing Specified Refinancing Revolving Commitments, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, the Requisite Lenders, the Lenders or the Issuing Banks, as applicable on the Closing Date or as of the date of funding of such Incremental Revolving Loans or Incremental Revolving Commitments or Specified Refinancing Revolving Loans or Specified Refinancing Revolving Commitments.

(c) (i) Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank, as applicable, that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Bank under this Section 9.5(c) shall be conclusive, absent manifest error.

(ii) Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such Issuing Bank, as applicable, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrowers and each other Credit Party hereby agree that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank, as applicable, with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Credit Party, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making such erroneous Payment.

Each party’s obligations under this Section 9.5(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Revolving Commitments or the repayment, satisfaction or discharge of all Obligations under any Credit Document.

9.6 Right to Indemnity

. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, each Issuing Bank and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors, to the extent that such Agent shall not have been reimbursed by any Credit Party (but without limiting such Credit Party’s reimbursement obligations hereunder), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and disbursements of financial and legal advisors) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent or any of its Affiliates, directors, officers, employees, agents and advisors in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s or Issuing Bank’s gross negligence or willful misconduct. If any indemnity furnished to any Agent or Issuing Bank for any purpose shall, in the opinion of such Agent or Issuing Bank, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. Without limiting the foregoing, each Lender agrees to reimburse the Agents promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Agents or Issuing Banks in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Credit Documents, to the extent that the Agents or Issuing Banks are not reimbursed for such expenses by any Borrower or another Credit Party.

9.7 Successor Agents and Swing Line Lender

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(a) Each of the Agents may resign at any time by giving 30 days’ prior written notice (or such short period as agreed to by such Agent and the Parent Borrower) thereof to each other Agent, the Lenders and Parent Borrower; provided that in the event the Liens securing any Obligations would become unperfected as a result of the resignation of such Agent, such Agent shall retain, for the account of the applicable Borrower and at the cost and expense of the applicable Borrower, an independent collateral agent for purposes of perfecting such Liens prior to such resignation becoming effective.

(i) Upon any such notice of resignation, the Requisite Lenders shall have the right, with, absent an Event of Default under Section 8.1(a), (f) or (g), the consent of Parent Borrower (such consent not to be unreasonably withheld or delayed), upon 5 Business Days’ notice to Parent Borrower, to appoint a successor Agent. If no such successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint an applicable successor Agent selected from among the Lenders with, absent an Event of Default under Section 8.1(a), (f) or (g), the consent of Parent Borrower (such consent not to be unreasonably withheld or delayed).

(ii) Upon the acceptance of any appointment as Administrative Agent or Collateral Agent, as the case maybe, hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall promptly (A) (I) transfer to such successor Administrative Agent all sums held by it under the Credit Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents and (II) take such other actions, as may be necessary or appropriate in connection therewith, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder, and (B) in the case of the Collateral Agent, (I) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under the Credit Documents and (II) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations hereunder.

(iii) After any retiring Agent’s resignation hereunder as such Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent hereunder. Any successor Administrative Agent or Collateral Agent, as the case may be, appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Administrative Agent or Collateral Agent, respectively, for all purposes hereunder.

(iv) Any resignation by JPMorgan or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation by JPMorgan or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (A) each applicable Borrower shall prepay any outstanding Swing Line Loans made by the retiring Administrative Agent and its Affiliates in their capacity as Swing Line Lender, (B) upon such prepayment, the retiring Administrative Agent and each Swing Line Lender shall surrender any Swing Line Note held by it to the applicable Borrower for cancellation, and (C) each applicable Borrower shall issue, if so requested by the successor Administrative Agent and Swing Line Lender, a new Swing Line Note to the successor Administrative Agent and Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions.

(b) Unless otherwise agreed in writing by the Administrative Agent, any Issuing Bank or Swing Line Lender, on the Revolving Commitment Termination Date, the obligations under the Credit Documents of the Administrative Agent, each Issuing Bank and each Swing Line Lender shall terminate, notwithstanding an election of any Lender to extend the Revolving Commitment Termination Date pursuant to Section 2.23(d).

9.8 Collateral Documents and Guaranty

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(a) Agents Under Collateral Documents and Guaranty.

(i) Each Lender and each Issuing Bank hereby further authorizes the Administrative Agent and the Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent and/or security trustee (as applicable) for and representative of Lenders with respect to any Guaranty, the Collateral and the Collateral Documents. The Collateral Agent shall hold all securities under a Swiss Collateral Document governed by Swiss law that is accessory in nature (akzessorisch) for itself and on behalf of each Lender as a direct representative (direkter Stellvertreter) and all securities under a Swiss Collateral Document that is non-accessory in nature (nicht akzessorisch) as an agent for the benefit of the Lender (Halten unter einem Treuhandverhältnis).

(ii) Each Lender and each Issuing Bank agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Credit Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and the Issuing Banks. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all payments and collections arising in connection with the Revolving Credit Facility.

(iii) Each Lender and each Issuing Bank agrees that any action taken by the Collateral Agent in accordance with the provisions of this Agreement or of the other Credit Documents, and the exercise by the Collateral Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, the Issuing Banks and the other Secured Parties. Without limiting the generality of the foregoing, each Lender and each Issuing Bank agrees that the Collateral Agent shall have the sole and exclusive right and authority to (A) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all payments and collections arising in connection with the Collateral and with the Collateral Documents, (B) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by Holdings, any Borrower or any of the Subsidiaries, (C) act as collateral agent for the Lenders, the Issuing Banks and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, that the Collateral Agent hereby appoints, authorizes and directs the Administrative Agent, each Lender and each Issuing Bank to act as collateral sub-agent for the Agents, the Lenders, the Issuing Banks and the other Secured Parties for purposes of the perfection of all security interests and Liens with respect to the Collateral, including any Deposit Accounts maintained by a Credit Party with, and cash and Cash Equivalents held by, an Agent, such Lender or such Issuing Bank, (D) manage, supervise and otherwise deal with the Collateral, (E) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents, and (F) except as may be otherwise specifically restricted by the terms hereof or of any other Credit Document (including the Intercreditor Agreement), upon receipt of instructions from the Administrative Agent, exercise all remedies given to any Agent, the Lenders, the Issuing Banks and the other Secured Parties with respect to the Collateral under the Credit Documents relating thereto, applicable law or otherwise.

(iv) without limiting the generality of the foregoing, and notwithstanding any other provision of any Credit Document, each of the Secured Parties irrevocably appoints the Collateral Agent to act as its trustee under and in connection with each UK Collateral Document and each Irish Collateral Document on the terms and conditions set out in any such UK Collateral Document or Irish Collateral Document to hold the assets subject to the security thereby created as trustee for the Secured Parties on the trusts and other terms contained in any such UK Collateral Document or Irish Collateral Document. Each of the Secured Parties authorizes the Collateral Agent to exercise the rights, remedies, power and discretions, specifically given to the Collateral Agent under or in respect of each of the UK Collateral Document(s) and the Irish Collateral Document(s), together with any rights, remedies, power and discretions, incidental thereto. In addition, when acting in the capacity of trustee for the Secured Parties, the Collateral Agent shall have all the rights, remedies and benefits of and in favor of it contained in this Section 9. Any reference in this Agreement to Liens stated to be in favor of the Collateral Agent shall be construed so as to include a reference to Liens granted in favor of the Collateral Agent in its capacity as security trustee of the Secured Parties. Nothing in this Section 9 shall require the Collateral Agent to act as a trustee at common law or to hold any property on trust in any jurisdiction outside the United States, Ireland or the United Kingdom that may not operate under principles of trust or where such trust would not be recognized or its effects would not be enforceable.

(b) Certain Releases. Subject to the Intercreditor Agreement, each of the Lenders, the Swing Line Lender and the Issuing Banks hereby authorizes the Collateral Agent, at its option and in its discretion:

(A) to release any Lien on any property granted to or held by the Collateral Agent under any Credit Document (i) upon termination of the Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements), (ii) that is sold as part of or in connection with any sale permitted hereunder or under any other Credit Document to a Person that is not a Credit Party, (iii) subject to Section 10.5, if approved, authorized or ratified in writing by the Requisite Lenders, (iv) to the extent such property is secured by a Permitted Lien under clause (6) of the definition thereof, (v) that constitutes Excluded Assets as a result of an occurrence not prohibited hereunder or (vi) owned by a Credit Party upon release of such Credit Party from its obligations under its Guaranty or hereunder, as applicable, pursuant to clause (3) below;

(B) release or subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Credit Document to the holder of any Permitted Lien on such property that is permitted by clauses (1), (4), (5), (6) (only with regard to Section 6.3(b)(4)), (9), (11) (solely with respect to cash deposits), (16), (17) (other than with respect to self-insurance arrangements), (18) (solely to the extent constituting Excluded Assets), (19), (21), (23) (solely to the extent relating to a lien of the type allowed pursuant to clauses (9) and (11) (solely with respect to cash deposits) of the definition thereof), (25) (solely to the extent relating to a lien of the type allowed pursuant to clause (6) of the definition of “Permitted Liens” and securing obligations under Indebtedness of the type allowed pursuant to Section 6.3(b)(4)), (26) (solely to the extent the Lien of the Collateral Agent on such property is not, pursuant to such agreements, permitted to be senior to or pari passu with such Liens), (29) (solely with respect to cash deposits), (35),

(39) (only for so long as required to be secured for such letter of intent or investment) and (45) of the definition thereof;

(C) to release any Guarantor from its obligations under any Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and

(D) establish intercreditor arrangements as contemplated by this Agreement.

Upon request by the Collateral Agent at any time, the Requisite Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under any Guaranty pursuant to this Section 9.8. In each case as specified in this Section 9.8, the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under any Guaranty, in each case in accordance with the terms of the Credit Documents and this Section 9.8; provided that the Borrower shall have delivered to the Collateral Agent a certificate of a Responsible Officer of the Borrower certifying that any such transaction has been consummated in compliance with this Agreement and the other Credit Documents.

(c) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, each Borrower, the Administrative Agent, Collateral Agent and each Lender and each Issuing Bank hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

(d) Intercreditor Agreement. Each Lender and each Issuing Bank hereby acknowledges that it has fully reviewed the Intercreditor Agreement and, by its execution of this Agreement, hereby consents to the execution and delivery of the Intercreditor Agreement by the Agents and agrees to comply with the terms thereof (which terms are incorporated herein by reference in their entirety) as if such Lender or Issuing Bank were a direct signatory thereto.

9.9 Approved Electronic Communications

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(a) Each of the Lenders, the Issuing Banks, Holdings, each Borrower and each Guarantor Subsidiary agrees that the Agents may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and the Issuing Banks by posting such Approved Electronic Communications on the Platform.

(b) Although the Platform and its primary web portal are secured with generally applicable security procedures and policies implemented or modified by the Agents from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Platform is secured through a single-user-per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks, Holdings, each Borrower and each Guarantor Subsidiary agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, Lenders, the Issuing Banks, Holdings, each Borrower and each Guarantor Subsidiary hereby approves distribution of the Approved Electronic Communications through the Platform and understands and assumes, and the Borrowers shall cause each Guarantor Subsidiary to understand and assume, the risks of such distribution, other than any risk caused by the gross negligence or willful misconduct of the Agents.

(c) THE PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE.” NONE OF THE AGENTS OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (THE “AGENT AFFILIATES”) WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT AFFILIATES IN CONNECTION WITH THE PLATFORM OR THE APPROVED ELECTRONIC COMMUNICATIONS.

(d) Each of the Lenders, the Issuing Banks, Holdings, each Borrower and each Guarantor Subsidiary agrees that each Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Platform in accordance with such Agent’s generally applicable document retention procedures and policies.

9.10 Secured Cash Management Agreements and Secured Hedge Agreements

. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 2.15(h), any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Section 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Secured Cash Management Agreements or Secured Hedge Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent under the Credit Documents, and shall be deemed to have appointed the Collateral Agent to serve as collateral agent under the Credit Documents and agreed to be bound by the Credit Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

9.11 Withholding Taxes

. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.19, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement, any other Credit Document or otherwise against any amount due the Administrative Agent under this Section 9.11. The agreements in this Section 9.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 9.11, include the Swing Line Lender and each Issuing Bank.

9.12 Certain ERISA Matters

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(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto to, and (y) covenants, from the date such Person became a Lender party hereto until the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Revolving Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments, and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Revolving Commitments, and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments, and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments, and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agents, in their sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agents under this Agreement, any Credit Document or any documents related hereto or thereto).

9.13 Parallel Debt.

For the purpose of taking and ensuring the continuing validity and enforceability of certain of the security under the Collateral Documents, each of the US Credit Parties hereby agrees and covenants with the Applicable Agent and the Collateral Agent that each of them shall pay to the Applicable Agent an amount equal to, and in the currency of, any sums owing by it to a Secured Party under any Credit Document (the “Principal US Obligations”) as and when the same fall due for payment under the relevant Credit Document (the “Parallel US Obligations”).

Further, all Foreign Credit Parties hereby agree and covenant with the Applicable Agent that each of them shall pay to the Applicable Agent an amount equal to, and in the currency of, any sums owing by it to a Secured Party under any Credit Document (the “Principal Foreign Obligations,” together with the “Principal US Obligations,” the “Principal Obligations”) as and when the same fall due for payment under the relevant Credit Document (the “Parallel Foreign Obligations,” and together with the Parallel US Obligations, the “Parallel Obligations”).

Each Parallel Obligation will become due and payable as and when one or more of the Principal Obligations of the relevant Credit Party becomes due and payable.

Notwithstanding anything to the contrary in any Credit Document, the Applicable Agent shall have its own independent right to demand payment of the Parallel Obligations by the Credit Parties. The rights of the Secured Parties to receive payment of the Principal Obligations are several from the rights of the Applicable Agent to receive payment of the Parallel Obligations; provided that the payment by a Credit Party of its Parallel Obligations to the Applicable Agent in accordance with this paragraph and the immediately preceding paragraph shall be a good discharge of the corresponding Principal Obligations and the payment by a Credit Party of its corresponding Principal Obligations in accordance with the Credit Documents shall be a good discharge of the relevant Parallel Obligations. In the event of a good discharge of the Principal Obligations the Applicable Agent shall not be entitled any more to demand payment of the corresponding Parallel Obligations and such Parallel Obligations shall cease to exist. This shall apply accordingly in the event of a good discharge of the Parallel Obligations to the corresponding Principal Obligations. Despite the foregoing, any payment under the Credit Documents shall be made to the Applicable Agent, unless expressly stated otherwise in the Credit Documents (save for this paragraph and the immediately preceding paragraph) or unless the Applicable Agent directs such payment to be made to the Applicable Agent.

Section 10. MISCELLANEOUS

10.1 Notices

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(a) Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, any Agent, any Swing Line Lender, any Lender, or any Issuing Bank, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, as may be otherwise indicated to the Applicable Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served, telexed, sent by telefacsimile, United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, telex or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

(b) Electronic Communications. Notwithstanding clause (a) above (unless the Applicable Agent requests that the provisions of clause (a) above be followed) and any other provision in this Agreement or any other Credit Document providing for the delivery of any Approved Electronic Communication by any other means the Credit Parties shall deliver all Approved Electronic Communications to the Applicable Agent or other applicable Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Applicable Agent at such electronic mail address (or similar means of electronic delivery) as the Applicable Agent may notify the Borrowers. Nothing in this clause (b) shall prejudice the right of any Agent or any Lender or Issuing Bank to deliver any Approved Electronic Communication to any Credit Party in any manner authorized in this Agreement or to request that any Borrower effect delivery in such manner. Notices and other communications delivered by posting to a Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Platform, website or other device (to the extent permitted by Section 9.9 to be delivered thereunder) shall be effective when such notice or other communication shall have been made generally available on such Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified that such communication has been posted to the Platform.

10.2 Expenses

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(a) From and after the Closing Date, the Parent Borrower agrees to pay or reimburse each Agent for, all of each Agent’s reasonable out-of-pocket audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of (x) one primary counsel to the Agents and (y) not more than one counsel to the Agents in each appropriate jurisdiction or specialty (as reasonably determined by the Administrative Agent), internal per diem field examination costs, the reasonable fees and expenses of appraisers, auditors, insurance advisors, environmental advisors, accountants, and consultants advising the Agents, reasonable expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) incurred by any Agent in connection with any of the following: (i) the Administrative Agent’s audit and investigation of Holdings, the Borrowers and the Subsidiaries in connection with the preparation, negotiation or execution of any Credit Document (subject to the limitations set forth herein) or the Administrative Agent’s periodic audits, in accordance with the terms of the Credit Documents, of Holdings, any Borrower or any of the Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement, any Credit Document, or the making of the Credit Extensions hereunder, (iii) the creation, perfection or protection of the Liens under any Credit Document (including any reasonable fees, disbursements and expenses for local counsel in appropriate jurisdictions), (iv) the ongoing administration of this Agreement and the Credit Extensions, including consultation with attorneys in connection therewith and with respect to the rights and responsibilities of the Agents hereunder and under the other Credit Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Credit Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Credit Party, any of the Subsidiaries, the Secured Cash Management Agreements, the Secured Hedge Agreements, this Agreement or any other Credit Document, (vii) the response to, and preparation for, any subpoena or request for document production with which any Agent is served or deposition or other proceeding in which any Agent is called to testify, in each case, relating in any way to the Obligations, any Credit Party, any of the Subsidiaries, the Secured Cash Management Agreements, the Secured Hedge Agreements, this Agreement or any other Credit Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Credit Document or the preparation, negotiation and execution of the same. From and after the Closing Date, the Parent Borrower agrees within fifteen days of receipt of a reasonably detailed written invoice therefor (or such longer period as the applicable Agent may agree), to pay or reimburse each Issuing Bank for all reasonable out-of-pocket expenses incurred by such Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder.

(b) The Parent Borrower further agrees to pay or reimburse each Agent and each of the Lenders and Issuing Banks within fifteen days of receipt of a reasonably detailed written invoice therefor for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including costs of settlement) (which shall be limited to the reasonable attorneys’ fees of (x) one primary counsel to the Agents, (y) one primary counsel to the Lenders, (z) special counsel to the Agents, the Lenders and the Issuing Banks in each appropriate jurisdiction or specialty (as reasonably determined by the Applicable Agent), and if the interests of any Lender, any Issuing Bank or any group of Lenders or Issuing Banks (other than all the Lenders and Issuing Banks) are distinctly or disproportionately affected, one additional counsel for each such Lender or group of Lenders), incurred by the Agents, Arrangers, such Lenders or such Issuing Banks in connection with any of the following: (i) in enforcing any Credit Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Credit Party, any of the Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Credit Document, any Secured Cash

Management Agreement or any Secured Hedge Agreement or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above.

(c) Notwithstanding anything in this Section 10.2 to the contrary, funds received from or held by any Foreign Credit Party shall be applied only to the payment of the Non-US Obligations and shall not be applied to the payment of the US Obligations.

10.3 Indemnity and Limitation of Liability

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(a) Indemnity. In addition to the payment of expenses pursuant to Section 10.2, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent, each Arranger, each Issuing Bank and each Lender, and each Affiliate of the foregoing, and each of the foregoing’s officers, partners, directors, trustees, employees, advisors, agents and sub-agents (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent a court of competent jurisdiction determines in a final, non-appealable judgment that such Indemnified Liabilities have been incurred by reason of the gross negligence, willful misconduct, bad faith or material breach of this Agreement by such Indemnitee or its officers, partners, directors, trustees, agents, sub-agents or Affiliates. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b) Limitation of Liability. To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Issuing Bank, each Agent and any Affiliate of the foregoing, and each of the foregoing’s respective directors, employees, attorneys, advisors, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings) (as opposed to direct or actual damages), whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement, arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each of Holdings, the Parent Borrower and each other Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. In no event shall any Agent Affiliate have any liability to any Credit Party, Lender, Issuing Bank or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort or contract or otherwise) arising out of any Credit Party or any Agent Affiliate’s transmission of approved electronic communications through the internet or any use of the platform, except to the extent such liability of any Agent Affiliate is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Affiliate’s gross negligence or willful misconduct. This Section 10.3 shall not apply with respect to Taxes other than any Taxes that represent Indemnified Liabilities with respect to any non-Tax claim.

(c) If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Credit Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any other Credit Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its head office in New York, New York or London, England. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Administrative Agent of the amount due, the applicable Borrower will, on the date of receipt by the Administrative Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Administrative Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Administrative Agent is the amount then due under this Agreement or such other Credit Document in the Currency Due. If the amount of the Currency Due which the Applicable Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the applicable Borrower shall indemnify and save the Applicable Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Credit Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Credit Document or under any judgment or order.

(d) Each Credit Party agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 10.3) or any other Credit Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Credit Document.

(e) Notwithstanding anything in this Section 10.3 to the contrary, funds received from or held by any Foreign Credit Party shall be applied only to the payment of the Non-US Obligations and shall not be applied to the payment of the US Obligations.

10.4 Setoff

. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, subject to the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default each Lender, each Issuing Bank and each Agent and each of their Affiliates is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Applicable Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender, Issuing Bank or Agent or any of their respective Affiliates to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Person hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Person shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Notwithstanding the foregoing, to the extent prohibited by applicable law as described in the definition of “Excluded Swap

Obligation,” no amounts received from, or set off with respect to, any Credit Party shall be applied to any Excluded Swap Obligations of such Credit Party.

10.5 Amendments and Waivers

.

(a) Requisite Lenders’ Consent. Subject to Sections 2.17(c), 2.21 (with respect to Defaulting Lenders), 2.23, 10.5(b), 10.5(c), 10.5(d) and 10.5(h), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written consent of the Requisite Lenders and (except in the case of a waiver) the Borrowers; provided that the Administrative Agent may, with the consent of Parent Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency and, in each case, such amendments shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Requisite Lenders within five (5) Business Days following receipt of notice thereof.

(b) Affected Lenders’ Consent. Without the written consent of each Lender that would be affected thereby (other than a Defaulting Lender except to the extent set forth in Section 2.21), no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note (except as permitted by Section 2.23(d) or 10.5(h));

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii) extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;

(iv) reduce or forgive the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.9 or any amendment to the definition of Excess Availability to the extent that it would impact the amount of the Applicable Margin) or any fee or any premium payable hereunder;

(v) extend the time for payment of any such interest or fees;

(vi) reduce the principal amount, or change the currency, of any Loan or any Reimbursement Obligation;

(vii) amend Section 2.15(h), Section 2.16 or Section 10.5;

(viii) amend the definition of “Requisite Lenders”, “Tranche A Requisite Lenders”, “Tranche B Requisite Lenders” or “Pro Rata Share”; provided, that pursuant to Section 2.23 or with the consent of Requisite Lenders (subject to the other clauses of this Section 10.5(b)), additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders”, “Tranche A Requisite Lenders”, “Tranche B Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(ix) release all or substantially all of the Collateral or Holdings or any other Guarantor (other than any Guarantor Subsidiary that constitutes an Immaterial Subsidiary) from any Guaranty except as expressly provided in the Credit Documents;

(x) consent to the assignment or transfer by any Borrower or any Guarantor which is a Subsidiary of Holdings of any of its rights and obligations under any Credit Document (other than as expressly permitted by Section 6.4);

(xi) amend Section 4.1 of the Intercreditor Agreement;

(xii) amend Section 2.17(g)(ii); or

(xiii) subordinate (i) the Liens securing any of the Obligations on all or substantially all of the Collateral (“Existing Liens”) to the Liens securing any other Indebtedness or other obligations (other than the “Fixed Asset Obligations” (as defined in the Intercreditor Agreement with regard to the Fixed Asset Collateral (as defined in the Intercreditor Agreement) pursuant to the Intercreditor Agreement) or (y) any Obligations in contractual right of payment to any other Indebtedness or other obligations (any such other Indebtedness or other obligations, to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in either the case of subclause (x) or (y), (1) except with respect to the approval of a debtor-in-possession financing or (2) unless each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than five Business Days.

(c) Without the written consent of all Lenders (other than a Defaulting Lender), no amendment, modification, termination, or consent shall be effective if the effect thereof would increase any of the percentages set forth in the definitions of “Global Borrowing Base,” “European Borrowing Base,” “US Borrowing Base,” “UK Borrowing Base,” “Swiss Borrowing Base,” or “Irish Borrowing Base” above the percentages stated in such definition on the Amendment No. 2 Effective Date.

(d) Without the written consent of the Lenders (other than a Defaulting Lender) holding 66.7% of the applicable outstanding Revolving Commitments and/or Revolving Credit Exposure, no amendment, modification, termination, or consent shall be effective if the effect thereof would amend any provision in the definitions of “US Borrowing Base,” “UK Borrowing Base,” “Swiss Borrowing Base,” or “Irish Borrowing Base” or any of the defined terms used within such definitions to add new classes of eligible assets or in any manner that would increase the Tranche A Available Credit or the Tranche B Available Credit, as the case may be.

(e) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender in addition to the consent of each Borrower, the Requisite Lenders (except as set forth in Section 2.23) and the Administrative Agent; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(ii) amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of each Borrower and the Swing Line Lender in addition to the consent of the Requisite Lenders, the Requisite Lenders and the Administrative Agent;

(iii) amend, modify, terminate or waive any provision of Section 2.3 or any other provision that adversely affects the rights of any Issuing Bank hereunder without the written consent of the each Borrower, the Administrative Agent, the Requisite Lenders and each Issuing Bank; or

(iv) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of each Borrower and such Agent in addition to the consent of Requisite Lenders and the Administrative Agent.

(f) Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

(g) Guarantees and Collateral Documents. Notwithstanding anything in this Section 10.5 or any other Credit Document, guarantees, collateral documents and related documents executed by Credit Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Credit Document, entered into, amended, supplemented or waived, without the consent of any other person, by the applicable Credit Party or Credit Parties and the Administrative Agent in its sole discretion, to (i) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (ii) as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law, or (iii) to cure ambiguities, omissions, mistakes or defects or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents.

(h) Foreign Borrowing Base Trigger Date. Notwithstanding anything to the contrary in this Agreement or the other Credit Documents, this Agreement and the other Credit Documents may be amended on each Foreign Borrowing Base Trigger Date with solely the consent of the Borrowers and the Administrative Agent to (i) join each applicable European Co-Borrower or Foreign Guarantor, (ii)

implement each applicable European Borrowing Base, (iii) create enforceable Liens on collateral as contemplated by this Agreement, and (iv) make other modifications to the Credit Documents that the Borrowers and the Administrative Agent reasonably agree are related to the foregoing. Without limiting the generality of the foregoing, the Lenders expressly authorize the Administrative Agent and Collateral Agent to enter into an amendment to the Intercreditor Agreement in connection with clause (ii) of the definition of Term Loan Foreign Amendment, which amendment shall revise Section 2.3 thereof to remove the requirement that any Lien securing any Revolving Credit Obligations (as defined in the Intercreditor Agreement) also secure the Fixed Asset Obligations (as defined in the Intercreditor Agreement).

10.6 Successors and Assigns; Participations

.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Except as otherwise expressly permitted by Section 6.4 or pursuant to Section 10.5(b), no Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Each Borrower, Administrative Agent and Lender shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Revolving Commitments and Loans listed therein for all purposes hereof (notwithstanding any notice to the contrary), and no assignment or transfer of any such Revolving Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof as provided in Section 10.6(d), together with any Revolving Loan Note (if the assigning Lender’s Loans are evidenced by a Revolving Loan Note) subject to such assignment. Each assignment shall be recorded in the Register on the Business Day the Assignment Agreement is received by the Administrative Agent, if received by 12:00 noon New York City time, and on the following Business Day if received after such time, prompt notice thereof shall be provided to the Borrowers and a copy of such Assignment Agreement shall be maintained. The date of such recordation of a transfer shall be referred to herein as the “Assignment Closing Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be presumptively correct as to any subsequent holder, assignee or transferee of the corresponding Revolving Commitments or Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Revolving Commitment or Loans owing to it or other Obligations (with, in all cases, the consent (not to be unreasonably withheld) of the Issuing Banks and the Swing Line Lenders in addition to the consents required below); provided, however, that (except in the case of an assignment pursuant to the Lender Loss Sharing Agreement) each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Revolving Loan and any related Revolving Commitments:

(i) to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee,” (other than a Disqualified Institution) upon the giving of notice to the Administrative Agent; and

(ii) to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” (other than a Disqualified Institution) upon giving of notice to the Borrowers and the Administrative Agent and (except in the case of assignments made to an Affiliate of an Agent (other than a Disqualified Institution)), being consented to by the Parent Borrower and the Administrative Agent (such consent not to be (x) unreasonably withheld or delayed (provided that the Parent Borrower shall have absolute consent rights with regard to any proposed assignment to a Disqualified Institution, (y) in the case of the Parent Borrower, required at any time an Event of Default under Sections 8.1(a), (f) or (g) shall have occurred and then be continuing); provided, further (A) each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than Dollar Equivalent $5,000,000 or integral multiples of Dollar Equivalent $1,000,000 in excess thereof (or such lesser amount as may be agreed to by the Parent Borrower and the Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans; provided that Related Funds may aggregate their Revolving Commitments and Revolving Loans for purposes of determining compliance with such minimum assignment amount and (B) in the case of an assignment by a Lender, such Person shall meet the criteria of the definition of the term of “Lender.”

(iii) notwithstanding anything to the contrary in this Agreement and except in the case of an assignment (or other transfer of rights or obligations) (A) to a Swiss Qualifying Bank or (B) to any Lender pursuant to the Lender Loss Sharing Agreement, an assignment (or otherwise transfer of rights or obligations) of a Loan to a Swiss Borrower shall be subject to the prior written consent of such Swiss Borrower (such consent not to be unreasonably withheld, conditioned or delayed).

Any assignment purported to be made in contravention of the foregoing requirements shall be prohibited.

(d) Mechanics. Assignments and assumptions of Revolving Loans and Revolving Commitments shall only be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Such assignments shall cover the same percentage of such Lender’s Revolving Commitments and Revolving Credit Exposure. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Closing Date. In connection with all assignments, there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.19(c).

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Revolving Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Closing Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Revolving Commitments or Loans, as the case may be; (iii) it will make or invest in, as the case may be, its Revolving Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Revolving Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Revolving Commitments or Loans or any interests therein shall at all times remain within its exclusive control); and (iv) in the case of a Lender (other than a Tranche A Lender becoming a Tranche B Lender pursuant to the Lender Loss Sharing Agreement)

to any Swiss Borrower, it is a Swiss Qualifying Bank or, if not, it is a single creditor for the purposes of the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.

(f) Effect of Assignment. On and after the applicable Assignment Closing Date, upon the recording of such assignment and acceptance in the Register and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 (it being understood and agreed that (x) substantially contemporaneous assignments to any two or more Related Funds shall be treated as an assignment to a single Eligible Assignee for purposes of the applicable amount of such assignment fee and (y) no such assignment fee shall be required in connection with assignments by or to any Agent or Affiliate thereof), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Credit Documents have been assigned to such assignee pursuant to such Assignment Agreement, have the rights and obligations of a Lender and, if such Lender were an Issuing Bank, of such Issuing Bank hereunder and thereunder, (ii) the Revolving Loan Notes (if any) corresponding to the Loans assigned thereby shall be transferred to such assignee by notation in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Credit Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under the Credit Documents, such Lender shall cease to be a party hereto) relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Credit Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under the Credit Documents, such Lender shall cease to be a party hereto).

(g) Participations. Each Lender shall have the right (without the consent of, or notice to, the Borrowers and Agents (except as set forth below)) at any time to sell one or more participations to any Person (other than Holdings or any of its Affiliates or a natural person or a Person that the Administrative Agent has identified in a notice to the Lenders as a Defaulting Lender or a Disqualified Institution) in all or any part of its Revolving Commitments, Loans or in any other Obligation (such Person, a “Participant”); provided that in the case of a Loan to a Swiss Borrower, each participant (other than any participant acquiring a participating interest in such Loan pursuant to the Lender Loss Sharing Agreement) shall be a Swiss Qualifying Bank or, if not, the prior written approval of such Swiss Borrower has been obtained (such consent not to be unreasonably withheld, conditioned or delayed). The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except that the participation agreement or instrument may provide that such Lender will not, without the consent of the participant, agree to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates or amendments to the definition of Excess Availability that would impact the amount of the Applicable Margin) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Revolving Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Borrower or any Guarantor which is a Subsidiary of Parent Borrower of any of its rights and obligations under this Agreement (except as expressly permitted pursuant to Section 6.4) or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. The Borrowers agree that each participant shall be entitled to the benefits of Sections 2.17(g), 2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section (subject to the requirements and limitations therein, including the requirement to provide any applicable documentation under Section 2.19(c) (it being understood that any documentation required to be provided under Section 2.19(c) shall be provided solely to the participating Lender, except in the event such participant claims additional amounts or indemnification for Non-Excluded Taxes or Other Taxes under Section 2.19); provided a Participant shall not be entitled to receive any greater payment under Section 2.17(g), 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless such entitlement to a greater payment results from a change in any Law after the sale of the participation takes place. With respect to any Loan, each Lender that sells participations to a participant, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a register on which it enters the name and address of all such participants and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Credit Documents. The entries in the participant register shall be conclusive (absent manifest error), and the Borrowers and the Lenders shall treat each Person whose name is recorded in the participant register pursuant to the terms hereof as a participant for all purposes of this Agreement, notwithstanding notice to the contrary. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such participant agrees to be subject to Section 2.16 as though it were a Lender.

(h) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender may, without the consent of the Borrower or the Administrative Agent, assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any (in each case, other than to a Disqualified Institution), to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between the Borrowers and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(i) Except as permitted under Section 10.6(c) and (g), no Lender shall, in case of a Loan to a Swiss Borrower, enter into any arrangement with another person under which such Lender substantially transfers its exposure under this Agreement to that other person, unless under such arrangement throughout the life of such arrangement:

(i) the relationship between the Lender and that other person is that of debtor and creditor (including in the bankruptcy or similar event of the Lender or the Borrower);

(ii) the other person will have no proprietary interest in the benefit of this Agreement or in any monies received by the Lender under or in relation to this Agreement; and

(iii) the other person will under no circumstances (a) be subrogated to, or substituted in respect of, the Lender’s claims under this Agreement, and (b) have otherwise any contractual relationship with, or rights against, the Borrower under or in relation to this Agreement.

(j) Notwithstanding anything herein to the contrary, simultaneously with the deemed exchange of interests pursuant to the CAM Exchange, all outstanding Revolving Loans not denominated in US Dollars shall, automatically and with no further action required, be converted into US Dollars, determined using the exchange rate calculated as of the Business Day immediately preceding the CAM Exchange Date (as defined in the Lender Loss Sharing Agreement), and on and after such date all such Loans shall constitute Loans payable in US Dollars.

10.7 Independence of Covenants

. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8 Survival of Representations, Warranties and Agreements

. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each party set forth in Sections 2.17(g), 2.18, 2.19, 10.2 and 10.3 and the agreements of Lenders set forth in Sections 2.16, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the payment of any Reimbursement Obligations, and the termination hereof.

10.9 No Waiver; Remedies Cumulative

. No failure or delay on the part of any Agent or any Lender or any Issuing Bank in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent, each Lender and each Issuing Bank hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Secured Cash Management Agreements or any of the Secured Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10 Marshalling; Payments Set Aside

. Neither any Agent nor any Lender nor any other Secured Party shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to any Agent, any Lender or any Issuing Bank (or to the Applicable Agent, on behalf of any such Person) pursuant to the terms of any of the Credit Documents or otherwise related to the Obligations, or any Agent, Lender or Issuing Bank enforces any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, administrator, monitor, custodian or any other party under any bankruptcy law, any other national, state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11 Severability

. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12 Obligations Several; Independent Nature of Lenders’ Rights

. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Revolving Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13 Headings

. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14 GOVERNING LAW

. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

10.15 CONSENT TO JURISDICTION; SERVICE OF PROCESS

. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY

OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

10.16 WAIVER OF JURY TRIAL

. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWERS RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL‑ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17 Confidentiality

. Each Agent and each Lender shall hold all non‑public information regarding Holdings and its Subsidiaries, and their respective businesses identified as such by Holdings or any Borrower and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by each Credit Party that, in any event, each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective officers, directors, employees, agents, trustees and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any pledgee referred to in Section 10.6(h) or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrowers and their obligations (provided, such assignees, transferees, participants, pledgees, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (iv) disclosures required or requested by any governmental agency or regulatory authority or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify the Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non‑public information prior to disclosure of such information. In addition, each of the Administrative Agent, the Collateral Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Credit Documents, the Commitments and the Borrowings hereunder.

10.18 Entire Agreement

. This Agreement, together with all of the other Credit Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Credit Document (other than the Intercreditor Agreement), the terms of this Agreement shall govern. This Agreement and each other Credit Document are subject to the terms and conditions set forth in the Intercreditor Agreement in all respects and, in the event of any conflict between the terms of the Intercreditor Agreement and this Agreement or any other Credit Document, the terms of Intercreditor Agreement shall govern.

10.19 Counterparts

. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement that is an Electronic Signature or transmitted by facsimile transmission, electronic mail or by posting on the Platform shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Parent Borrower and Administrative Agent. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any other Credit Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (1) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrowers or any other Credit Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (2) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.

10.20 PATRIOT Act

. Each Lender that is subject to the requirements of the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the PATRIOT Act.

10.21 Electronic Execution of Assignments

. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.22 Joint and Several Liability

. All Tranche A Loans and US Tranche B Loans upon funding shall be deemed to be jointly funded to and received by the US Borrowers. Each US Borrower is jointly and severally liable under this Agreement for all Obligations, regardless of the manner or amount in which proceeds of Revolving Loans are used, allocated, shared or disbursed by or among the US Borrowers themselves, or the manner in which an Agent and/or any Lender accounts for such Revolving Loans or other extensions of credit on its books and records. Each US Borrower shall be liable for all amounts due to an Agent and/or any Lender from the Borrowers under this Agreement, regardless of which Borrower actually receives Tranche A Loans or US Tranche B Loans or other extensions of credit hereunder or the amount of such Revolving Loans and extensions of credit received or the manner in which such Agent and/or such Lender accounts for such Revolving Loans or other extensions of credit on its books and records. Each US Borrower’s Obligations with respect to Revolving Loans and other extensions of credit made to it, and such US Borrower’s Obligations arising as a result of the joint and several liability of such US Borrower hereunder with respect to Revolving Loans made to the other Borrowers hereunder shall be separate and distinct Obligations, but all such Obligations shall be primary Obligations of such US Borrower. The US Borrowers acknowledge and expressly agree with the Agents and each Lender that the joint and several liability of each US Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Credit Documents to any or all of the other US Borrowers and is not required or given as a condition of extensions of credit to such US Borrower. Each US Borrower’s Obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the Obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower, (ii) the absence of any attempt to collect the Obligations from any other Borrower, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by an Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower, or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to an Agent and/or any Lender, (iv) the failure by an Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower, (v) an Agent’s and/or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of an Agent’s and/or any Lender’s claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a Guarantor or of any other Borrower. With respect to any US Borrower’s Obligations arising as a result of the joint and several liability of the US Borrowers hereunder with respect to Revolving Loans or other extensions of credit made to any of the other Borrowers hereunder, such US Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which an Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any Guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to an Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to an Agent and/or any Lender. Upon any Event of Default, the Agents may proceed directly and at once, without notice, against any US Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each US Borrower consents and agrees that the Agents shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations. Notwithstanding anything to the contrary in the foregoing, none of the foregoing provisions of this Section 10.22 shall apply to any Person released from its Obligations as a US Borrower in accordance with Section 10.5.

10.23 Agency of the Parent Borrower for Each Other Borrower and Guarantor

. Each of the other Borrowers and Guarantors irrevocably appoints the Parent Borrower as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein (including, without limitation, execution and delivery to the Agents of Borrowing Base Certificates, Funding Notices and Conversion/Continuation Notices) and all modifications hereto. Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any of the Borrowers or acting singly, shall be valid and effective if given or taken only by the Parent Borrower, whether or not any of the other Borrowers join therein, and the Agents and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of the Parent Borrower under this Section 10.23; provided that nothing in this Section 10.23 shall limit the effectiveness of, or the right of the Agents and the Lenders to rely upon, any notice (including without limitation a Funding Notice or Conversion/Continuation Notice), document, instrument, certificate, acknowledgment, consent, direction, certification or other action delivered by any Borrower pursuant to this Agreement.

10.24 Intercreditor Agreement

. Notwithstanding anything herein to the contrary, the Lien granted to the Collateral Agent pursuant to any Credit Document and the exercise of any right or remedy in respect of the Collateral by the Collateral Agent hereunder or under any other Credit Document are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement, this Agreement and any other Credit Document, the terms of the Intercreditor Agreement shall govern and control with respect to any right or remedy. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies with respect to the Collateral of the Collateral Agent (and the Secured Parties) shall be subject to the terms of the Intercreditor Agreement. Prior to the Discharge of Fixed Asset Obligations as defined in the Intercreditor Agreement, the delivery of any Fixed Asset Collateral (as defined in the Intercreditor Agreement) to the collateral agent under the Term Loan Credit Agreement pursuant to the Term Loan Credit Agreement entered into on the Closing Date shall satisfy any delivery requirement hereunder or under any other Credit Document to the extent that such delivery is consistent with the terms of the Intercreditor Agreement.

10.25 Contribution and Indemnification Among the Borrowers

. Each US Borrower is obligated to repay the Obligations as a joint and several obligor under this Agreement. To the extent that any US Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (such other Borrower, the “Other Borrower” and such payment, an “Accommodation Payment”), then the US Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other US Borrowers and such Other Borrower in an amount, for each of such other US Borrowers and the Other Borrower, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other US Borrower’s or Other Borrower’s Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Credit Document, supersede such inconsistent provision.

10.26 Express Waivers by Borrowers in Respect of Cross Guaranties and Cross Collateralization

. Each Borrower agrees as follows:

(a) Each Borrower hereby waives: (i) notice of acceptance of this Agreement; (ii) notice of the making of any Loans, the issuance of any Letter of Credit or any other financial accommodations made or extended under the Credit Documents or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to such Borrower’s right to make inquiry of the Administrative Agent to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase such Borrower’s risk with respect to such other Borrower under the Credit Documents; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Credit Documents; and (vi) all other notices (except if such notice is specifically required to be given to such Borrower hereunder or under any of the other Credit Documents to which such Borrower is a party) and demands to which such Borrower might otherwise be entitled;

(b) Each Borrower hereby waives the right by statute or otherwise to require an Agent or any Lender to institute suit against any other Borrower or to exhaust any rights and remedies which an Agent or any Lender has or may have against any other Borrower. Each Borrower further waives any defense arising by reason of any disability or other defense of any other Borrower (other than the defense of payment in full) or by reason of the cessation from any cause whatsoever of the liability of any such Borrower in respect thereof;

(c) Each Borrower hereby waives and agrees not to assert against any Agent, any Lender, or any Issuing Bank: (i) any defense (legal or equitable) other than a defense of payment, set-off, counterclaim, or claim which such Borrower may now or at any time hereafter have against any other Borrower or any other party liable under the Credit Documents; (ii) any defense, set-off, counterclaim, or claim of any kind or nature available to any other Borrower (other than a defense of payment) against any Agent, any Lender, or any Issuing Bank, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any Agent, any Lender, or any Issuing Bank under any applicable law; (iv) the benefit of any statute of limitations affecting any other Borrower’s liability hereunder;

(d) Each Borrower consents and agrees that, without notice to or by such Borrower and without affecting or impairing the obligations of such Borrower hereunder, the Agents may (subject to any requirement for consent of any of the Lenders to the extent required by this Agreement), by action or inaction: (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Issuer Documents; (ii) release all or any one or more parties to any one or more of the Issuer Documents or grant other indulgences to any other Borrower in respect thereof; (iii) amend or modify in any manner and at any time (or from time to time) any of the Issuer Documents; or (iv) release or substitute any Person liable for payment of the Obligations, or enforce, exchange, release, or waive any security for the Obligations; and

(e) Each Borrower represents and warrants to the Agents and the Lenders that such Borrower is currently informed of the financial condition of all other Borrowers and all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants that such Borrower has read and understands the terms and conditions of the Credit Documents. Each Borrower agrees that neither the Agents, any Lender, nor any Issuing Bank has any responsibility to inform any Borrower of the financial condition of any other Borrower or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

10.27 Acknowledgement and Consent to Bail-In of Affected Financial Institutions

. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to any Write-Down and Conversion Powers and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers.

10.28 No Advisory or Fiduciary Responsibility

. In connection with all aspects of each transaction contemplated hereby, the Borrowers acknowledge and agree that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers (which term for purposes of this Section 10.28 shall include the Arrangers, co-syndication agents and Documentation Agents) and the Lenders, on the other hand, and the Borrowers are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers or any of their Affiliates; (iii) none of the Administrative Agent, the Arrangers or the Lenders have assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent, the Arrangers or the Lenders have advised or are currently advising the Borrowers or any of their Affiliates on other matters) and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent, each Arranger, each Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. The Borrowers hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Administrative Agent, each Arranger and each Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.29 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States.

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